As filed with the Securities and Exchange Commission on December 22, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATIONSTAR MORTGAGE LLC	NATIONSTAR CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
6162	6162
(Primary standard industrial classification code number)	(Primary standard industrial classification code number)
75-2921540 (I.R.S. Employer Identification No.)	27-1996157 (I.R.S. Employer Identification No.)
350 Highland Drive Lewisville, Texas 75067 (469) 549-2000	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Address, including zip code, and telephone number, including area code, of principal executive offices)

and the Guarantors identified in Table of Additional Registrant Guarantors below

Anne Sutherland, Esq.	Duane McLaughlin, Esq.
Executive Vice President and General Counsel	Cleary Gottlieb Steen & Hamilton LLP
Nationstar Mortgage LLC	One Liberty Plaza
350 Highland Drive	New York, New York 10006
Lewisville, Texas, 75067	(212) 225-2000
(469) 549-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered	per Unit	Offering Price(1)	Registration Fee(2)
10.875% Senior Notes due 2015	$250,000,000	100%	$250,000,000	$17,825
Guarantees for the 10.875% Senior Notes due 2015	(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated pursuant to Rule 457 under the Securities Act.

(3)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Name	Jurisdiction	I.R.S. Employer ID #	Address and Telephone #
Centex Land Vista Ridge Lewisville III General Partner, LLC	Delaware	75-2921540	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Centex Land Vista Ridge Lewisville III, L.P.	Delaware	20-3437712	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Harwood Service Company LLC	Delaware	75-2925375	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Harwood Insurance Services, LLC	California	75-2921540	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Harwood Service Company Of Georgia, LLC	Georgia	73-1643246	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Harwood Service Company Of New Jersey, LLC	New Jersey	74-3047401	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Homeselect Settlement Solutions, LLC	Delaware	20-1356314	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar 2009 Equity Corporation	Delaware	04-1583514	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Equity Corporation	Nevada	75-2711305	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Industrial Loan Company	Tennessee	75-2786875	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
Nationstar Industrial Loan Corporation	Minnesota	75-2903483	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
NSM Recovery Services Inc.	Delaware	27-3275696	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000
NSM Foreclosure Services Inc.	Delaware	27-3916074	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is neither an offer to sell nor a solicitation of an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 22, 2010

PROSPECTUS

Nationstar Mortgage LLC

Nationstar Capital Corporation

Offer to Exchange any and all of our outstanding unregistered 10.875% Senior Notes due 2015 for $250,000,000 aggregate principal amount of our new 10.875% Senior Notes due 2015 that have been registered under the Securities Act of 1933, as amended

Terms of the Exchange Offer

•	We are offering to exchange any and all of our outstanding 10.875% Senior Notes due 2015 that were issued on March 26, 2010 (the “Old Notes”) for an equal amount of new 10.875% Senior Notes 2015 (the “New Notes”, and together with the Old Notes, the “Notes”).

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011 (such date and time, the “Expiration Date”, unless we extend or terminate the exchange offer, in which case the “Expiration Date” will mean the latest date and time to which we extend the exchange offer).

•	Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

•	All Old Notes that are validly tendered and not validly withdrawn will be exchanged.

•	The exchange of Old Notes for New Notes generally will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the New Notes to be issued in the exchange offer are substantially the same as the terms of the Old Notes, except that the offer of the New Notes is registered under the Securities Act of 1933, as amended (the “Securities Act”), and the New Notes have no transfer restrictions, rights to additional interest or registration rights.

•	The New Notes will not be listed on any securities exchange. A public market for the New Notes may not develop, which could make selling the New Notes difficult.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Starting on the Expiration Date (as defined herein) and ending on the close of business 90 days after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the New Notes to be issued in the exchange offer involves certain risks. See “Risk Factors” beginning on page 17.

We are not making an offer to exchange Notes in any jurisdiction where the offer is not permitted.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus or the related registration statement. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 to register this exchange offer of the New Notes, which you can access on the SEC’s website at http://www.sec.gov. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and about the New Notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any materials we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. These materials are also available to the public from the SEC’s website at http://www.sec.gov.

MARKET AND INDUSTRY DATA

Certain market and industry data included in this prospectus has been obtained from third party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

WEBSITES

The information contained on or that can be accessed through any of our websites is not incorporated in, and is not part of, this prospectus or the registration statement.

PROSPECTUS SUMMARY

This prospectus summary contains basic information about our company and the offering. It may not contain all the information that may be important to you. Investors should carefully read this entire prospectus, including the information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements and related notes. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Nationstar,” the “Company,” “we,” “us” or “our” refer collectively to Nationstar Mortgage LLC and its subsidiaries. With respect to the discussion of the terms of the notes on the cover page, in the section entitled “Prospectus Summary—Summary of the Exchange Offer,” in the section entitled “Prospectus Summary—Summary of the New Notes” and in the section entitled “Description of the New Notes,” references to “we,” “us” or “our” include only Nationstar Mortgage LLC and Nationstar Capital Corporation and not any other subsidiaries of Nationstar Mortgage LLC.

Company Overview

We are a leading residential mortgage company specializing in residential mortgage loan servicing and residential mortgage loan originations. Our business primarily consists of two Operating Segments: Servicing and Originations.

Loan Servicing

We are one of the largest independent loan servicers in the United States. Our servicing portfolio consists of mortgage servicing rights acquired from or subserviced for various third parties as well as loans we originate through our integrated origination platform. As of September 30, 2010, our servicing portfolio included over 237,000 loans with an aggregate unpaid principal balance of $37.4 billion, including approximately $2.2 billion in unpaid principal balance of loans, which were being interim subserviced for us by a third party servicer at September 30, 2010 and which we began servicing in November 2010. We service mortgage loans in all 50 states, and we are licensed as a residential mortgage loan servicer and/or a third party debt collector in all states that require such licensing. Our Servicing Segment produces recurring, fee-based revenues based upon contractually established servicing fees.

Servicing fees primarily consist of an amount based on the aggregate unpaid principal balance of the loans serviced and also include ancillary fees such as late fees and insufficient funds fees. In addition, we earn interest income on amounts deposited in collection accounts and amounts held in escrow to pay property taxes and insurance, which we refer to as float income. We also generate incentive fees from owners of the loans that we service for meeting certain loss-mitigation metrics and for arranging successful loss mitigation programs. Moreover, the U.S. federal government pays us incentive fees for loans that we successfully modify within the parameters of the Home Affordable Modification Program, or HAMP. In addition, we leverage our loan servicing business and customer base to provide several complementary services that generate fee-based revenues.

We use a flexible, high-touch servicing model that focuses on personal contact with borrowers and is designed to decrease borrower delinquencies and defaults on mortgages and to increase borrower repayment performance with a goal of home ownership preservation. Our operating culture emphasizes credit loss ownership by our employees and loss mitigation practices to improve asset performance and cash flow and to reduce credit losses. Our servicing model and operating culture have proven especially valuable in the current distressed residential market, and we have established an excellent track record servicing credit-sensitive loans.

We believe that our demonstrated performance in servicing loans for a government-sponsored enterprise facilitated our acquisitions of two significant mortgage servicing rights portfolios totaling approximately $25.0 billion since November 2008. These two portfolios were previously serviced by other servicers. These acquisitions helped us grow our servicing portfolio from $12.7 billion on December 31, 2007, to $37.4 billion on September 30, 2010. In November and December 2010, through our relationship with the same government-sponsored enterprise, we entered into a subservicing agreement with a government sponsored enterprise for approximately $25 billion in unpaid principal balance. We expect this relationship to generate additional portfolio servicing opportunities in the future.

Loan Originations

We are also one of the few high-touch servicers in the United States with a loan origination platform. We currently originate primarily prime agency and government conforming residential mortgage loans, and we are licensed to originate residential mortgage loans in all 50 states. Our Originations Segment diversifies our offering of mortgage services and further stabilizes our revenue stream. In 2009, we originated $1.5 billion in aggregate principal balance entirely consisting of prime residential mortgage loans. During the nine months ended September 30, 2010, our originations totaled $2.0 billion in aggregate principal balance. We originate loans through our three loan origination channels:

•	Consumer Direct Retail Channel—through which we market refinancing and purchase money mortgage loans directly to selected consumers from our centralized call center;

•	Distributed Retail Channel—through which we market refinancing and purchase money mortgage loans directly to consumers from local branches; and

•	Wholesale Channel—through which we market our refinancing and purchase money mortgage loans to third party mortgage brokers.

We originate purchase money loans and refinance existing loans, including loans that we service. Our strategy is to mitigate the credit, market and interest rate risk from loan originations by either selling newly originated loans or placing them in government-sponsored enterprise or government securitizations. We typically sell new loans within 30 days of origination, and we do not expect to hold any of the loans that we currently originate on our balance sheet on a long-term basis. At the time of sale, we have the option to retain the mortgage servicing rights on loans we originate.

Our origination capability differentiates us from other non-bank, high-touch loan servicers without an integrated origination platform by:

•	providing us with an organic source of new loans to service as existing loans are repaid or otherwise liquidated as originated loans serviced by us typically generate higher returns than comparable mortgage servicing rights that we would acquire from a third party;

•	providing an attractive supplementation to our servicing loss mitigation strategies by allowing us to modify and refinance mortgage loans, including loans that we service;

•	creating a diversified source of revenue; and

•	building brand recognition.

Legacy Assets and Other

We also have a legacy asset portfolio, which consists primarily of non-prime and nonconforming residential mortgage loans, most of which we originated from April to July 2007. In November 2009, we term-financed our legacy assets with non-recourse debt that requires no additional capital or equity contributions. In conjunction with the transaction, we reclassified our legacy assets to “held for investment” on our consolidated balance sheet, which allowed us to eliminate further mark-to-market accounting exposure on these assets. We continue to service these loans using our high-touch servicing model. Additionally, we consolidated certain securitization trusts where it was determined that we had both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, pursuant to new consolidation accounting guidance related to VIEs adopted on January 1, 2010.

Industry Overview

Loan Servicing

According to Inside Mortgage Finance, there were $10.8 trillion in residential mortgage loans outstanding in the United States as of December 31, 2009, and each mortgage loan requires servicing. Loan servicers normally earn a servicing fee of 25 to 50 basis points per annum on the unpaid principal balance of loans serviced, as well as associated ancillary fees, such as late fees. Consequently, a loan servicer can create value for both itself and the owner of the mortgage loan by increasing the number of borrowers that remain current in their repayment obligations. Owners may include a lender, investor or residential mortgage-backed securities trust, in the case of a securitized pool of mortgages.

Loan servicing primarily involves the calculation, collection and remittance of principal and interest payments, the administration of mortgage escrow accounts, the collection of insurance claims, the administration of foreclosure procedures, the management of real estate owned and the making of required advances. Loan servicers play a key role in the residential mortgage market by providing loan servicing functions on behalf of the owners of loans including collecting the scheduled principal and interest payments, as well as taxes and insurance; performing customer service functions; and taking active steps to mitigate any potential losses associated with borrower delinquencies and defaults. Typically, a servicer is contractually obligated to service a mortgage loan in accordance with accepted servicing industry practices as well as applicable regulations and statutes. A servicer’s rights and obligations are governed by the pooling and servicing agreement for the underlying loans. A subservicer’s rights and obligations are governed by the subservicing agreement with the third party that owns the related mortgage servicing rights.

To the extent a borrower does not make a payment, servicers are generally required to make advances of principal and interest, taxes and insurance and legal fees until such time as the underlying property is liquidated or the servicer determines that additional advances will not be recoverable from future payments, proceeds or other collections on the mortgage loan. In the event of foreclosure, servicers are entitled to reimbursement of advances from the sale proceeds of the related property. Typically, in the event such proceeds are insufficient to reimburse the advances in full, which we refer to as a non-recoverable advance, servicers are entitled to reimbursement of advances from collections on other mortgage loans in the related residential mortgage-backed securities trust. For this reason, advances and the right of reimbursement are typically senior to the claims of holders of securities issued by the residential mortgage-backed securities trusts.

Loan Originations

According to Inside Mortgage Finance, total residential mortgage originations in the United States were $1.8 trillion in 2009, an increase of 21% compared to 2008. Of the 2009 originations, 90% were conforming mortgages guaranteed by government-sponsored enterprises, including Fannie Mae and Freddie Mac, or government agencies such as the Federal Housing Administration and the Department of Veterans Affairs. From 2006 to 2009, the annual aggregate principal balance of newly originated mortgage loans that were either insured or guaranteed by government agencies or sold to government-sponsored enterprises or into government securitizations increased from $1.1 trillion to $1.6 trillion, or at a compound annual growth rate, which we refer to as CAGR, of 15%.

The United States residential mortgage market consists of a primary mortgage market that links borrowers and lenders and a secondary mortgage market that links lenders and investors. In the primary mortgage market, residential mortgage lenders such as mortgage banking companies, commercial banks, savings institutions, credit unions and other financial institutions originate or provide mortgages to borrowers. Lenders obtain liquidity for originations in a variety of ways, including by selling mortgages or mortgage-related securities into the secondary mortgage market. Loan originators that are banks also have access to customer deposits to fund their originations business.

The secondary mortgage market consists of institutions engaged in buying and selling mortgages in the form of whole loans (i.e., mortgages that have not been securitized) and mortgage- related securities. Government-sponsored enterprises, such as Fannie Mae and Freddie Mac, and a government agency, Ginnie Mae, participate in the secondary mortgage market by purchasing mortgage loans and mortgage-related securities for investment and by issuing guaranteed mortgage-related securities.

Industry Trends

Loan Servicing

In a weak economic and credit environment with elevated delinquencies and defaults, servicing becomes operationally more challenging and more capital intensive as servicers need to add and train staff to manage the increase in delinquent borrowers. In addition, servicers are generally required to make advances on delinquent mortgage loans for principal and interest payments, taxes, insurance, legal fees and property maintenance fees, all of which are typically recovered upon foreclosure or liquidation. According to the Mortgage Bankers Association, delinquent loans and foreclosures have increased from $0.6 trillion at December 2006 to $1.5 trillion at June 30, 2010. Furthermore, Fannie Mae estimates that as of September 30, 2010, it had $780 billion of assets within its own portfolio with characteristics that we believe make them credit-sensitive.

The majority of loan servicing in the United States is performed by the nation’s money center banks such as Bank of America, Wells Fargo, JPMorgan Chase and Citibank, which together service approximately 56% of all outstanding mortgage loans on one to four-family residences as of December 31, 2009. These bank-owned servicers mainly service prime, performing mortgages and are most effective at routine account management of portfolios with low delinquencies that require limited interaction with borrowers. The traditional servicer model was constructed to process simple payments and minimize costs, and functioned well in environments characterized by low delinquencies and defaults. However, in the current environment of rising delinquencies, extensive foreclosures and elevated real estate owned activity, traditional servicers are experiencing higher operating costs, and their performance is declining due to the high level of foreclosures and liquidation processes. According to the Congressional Oversight Panel, from July 2007 through August 2009, 1.8 million homes were lost to foreclosure and 5.2 million more foreclosures were commenced. As of October 2009, one in eight mortgages were in foreclosure or default.

We believe that there is a growing recognition that the incremental cost of high-touch servicing, with a strong emphasis on asset performance and foreclosure avoidance, is a value added service as the credit loss savings that result are greater than those realized from traditional loan servicing business models. Holders of residential mortgage credit risk are demanding better performance and many are moving the servicing of their loans to specialized servicing companies with expertise and focus on asset performance.

The passage of both the Emergency Economic Stabilization Act of 2008 on October 1, 2008, and the U.S. federal government’s Making Home Affordable Plan announced on February 18, 2009, which we refer to as the MHA, and other related government initiatives provided an advantage for servicers with loss mitigation expertise. The MHA provides a financial incentive to servicers to modify qualifying loans in accordance with the plan’s guidelines and requirements.

Loan Originations

Mortgage origination in the United States is dominated by the nation’s money center banks such as Wells Fargo, Bank of America, JPMorgan Chase and Citibank. In 2009, the top 10 mortgage lenders constituted 74% of the originations market, according to Inside Mortgage Finance. However, we believe that the top lenders are dealing with significant capacity constraints and integration issues resulting from recent mergers or restructurings. In particular, both JPMorgan Chase and Citibank pulled back significantly from the wholesale originations market in 2009. Total mortgage origination in 2009 from JPMorgan Chase and Citibank declined 29% and 30%, respectively, from 2008 levels as a result of their changing origination strategies, in part due to these capacity constraints. The dislocation in the residential mortgage industry has created an opportunity for originators that are not affiliated with banks to fill a void in the market.

Residential mortgage loans are generally originated through either a direct lending network or a mortgage brokerage network. A direct lending network consists of retail branches, Internet and telephone-based operations. Typical referral sources for a direct lending network include realtors, homebuilders, credit unions, small banks and affinity groups.

The length of time from the origination or purchase of a mortgage loan to its sale or securitization generally ranges from 10 to 60 days, depending on a variety of factors including loan volume, product type, interest rates and capital market conditions. An important source of capital for the residential mortgage industry is warehouse lending. These facilities provide funding to mortgage loan originators until the loans are sold to investors in the secondary mortgage loan market.

The MHA and other similar initiatives, along with low interest rates and a high rate of refinancing activity, provide opportunities for servicers that also conduct originations to leverage their servicing portfolio by refinancing existing loans.

Our Strengths

We believe the following competitive strengths contribute to our market position and differentiate us from our competition.

Attractive Business Model with Strong Cash Flow

We have an attractive business model as one of the few high-touch servicers in the United States with an integrated loan origination platform.

Our Servicing Segment produces recurring, fee-based revenues based upon contractually established servicing fees, and we are exposed to minimal credit risk with respect to the mortgage loans that we service. We believe that we continue to demonstrate our ability to produce lower delinquency rates on the loans we service, including credit-sensitive loans, compared to our competitors, and we believe that we will continue to acquire mortgage servicing rights at attractive prices from mortgage investors or provide subservicing for third parties that value our servicing capabilities.

We believe that our Originations Segment differentiates us from other high-touch servicers without an origination platform by providing us with a more cost-effective alternative to purchasing new mortgage servicing rights as the unpaid principal balance of our existing servicing portfolio decreases over time; diversifying and stabilizing our revenue in a variety of interest rate environments; and building brand recognition.

We generate significant cash flow for debt service as a result of the profitability of our Operating Segments. We believe that our focus on asset performance and operational efficiency has enabled us to strengthen our relationships with the government-sponsored enterprises and other third parties and has allowed us to grow our earnings from our Operating Segments.

Substantial Liquidity and Access to Multiple Capital and Funding Sources

We maintain substantial levels of funding and liquidity through multiple capital and funding sources for our Operating Segments. We have access to multiple funding sources, and we believe that our liquidity sources are sufficient to meet our immediate and future needs. These sources include servicing advance lines to finance our Servicing Segment, warehouse lines to finance our Originations Segment and loans from government-sponsored enterprises to facilitate the acquisition of mortgage servicing rights from third parties. As of September 30, 2010, we had a total of $584.8 million of unused capacity under our existing servicing advance facilities and origination warehouse lines. We believe that our strong relationships with liquidity providers and our continued ability to access sufficient capital during the recent economic downturn demonstrate the depth of our liquidity and access to capital. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations.”

Best-In-Class Servicing Platform with Loss Mitigation Focus

We believe that, by focusing on personal contact with borrowers, our high-touch servicing approach reduces credit losses and maximizes cash collections for credit-sensitive loans. This highly flexible model allows for customization to meet individual borrower requirements, and is further differentiated by providing personal contact at critical borrower touch points, including via telephone, mail, electronic communications and other personal contact methods. Our approach facilitates strong relationships with borrowers and greater employee accountability for desired performance. We believe that our servicing expertise and focus on optimal outcomes reduces credit impairments and losses to loan investors. We believe that this model presents continued opportunities for growth.

Scalable Platform and Established Track Record

Establishing a servicing platform requires significant initial capital investments, infrastructure, licensing and expertise to properly service credit-sensitive loans, which creates substantial barriers to entry. We operate a highly scalable platform, with the capacity to add up to a total of approximately $15 billion of unpaid principal balance to our servicing operations within 90 to 120 days with minimal incremental costs. We can service these additional accounts with our existing infrastructure, real estate and technology platform.

Additionally, we have used our high-touch servicing model and our mix of proprietary and commercially available technology solutions to establish a track record of superior performance in servicing credit-sensitive loans. Since November 2008, we have acquired mortgage servicing rights representing approximately $27.2 billion in unpaid principal balance, which represents a 194.5% increase in the unpaid principal balance of the loans we serviced from December 31, 2007 to September 30, 2010. We believe these acquisitions can be attributed to our established track record in servicing credit-sensitive residential mortgage loans, and we believe that our track record, together with our scalable platform, positions us well relative to our competitors to acquire similar portfolios in the future.

Culture of Credit Loss Ownership and Accountability

Since our inception, our operating culture has emphasized superior operational and financial performance, credit loss ownership, employee development and customer relations. We establish financial and operational goals across all levels of the organization, and compensation for all of our employees is based upon achieving the desired results. As a result, we have a streamlined organizational structure that allows us to react to business needs and changes in an expeditious manner. We hire recent college graduates and teach them our business through a systematic training program. We primarily develop existing employees for management positions. We strongly endorse promotion from within and routinely identify and place senior level staff in our Manager in Training program as a developmental tool to prepare them for supervisory positions. Supervisors typically then rotate through progressively more complex management assignments to improve both their technical and managerial proficiency.

We believe that our culture of credit loss ownership and accountability has enabled us to outperform the industry. As of December 15, 2010, according to Loan Performance.com, our 60 or more day delinquency rate for our legacy assets (as a percentage of original balance) was approximately 12%, while the delinquency rate for the ABX 07-2 Mortgage Index was approximately 24%.

Stable and Seasoned Management Team

Our senior management team is comprised of experienced mortgage industry executives with an average of approximately 25 years in the industry and a track record of generating financial and operational improvements. Several members of our management team have held senior positions at other residential mortgage companies. In addition, our senior management team has remained in place through multiple business cycles and has a demonstrated ability to adapt to changing market conditions. We believe that the experience of our senior management team and its management philosophy are significant contributors to improving the operating performance of our Company.

Our Strategy

Our primary goal is to increase the value of our loans and our clients’ loans by reducing delinquencies and credit losses. This goal is achieved through our culture, processes and expertise. We plan to grow our revenue and operating cash flow by employing the following business strategies:

Capitalizing on Industry Opportunities

We believe we are well positioned to benefit from the current trends in the residential mortgage industry. The disruption in the mortgage industry has resulted in limited access to funding and capital, lower than anticipated performance of seasoned portfolios and industry-wide consolidation. We believe that competitors with significant residential exposure or limited access to capital have shifted their operations to selling residential real estate assets, including mortgage servicing rights. This allows existing strong servicers the opportunity to acquire or subservice additional portfolios at attractive valuations. Additionally, due to a variety of economic factors, residential loan delinquencies and related losses are at historical highs prompting government-sponsored enterprises and other owners of residential mortgage loans to focus on home ownership preservation and servicing for superior credit performance. The heightened focus in these areas has led to a strong demand for high-touch servicers by these owners. Also, we believe that many of the largest loan servicers—who are experiencing unprecedented levels of delinquencies and losses—do not have sufficient internal capacity to perform high-touch servicing in their own portfolios and, as a result, may look to independent high-touch servicers to assist them in servicing their portfolios. As a result, we believe that there will continue to be strong demand for experienced high- touch servicers with a proven ability to improve loan performance. We also believe that there will be significant opportunities to continue to acquire mortgage servicing rights at attractive prices.

Maintaining and Growing Our Steady Fee-Based Servicing Portfolio

Our servicing business produces recurring, fee-based revenues based upon contractually established servicing fees. We intend to continue to utilize our established and scalable servicing platform to grow our servicing operations organically and through acquisitions. We believe that we will continue to benefit from our strong relationship with government-sponsored enterprises and other third party investors, which we believe will enable us to acquire additional servicing rights at attractive prices and grow our business. Additionally, we have invested in our loan administration and customer service servicing divisions to accommodate the increased scale and size of our portfolio, which allows us to service newly originated prime mortgage loans at attractive return levels in a variety of operating and economic environments.

Continuing To Expand Our Originations Platform

Our Originations Segment diversifies our offering of mortgage services and further stabilizes our revenue stream by providing us with a natural hedge against fluctuations in prevailing interest rates.

We have a diversified, multi-channel strategy to continue to build our prime originations platform in order to organically replace servicing run-off. Through our origination platform, we are also able to create loan servicing assets at valuation levels below where our servicing competitors can purchase comparable mortgage servicing rights. Also, we can recapture loan payoffs in our existing servicing portfolio by providing origination services to our existing borrowers.

We believe that there are significant opportunities to originate loans for servicers and other financial institutions lacking origination capacity, and we intend to capitalize on these opportunities by expanding our retail channels. Our expansion efforts will focus primarily on purchase money lending, which is a stable origination source through various interest rate cycles. Unlike certain competitors who are required to utilize third party intermediaries in transactions with the government-sponsored enterprises and Ginnie Mae, we are a direct lender with the capability to sell loans directly to the government-sponsored enterprises and to securitize loans directly with Ginnie Mae. We believe that this capability allows us to control the credit quality of the loans we originate, thereby reducing our repurchase risk.

Engaging in Opportunistic Acquisitions and New Business Opportunities

There are numerous banks, insurance companies and other financial entities that have significant exposure to the residential mortgage sector. Our management, together with our dedicated servicing and origination relationship teams and our sponsor, Fortress Investment Group LLC, or Fortress, have extensive business and corporate expertise, receive numerous requests to review potential acquisition opportunities and continually conduct due diligence to identify potential opportunistic acquisitions. We are currently seeking out opportunities and believe there will continue to be significant opportunities to take advantage of the dislocation in the residential mortgage sector and acquire assets at attractive valuations. We intend to opportunistically grow our business through acquiring mortgage servicing rights, subservicing rights, servicing platforms and originations platforms. We may purchase assets and/or platforms of significant size. We believe there are several assets and platforms currently for sale in our industry and we are currently in the process of pursuing a number of such opportunities.

Company History

Nationstar Mortgage LLC is a Delaware limited liability company. We were formed in 1994 in Denver, Colorado as Nova Credit Corporation, a Nevada corporation. In 1997, we moved our executive offices and primary operations to Dallas, Texas and changed our name to Centex Credit Corporation. In 2001, Centex Credit Corporation was merged into Centex Home Equity Company, LLC, a Delaware limited liability company (“CHEC”). In 2006, FIF HE Holdings, LLC, acquired all of our outstanding membership interests (the “Acquisition”), and we changed our name to Nationstar Mortgage LLC. Nationstar Capital Corporation, a Delaware corporation, is our wholly-owned subsidiary formed solely for the purpose of being a corporate co-issuer of the notes.

Fortress Investment Group

As of September 30, 2010, FIF HE Holdings, LLC, a holding company, is the sole member of Nationstar Mortgage LLC, owning 100% of our outstanding membership interests. FIF HE Holdings, LLC, in turn, is owned by certain private equity funds managed by an affiliate of Fortress and company management. Fortress is a leading global investment management firm with approximately $44.0 billion in fee paying assets under management as of September 30, 2010. Fortress is headquartered in New York and has affiliates with offices in Charlotte, Dallas, Frankfurt, London, Los Angeles, New Canaan, Philadelphia, Rome, Singapore, Sydney and Tokyo.

Fortress has extensive experience and expertise in the residential mortgage and financial services sectors. Senior management members have managed businesses at many leading financial firms, including BlackRock, Goldman Sachs, Lehman Brothers and UBS. Fortress has a strong track record of investing in the residential mortgage sector, including current or prior investments in: AMRESCO Inc., Conseco Finance Corp., Capstead Mortgage Corp., Italfondiario S.p.A., American General Finance Inc., GreenPoint and Bombardier.

Risk Factors

Participation in this exchange offer involves substantial risk. You should carefully consider the risk factors set forth in the section entitled “Risk Factors” and the other information contained in this prospectus prior to participating in the exchange offer. See “Risk Factors” beginning on page 17.

Ownership Structure

Set forth below is the ownership structure of Nationstar Mortgage LLC and its subsidiaries as of December 22, 2010.

Corporate Information

Our executive offices are located at 350 Highland Drive, Lewisville, Texas 75067 and our telephone number is (469) 549-2000.

Summary of the Exchange Offer

Background	On March 26, 2010, we issued $250,000,000 aggregate principal amount of Old Notes in an unregistered offering. In connection with that offering, we entered into a registration rights agreement on March 26, 2010 (the “Registration Rights Agreement”) in which we agreed, among other things, to complete this exchange offer. Under the terms of the exchange offer, you are entitled to exchange Old Notes for New Notes evidencing the same indebtedness and with substantially similar terms. You should read the discussion under the heading “Description of the Notes” for further information regarding the New Notes.

The Exchange Offer	We are offering to exchange, for each $1,000 aggregate principal amount of our Old Notes validly tendered and accepted, $1,000 aggregate principal amount of our New Notes.

We will not pay any accrued and unpaid interest on the Old Notes that we acquire in the exchange offer. Instead, interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including March 26, 2010, the date on which we issued the Old Notes.

As of the date of this prospectus, approximately $250,000,000 aggregate principal amount of the Old Notes are outstanding.

Denominations of New Notes	Tendering holders of Old Notes must tender Old Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we extend or terminate the exchange offer in which case the “Expiration Date” will mean the latest date and time to which we extend the exchange offer.

Settlement Date	The settlement date of the exchange offer will be as soon as practicable after the Expiration Date of the exchange offer.

Withdrawal of Tenders	Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date.

Conditions to the Exchange Offer	Our obligation to consummate the exchange offer is subject to certain customary conditions, which we may assert or waive. See “Description of the Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering	To participate in the exchange offer, you must follow the automatic tender offer program (“ATOP”), procedures established by The Depository Trust Company (“DTC”), for tendering Old Notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the Expiration Date of the exchange offer, a computer-

generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

• DTC has received instructions to exchange your Old Notes; and

• you agree to be bound by the terms of the letter of transmittal.

For more details, please read “Description of the Exchange Offer—Terms of the Exchange Offer” and “Description of the Exchange Offer—Procedures for Tendering.” If you elect to have Old Notes exchanged pursuant to this exchange offer, you must properly tender your Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date. All Old Notes validly tendered and not properly withdrawn will be accepted for exchange. Old Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Consequences of Failure to Exchange	If we complete the exchange offer and you do not participate in it, then:

• your Old Notes will continue to be subject to the existing restrictions upon their transfer;

• we will have no further obligation to provide for the registration under the Securities Act of those Old Notes except under certain limited circumstances; and

• the liquidity of the market for your Old Notes could be adversely affected.

Taxation	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes in this exchange offer.

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer.

Summary of the New Notes

Issuers	Nationstar Mortgage LLC, a Delaware limited liability company, and Nationstar Capital Corporation, a Delaware corporation.

Securities Offered	$250,000,000 aggregate principal amount of 10.875% Senior Notes due April 1, 2015.

Maturity Date	April 1, 2015.

Interest Rate	10.875% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2010. Interest on the New Notes will accrue from accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including March 26, 2010.

Guarantees	The New Notes will be guaranteed on an unsecured senior basis by each of our existing and future domestic subsidiaries, other than our securitization and certain finance subsidiaries and subsidiaries that in the future we designate as excluded restricted and unrestricted subsidiaries.

Ranking	The New Notes and the guarantees will be our and the guarantors’ general unsecured senior indebtedness, respectively, and will:

• rank equally in right of payment to all of our and the guarantors’ existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes and the guarantees;

• rank senior in right of payment to any of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes and the subsidiary guarantees; and

• be effectively junior in right of payment to all of our and the guarantors’ existing and future senior secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations.

Form and Denomination	The New Notes will be issued in fully-registered form. The New Notes will be represented by one or more global notes, deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be shown on, and any transfers will be effective only through, records maintained by DTC and its participants.

The New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may redeem the New Notes, in whole or in part, at any time prior to April 1, 2013, at a price equal to 100% of the aggregate principal amount of the New Notes plus the applicable “make whole” premium, as described in “Description of the New Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

We may redeem the New Notes, in whole or in part, at any time on or after April 1, 2013, at the applicable redemption price specified in “Description of the New Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

In addition, we may redeem up to 35% of the aggregate principal amount of the New Notes at any time on or prior to April 1, 2013 with the net cash proceeds from certain equity offerings at the applicable redemption price specified “Description of the New Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

Change of Control	If certain change-of-control events occur, we must offer to repurchase all of the New Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Asset Sales	If we sell assets under certain circumstances, we will be required to make an offer to purchase the New Notes at their face amount, plus accrued and unpaid interest, if any, as of the purchase date.

Absence of a Public Market	The New Notes are new securities for which there currently is no market and we cannot assure you that any public market for the New Notes will develop or be sustained.

Certain Covenants	The indenture governing the New Notes will, among other things, limit our ability and the ability of our subsidiaries to:

• incur or guarantee additional indebtedness;

• incur liens;

• pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

• make investments;

• consolidate, merge, sell or otherwise dispose of certain assets; and

• enter into transactions with our affiliates.

These covenants are subject to important exceptions, limitations and qualifications as described in “Description of the New Notes—Certain Covenants.”

Listing	We do not intend to list the New Notes on any securities exchange.

Governing Law	The New Notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Book-Entry Depository	DTC.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	You should refer to the section entitled “Risk Factors” for a discussion of material risks you should carefully consider before deciding to invest in the New Notes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables summarize consolidated financial information for our business. You should read these tables along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

The summary consolidated statement of operations data for the years ended December 31, 2007, 2008 and 2009 and the summary consolidated balance sheet data as of December 31, 2008 and 2009 have been derived from our audited financial statements included elsewhere in this prospectus. The summary consolidated statement of operations data for the nine months ended September 30, 2009 and 2010 and the summary consolidated balance sheet data as of September 30, 2010 have been derived from our unaudited financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of December 31, 2007, has been derived from our unaudited balance sheet as of December 31, 2007, which is not included in this prospectus.

The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of our management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein. Operating results for the nine months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010 or for any future period.

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
	(in thousands)

Statement of Operations Data:
Revenues:
Total fee income	$46,301	$74,007	$100,218	$67,534	$122,770
Gain (loss) on mortgage loans held for sale	(94,673)	(86,663)	(21,349)	(40,992)	51,754

Total revenues	(48,372)	(12,656)	78,869	26,542	174,524
Total expenses and impairments	259,222	147,777	142,367	102,674	145,622
Other income (expense):
Interest income	163,022	92,060	52,518	39,380	82,019
Interest expense	(118,553)	(65,548)	(69,883)	(48,486)	(89,298)
Gain (loss) on interest rate swaps and caps	(21,353)	(23,689)	(14)	4	(9,917)
Fair value changes in ABS securitizations	—	—	—	—	(19,115)

Total other income (expense)	23,116	2,823	(17,379)	(9,102)	(36,311)

Net income (loss)	$(284,478)	$(157,610)	$(80,877)	$(85,234)	$(7,409)

				As of
	As of December 31,			September 30,
	2007	2008	2009	2010
	(in thousands)

Balance Sheet Data:
Cash and cash equivalents	$41,251	$9,357	$41,645	$27,449
Mortgage servicing rights	82,634	110,808	114,605	123,321
Total assets	1,303,221	1,122,001	1,280,185	1,857,752
Unsecured senior notes	—	—	—	243,711
Notes payable	967,307	810,041	771,857	532,272
Nonrecourse debt—Legacy Assets	—	—	177,675	145,649
ABS nonrecourse debt	—	—	—	498,299
Total liabilities	1,041,525	866,079	1,016,362	1,601,947
Total members’ equity	261,696	255,922	263,823	255,805

				Nine Months Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2009	2010
	(in thousands)

Other Data:
Net cash provided by (used in):
Operating activities	$723,236	$40,212	$(83,641)	$100,421	$24,470
Investing activities	(86,317)	(34,643)	29,983	30,009	85,867
Financing activities	(606,003)	(37,463)	85,946	(109,022)	(124,533)
Adjusted EBITDA (1)	1,406	23,141	48,644	29,948	42,696
Operating Segments:
Interest expense from unsecured senior notes	—	—	—	—	17,084
Change in fair value of mortgage servicing rights	16,015	11,701	27,915	22,660	11,499
Depreciation and amortization	3,348	1,172	1,542	1,198	1,291
Share-based compensation	1,632	1,633	579	301	5,222

Notes

(1)	Adjusted EBITDA is a key performance measure used by management in evaluating the performance of our segments. Adjusted EBITDA represents our Operating Segments’ income (loss), and excludes income and expenses that relate to the financing of the unsecured senior notes, depreciable (or amortizable) asset base of the business, income taxes (if any), exit costs from our 2007 restructuring and certain non-cash items. Adjusted EBITDA excludes results from our legacy asset portfolio and certain securitization trusts that were consolidated upon adoption of the new accounting guidance eliminating the concept of QSPE.

Adjusted EBITDA provides us with a key measure of our Operating Segments’ performance as it assists us in comparing our Operating Segments’ performance on a consistent basis. Management uses Adjusted EBITDA to assess the performance of our Servicing and Originations segments and appropriate financing of these segments.

We also use Adjusted EBITDA (with additional adjustments) to measure our compliance with covenants such as leverage coverage ratios for our unsecured senior notes.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under generally accepted accounting principles in the United States (“GAAP”). Some of these limitations are:

• Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted EBITDA does not reflect the cash requirements necessary to service principal payments related to the financing of the business.

• Adjusted EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our corporate debt;

•  although depreciation and amortization and changes in fair value of mortgage servicing rights are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

• other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

Because of these and other limitations, Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Adjusted EBITDA is presented to provide additional information about our operations. This item should be considered in addition to, but not as a substitute for or superior to, operating income, net income, operating cash flow and other measures of financial performance prepared in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

	Year Ended December 31,			Nine Months Ended September 30,
	2007	2008	2009	2009	2010
	(in thousands)

Net Income (Loss) to Adjusted EBITDA Reconciliation
Net income (loss)	$(284,478)	$(157,610)	$(80,877)	$(85,234)	$(7,409)
Add:
Net (income) loss from Legacy Portfolio and Other	226,237	164,738	97,263	88,801	4,543

Net income (loss) from Operating Segments	(58,241)	7,128	16,386	3,567	(2,866)
Adjust for:
Interest expense from unsecured senior notes	—	—	—	—	17,084
Depreciation and amortization	3,348	1,172	1,542	1,198	1,291
Change in fair value of mortgage servicing rights	16,015	11,701	27,915	22,660	11,499
Goodwill impairment	12,000	—	—	—	—
Exit costs(a)	26,652	1,507	2,222	2,222	549
Share-based compensation	1,632	1,633	579	301	5,222
Fair value changes on interest rate swap(b)	—	—	—	—	9,917

Adjusted EBITDA	$1,406	$23,141	$48,644	$29,948	$42,696

(a)	Relates to restructuring program initiated in 2007, which included closing several offices and the termination of a portion of our workforce. Restructuring charges for the years ended December 31, 2008 and 2009 and for the nine months ended September 30, 2009 and 2010, are primarily due to reserves on future lease payments.

(b)	Relates to an interest rate swap agreement which was treated as an economic hedge under ASC 815 since inception.

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included in this prospectus, before deciding to participate in the exchange offer and to invest in the New Notes. See also “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Related to Our Business and Industry

We are conducting an internal review of our foreclosure policies and procedures and have voluntarily delayed foreclosure proceedings in a number of states. The continuance of this delay of foreclosure proceedings, the initiation of regulatory or other legal proceedings or the existence of irregularities with respect to our foreclosure procedures could have a negative effect on our operations or liquidity.

As a mortgage servicer, we have been affected by recent regulatory and market developments in the mortgage servicing industry. Certain state Attorneys General and governmental agencies, as well as representatives of the federal government , have issued letters of inquiry to mortgage servicing companies, including us, requesting written responses to questions regarding policies and procedures, especially with respect to notarization and affidavit procedures. While we are in the process of complying with these requests, we cannot be certain of the outcome of these requests or any subsequent administrative, judicial or legislative actions taken by these regulators or other governmental entities. As a result of these investigations or otherwise, we may be subject to fines and other sanctions, including a foreclosure moratorium or suspension, imposed by Federal or state regulators as a result of actual or perceived deficiencies in our foreclosure practices or in the foreclosure practices of other mortgage loan servicers. Additionally, because we do business in all fifty states, it is particularly unclear what actions may be taken on the state level by individual regulators.

In addition to these inquiries, certain state Attorneys General have requested that mortgage servicers, like us, suspend foreclosure proceedings pending internal review to ensure compliance with law. Pursuant to these requests and in light of industry-wide press coverage regarding documentation practices, we, as a precaution, have delayed foreclosure proceedings in a number of states so that we may evaluate our foreclosure practices and underlying documentation, and we are uncertain as to when the delay will end or when the inquiries will be complete.

Even in states where we have not suspended foreclosure proceedings or where we have lifted or will soon lift any such delayed foreclosures, we could face increased delays and costs in the foreclosure process. For example, we may incur additional costs if we are required to, or if we elect to, re-execute or re-file documents or take other action in our capacity as a servicer in connection with pending foreclosures. In addition, the current regulatory climate could lead borrowers to contest foreclosures who would not have contested such foreclosures under ordinary circumstance, and we may incur increased litigation costs if the validity of a foreclosure action is challenged by a borrower. Delays in foreclosure proceedings could also require us to make additional servicing advances and draw on our servicing advance facilities, which could materially affect our liquidity and increase our need for capital.

There is some uncertainty about how courts may treat completed foreclosures, If a court were to reopen a completed foreclosure, we could face potential liability to a title insurer of the property sold in foreclosure. These costs and liabilities may not be legally or otherwise reimbursable to us, particularly to the extent they relate to securitized mortgage loans arising from claims relating to industry practices generally, which could adversely affect recoveries and our financial results, whether through increased expenses of litigation and property maintenance, deteriorating values of underlying mortgaged properties or unsuccessful litigation results generally. See “Risk Factors—We may incur litigation costs and related losses if the validity of a foreclosure action is challenged by a borrower or if a court overturns a foreclosure.” If we are unable to conduct foreclosure proceedings in a cost-effective manner because of the foregoing, this could adversely affect our business, financial condition and results of operations.

In addition, for certain investors, we may be contractually obligated to repurchase a mortgage loan or reimburse the investor for credit losses incurred on the loan as a remedy for servicing errors with respect to the loan. If we have increased repurchase obligations because of claims we did not satisfy our obligations as a servicer, or increased loss severity on such repurchases, this could adversely affect our financial condition and results of operations. See “Risk Factors—We may be required to repurchase loans we originated or will originate if our loans fail to meet certain criteria or characteristics or under other circumstances.”

The continued deterioration of the residential mortgage market may adversely affect our business, financial condition or results of operations.

Since mid-2007, adverse economic conditions have impacted the residential mortgage market, resulting in unprecedented delinquency, default and foreclosure rates, leading to increased loss severities on all types of residential mortgage loans due to sharp declines in residential real estate values. According to Fannie Mae, as of September 30, 2010, average residential home prices in the U.S. had declined 18% from their peak, with some states such as California, Florida and Nevada experiencing average price decreases as high as 42%, 49% and 57%, respectively. Falling home prices have resulted in higher loan-to-value ratios and combined loan-to-value ratios, which yield lower recoveries in foreclosure, and result in an increase in loss severities above those that would have been realized had property values remained the same or continued to increase. As loan-to-value ratios increase, borrowers are left with insufficient equity in their homes to permit them to refinance their existing loans. This may also give borrowers an incentive to default on their mortgage loan even if they have the ability to make principal and interest payments, which we refer to as strategic defaults. From December 2006 to December 2009, the percentage of residential mortgage loans past due 30 days or more rose from 5.0% to 9.5%, and average foreclosure rates rose from 1.2% to 4.6%, in each case according to the Mortgage Bankers Association.

The downturn in the U.S. economy resulted in significant increases in the unemployment rate since 2007. A continuation or increase in the current rate of unemployment may result in higher delinquency rates. Unemployed borrowers are more likely to be delinquent and in default of mortgage loans, and are less likely to successfully modify their mortgage loans or complete government loan modification programs.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage loan’s interest rate adjusts upward from an initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. Borrowers with adjustable rate mortgage loans seeking to refinance their mortgage loans to avoid increased monthly payments as a result of an upwards adjustment of the mortgage loan’s interest rate may no longer be able to find available replacement loans at comparably low interest rates. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans. As of September 30, 2010, adjustable rate mortgage loans by unpaid principal balance made up approximately 19% of our servicing portfolio.

Adverse economic conditions may also impact our Originations Segment. Declining home prices and increasing loan-to-value ratios may preclude many potential borrowers, including borrowers whose existing loans we service, from refinancing their existing loans. An increase in prevailing interest rates could decrease our origination volume through our Consumer Direct Retail originations channel, our largest originations channel by volume from December 31, 2006 to December 31, 2009, because this channel focuses predominantly on refinancing existing mortgage loans.

Since late 2006, a number of servicers and originators of residential mortgage loans have experienced serious financial difficulties and, in some cases, have gone out of business. These difficulties have resulted, in part, from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations and warranties regarding loan quality and certain other loan characteristics. Higher delinquencies and defaults may contribute to these difficulties by reducing the value of mortgage loan portfolios and requiring originators to sell their portfolios at greater discounts to par. In addition, the cost of servicing an increasingly delinquent mortgage loan portfolio may be rising without a corresponding increase in servicing compensation. The value of many residual interests retained by sellers of mortgage loans in the securitization market has also been declining in these market conditions. Overall origination volumes are down significantly in the current economic environment. According to Inside Mortgage Finance, total U.S. residential mortgage origination volume decreased from $3.0 trillion in 2006 to $1.8 trillion in 2009.

A continued deterioration or a delay in any recovery in the residential mortgage market may reduce the number of mortgages we service or new mortgages that we originate, reduce the profitability of mortgages currently serviced by us or adversely affect our ability to sell mortgage loans originated by us or increase delinquency rates. Any of the foregoing could adversely affect our business, financial condition or results of operations.

A significant change in delinquencies for the loans we service could adversely affect our financial results.

Delinquency rates have a significant impact on our revenues, our expenses and on the valuation of our mortgage servicing rights as follows:

•	Revenue. An increase in delinquencies will delay the timing of revenue recognition for loans that we service for government-sponsored enterprises because we only collect servicing fees from government-sponsored enterprises for performing loans. For our other loans, an increase in delinquencies may still delay the timing of revenue recognition because we often recognize servicing fees as earned, which is generally upon collection. Additionally, while increased delinquencies generate higher ancillary fees, including late fees, these fees are not likely to be recoverable in the event that the related loan is liquidated. In addition, an increase in delinquencies lowers the interest income we receive on cash held in collection and other accounts.

•	Expenses. An increase in delinquencies may result in a higher cost of service due to the increased time and effort required to collect payments from delinquent borrowers. It may also result in an increase in interest expense as a result of an increase in our advancing obligations.

•	Liquidity. An increase in delinquencies also could negatively impact our liquidity because of an increase in borrowing under our advance facilities.

•	Valuation of mortgage servicing rights. We base the price we pay for mortgage servicing rights on, among other things, our projections of the cash flows from the related pool of mortgage loans. Our expectation of delinquencies is a significant assumption underlying those cash flow projections. If delinquencies were significantly greater than expected, the carrying value of our mortgage servicing rights could exceed their estimated fair value, which is based on our cash flow projections. When the carrying value of mortgage servicing rights exceeds their fair value, we would suffer a valuation adjustment, which has a negative impact on our financial results.

A further increase in delinquency rates could therefore adversely affect our business, financial condition or results of operations.

Decreasing property values have caused an increase in loan-to-value ratios, resulting in borrowers having little or negative equity in their property, which may reduce new loan originations and provide incentive to borrowers to strategically default on their loans.

According to First American CoreLogic, from December 2006 to December 2009, the number of borrowers who owe more on a related mortgage loan than the property is worth, or have negative equity in their property, has increased from 7% to 24%. We believe that borrowers with negative equity in their properties are more likely to strategically default on mortgage loans and that a significant increase in strategic defaults could materially affect our business. Also, with the exception of loans modified under the MHA, we are unable to refinance loans with high loan-to-value ratios. Increased loan-to-value ratios could reduce our ability to originate loans for borrowers with low or negative equity and could adversely affect our business, financial condition or results of operations.

The industry in which we operate is highly competitive.

We operate in a highly competitive industry that could become even more competitive as a result of economic, legislative, regulatory and technological changes. In the servicing industry, we face competition in areas such as fees and performance in reducing delinquencies and entering successful modifications. Competition to service mortgage loans comes primarily from large commercial banks and savings institutions. These financial institutions generally have significantly greater resources and access to capital than we do, which gives them the benefit of a lower cost of funds. Additionally, our servicing competitors may decide to modify their servicing model to compete more directly with our servicing model or our servicing model may generate lower margins as a result of competition or as overall economic conditions improve.

In the mortgage loan originations industry, we face competition in such areas as mortgage loan offerings, rates, fees and customer service. Competition to originate mortgage loans comes primarily from large commercial banks and savings institutions. These financial institutions generally have significantly greater resources and access to capital than we do, which gives them the benefit of a lower cost of funds.

In addition, technological advances and heightened e-commerce activities have increased consumers’ accessibility to products and services generally. This has intensified competition among banking as well as non-banking companies in offering mortgage loans and loan servicing. We may be unable to compete successfully in our industries and this could adversely affect our business, financial condition and results of operations.

Our growth strategy depends, in part, on our ability to identify attractive acquisition opportunities, including mortgage servicing rights, subservicing contracts, servicing platforms and origination platforms.

From December 31, 2007 to September 30, 2010, we have grown the aggregate unpaid principal balance of the loans we service from $12.7 billion to $37.4 billion, primarily through acquisitions. Our servicing portfolio is subject to “run off,” meaning that mortgage loans serviced by us may be repaid at maturity, prepaid prior to maturity, refinanced with a mortgage not serviced by us or liquidated through foreclosure, deed-in-lieu of foreclosure or other liquidation process or repaid through standard amortization of principal. As a result, our ability to maintain the size of our servicing portfolio depends on our ability to originate additional mortgages and to acquire the right to service additional pools of residential mortgages. We may not be able to acquire servicing rights on terms favorable to us or at all. In determining the purchase price for servicing rights, management makes certain assumptions, many of which are beyond our control, including, among other things:

•	the rates of prepayment and repayment within the underlying pools of mortgage loans;

•	projected rates of delinquencies, defaults and liquidations;

•	future interest rates;

•	our cost to service the loans;

•	ancillary fee income; and

•	amounts of future servicing advances.

We cannot predict how many, if any, mortgage servicing rights will be available for sale or subservicing opportunities will be available; if we will be able to acquire mortgage servicing rights from third parties, including in transactions facilitated by government-sponsored enterprises; or whether these mortgage servicing rights will be available at acceptable prices or on acceptable terms.

In addition, we have made, and expect to continue to make, significant investments in personnel and our technology platform to allow us to service additional loans. In particular, prior to acquiring a large portfolio of mortgage servicing rights, we invest significant resources in recruiting, training, technology and systems. We may not realize the expected benefits of these investments to the extent we are unable to increase the pool of residential mortgages serviced, or we do not appropriately value the mortgage servicing rights that we do purchase. Any of the foregoing could adversely affect our business, financial condition and results of operations.

We may not realize all of the anticipated benefits of potential future acquisitions.

Our ability to realize the anticipated benefits of potential future acquisitions of servicing portfolios, originations platforms and/or companies will depend, in part, on our ability to scale-up to appropriately service any such assets, and/or integrate the businesses of such acquired companies with our business. The process of acquiring assets and/or companies may disrupt our business, and may not result in the full benefits expected. The risks associated with acquisitions include, among others:

•	coordinating market functions;

•	unanticipated issues in integrating information, communications and other systems;

•	unanticipated incompatibility of purchasing, logistics, marketing and administration methods;

•	retaining key employees; and

•	the diversion of management’s attention from ongoing business concerns.

Additionally, a significant acquisition may require the raising of capital which may not be available on acceptable terms or at all.

Moreover, the success of any acquisition will depend upon our ability to effectively integrate the acquired servicing portfolios, origination platforms or businesses. We also cannot predict whether any acquired servicing portfolios, originations platforms or businesses will contribute to our revenues or earnings to any material extent or whether cost savings and synergies we expect at the time of an acquisition can be realized once the acquisition has been completed. If we inappropriately value the assets we acquire or the value of the assets we acquire declines after we acquire them, the resulting charges may negatively affect the carrying value of the assets on our balance sheet or our earnings. Furthermore, if we incur additional indebtedness to finance an acquisition, we cannot predict whether the acquired business will be able to generate sufficient cash flow to service that additional indebtedness. Unsuitable or unsuccessful acquisitions could adversely affect our business, financial condition and results of operations.

We may be unable to obtain sufficient capital to meet the financing requirements of our business.

Our financing strategy includes the use of significant leverage. Accordingly, our ability to finance our operations and repay maturing obligations rests in large part on our ability to borrow money. We are generally required to renew our financing arrangements each year, which exposes us to refinancing and interest rate risks. In addition, a large portion of our outstanding debt, including our MBS Advance Financing Facility, our ABS Advance Financing Facility, our MSR Notes, our $300 Million Warehouse Facility, our $100 Million Warehouse Facility, our $75 Million Warehouse Facility and our GSE ASAP+ Short-Term Financing Facility, matures prior to 2013. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Other Indebtedness.” Our ability to refinance existing debt and borrow additional funds is affected by a variety of factors including:

•	limitations imposed on us under the notes and other financing agreements that contain restrictive covenants and borrowing conditions that may limit our ability to raise additional debt;

•	the recent decline in liquidity in the credit markets;

•	prevailing interest rates;

•	the strength of the lenders from whom we borrow;

•	borrowing on advance facilities is limited by the amount of eligible collateral pledged and may be less than the borrowing capacity of the facility; and

•	accounting changes that may impact calculations of covenants in our debt agreements.

In the ordinary course of our business, we borrow money periodically to fund servicing advances and loan originations. We rely upon several counterparties to provide us with financing facilities to fund a portion of our servicing advances and to fund our loan originations. Our ability to fund current operations depends on our ability to secure these types of financings on acceptable terms and to renew or replace existing financings as they expire. Such financings may not be available with the government-sponsored enterprises or other counterparties on acceptable terms or at all.

In the ordinary course of our business, we are required to make various servicing advances to the owners of the loans we service, including P&I advances, T&I advances and/or corporate advances. Our advancing obligations could increase due to an increase in delinquency rates. Such an increase in our advancing obligations could materially affect our liquidity and increase our need for capital.

In the ordinary course of our business, we typically sell our newly-originated loans to government-sponsored enterprises or into government securitizations within 30 days of origination. To the extent that we are unable to sell our loans in such a manner, this could materially affect our liquidity and increase our need for capital.

An event of default, a negative ratings action by a rating agency, an adverse action by a regulatory authority or a general deterioration in the economy that constricts the availability of credit—similar to the market conditions that we have experienced during the last two years—may increase our cost of funds and make it difficult for us to renew existing credit facilities and obtain new lines of credit. We intend to continue to pursue opportunities to acquire loan servicing portfolios, originations platforms and/or businesses that engage in loan servicing and/or loan originations. We cannot predict the extent to which our liquidity and capital resources will be diminished by any such transactions. Additionally, we believe that a significant acquisition may require us to raise additional capital to facilitate such a transaction, which may not be available on acceptable terms or at all.

We cannot predict whether any additional financing will be available on acceptable terms or at all. If we are unable to obtain sufficient capital for any of the foregoing reasons, this could adversely affect our business, financial condition or results of operations.

We may not be able to continue to grow our loan origination volume.

Our loan origination business consists of refinancing existing loans and, increasingly, providing purchase money loans to homebuyers. The origination of purchase money mortgage loans is greatly influenced by traditional business partners in the home buying process such as realtors and builders. As a result, our ability to secure relationships with such traditional business partners will influence our ability to grow our purchase money mortgage loan volume and, thus, our loan origination business.

We intend to grow our retail origination volume by continuing to acquire and open branch offices that originate loans in the communities in which they operate. We intend to leverage existing relationships and develop new relationships with traditional business partners in these communities to increase our referral base. Additionally, we will need to provide competitive interest rates and other terms to an increasingly sophisticated market of homebuyers. As we grow our retail origination business, we cannot assure you that we will receive the necessary volume of referrals or that we will be able to compete successfully with other retail branches in the communities. In addition, we may not recover investments made in acquiring or establishing branches or achieve margins acceptable to us.

Our wholesale origination business operates largely through third party mortgage brokers who are not contractually obligated to do business with us. Further, our competitors also have relationships with our brokers and actively compete with us in our efforts to expand our broker networks. Accordingly, we cannot assure you that we will be successful in maintaining our existing relationships or expanding our broker networks.

We are continuing to develop a Consumer Direct Retail origination platform that will market directly to potential consumers who meet our underwriting criteria. While we intend to use sales lead aggregators and Internet marketing to reach new borrowers, this Consumer Direct Retail origination platform may not succeed because of the referral-driven nature of our industry. Further, our largest customer base consists of the borrowers whose existing loans we service. Because we primarily service credit-sensitive loans, many of our existing servicing customers may not be able to qualify for prime mortgage loans with us and/or may pose a higher credit risk than other consumers. Furthermore, our Consumer Direct Retail origination platform focuses predominantly on refinancing existing mortgage loans. This type of origination activity is sensitive to increases in interest rates.

If we are unable to continue to grow our loan origination business, this could adversely affect our business, financial condition or results of operations.

Our counterparties may terminate our servicing rights and subservicing contracts.

The owners of the loans we service and the primary servicers for the loans we subservice, may, under certain circumstances, terminate our mortgage servicing rights or subservicing contracts, respectively.

As is standard in the industry, under the terms of our master servicing agreement with government-sponsored enterprises, they have the right to terminate us as servicer of the loans we service on their behalf at any time and also have the right to cause us to sell the mortgage servicing rights to a third party. In addition, they may also have the right to require us to assign the mortgage servicing rights to a subsidiary and to sell our equity interest in the subsidiary to a third party. Under our subservicing contracts, the primary servicers for whom we conduct subservicing activities have the right to terminate our subservicing rights with or without cause, with little notice and little to no compensation. In November and December 2010, through our relationship with the same government-sponsored enterprise, we acquired subservicing rights totaling approximately $25 billion in unpaid principal balance. We expect to continue to acquire subservicing rights, which could exacerbate these risks.

If we were to have our servicing or subservicing rights terminated on a material portion of our servicing portfolio, this could adversely affect our business, financial condition and results of operations.

Federal, state and local laws and regulations may materially adversely affect our business.

Federal, state and local governments have recently proposed or enacted numerous laws, regulations and rules related to mortgage loans generally, and foreclosure actions in particular. These laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of mortgage loans, permanent forgiveness of debt and/or increased servicing advances. In some cases, local governments have ordered moratoriums on foreclosure activity, which prevent a servicer or trustee, as applicable, from exercising any remedies they might have in respect of liquidating a severely delinquent mortgage loan. Several courts also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether.

Due to the highly regulated nature of the residential mortgage industry, we are required to comply with a wide array of federal, state and local laws and regulations that regulate, among other things, the manner in which we conduct our servicing and originations business and the fees we may charge. These regulations directly impact our business and require constant compliance, monitoring and internal and external audits. A material failure to comply with any of these laws or regulations could subject us to lawsuits or governmental action, and this could adversely affect our business, financial condition and results of operations.

Because we are not a depository institution, we do not benefit from a federal exemption to state mortgage banking, loan servicing or debt collection licensing and regulatory requirements. We must comply with state licensing requirements in all fifty states and the District of Columbia, and we are sensitive to regulatory changes that may increase our costs through stricter licensing laws, disclosure laws or increased fees or that may impose conditions to licensing that we or our personnel are unable to meet. Future state legislation and changes in regulation may significantly increase the compliance costs on our operations or reduce the amount of ancillary fees, including late fees that we may charge to borrowers. This could make our business cost-prohibitive in the affected state or states and could materially affect our business.

There are federal and state legislative proposals pending or under consideration that could, if enacted, require loan originators to retain a minimum beneficial interest in mortgage-backed securities that they sell through a securitization. Due to the volume of our origination business, any such legal requirement would result in us retaining a larger amount of mortgage-backed securities on our balance sheet and could materially affect our financial condition and results of operations. Additionally, proposed federal legislation would permit borrowers in bankruptcy to restructure mortgage loans secured by primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the principal balance of a mortgage loan that is secured by a lien on mortgaged property, reduce the mortgage interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

In addition, there continue to be changes in legislation and licensing in an effort to simplify the consumer mortgage experience, which require technology changes and additional implementation costs for loan originators. We expect legislative changes will continue in the foreseeable future, which may increase our operating expenses.

Any of these changes in the law could adversely affect our business, financial condition or results of operations. See “Business—Regulation.”

We may be required to repurchase loans we originated, or will originate, if our loans fail to meet certain criteria or characteristics or under other circumstances.

The indentures governing our securitized pools of loans and our contracts with purchasers of our whole loans contain provisions that require us to repurchase the related loans under certain circumstances. While our contracts vary, they contain provisions that require us to repurchase loans if:

•	Our representations and warranties concerning loan quality and loan circumstances are inaccurate, including representations concerning the licensing of a mortgage broker;

•	We fail to secure adequate mortgage insurance within a certain period after closing;

•	A mortgage insurance provider denies coverage; and

•	We fail to comply, at the individual loan level or otherwise, with regulatory requirements in the current dynamic regulatory environment.

We believe that, as a result of the current market environment, many purchasers of residential mortgage loans are particularly aware of the conditions under which servicers must repurchase loans and would benefit from enforcing any repurchase remedies that they may have. If we are required to repurchase a significant amount of loans that we originate and sell or securitize, this could adversely affect our business, financial condition or results of operations.

We may incur litigation costs and related losses if the validity of a foreclosure action is challenged by a borrower or if a court overturns a foreclosure.

We may incur costs if we are required to, or if we elect to re-execute or re-file documents or take other action in our capacity as a servicer in connection with pending or completed foreclosures. We may incur litigation costs if the validity of a foreclosure action is challenged by a borrower. If a court were to overturn a foreclosure because of errors or deficiencies in the foreclosure process, we may have liability to a title insurer of the property sold in foreclosure. These costs and liabilities may not be legally or otherwise reimbursable to us, particularly to the extent they relate to securitized mortgage loans. In addition, if certain documents required for a foreclosure action are missing or defective, we could be obligated to cure the defect or repurchase the loan. A significant increase in litigation costs could may adversely affect our liquidity, and our inability to be reimbursed for an advance could adversely affect our business, financial condition or results of operations.

We are required to follow the guidelines of the government-sponsored enterprises with which we do business, and we are not able to negotiate our fees with these entities for the purchase of our loans. Our competitors may be able to sell their loans to these entities on more favorable terms.

Even though we currently only originate prime agency and government conforming loans, because we previously originated non-prime mortgage loans, we believe that we are required to pay a higher fee to access the secondary market for selling our loans to government-sponsored enterprises. We believe that because many of our competitors have always originated prime loans, they are able to sell newly originated loans on more favorable terms than us. As a result, these competitors are able to earn higher margins than we earn on originated loans, which could materially impact our business.

In our transactions with government-sponsored enterprises, we are required to follow specific guidelines that impact the way we service and originate mortgage loans including:

•	our staffing levels and other servicing practices;

•	the servicing and ancillary fees that we may charge;

•	our modification standards and procedures; and

•	the amount of advances reimbursable.

We cannot negotiate these terms with the government-sponsored enterprises and they are subject to change at any time. A significant change in these guidelines that has the effect of decreasing our fees or requires us to expend additional resources in providing mortgage services could decrease our revenues or increase our costs, which could adversely affect our business, financial condition or results of operations.

We are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances.

During any period in which a borrower is not making payments, we are required under most of our servicing agreements to advance our own funds to meet contractual principal and interest remittance requirements for investors, pay property taxes and insurance premiums, legal expenses and other protective advances. We also advance funds to maintain, repair and market real estate properties on behalf of investors. As home values change, we may have to reconsider certain of the assumptions underlying our decisions to make advances and, in certain situations, our contractual obligations may require us to make certain advances for which we may not be reimbursed. In addition, in the event a mortgage loan serviced by us defaults or becomes delinquent, the repayment to us of the advance may be delayed until the mortgage loan is repaid or refinanced or a foreclosure occurs. A delay in our ability to collect an advance may adversely affect our liquidity, and our inability to be reimbursed for an advance could adversely affect our business, financial condition or results of operations.

Changes to government mortgage modification programs may adversely affect future incremental revenues.

Under HAMP and similar government programs, a participating servicer may be entitled to receive financial incentives in connection with any modification plans it enters into with eligible borrowers and subsequent “pay for success” fees to the extent that a borrower remains current in any agreed upon loan modification. While we participate in and dedicate numerous resources to HAMP, there is no guarantee that we will continue to participate in or realize future revenues from HAMP or any other government mortgage modification program. Changes in legislation regarding HAMP that result in the modification of outstanding mortgage loans, and changes in the requirements necessary to qualify for refinancing mortgage loans may impact the extent to which we participate in and receive financial benefits from such programs, may increase the expense of participating in such programs. Changes in governmental loan modification programs could also result in an increase to our costs.

Under the MHA, a participating servicer may receive a financial incentive to modify qualifying loans, in accordance with the plan’s guidelines and requirements. The MHA also allows us to refinance loans with a high loan-to-value ratio of up to 125%. This allows us to refinance loans to existing borrowers who have little or negative equity in their homes. Changes in legislation or regulations regarding the MHA could reduce our volume of refinancing originations to borrowers with little or negative equity in their homes. Changes to HAMP, the MHA and other similar programs are uncertain, and any material changes to these programs could adversely affect our business, financial condition or results of operations.

Our business would be adversely affected if we lost our licenses.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a regulatory agency regulates and enforces laws relating to mortgage servicing companies and mortgage origination companies such as us. These rules and regulations generally provide for licensing as a mortgage servicing company, mortgage origination company or third party debt collector, as applicable, requirements as to the form and content of contracts and other documentation, licensing of our employees and employee hiring background checks, licensing of independent contractors with whom we contract, restrictions on collection practices, disclosure and record-keeping requirements and enforcement of borrowers’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate require special licensing or provide extensive regulation of our business.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable federal, state and local regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could result in a default under our servicing agreements and have a material adverse effect on our operations. There can be no assurance that states that currently do not provide extensive regulation of our business would not later choose to do so, and if such states so acted, that we would be able to obtain or maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could result in a default under our servicing agreements and have a material adverse effect on our operations. Furthermore, the adoption of additional, or the revision of existing, rules and regulations could adversely affect our business, financial condition or results of operations.

We are highly dependent upon programs administered by government-sponsored enterprises such as Fannie Mae and Freddie Mac to generate revenues through mortgage loan sales to institutional investors. Any changes in existing U.S. government-sponsored mortgage programs could materially and adversely affect our business, financial position, results of operations or cash flows.

Our ability to generate revenues through mortgage loan sales to institutional investors depends to a significant degree on programs administered by government-sponsored enterprises, such as Fannie Mae and Freddie Mac, a government agency, Ginnie Mae, and others that facilitate the issuance of mortgage-backed securities in the secondary market. These government-sponsored enterprises play a critical role in the residential mortgage industry, and we have significant business relationships with many of them. Almost all of the conforming loans that we originate qualify under existing standards for inclusion in guaranteed mortgage securities backed by government-sponsored enterprises. We also derive other material financial benefits from these relationships, including the assumption of credit risk by these government-sponsored enterprises on loans included in such mortgage securities in exchange for our payment of guarantee fees and the ability to avoid certain loan inventory finance costs through streamlined loan funding and sale procedures.

Any discontinuation of, or significant reduction in, the operation of these government- sponsored enterprises or any significant adverse change in the level of activity in the secondary mortgage market or the underwriting criteria of these government-sponsored enterprises could adversely affect our business, financial condition or results of operations.

The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. federal government, may adversely affect our business and prospects.

Due to increased market concerns about the ability of Fannie Mae and Freddie Mac to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the U.S. federal government, on July 30, 2008, the government passed the Housing and Economic Recovery Act of 2008. On September 7, 2008, the Federal Housing Finance Agency, or the FHFA, placed Fannie Mae and Freddie Mac into conservatorship and, together with the U.S. Treasury, established a program designed to boost investor confidence in their respective debt and mortgage-backed securities. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (i) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the shareholders, the directors and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (ii) collect all obligations and money due to Fannie Mae and Freddie Mac; (iii) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (iv) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (v) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

In addition to the FHFA becoming the conservator of Fannie Mae and Freddie Mac, the U.S. Treasury and the FHFA have entered into preferred stock purchase agreements between the U.S. Treasury and Fannie Mae and Freddie Mac pursuant to which the U.S. Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth.

Although the U.S. Treasury has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, Fannie Mae and Freddie Mac could continue to suffer losses and could fail to honor their guarantees and other obligations. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantees could be considerably limited relative to historical measurements. Any changes to the nature of the guarantees provided by Fannie Mae and Freddie Mac could redefine what constitute agency and government conforming mortgage-backed securities and could have broad adverse market implications. Such market implications could adversely affect our business, financial condition or results of operations.

The geographic concentration of our servicing portfolio may result in a higher rate of delinquencies and may affect our financial condition.

As of September 30, 2010, approximately 15.3%, 12.4% and 7.0% of the aggregate outstanding loan balance in our servicing portfolio is secured by properties located in California, Florida and Texas, respectively. Some of these states have experienced severe declines in property values and are experiencing a disproportionately high rate of delinquencies and foreclosures relative to other states. To the extent that these states continue to experience weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the loans we service in those regions may be expected to increase the effect of the risks listed in this “Risk Factors” section. We can neither quantify the impact of any recent property value declines, nor predict whether, to what extent or for how long declines may continue. Additionally, if states in which we have greater concentrations of business were to change their licensing or other regulatory requirements to make our business cost prohibitive, this could require us to stop doing business in those states or increase the cost of doing business in those states and could adversely affect our business, financial condition or results of operations.

We use financial models and estimates in determining the fair value of certain assets, such as mortgage servicing rights and investments in debt securities. If our estimates or assumptions prove to be incorrect, we may be required to record impairment charges, which could adversely affect our earnings.

We use internal financial models that utilize, wherever possible, market participant data to value certain of our assets, including our mortgage servicing rights, newly originated loans held for sale and investments in debt securities for purposes of financial reporting. These models are complex and use asset-specific collateral data and market inputs for interest and discount rates. In addition, the modeling requirements of mortgage servicing rights are complex because of the high number of variables that drive cash flows associated with mortgage servicing rights. Even if the general accuracy of our valuation models is validated, valuations are highly dependent upon the reasonableness of our assumptions and the predictability of the relationships that drive the results of the models. If loan loss levels are higher than anticipated, due to an increase in delinquencies or prepayment speeds, or financial market illiquidity continues beyond our estimate, the value of certain of our assets may decrease. We may be required to record impairment charges, which could impact our ability to satisfy minimum net worth covenants of $150.0 million and borrowing conditions in our debt agreements and adversely affect our business, financial condition or results of operations. Errors in our financial models or changes in assumptions could adversely affect our business, financial condition or results of operations.

Our earnings may decrease because of changes in prevailing interest rates.

Our profitability is directly affected by changes in prevailing interest rates. The following are the material risks we face related to changes in prevailing interest rates:

•	an increase in prevailing interest rates could generate an increase in delinquency, default and foreclosure rates resulting in an increase in both operating expenses and interest expense and could cause a reduction in the value of our assets;

•	a substantial and sustained increase in prevailing interest rates could adversely affect our loan origination volume because refinancing an existing loan would be less attractive for homeowners and qualifying for a loan may be more difficult for consumers;

•	an increase in prevailing interest rates would increase the cost of servicing our outstanding debt, including our ability to finance servicing advances and loan originations;

•	a decrease in prevailing interest rates may require us to record a decrease in the value of our mortgage servicing rights; and

•	a change in prevailing interest rates could impact our earnings from our custodial deposit accounts.

Any such change in prevailing interest rates could adversely affect our business, financial condition or results of operations.

Our hedging strategies may not be successful in mitigating our risks associated with interest rates.

From time to time, we have used various derivative financial instruments to provide a level of protection against interest rate risks, but no hedging strategy can protect us completely. The derivative financial instruments that we select may not have the effect of reducing our interest rate risks. In addition, the nature and timing of hedging transactions may influence the effectiveness of these strategies. Poorly designed strategies, improperly executed and documented transactions or inaccurate assumptions could actually increase our risks and losses. In addition, hedging strategies involve transaction and other costs. We cannot be assured that our hedging strategies and the derivatives that we use will adequately offset the risks of interest rate volatility or that our hedging transactions will not result in or magnify losses. Furthermore, interest rate derivatives may not be available at all, or at favorable terms, particularly during economic downturns. Any of the foregoing risks could adversely affect our business, financial condition or results of operations.

A downgrade in our servicer ratings could have an adverse effect on our business, financial condition or results of operations.

Standard & Poor’s and Fitch rate us as a residential loan servicer. Our current favorable ratings from the rating agencies are important to the conduct of our loan servicing business. We can provide no assurance that these ratings will not be downgraded in the future. Any such downgrade could adversely affect our business, financial condition or results of operations.

We depend on the accuracy and completeness of information about borrowers and counterparties.

In deciding whether to extend credit or to enter into other transactions with borrowers and counterparties, we may rely on information furnished to us by or on behalf of borrowers and counterparties, including financial statements and other financial information. We also may rely on representations of borrowers and counterparties as to the accuracy and completeness of that information and, with respect to financial statements, on reports of independent auditors. We additionally rely on representations from public officials concerning the licensing and good standing of the third party mortgage brokers through whom we do business. While we have a practice of independently verifying the borrower information that we use in deciding whether to extend credit or to agree to a loan modification, including employment, assets, income and credit score, if any of this information is intentionally or negligently misrepresented and such misrepresentation is not detected prior to loan funding, the value of the loan may be significantly lower than expected. Whether a misrepresentation is made by the loan applicant, the mortgage broker, another third party or one of our employees, we generally bear the risk of loss associated with the misrepresentation. We have controls and processes designed to help us identify misrepresented information in our loan origination operations. We cannot assure you, however, that we have detected or will detect all misrepresented information in our loan originations and/or our business partners. Any such misrepresented information could adversely affect our business, financial condition or results of operations.

Technology failures could damage our business operations and increase our costs.

The financial services industry as a whole is characterized by rapidly changing technologies, and system disruptions and failures caused by fire, power loss, telecommunications failures, unauthorized intrusion, computer viruses and disabling devices, natural disasters and other similar events, may interrupt or delay our ability to provide services to our borrowers. Security breaches, acts of vandalism and developments in computer capabilities could result in a compromise or breach of the technology that we use to protect our borrowers’ personal information and transaction data. Systems failures could cause us to incur significant costs and this could adversely affect our business, financial condition or results of operations.

The success and growth of our business will depend upon our ability to adapt to and implement technological changes.

Our mortgage loan origination business is currently dependent upon our ability to effectively interface with our brokers, borrowers and other third parties and to efficiently process loan applications and closings. The origination process is becoming more dependent upon technological advancement, such as our continued ability to process applications over the Internet, accept electronic signatures, provide process status updates instantly and other borrower-expected conveniences. Maintaining and improving this new technology and becoming proficient with it may also require significant capital expenditures. As these requirements increase in the future, we will have to fully develop these technological capabilities to remain competitive and any failure to do so could adversely affect our business, financial condition or results of operations.

Any failure of our internal security measures or breach of our privacy protections could cause harm to our reputation and subject us to liability.

In the ordinary course of our business, we receive and store certain confidential information concerning borrowers. Additionally, we enter into third party partnerships to assist with various aspects of our business, some of which require the exchange of confidential borrower information. If a third party were to compromise or breach our security measures or those of the vendors, through electronic, physical or other means, and misappropriate such information, it could cause interruptions in our operations, expose us to significant liabilities, reporting obligations, remediation costs and damage to our reputation. Any of the foregoing could adversely affect our business, financial condition or results of operations.

Our vendor relationships subject us to a variety of risks.

We have significant vendors that, among other things, provide us with financial, technology and other services to support our servicing and originations businesses. With respect to vendors engaged to perform activities required by servicing criteria, we have elected to take responsibility for assessing compliance with the applicable servicing criteria for the applicable vendor and are required to have procedures in place to provide reasonable assurance that the vendor’s activities comply in all material respects with servicing criteria applicable to the vendor. In the event that a vendor’s activities do not comply with the servicing criteria, it could negatively impact our servicing agreements. In addition, if our current vendors were to stop providing services to us on acceptable terms, including as a result of one or more vendor bankruptcies due to poor economic conditions, we may be unable to procure alternatives from other vendors in a timely and efficient manner and on acceptable terms, or at all. Further, we may incur significant costs to resolve any such disruptions in service and this could adversely affect our business, financial condition or results of operations.

The loss of the services of our senior managers could have an adverse effect on our business.

The experience of our senior managers is a valuable asset to us. Our management team has an average of approximately 25 years of experience in the residential mortgage origination and servicing industry and has been with us for an average of approximately 10 years. We do not maintain key life insurance policies relating to our senior managers. The loss of the services of our senior managers could adversely affect our business, financial condition or results of operations.

Our historical financial statements do not reflect payments for income taxes.

Our historical financial statements set forth in this prospectus do not reflect any payments for income taxes. The indenture governing the notes permits us to distribute to our equity holders amounts (based generally on a hypothetical calculation of combined federal, state and local income taxes we would owe if we were taxable as a corporation) to pay their income taxes for so long as we are treated as a disregarded entity or partnership for income tax purposes. If we become taxable as a corporation, the indenture governing the notes generally will permit us to pay our combined tax group’s federal, state and local income taxes. See “Description of the New Notes—Limitation on Restricted Payments.”

Our business could suffer if we fail to attract and retain a highly skilled workforce.

Our future success will depend on our ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization, in particular skilled managers, loan servicers, debt collectors, loan officers and underwriters. Trained and experienced personnel are in high demand, and may be in short supply in some areas. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. We cannot assure you that we will be able to attract, develop and maintain an adequate skilled workforce necessary to operate our businesses, or that labor expenses will not increase as a result of a shortage in the supply of qualified personnel. If we are unable to attract and retain such personnel, we may not be able to take advantage of acquisitions and other growth opportunities that may be presented to us and this could materially affect our business, financial condition or results of operations.

Legal proceedings and related costs could adversely affect our financial results.

We are routinely involved in legal proceedings concerning matters that arise in the ordinary course of our business. The outcome of these proceedings cannot be predicted with certainty. In addition, a number of participants in our industry have been the subject of class action lawsuits and regulatory actions by states’ attorneys general. Litigation and other proceedings may require that we pay settlement costs, damages, penalties or other charges, which could adversely affect our financial results. See “Business—Legal Proceedings.”

Negative public opinion could damage our reputation and adversely affect our earnings.

Reputation risk, or the risk to our business, earnings and capital from negative public opinion, is inherent in our business. Negative public opinion can result from our actual or alleged conduct in any number of activities, including lending and debt collection practices, corporate governance, and from actions taken by government regulators and community organizations in response to those activities. Negative public opinion can also result from media coverage, whether accurate or not. Negative public opinion can adversely affect our ability to attract and retain customers, trading counterparties and employees and can expose us to litigation and regulatory action. Although we take steps to minimize reputation risk in dealing with our customers and communities, this risk will always be present in our organization.

Fortress indirectly controls our sole equityholder and there may be situations in which the interests of Fortress and the holders of the notes will not be aligned.

FIF HE Holdings, LLC, a holding company, is our sole member, owning 100% of our outstanding membership interests. FIF HE Holdings, LLC, in turn, is owned by certain private equity funds managed by an affiliate of Fortress and our past and present management. As a result, Fortress is able to control our business direction and policies, including mergers, acquisitions and consolidations with third parties and the sale of all or substantially all of our assets. Consequently, circumstances may arise in which the interests of Fortress could be in conflict with your interests as a holder of the notes, and Fortress may pursue transactions that, in their judgment, could enhance their equity investment, even though the transaction might involve risks to holders of the notes.

Risks Related to the New Notes

Our substantial indebtedness may limit our financial and operating activities and our ability to incur additional debt to fund future needs.

As of September 30, 2010, we and our guarantors had approximately $1,601.9 million of total indebtedness and unfunded availability of approximately $584.8 million under our various financing facilities. Our substantial indebtedness and any future indebtedness we incur could:

•	require us to dedicate a substantial portion of cash flow from operations to the payment of principal and interest on indebtedness, including indebtedness we may incur in the future, thereby reducing the funds available for other purposes;

•	make it more difficult for us to satisfy and comply with our obligations with respect to the notes;

•	subject us to increased sensitivity to increases in prevailing interest rates;

•	place us at a competitive disadvantage to competitors with relatively less debt in economic downturns, adverse industry conditions or catastrophic external events; or

•	reduce our flexibility in planning for or responding to changing business, industry and economic conditions.

In addition, our substantial level of indebtedness could limit our ability to obtain additional financing on acceptable terms or at all to fund future acquisitions, working capital, capital expenditures, debt service requirements, general corporate and other purposes, which would have a material effect on our business and financial condition. Our liquidity needs could vary significantly and may be affected by general economic conditions, industry trends, performance and many other factors not within our control.

Our substantial obligations could have other important consequences. For example, our failure to comply with the restrictive covenants in the agreements governing our indebtedness, including the indenture governing the notes, which limit our ability to incur liens, to incur debt and to sell assets, could result in an event of default that, if not cured or waived, could harm our business or prospects and could result in our bankruptcy.

We may incur more debt, which could exacerbate the risks described above.

We and our subsidiaries are able to incur additional indebtedness in the future, subject to the limitations contained in the agreements governing our indebtedness, including the indenture governing the notes. Although these agreements generally restrict us and our restricted subsidiaries from incurring additional indebtedness, these restrictions are subject to important exceptions and qualifications. If we or our subsidiaries incur additional debt, the related risks could be magnified.

We may not be able to generate sufficient cash flow to meet our debt service obligations including the notes.

Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations including the notes will depend on our current and future financial performance, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including interest payments and the payment of principal at maturity, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot provide assurance that any refinancing would be possible, that any assets could be sold, or, if sold, of the timeliness and amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Furthermore, our ability to refinance would depend upon the condition of the finance and credit markets. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms or on a timely basis, would materially affect our business, financial condition or results of operations.

In addition, we are dependent on the cash flow of and dividends and distributions to us from our subsidiaries in order to service our current indebtedness. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to any indebtedness of ours or to make any funds available therefor, except for those subsidiaries that have guaranteed our obligations under our outstanding indebtedness and that will guarantee our obligations under the notes. The ability of our subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of our subsidiaries then in effect as well as applicable law. There can be no assurance that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us that enable us to pay interest or principal on our existing indebtedness or the notes.

We may be unable to repay or repurchase the notes at maturity.

At maturity, the entire outstanding principal amount of the notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If upon the maturity date other arrangements prohibit us from repaying the notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, we would be unable to repay the notes.

The indenture governing the notes, as well as other agreements governing our debt, include provisions that may restrict our financial and business operations, but may not necessarily restrict our ability to take actions that may impair our ability to repay the notes.

The agreements governing our indebtedness, including our servicing advance facilities that relate to servicing loan portfolios, our warehouse facilities that relate to originating mortgage loans, the notes we issued to finance our purchase of a portfolio of mortgage servicing rights and the indenture that will govern the notes, contain negative covenants customary for such financings, such as limiting our ability to sell or dispose of assets, incur additional indebtedness or liens, make certain restricted payments, make certain investments, consummate mergers, consolidations or other business combinations or engage in other lines of business. These restrictions may interfere with our ability to engage in other necessary or desirable business activities, which could materially affect our business, financial condition or results of operations.

Our financing facilities also require us to comply with certain financial ratios and covenants, such as maximum leverage ratios, minimum tangible net worth, minimum liquidity and positive earnings covenants. In addition, availability under certain of our financing facilities is limited by borrowing base and minimum collateral conditions. Our ability to comply with these covenants depends on our financial condition and performance and also is subject to events outside our control. Asset write-downs, other non-cash charges and other one-time events also impact our ability to comply with these covenants. In addition, these restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities, which may have a material effect on our operations. These covenants are subject to important exceptions and qualifications. Moreover, if we fail to comply with these covenants and are unable to obtain a waiver or amendment, an event of default would result.

Our financing facilities and other debt agreements, including the indenture governing the notes, also contain other events of default customary for such financings. In addition, as a servicer, we are required to observe and perform the covenants and obligations in the agreements under which we service loans. As a servicer, we also have obligations under Regulation AB under the Securities Act. Failure to service in accordance with these requirements may lead to an event of default under our credit facilities. We cannot provide assurance that we would have sufficient liquidity to repay or refinance the notes or borrowings under our credit facilities if such amounts were accelerated upon an event of default. If we are unable to service our debt, this could materially affect our business, financial condition or results of operations.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements covering our indebtedness that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay the principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain alternative financing necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we would be in default under the terms of the agreements governing such indebtedness, which could also result in an event of default under other financing agreements. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, or we could be forced to apply all available cash flows to repay such indebtedness, and, in any case, we could ultimately be forced into bankruptcy or liquidation.

The repayment of the notes will be effectively subordinated to substantially all of our existing and future secured debt and the existing and future secured debt of our subsidiaries.

The notes, and each guarantee of the notes, will be unsecured obligations. The notes, and any other unsecured debt securities issued by us, will be effectively junior in right of payment to all secured indebtedness. In the event of our bankruptcy, or the bankruptcy of our subsidiaries or special purpose vehicles, holders of any secured indebtedness of ours or of our subsidiaries will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing our other indebtedness. As of September 30, 2010, the aggregate carrying value of our and our subsidiaries’ secured indebtedness was approximately $1,176.2 million.

If we defaulted on our obligations under any of our secured debt, our secured lenders could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the notes will be entitled to receive any payment with respect thereto. As a result, the holders of the notes may recover proportionally less than holders of secured indebtedness.

The notes and related subsidiary guarantees will effectively be subordinated to indebtedness of our existing and future non-guarantor subsidiaries.

Not all of our subsidiaries will guarantee the notes. The notes will be effectively subordinated to all indebtedness and other liabilities and commitments, including trade payables, of our existing and future subsidiaries that do not guarantee the notes. Any right of the holders of the notes to participate in the assets of a non-guarantor subsidiary upon any liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors.

As of the date of this prospectus, Nationstar Home Equity Loan Trust 2009-A; Nationstar Home Equity Loan 2009-A REO LLC; Nationstar Residual, LLC; Nationstar Advance Funding II, LLC; Nationstar Mortgage Advance Receivables Trust 2009-ADV1; Nationstar Mortgage Advance Receivables Trust 2010-ADV1; Nationstar Funding LLC and Nationstar Advance Funding LLC are our non-guarantor subsidiaries. Non-guarantor subsidiaries held approximately 54.1% of our total assets as of September 30, 2010.

Unrestricted subsidiaries generally will not be subject to any of the covenants in the indenture and will not guarantee the notes, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Subject to compliance with the restrictive covenants contained in the indenture governing the notes, we will be permitted to designate certain of our subsidiaries as unrestricted subsidiaries. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the notes, any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture. As a result, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

Unrestricted subsidiaries will generally not be subject to the covenants under the indenture governing the notes and will not guarantee the notes. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

As of the date of this prospectus there are no unrestricted subsidiaries.

Your right to be repaid would be adversely affected if a court determined that any of our subsidiaries made any guarantee for inadequate consideration or with the intent to defraud creditors.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our subsidiaries could be voided, or claims under the guarantee made by any of our subsidiaries could be subordinated to all other obligations of any such subsidiary, if the subsidiary, at the time it incurred the obligations under the guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value in exchange for incurring those obligations; and

•	was insolvent or rendered insolvent by reason of that incurrence;

•	was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. A guarantee could be subject to the claim that, since the guarantee was incurred for our benefit and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. The liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor. We believe that each of our subsidiaries making a guarantee will receive reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes reflect the rating agencies’ assessments of our ability to make payments on the notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

Upon the occurrence of a “change of control,” as defined in the indenture governing the notes, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest and special interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture governing the notes. See “Description of New Notes—Repurchase at the Option of Holders—Change of Control.”

If a change of control occurs, it is possible that we may not have sufficient assets at the time of the change of control to make the required repurchase of notes or to satisfy all obligations under our other debt instruments, including future debt instruments. In order to satisfy our obligations, we could seek to refinance our indebtedness or obtain a waiver from the other lenders or you as a holder of the notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all. Our failure to repurchase any notes submitted in a change of control offer could constitute an event of default under our other debt documents, even if the change of control offer itself would not cause a default under the indenture governing the notes.

The change of control provision in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change of the magnitude required under the definition of a change of control triggering event in the indenture to trigger our obligation to repurchase the notes.

There is no established trading market for the notes. If an actual trading market does not develop for the notes, you may not be able to resell the notes quickly, for the price that you paid or at all.

The notes are a new issue of securities and therefore there is no established trading market for the notes, and an active trading market may not develop. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for any quotation on any automated dealer quotation systems. The initial purchasers have advised us that they intend to make a market in the notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the notes at any time, at their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the notes.

We also cannot assure you that you will be able to sell your notes at a particular time or at all, or that the prices that you receive when you sell them will be favorable. You may not be able to resell your notes at their fair market value. The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in the prices of securities similar to the notes. It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

The Old Notes were issued with original issue discount for U.S. federal income tax purposes.

The Old Notes were issued with OID for U.S. federal income tax purposes because the stated principal amount of the notes exceeded their issue price by more than a de minimis amount.

U.S. holders will generally be required to include such OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof and regardless of such holders’ method of accounting for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Risks Relating to the Exchange Offer

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer under certain circumstances. See “Description of the Exchange Offer—Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their New Notes, during which time those holders of Old Notes will not be able to effect transfers of their Old Notes tendered in the exchange offer.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the New Notes.

If you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. In addition, if you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. When used in this discussion, the words “anticipate,” “appears,” “foresee,” “intend,” “should,” “expect,” “estimate,” “project,” “plan,” “may,” “could,” “will,” “are likely” and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Also see “Risk Factors” included elsewhere in this prospectus regarding the additional factors that have impacted or may impact our performance and financial results. Forward-looking statements are subject to risks and uncertainties including, without limitation:

•	the continued deterioration of the residential mortgage market, increase in monthly payments on adjustable rate mortgage loans, adverse economic conditions, decrease in property values or increase in delinquencies and defaults;

•	our ability to compete successfully in the mortgage loan servicing and mortgage loan originations industry;

•	our ability to maintain the size of our servicing portfolio by successfully identifying attractive acquisition opportunities, including mortgage servicing rights, subservicing contracts, servicing platforms and origination platforms;

•	our ability to scale-up appropriately and integrate our acquisitions to realize the anticipated benefits of any such potential future acquisitions;

•	our ability to obtain sufficient capital to meet our financing requirements;

•	our ability to grow our loan origination volume and develop a distributed retail sales channel;

•	the termination of our servicing rights and subservicing contracts;

•	changes to federal, state and local laws and regulations concerning loan servicing, loan origination, loan modification or the licensing of entities that engage in these activities;

•	changes in accounting standards;

•	our ability to meet certain criteria or characteristics under the indentures governing our securitized pools of loans;

•	our ability to follow the specific guidelines of government-sponsored enterprises or a significant change in such guidelines;

•	delays in our ability to collect or be reimbursed for servicing advances;

•	changes to the Home Affordable Modification Program, the Make Home Affordable Plan or other similar government programs;

•	loss of our licenses;

•	changes in our business relationships with Fannie Mae, Freddie Mac, Ginnie Mae and others that facilitate the issuance of mortgage-backed securities;

•	changes to the nature of the guarantees of Fannie Mae and Freddie Mac and the market implications of such changes;

•	errors in our financial models or changes in assumptions;

•	requirement to write down the value of certain assets;

•	changes in prevailing interest rates;

•	our ability to successfully mitigate our risks through hedging strategies;

•	changes in our servicer ratings;

•	the accuracy and completeness of information about borrowers and counterparties;

•	our ability to maintain our technology systems and our ability to adapt such systems for future operating environments;

•	failure of our internal security measures or breach of our privacy protections;

•	failure of our vendors to comply with servicing criteria;

•	the loss of the services of our senior managers;

•	changes to our income tax status;

•	failure to attract and retain a highly skilled workforce;

•	increase in legal proceedings and related costs;

•	changes in public opinion concerning mortgage originators or debt collectors;

•	conflicts of interest with Fortress and the holders of the notes; and

•	other risks described in the “Risk Factors” section of this prospectus beginning on page 17.

We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables present selected consolidated financial information for our business. You should read these tables along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and our consolidated financial statements and the related notes included elsewhere in this prospectus.

We have not presented selected consolidated statement of operations and balance sheet data for periods prior to the Acquisition. The entity that we acquired—CHEC—was a consolidated subsidiary of Centex Financial Services (“CFS”), and we did not receive, separate audited or unaudited financials of CHEC in connection with the Acquisition. We only received consolidated financials of CFS. In 2009, CFS was subsequently acquired by a third party. We do not have, nor do we have the right to obtain, financial statements for CHEC prior to the date of the Acquisition. Therefore, because the information is not available to us, it cannot be created without unreasonable effort and expense. We also believe that financial information for the periods from April 1, 2005 to March 31, 2006 and April 1, 2006 to July 10, 2006 does not contribute to an investor’s understanding of our historical financial performance and financial condition because, before the Acquisition, CHEC had historically operated as a subprime mortgage lender. After the Acquisition, in the third fiscal quarter of 2007, we transformed the business from a subprime mortgage lender to a subprime mortgage servicer and conforming loan originator. As a result, financial information with respect to the business conducted before the Acquisition would not provide useful information to investors about trends in our financial condition and results of operation.

The selected consolidated statement of operations data for the years ended December 31, 2007, 2008 and 2009 and the selected consolidated balance sheet data as of December 31, 2008 and 2009 have been derived from our audited financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data for the nine months ended September 30, 2009 and 2010 and the selected consolidated balance sheet data as of September 30, 2010 have been derived from our unaudited financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data for the period from July 11, 2006 to December 31, 2006 and the selected consolidated balance sheet data as of December 31, 2006 and 2007, have been derived from our unaudited financial statements, which are not included in this prospectus.

The unaudited financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of our management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information set forth herein. Operating results for the nine months ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010 or for any future period.

	July 11, 2006				Nine Months Ended
	to December	Year Ended December 31,			September 30,
	31, 2006	2007	2008	2009	2009	2010
	(in thousands)

Statement of Operations Data:
Revenues:
Total fee income	$14,161	$46,301	$74,007	$100,218	$67,534	$122,770
Gain (loss) on mortgage loans held for sale	4,476	(94,673)	(86,663)	(21,349)	(40,992)	51,754

Total revenues	18,637	(48,372)	(12,656)	78,869	26,542	174,524
Total expenses and impairments	98,837	259,222	147,777	142,367	102,674	145,622
Other income (expense):
Interest income	75,114	163,022	92,060	52,518	39,380	82,019
Interest expense	(55,172)	(118,553)	(65,548)	(69,883)	(48,486)	(89,298)
Gain (loss) on interest rate swaps and caps	—	(21,353)	(23,689)	(14)	4	(9,917)
Fair value changes in ABS securitizations	—	—	—	—	—	(19,115)

Total other income (expense)	19,942	23,116	2,823	(17,379)	(9,102)	(36,311)

Net income (loss)	$(60,258)	$(284,478)	$(157,610)	$(80,877)	$(85,234)	$(7,409)

					As of
	As of December 31,				September 30,
	2006	2007	2008	2009	2010
	(in thousands)

Balance Sheet Data:
Cash and cash equivalents	$10,335	$41,251	$9,357	$41,645	$27,449
Mortgage servicing rights	49,783	82,634	110,808	114,605	123,321
Total assets	2,145,007	1,303,221	1,122,001	1,280,185	1,857,752
Unsecured senior notes	—	—	—	—	243,711
Notes payable	1,966,368	967,307	810,041	771,857	532,272
Nonrecourse debt—Legacy Assets	—	—	—	177,675	145,649
ABS nonrecourse debt	—	—	—	—	498,299
Total liabilities	2,005,213	1,041,525	866,079	1,016,362	1,601,947
Total members’ equity	139,794	261,696	255,922	263,823	255,805

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes and fixed charges and (ii) fixed charges consist of interest expense, which includes amortization of deferred finance charges, and imputed interest on our lease obligations. The interest component of rent was determined based on an estimate of a reasonable interest factor at the inception of the leases.

	July 11, 2006				Nine Months Ended
	to December	Year Ended December 31,			September 30,
	31, 2006	2007	2008	2009	2009	2010

Ratio of earnings to fixed charges	(1)	(1)	(1)	(1)	(1)	(1)

(1)	Earnings for the period from July 11, 2006 to December 31, 2006, the years ended December 31, 2007, 2008, and 2009, and the nine months ended September 30, 2009 and 2010 were inadequate to cover fixed charges. The coverage deficiencies were $60.3 million, $284.5 million, $157.6 million, $80.9 million, $85.2 million and $7.4 million, respectively.

DESCRIPTION OF THE EXCHANGE OFFER

Purpose of the Exchange Offer

On March 26, 2010, we issued $250,000,000 aggregate principal amount of Old Notes. In connection with that issuance, we entered into a Registration Rights Agreement on March 26, 2010. Pursuant to the Registration Rights Agreement, we agreed that we would use reasonable best efforts to:

•	file a registration statement (“Exchange Offer Registration Statement”) covering an offer to the Holders of Old Notes to exchange all Old Notes for New Notes not later than March 31, 2011;

•	have the Exchange Offer Registration Statement remain effective for 90 days after Expiration Date for use by broker-dealers who acquired the Old Notes directly from us;

•	commence the Exchange Offer as soon as reasonably practicable after the Exchange Offer Registration Statement is declared effective by the SEC; and

•	complete the registered exchange offer not later than 90 days after March 31, 2011.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the New Notes in exchange for the Old Notes. We filed a copy of the Registration Rights Agreement as an exhibit to the registration statement.

Resale of the New Notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to other parties in other transactions. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to other parties. Based on these interpretations by the staff, we believe that the New Notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

(1)	are acquiring the New Notes in the ordinary course of your business;

(2)	are not participating in, and do not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

(3)	are not a broker-dealer who acquired the Old Notes directly from us; and

(4)	are not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act.

By tendering the Old Notes in exchange for New Notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in or intend to participate in, a distribution of the New Notes, or have any arrangement or understanding with any person to participate in a distribution of the New Notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Notes received in exchange for Old Notes which the broker-dealer acquired as a result of market-making or other trading activities. See “Plan of Distribution.”

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes validly tendered and accepted pursuant to the exchange offer.

We will not pay any accrued and unpaid interest on the Old Notes that we acquire in the exchange offer. Instead, interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including March 26, 2010, the date on which we issued the Old Notes.

Tendering holders of Old Notes must tender Old Notes in minimum denominations of $2,000, and integral multiples of $1,000 in excess thereof. New Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that:

(1)	we have registered the New Notes under the Securities Act and therefore these notes will not bear legends restricting their transfer; and

(2)	specified rights under the Registration Rights Agreement, including the provisions providing for payment of additional interest in specified circumstances relating to the exchange offer, will be eliminated for all the Notes.

The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the Old Notes being exchanged. As of the date of this prospectus, approximately $250,000,000 aggregate principal amount of the Old Notes are outstanding. Old Notes accepted for exchange will be retired and cancelled and not reissued.

Except as described under “Form, Book-Entry Procedures and Transfer,” we will issue the New Notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

We will conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.

We will be considered to have accepted validly tendered Old Notes if and when we have given oral or written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

If we do not accept any tendered Old Notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these Old Notes, without expense, to the tendering holder as soon as practicable after the Expiration Date of the exchange offer.

Holders who tender Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of Old Notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the exchange offer. See “—Other Fees and Expenses” and “—Transfer Taxes.”

If we successfully complete the exchange offer, any Old Notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of Old Notes after the exchange offer in general will not have further rights under the Registration Rights Agreement, including registration rights and any rights to additional interest. Holders wishing to transfer the Old Notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offer, the term “Expiration Date” means 5:00 p.m., New York City time, on          , 2011, subject to our right to extend that time and date in our sole discretion, in which case the Expiration Date means the latest time and date to which the exchange offer is extended.

We reserve the right, in our sole discretion, by giving oral or written notice to the exchange agent, to:

•	extend the exchange offer;

•	terminate the exchange offer if a condition to our obligation to exchange Old Notes for New Notes is not satisfied or waived on or prior to the Expiration Date; and

•	amend the exchange offer.

If the exchange offer is amended in a manner that we determine constitutes a material change, we will extend the exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during that two to ten business day period.

We will notify holders of the Old Notes of any extension, amendment or termination of the exchange offer by press release or other public announcement. We will announce any extension of the Expiration Date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

We will deliver the New Notes on the settlement date, which will be as soon as practicable after the Expiration Date of the exchange offer. We will not be obligated to deliver New Notes unless the exchange offer is consummated.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we determine (i) that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; (ii) an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or (iii) all governmental approvals that we deem necessary for the consummation of the exchange offer have not been obtained.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the exchange offer and return all tendered Old Notes to the respective tendering holders;

•	modify, extend or otherwise amend the exchange offer and retain all tendered Old Notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	to the extent lawful, waive the unsatisfied conditions with respect to the exchange offer and accept all Old Notes tendered and not previously validly withdrawn.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture governing the New Notes under the Trust Indenture Act of 1939, as amended.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of Old Notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Old Notes

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or the beneficial holder of Old Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, thereby:

(1)	irrevocably sell, assign and transfer to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Old Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with those Old Notes;

(2)	waive any and all rights with respect to the Old Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Old Notes; and

(3)	release and discharge us and the trustee for the Old Notes from any and all claims the holder may have, now or in the future, arising out of or related to the Old Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Old Notes tendered thereby, other than as expressly provided in this prospectus and in the letter of transmittal, or to participate in any redemption or defeasance of the Old Notes tendered thereby.

In addition, by tendering Old Notes in the exchange offer, each holder of Old Notes will represent, warrant and agree that:

(1)	it has received and reviewed this prospectus;

(2)	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered thereby, and it has full power and authority to execute the letter of transmittal;

(3)	the Old Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to those Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

(4)	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered thereby from the date of the letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(5)	in evaluating the exchange offer and in making its decision whether to participate in the exchange offer by tendering its Old Notes, it has made its own independent appraisal of the matters referred to in this prospectus and the letter of transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the exchange agent, other than those contained in this prospectus, as amended or supplemented through the Expiration Date;

(6)	the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

(7)	the agreement to the terms of the letter of transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Old Notes tendered thereby in favor of us or any other person or persons as we may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of Old Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees those Old Notes;

(8)	the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal, which shall be read and construed accordingly;

(9)	it is acquiring the New Notes in the ordinary course of its business;

(10)	it is not participating in, and does not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

(11)	it is not a broker-dealer who acquired the Old Notes directly from us; and

(12)	it is not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act.

The representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the settlement date. For purposes of this prospectus, the “beneficial owner” of any Old Notes means any holder that exercises investment discretion with respect to those Old Notes.

Absence of Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Acceptance of Old Notes for Exchange and Delivery of New Notes

On the settlement date, New Notes to be issued in exchange for Old Notes in the exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to accept validly tendered Old Notes that have not been validly withdrawn as provided in this prospectus when, and if, we give oral or written notice of acceptance to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the New Notes will be made by the exchange agent on the settlement date following receipt of that notice. The exchange agent will act as agent for tendering holders of Old Notes for the purpose of receiving Old Notes and transmitting New Notes as of the settlement date. If any tendered Old Notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted Old Notes will be returned without expense to the tendering holders as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your Old Notes to the exchange agent as described below. We will only issue New Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should follow carefully the instructions on how to tender your Old Notes. It is your responsibility to properly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Old Notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Old Notes may be tendered using DTC’s automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their Old Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Old Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

Determinations Under the Exchange Offer.  We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the exchange.

When We Will Issue New Notes.  In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the Expiration Date:

•	a book-entry confirmation of such number of Old Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged.  If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Participating Broker-Dealers.  Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal to be effective, you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the Old Notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn Old Notes by following the procedures described under “—Procedures for Tendering” above at any time on or prior to the Expiration Date of the exchange offer.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. All correspondence in connection with the exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:

By Regular Mail or Overnight Courier:

Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9303-121
Sixth & Marquette Avenue
Minneapolis, MN 55479

By facsimile: (612)-667-6282

For Information or Confirmation by Telephone: (800) 344-5128

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Announcements

We may make any announcement required pursuant to the terms of this prospectus or required by the Exchange Act or the rules promulgated thereunder through a reasonable press release or other public announcement in our sole discretion; provided, that, if any such announcement is made by issuing a press release to Business Wire, such announcement shall be reasonable and sufficient.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the exchange agent as well as our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Tendering holders of Old Notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

Consequences of Failure to Exchange

Holders of Old Notes who do not exchange their Old Notes for New Notes under this exchange offer will remain subject to the restrictions on transfer applicable in the Old Notes (i) as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise as set forth in the prospectus distributed in connection with the private offering of the Old Notes.

Any Old Notes not tendered by their holders in exchange for New Notes in this exchange offer will not retain any rights under the Registration Rights Agreement (except in certain limited circumstances). See “—Resale Registration Statement; Additional Interest.”

In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, New Notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the New Notes in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the New Notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the New Notes (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Resale Registration Statement; Additional Interest

Under the Registration Rights Agreement, we have agreed that if:

(1)	any change in law or applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

(2)	for any other reason the Exchange Offer Registration Statement is not filed by March 31, 2011 or the exchange offer is not completed within 90 days after March 31, 2011;

(3)	any holder of the Notes notifies us that:

(a)	it is prohibited by law or SEC policy from participating in the exchange offer; or

(b)	it may not resell the New Notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c)	it is a broker-dealer (“Participating Broker-Dealer”) receiving New Notes in the exchange offer and owns Notes acquired directly from us or an affiliate of ours;

then we will use our reasonable best efforts, at our cost, to (a) file as promptly as practicable a registration statement (the “Shelf Registration Statement”) covering resales of the Notes; (b) cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use our reasonable best efforts to keep the Shelf Registration Statement effective for a period of one year after the Expiration Date, or such earlier date on which (a) such Notes covered by the Shelf Registration Statement have been sold, or (b)(i) the Notes are freely transferable by holders that are not our affiliates in accordance with Rule 144 (or any similar provision then in force) under the Securities Act or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), (ii) the restrictive legend has been removed from the Notes, and (iii) the Notes do not bear a restricted CUSIP number. We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration

Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder selling Old Notes or New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

The Registration Rights Agreement further provides that in the event that either (i) the Exchange Offer is not completed prior to June 30, 2011, (ii) the Shelf Registration Statement, if required under Registration Rights Agreement, has not become effective on or prior to June 30, 2011 or (iii) the Shelf Registration Statement, if required, ceases to be effective or this prospectus ceases to be usable for more than 30 days (whether or not consecutive) in any 12-month period, the interest rate on the Old Notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following and (y) an additional 0.25% per annum with respect to each subsequent 90 day period thereafter, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required, becomes effective or is no longer required or this prospectus becomes usable, up to a maximum increase of 0.50% per annum.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes and other financial information appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risk, uncertainties and assumptions. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward looking statements as a result of many factors, including those discussed in “Risk Factors” and elsewhere in this prospectus. Except where the context otherwise requires, the terms “we,” “us,” or “our” refer to the business of Nationstar Mortgage LLC and its consolidated subsidiaries.

General

Our Business

We are a leading mortgage company that services and originates residential mortgage loans. Our business primarily consists of two Operating Segments: residential mortgage loan servicing, or Servicing, and residential mortgage loan originations, or Originations.

We are one of the largest independent loan servicers in the United States. As of September 30, 2010, our servicing portfolio included over 237,000 loans with an aggregate unpaid principal balance of $37.4 billion. Our total servicing portfolio as of September 30, 2010, includes approximately $2.2 billion of residential mortgage loans whose service rights were acquired on September 27, 2010, but for an interim period continue to be subserviced by the predecessor servicer. These acquired mortgage loans were transferred to us in November 2010. As these amounts did not impact our operating performance for the nine months ended September 30, 2010, any amounts related to the September 2010 servicing rights acquisition have been excluded from our total outstanding portfolio balance throughout our Management’s Discussion and Analysis of Financial Condition and Results of Operations. Our servicing portfolio consists of servicing rights acquired from or subservicing agreements entered into with various third parties as well as mortgage loans originated by our integrated origination platform. We are licensed as a residential mortgage loan servicer and/or a third party debt collector in all states that require such licensing.

We are one of the few high-touch servicers in the United States with a loan origination platform. In the first nine months of 2010, we originated $2.0 billion in aggregate unpaid principal balance of prime residential mortgage loans. We currently only originate prime agency and government conforming residential mortgage loans, and we are licensed to originate residential mortgage loans in all 50 states and the District of Columbia. Our loan production is originated with the intent of selling to the secondary market.

We also have a legacy asset portfolio, which consists primarily of non-prime and non-conforming residential mortgage loans, most of which we originated from April to July 2007. In November 2009, we engaged in a transaction through which we term-financed our legacy assets with a non-recourse loan that requires no additional capital or equity contributions. Additionally, we consolidated certain securitization trusts where it was determined that we had both the power to direct the activities that most significantly impact the variable interest entities’ (VIE) economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, pursuant to new consolidation accounting guidance related to VIEs adopted on January 1, 2010.

The analysis of our financial condition and results of operations as discussed herein is primarily focused on the combined results of our two Operating Segments: Servicing and Originations.

Managing Business Performance

Management is focused on three key initiatives to manage our Operating Segments: (i) effective management of our servicing portfolio; (ii) growing our servicing portfolio through the acquisition of servicing rights or subservicing contracts; and (iii) origination and sale or securitization of prime agency and government conforming residential mortgage loans and retention of mortgage servicing rights. We also focus on access to diverse and multiple liquidity sources to finance (i) our obligations to pay advances as required by our servicing agreements and (ii) our loan originations.

We primarily service loans by purchasing the right to service the loans, which is referred to as a “mortgage servicing right,” from the owner of the mortgage loan or pool of mortgage loans, or retaining the mortgage servicing right related to the loans that we originate and sell. Additionally, we enter into subservicing contracts with primary servicers that own mortgage servicing rights, pursuant to which we agree to service the loan on behalf of the primary servicer for a fee. The aggregate unpaid principal balance of our servicing portfolio as of September 30, 2010 and 2009 was $35.2 billion and $22.2 billion, respectively.

Servicing fee income is primarily based on the aggregate unpaid principal balance of loans serviced and varies by loan type. Other factors that impact servicing fee income include delinquency rates, delinquency status and prepayment speeds.

Delinquency rates on the loans we service impact the contractual servicing and ancillary fees we receive, and the costs to service. Delinquent loans cost more to service than performing loans due to the additional resources and servicing advances required. We monitor our delinquency levels through our staffing models, our business plans and other macroeconomic factors.

Apart from the cost of financing our advances, the largest cost in our servicing organization is staffing cost, which is primarily impacted by delinquency levels and the size of our portfolio. Other operating costs in our Servicing Segment include technology, occupancy and general and administrative costs. Management continually monitors these costs to improve efficiency by streamlining workflows and implementing technology based solutions.

We intend to continue building our prime originations platform. Through our originations platform, we are able to create mortgage servicing assets at a reasonable cost and replenish our servicing portfolio organically.

Prevailing interest rates are one of the key factors that impact origination volume. Housing market trends also impact origination volume with a strong housing market leading to higher loan origination volume, and a weak housing market leading to lower loan origination volume. Management continually evaluates interest rate movements and trends to assess the impact on loan applications and volume, as well as their corresponding impact on revenue and costs.

In evaluating revenue per loan originated, management focuses on various revenue sources, including: loan origination points and fees; and overall gain or loss on the sale or securitization of the loan. These components are compared to established revenue targets and operating plans.

In addition to the cost of financing our originations, our Originations Segment operating costs include staffing costs, sales commissions, technology, rent and other general and administrative costs. Costs per loan is a critical metric in the origination business and management monitors costs through operating plans and established targets on costs per loan.

Market Considerations

Revenues from our Operating Segments primarily consist of (i) servicing fee income based generally on the size of our servicing portfolio and (ii) gain on mortgage loans held for sale based generally on the origination volume. Maintaining and growing our revenues depends on our ability to acquire additional mortgage servicing rights and to expand our originations platform.

Servicing

Current trends in the mortgage servicing industry include high delinquencies, a significant increase in loan modifications and the need for more loss mitigation and high-touch servicing expertise.

Overall, all segments of the residential mortgage sector, including prime and non-prime, have experienced increased delinquency levels and higher credit losses due to stress in the real estate market and economic environment. Residential loan delinquencies and related losses are at historical highs, prompting government-sponsored enterprises and other owners of mortgage loans to focus on home ownership preservation and superior credit performance.

The increase in delinquencies has placed significant pressure on the operating capacity of servicers that are not staffed at appropriate levels for delinquent borrowers and also led owners of mortgage loans to search for servicers with experience in loss mitigation. This trend has led to increased demand for experienced high-touch servicers and provides us opportunities to acquire additional mortgage servicing rights.

However, we cannot predict how many, if any, mortgage servicing rights will be available for sale or subservicing opportunities will be available in the future; if we will be able to acquire mortgage servicing rights from third parties, including any transactions facilitated by government-sponsored enterprises; or whether these mortgage servicing rights will be available at acceptable prices or on acceptable terms.

Originations

Today’s U.S. residential loan originations sector primarily offers prime agency and government conforming mortgage loans. Non-prime and alternative lending programs and products represent only a small fraction of total originations. This has led to a consolidation in mortgage lenders in both the retail and wholesale channels and has resulted in less competition. We believe that the consolidation of the lending community has led to a market share opportunity for us.

Origination volume is impacted by changes in interest rates and the housing market. Depressed home prices and increased loan-to-value ratios may preclude many potential borrowers, including borrowers whose existing loans we service, from refinancing their existing loans. An increase in prevailing interest rates could decrease our origination volume through our Consumer Direct Retail originations channel, our largest originations channel by volume, because this channel focuses predominantly on refinancing existing mortgage loans.

In addition, there continue to be changes in legislation and licensing in an effort to simplify the consumer mortgage experience, which require technology changes and additional implementation costs for loan originators. We expect legislative changes will continue in the foreseeable future, which may increase our operating expenses.

Critical Accounting Policies

Various elements of our accounting policies, by their nature, are inherently subject to estimation techniques, valuation assumptions and other subjective assessments. In particular, we have identified two policies that, due to the judgment, estimates and assumptions inherent in those policies, are critical to an understanding of our consolidated financial statements. These policies relate to: (a) fair value measurements; and (b) sale of mortgage loans. We believe that the judgment, estimates and assumptions used in the preparation of our consolidated financial statements are appropriate given the factual circumstances at the time. However, given the sensitivity of our consolidated financial statements to these critical accounting policies, the use of other judgments, estimates and assumptions could result in material differences in our results of operations or financial condition. Management currently views its fair value measurements, which include the valuation of mortgage loans held for sale, the valuation of mortgage loans held for investment, subject to ABS nonrecourse debt, investment in debt securities-available-for sale, the valuation of mortgage servicing rights, the valuation of derivative instruments, the valuation of ABS nonrecourse debt and sale of mortgage loans to be our critical accounting policies.

Fair Value Measurements

Mortgage Loans Held for Sale

Through September 30, 2009, we recorded mortgage loans held for sale at the lower of amortized cost or fair value on an aggregate basis grouped by delinquency status. Effective October 1, 2009, we elected to measure newly originated prime residential mortgage loans held for sale at fair value, as permitted under current accounting guidance. We estimate fair value by evaluating a variety of market indicators including recent trades and outstanding commitments, calculated on an aggregate basis.

Mortgage Loans Held for Investment, subject to ABS nonrecourse debt

We determine the fair value on loans held for investment, subject to ABS nonrecourse debt using internally developed valuation models. These valuation models estimate the exit price we expect to receive in the loan’s principal market. Although we utilize and give priority to observable market inputs such as interest rates and market spreads within these models, we typically are required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates. These internal inputs require the use of our judgment and can have a significant impact on the determination of the loan’s fair value.

Investment in Debt Securities

Investment in debt securities consists of beneficial interests we retain in securitization transactions accounted for as a sale under current accounting guidance. These securities are classified as available-for-sale securities, and are therefore carried at their market value with the net unrealized gains or losses reported in the comprehensive income (loss) component of members’ equity. We base our valuation of debt securities on observable market prices when available; however, due to illiquidity in the markets, observable market prices were not available on these debt securities at December 31, 2009 and 2008. When observable market prices are not available, we base valuations on internally developed discounted cash flow models that use a market-based discount rate. The valuation considers recent market transactions, experience with similar securities, current business conditions and analysis of the underlying collateral, as available. In order to estimate cash flows, we utilize a variety of assumptions, including assumptions for prepayments, cumulative losses, and other variables.

We evaluate investment in debt securities for impairment each quarter, and investment in debt securities is considered to be impaired when the fair value of the investment is less than its cost. The impairment is separated into impairments related to credit losses, which are recorded in current period operations, and impairments related to all other factors, which are recorded in other comprehensive income/loss.

Mortgage Servicing Rights

We recognize mortgage servicing rights related to all existing residential mortgage loans transferred to a third party in a transfer that meets the requirements for sale accounting. Additionally, we may acquire the rights to service residential mortgage loans through the purchase of these rights from third parties. We apply fair value accounting to these mortgage servicing rights, with all changes in fair value recorded as a charge or credit to servicing fee income in the consolidated statement of operations. We estimate the fair value of our mortgage servicing rights using a process that combines the use of a discounted cash flow model and analysis of current market data to arrive at an estimate of fair value. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being mortgage prepayment speeds and discount rates.

We use internal financial models that use, wherever possible, market participant data to value our mortgage servicing rights. These models are complex and use asset-specific collateral data and market inputs for interest and discount rates. In addition, the modeling requirements of mortgage servicing rights are complex because of the high number of variables that drive cash flows associated with mortgage servicing rights. Even if the general accuracy of our valuation models is validated, valuations are highly dependent upon the reasonableness of our assumptions and the predictability of the relationships that drive the results of the models. On a periodic basis, a portion of our mortgage servicing rights is reviewed by an outside valuation expert.

Derivative Financial Instruments

We utilize certain derivative instruments in the ordinary course of our business to manage our exposure to changes in interest rates. These derivative instruments include forward sales of mortgage-backed securities, forward loan sale commitments and interest rate swaps and caps. We also issue interest rate lock commitments to borrowers in connection with single family mortgage loan originations. We recognize all derivative instruments on our consolidated statement of financial position at fair value. The estimated fair values of forward sales of mortgage-backed securities, forward sale commitments and interest rate swaps and caps are based on quoted market values and are recorded as other assets or derivative financial instruments liabilities in the consolidated balance sheet. The initial and subsequent changes in value on forward sales of mortgage-backed securities are a component of loss on mortgage loans held for sale in the consolidated statement of operations. The estimated fair values of interest rate lock commitments are based on quoted market values and are recorded in other assets in the consolidated balance sheet. The initial and subsequent changes in value of interest rate lock commitments are a component of loss on mortgage loans held for sale in the consolidated statement of operations.

ABS Nonrecourse Debt

Effective January 1, 2010, new accounting guidance related to VIEs eliminated the concept of a QSPE, and all existing SPEs are now subject to the new consolidation guidance. Upon adoption of this new accounting guidance, we identified certain securitization trusts where we, through our affiliates, continued to hold beneficial interests in these trusts. These retained beneficial interests obligate us to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant. In addition, as Master Servicer on the related mortgage loans, we retain the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE. When it is determined that we have both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, the assets and liabilities of these VIEs are included in our consolidated financial statements. Upon consolidation of these VIEs, we derecognized all previously recognized beneficial interests obtained as part of the securitization, including any retained investment in debt securities, mortgage servicing rights, and any remaining residual interests. In addition, we recognized the securitized mortgage loans as mortgage loans held for investment, subject to ABS nonrecourse debt, and the related asset-backed certificates acquired by third parties as ABS nonrecourse debt on our consolidated balance sheet.

We estimate the fair value of ABS nonrecourse debt based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments.

Sale of Mortgage Loans

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered by us. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from us, (2) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) we do not maintain effective control over the transferred assets through either (a) an agreement that entitles and obligates us to repurchase or redeem them before their maturity or (b) the ability to unilaterally cause the holder to return specific assets. Loan securitizations structured as sales as well as whole loan sales are accounted for as sales of mortgage loans and the resulting gains or losses on such sales, net of any accrual for standard representations and warranties, are reported in operating results as a component of loss on mortgage loans held for sale in the consolidated statement of operations during the period in which the securitization closes or the sale occurs.

Recent Developments

During September 2010, we purchased certain mortgage servicing rights (MSRs) from an unaffiliated third party. The mortgage servicing rights purchased represented servicing for loans with unpaid principal balance of approximately $2.2 billion from one government sponsored enterprise (GSE) and approximately $1.4 billion from another GSE. During September 2010, we closed on the MSRs representing the $2.2 billion. We closed on the $1.4 billion during October 2010. The underlying loans were being subserviced by another financial institution until transferred to us in November 2010. The purchase price for the MSRs amounted to approximately $11.0 million and $6.7 million, respectively.

During October 2010, we entered into a contract to subservice approximately $18 billion of loans for a GSE. These loans were boarded onto our system in November 2010 at which time we began our servicing responsibilities. We believe that this activity will absorb the excess servicing capacity that we had previously developed in anticipation of a significant servicing transfer. Additionally, during November 2010, we entered into a contract to subservice approximately $7 billion of loans for a GSE. These loans were boarded onto our system in December 2010.

Subsequent to September 30, 2010, we entered into a sixty four month lease agreement for additional space for our servicing group. Base rent payments will amount to approximately $1.4 million annually over the term of the lease. We expect to occupy the additional space during December 2010.

On December 17, 2010, we entered into a settlement agreement and consent order with the North Carolina Office of the Commissioner of Banks resulting in an administrative penalty of approximately $1.3 million and refunds of fees to borrowers in the amount of $3.0 million. These amounts have been accrued as of September 30, 2010.

Results of Operations

Consolidated Results

The following table summarizes our consolidated operating results for the periods indicated.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(unaudited)	(unaudited)
	(in thousands)

Revenues:
Total fee income	$122,770	$67,534	$100,218	$74,007	$46,301
Gain (loss) on mortgage loans held for sale	51,754	(40,992)	(21,349)	(86,663)	(94,673)

Total revenues	174,524	26,542	78,869	(12,656)	(48,372)
Total expenses and impairments	145,622	102,674	142,367	147,777	259,222
Other income (expense):
Interest income	82,019	39,380	52,518	92,060	163,022
Interest expense	(89,298)	(48,486)	(69,883)	(65,548)	(118,553)
Gain (loss) on interest rate swaps and caps	(9,917)	4	(14)	(23,689)	(21,353)
Fair value changes in ABS securitizations	(19,115)	—	—	—	—

Total other income (expense)	(36,311)	(9,102)	(17,379)	2,823	23,116

Net income (loss)	$(7,409)	$(85,234)	$(80,877)	$(157,610)	$(284,478)

We provide further discussion of our results of operations for each of our reportable segments in the “Segment Results” section below. Certain income and expenses not allocated to our reportable segments are presented in the Legacy Portfolio and Other as discussed in Note 23- Business Segment

Reporting, in the accompanying Notes to Consolidated Financial Statements included in this prospectus.

Comparison of Consolidated Results for the nine month periods ended September 30, 2010 and 2009

Revenues increased $148.0 million from $26.5 million for the nine months ended September 30, 2009 to $174.5 million for the nine months ended September 30, 2010, primarily due to the significant increase in our total fee income and an increase in our gain (loss) on loans held for sale. The increase in our total fee income was primarily a result of our higher average servicing portfolio balance of $34.3 billion for the nine months ended September 30, 2010, compared to $22.9 billion for the nine months ended September 30, 2009. The increase in the gain (loss) on loans held for sale was a result of the $955.0 million, or 95.0%, increase in the amount of loans originated during the 2010 period as well as the elimination of lower of cost or market adjustments related to our legacy asset portfolio.

Expenses and impairments increased $42.9 million from $102.7 million for the nine months ended September 30, 2009 to $145.6 million for the nine months ended September 30, 2010, primarily due to the increase in compensation expenses related to increased staffing levels in order to accommodate our larger servicing portfolio and originations as well as other related increases in general and administrative expenses. Our September 30, 2010, operating results include an additional $6.8 million in share-based compensation expense from a revised compensation plan executed for certain members of our executive team. Additionally, expenses and impairments increased from the consolidation of certain VIEs from January 1, 2010, and from expenses associated with the settlement of certain litigation.

Other expense increased $27.2 million from $9.1 million for the nine months ended September 30, 2009 to $36.3 million for the nine months ended September 30, 2010, primarily due to the effects of the consolidation of certain VIEs and the losses on our outstanding interest rate swap positions during the 2010 period.

Comparison of Consolidated Results for the years ended December 31, 2009 and 2008

Revenues increased $91.6 million from $(12.7) million for the year ended December 31, 2008 to $78.9 million for the year ended December 31, 2009, primarily due to (1) the increase in fee income as a result of the 23% increase in our servicing portfolio year over year and (2) the reduction in the loss on mortgage loans held for sale. The decrease in loss was caused by the increase in our loans originated during 2009 compared to 2008 and the reduction in the lower of cost or market adjustments recorded in 2009 compared to 2008.

Expenses and impairments decreased $5.4 million from $147.8 million for the year ended December 31, 2008 to $142.4 million for the year ended December 31, 2009, primarily due to the reduction in the other-than-temporary impairments recognized on available for sale securities during 2009, partially offset by the increase in all other expense categories due to the increases in our loan originations and loan servicing portfolio.

Other income (expense) increased $20.2 million from $2.8 million for the year ended December 31, 2008 to $(17.4) million for the year ended December 31, 2009, primarily due to a decrease in interest income and an increase in interest expense as a result of larger advance balances caused by our increased servicing portfolio, offset by a reduction in loss on interest rate swaps and caps.

Comparison of Consolidated Results for the years ended December 31, 2008 and 2007

Revenues increased $35.7 million from $(48.4) million for the year ended December 31, 2007 to $(12.7) million for the year ended December 31, 2008, primarily due to (1) the significant increase in our servicing portfolio in 2008 over 2007 and (2) a large reduction in the lower of cost or market adjustments required in 2008 compared to 2007, offset in part by a significant reduction in the gain on mortgage loans held for sale in 2008. This reduction was caused by the sharp decline in mortgage loans originated as we moved from the origination of non-prime residential loans to prime agency and government conforming residential mortgage loans.

Expenses and impairments decreased $111.4 million from $259.2 million for the year ended December 31, 2007 to $147.8 million for the year ended December 31, 2008, primarily due to the significant reduction of our expenses from our Originations segment due to the change in business strategy from originating non-prime residential mortgage loans for securitization to prime loans for sale to the agencies. This reduction was partially offset by the increase in salaries, wages and benefits in our Servicing segment due to the increase in our servicing portfolio. Additionally, during the fourth quarter of 2007, we initiated a program to reduce costs and improve operating effectiveness to address the weakening housing market. As part of this restructuring program, we recorded an additional $18.9 million in restructuring charges in 2007 compared to $1.2 million in 2008.

Other income decreased $20.3 million from income of $23.1 million for the year ended December 31, 2007 to income of $2.8 million for the year ended December 31, 2008, primarily due to the decline in our net interest income as a result of the significant reduction in mortgage loans originated year over year.

Segment Results

Our primary business strategy is to generate recurring, stable income from managing and growing our servicing portfolio. We operate through two business segments: Servicing and Originations, which we refer to collectively as our Operating Segments. We report the activity not related to either operating segment in the Legacy Portfolio and Other. The Legacy Portfolio and Other includes primarily all sub-prime mortgage loans (i) originated in the latter portion of 2006 and during 2007 or (ii) acquired from Centex Home Equity Company, LLC (CHEC), and VIEs which were consolidated pursuant to the January 1, 2010 adoption of new consolidation guidance related to VIEs.

The accounting policies of each reportable segment are the same as those of the consolidated financial statements except for (i) expenses for consolidated back-office operations and general overhead expenses such as executive administration and accounting and (ii) revenues generated on inter-segment services performed. Revenues and expenses are allocated to individual segments based on the estimated value of the services performed.

Servicing Segment

The Servicing Segment provides loan servicing on our servicing portfolio, including the collection of principal and interest payments and the generation of ancillary fees related to the servicing of mortgage loans.

The following table summarizes our operating results from our Servicing Segment for the periods indicated.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(in thousands)

Revenues:
Servicing fee income	$115,343	$61,475	$91,266	$69,235	$45,838
Other fee income	5,512	6,666	8,867	5,366	3,819

Total fee income	120,855	68,141	100,133	74,601	49,657
Gain (loss) on mortgage loans held for sale	—	—	—	—	—

Total revenues	120,855	68,141	100,133	74,601	49,657
Expenses and impairments:
Salaries, wages, and benefits	55,796	39,751	56,726	41,755	32,268
General and administrative	12,982	7,665	10,669	9,878	9,223
Occupancy	3,185	2,624	3,502	3,404	2,544

Total expenses and impairments	71,963	50,040	70,897	55,037	44,035
Other income (expense):
Interest income	357	2,554	4,143	10,872	13,820
Interest expense	(38,723)	(19,438)	(25,877)	(15,718)	(26,430)
Loss on interest rate swaps and caps	(9,917)	—	—	—	—

Total other income (expense)	(48,283)	(16,884)	(21,734)	(4,846)	(12,610)

Net income (loss) from Servicing Segment	$609	$1,217	$7,502	$14,718	$(6,988)

Increase in aggregate unpaid principal balance of our servicing portfolio primarily governs the increase in revenues, expenses and other income (expense) of our Servicing Segment.

The table below provides detail of the characteristics and key performance metrics of our servicing portfolio as of or for the period ended.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(dollars in millions, except for average loan amount)

Unpaid principal balance (by investor):
Special Servicing	$4,052	$1,550	$1,554	$1,218	$1,079
Government-sponsored enterprises	23,853	12,407	24,235	10,709	535
ABS	7,277	8,224	7,875	9,415	11,083

Total unpaid principal balance	$35,182	$22,181	$33,664	$21,342	$12,697

Loan count—servicing	237,846	165,172	230,615	159,336	96,598
Average Servicing Portfolio	$34,272	$22,920	$25,799	$12,775	$11,873
Average loan amount	$147,921	$134,289	$145,977	$133,943	$131,441
Average coupon	6.04%	7.02%	6.76%	7.49%	8.59%
Average FICO	628	604	644	588	595
60+ delinquent (% of loans)	15.9%	17.7%	19.9%	13.1%	12.0%
Total prepayment speed (12 month CPR)	13.4%	17.1%	16.3%	16.2%	21.3%

Revenues

For the nine month periods ended September 30, 2010 and 2009

Total revenues were $120.9 million for the nine months ended September 30, 2010 compared to $68.1 million for the nine months ended September 30, 2009, an increase of $52.8 million, or 77.5%, primarily due to the net effect of the following:

•	Servicing fee income increased $53.8 million period over period primarily from:

(a)	Increase of $17.1 million due to higher average unpaid principal balance of $34.3 billion in the 2010 period compared to $22.9 billion in the comparable 2009 period. The increase in our servicing portfolio was primarily driven by an increase in average unpaid principal balance for loans serviced for government-sponsored enterprises and other subservicing contracts for third party investors of $26.8 billion in the 2010 period compared to $14.3 billion in the comparable 2009 period. This increase was partially offset by a decrease in average unpaid principal balance for our asset-backed securitizations portfolio, which decreased to $7.5 billion in the 2010 period compared to $8.6 billion in the comparable 2009 period.

(b)	Increase of $8.1 million due to increased loss mitigation and performance-based incentive fees earned from a government-sponsored enterprise.

(c)	Increase of $14.3 million due to higher modification fees earned from HAMP and from modification fees earned on non-HAMP modifications.

(d)	Increase of $11.2 million from change in fair value on mortgage servicing rights which was recognized in servicing fee income.

(e)	Increase of $3.1 million due to an increase in ancillary and late fees arising from growth in the servicing portfolio. Late fees are recognized as revenue at collection.

•	Other fee income decreased $1.2 million for the nine months ended September 30, 2010 due to lower REO sales commissions resulting from a decline in REO sales managed by our internal REO sales group.

For the years ended December 31, 2009 and 2008

Total revenues were $100.1 million for the year ended December 31, 2009 compared to $74.6 million for the year ended December 31, 2008, an increase of $25.5 million, or 34.2%, primarily due to the net effect of the following:

•	Servicing fee income increased $22.1 million year over year primarily from:

(a)	Increase of $20.8 million due to higher average unpaid principal balance of $25.8 billion in 2009 compared to $12.8 billion in 2008. The increase in our servicing portfolio was primarily driven by an increase in average unpaid principal balance for loans serviced for government-sponsored enterprises and other subservicing contracts for third party investors in 2009 compared to 2008. This increase was partially offset by a decrease in average unpaid principal balance for our private asset-backed securitizations portfolio, which decreased in 2009 compared to 2008.

(b)	Increase of $7.7 million due to increased loss mitigation and performance-based incentive fees earned from a government-sponsored enterprise.

(c)	Increase of $3.3 million due to higher modification fees earned from HAMP and from modification fees earned on non-HAMP modifications.

(d)	Increase of $7.0 million due to increased collection of late fees, primarily due to higher average unpaid principal balance of our servicing portfolio. Late fees are recognized as revenue at collection.

(e)	Decrease of $16.2 million from change in fair value on mortgage servicing rights which was recognized in servicing fee income.

•	Other fee income increased $3.5 million for the year ended December 31, 2009 from higher lender-placed insurance commissions, which is primarily due to higher delinquency rates in 2009 compared to 2008.

For the years ended December 31, 2008 and 2007

Total revenues were $74.6 million for the year ended December 31, 2008 compared to $49.7 million for the year ended December 31, 2007, an increase of $24.9 million, or 50.1%, primarily due to the net effect of the following:

•	Servicing fee income increased $23.4 million year over year primarily from:

(a)	Increase of $9.6 million due to higher average unpaid principal balance of $12.8 billion in 2008 compared to $11.9 billion in 2007 from additional servicing portfolios and entering into subservicing contracts during 2008 and acquisition of a $12.7 billion servicing portfolio in November 2008.

(b)	Increase of $6.9 million in prepayment penalties.

(c)	Increase of $1.2 million due to increased collection of late fees resulting from a higher average unpaid principal balance in 2008 compared to 2007. Late fees are recognized as revenue at collection.

(d)	Increase of $4.3 million from change in fair value to mortgage servicing rights which was recognized in servicing fee income.

•	Other fee income increased $1.6 million from higher lender-placed insurance commissions, which is primarily due to a higher delinquency rate in 2008 compared to 2007.

Expenses and Impairments

For the nine month periods ended September 30, 2010 and 2009

Expenses and impairments were $72.0 million for the nine months ended September 30, 2010 compared to $50.0 million for the nine months ended September 30, 2009, an increase of $22.0 million, or 44.0%, primarily due to an increase of $13.3 million in salaries, wages and benefits expense resulting from an increase in headcount from 729 in 2009 to 1,007 in 2010 and $2.7 million in additional share-based compensation from a revised compensation plan for certain of our executives. Additionally, we recognized an increase of $6.0 million in general and administrative and occupancy expenses associated with increased headcount and growth in the servicing portfolio.

For the years ended December 31, 2009 and 2008

Expenses and impairments were $70.9 million for the year ended December 31, 2009 compared to $55.0 million for the year ended December 31, 2008, an increase of $15.9 million, or 28.9%, primarily due to the increase of $15.0 million in salaries, wages and benefits expense resulting from an increase in headcount from 570 in 2008 to 910 in 2009.

For the years ended December 31, 2008 and 2007

Expenses and impairments were $55.0 million for the year ended December 31, 2008 compared to $44.0 million for the year ended December 31, 2007, an increase of $11.0 million, or 25.0%, primarily due to an increase of $9.5 million in salaries, wages and benefits expense from an increase in headcount from 456 in 2007 to 570 in 2008. During 2008, headcount of management personnel increased to accommodate the anticipated growth in this segment. Furthermore, we recognized an increase of $0.9 million in occupancy expense due to this higher headcount.

Other Income (Expense)

For the nine month periods ended September 30, 2010 and 2009

Total other income (expense) was $(48.3) million for the nine months ended September 30, 2010 compared to $(16.9) million for the nine months ended September 30, 2009, an increase in expense, net of income, of $31.4 million, or 185.86%, primarily due to the net effect of the following:

•	Interest income decreased $2.2 million due to lower average index rates received on custodial cash deposits associated with mortgage loans serviced combined with lower average outstanding custodial cash deposit balances.

•	Interest expense increased $19.3 million primarily due to higher average outstanding debt of $649.1 million in 2010 compared to $283.1 million in 2009, offset by lower interest rates due to declines in the base LIBOR and decreases in the overall index margin on outstanding servicer advance facilities. Additionally, in 2010, we have included the balances related to our outstanding corporate note and senior unsecured debt balances, and the related interest expense thereon, as a component of our Servicing Segment. As a result of the weakening housing market, we continued to carry approximately $368.3 million in residential mortgage loans that we were unable to securitize as mortgage loans held for sale on our balance sheet throughout most of 2009. During this time period, we allocated a portion of our outstanding corporate note balance to Legacy Portfolio and Other to account for the increased capacity and financing costs we incurred while these loans were retained on our balance sheet. For the nine months ended September 30, 2010, we recorded $13.5 million in interest expense related to our outstanding corporate and senior unsecured notes.

•	Loss on interest rate swaps and caps was $9.9 million for the nine months ended September 30, 2010, with no corresponding gain or loss recognized for the nine months ended September 30, 2009. The loss for the period was a result of a decline in fair value recognized during the period on outstanding interest rate swaps designed to economically hedge the interest rate risk associated with our 2009-ADV1 Servicer Advance Facility. This facility was not executed until the end of the fourth quarter of 2009, so we did not recognize any corresponding fair value adjustments during the period ended September 30, 2009.

For the years ended December 31, 2009 and 2008

Total other income (expense), which for the most part consisted of interest expense, was $(21.7) million for the year ended December 31, 2009 compared to $(4.8) million for the year ended December 31, 2008, an increase in expense, net of income, of $16.9 million, or 352.1%, primarily due to the net effect of the following:

•	Increase of $7.7 million from additional amortization of deferred financing costs resulting from refinancing or renewal of our advance financing facilities.

•	Increase of $6.7 million from decline in interest income earned on custodial cash deposits associated with mortgage loans serviced primarily due to lower average deposits and index rates.

•	Increase of $1.4 million from compensating interest due to increased average unpaid principal balance.

•	Increase of $1.1 million from higher average outstanding debt of $523.0 million in 2009 compared to $350.7 million in 2008, offset by lower interest rates due to declines in the base LIBOR.

For the years ended December 31, 2008 and 2007

Total other income (expense) was $(4.8) million for the year ended December 31, 2008 compared to $(12.6) million for the year ended December 31, 2007, a decrease in expense, net of income, of $7.8 million, or 61.9%, primarily due to the net effect of the following:

•	Decrease of $7.2 million from lower average index rates on our outstanding debt facilities.

•	Decrease of $3.5 million from compensating interest paid due to a decline in prepayment speeds.

•	Decrease of $2.9 million in interest income earned on custodial cash deposits associated with mortgage loans serviced primarily due to lower average deposits and index rates.

Originations Segment

The Originations Segment involves the origination, packaging, and sale of government-sponsored enterprise mortgage loans into the secondary markets via whole loan sales or securitizations.

The following table summarizes our operating results from our Originations Segment for the periods indicated.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(in thousands)

Revenues:
Servicing fee income	$—	$—	$—	$—	$—
Other fee income	4,491	318	1,156	589	466

Total fee income	4,491	318	1,156	589	466
Gain on mortgage loans held for sale	51,887	34,738	54,437	21,985	88,489

Total revenues	56,378	35,056	55,593	22,574	88,955
Expenses and impairments:
Salaries, wages, and benefits	40,063	22,398	31,497	18,357	85,886
General and administrative	20,442	9,920	14,586	10,864	44,230
Occupancy	1,631	1,087	1,449	1,574	10,844
Goodwill impairment	—	—	—	—	12,000

Total expenses and impairments	62,136	33,405	47,532	30,795	152,960
Other income (expense):
Interest income	8,327	2,910	4,261	1,920	38,277
Interest expense	(6,044)	(2,211)	(3,438)	(1,289)	(25,525)

Total other income (expense)	2,283	699	823	631	12,752

Net income (loss) from Originations Segment	$(3,475)	$2,350	$8,884	$(7,590)	$(51,253)

Increase in origination volume primarily governs the increase in revenues, expenses and other income (expense) of our Originations Segment. The table below provides detail of the loan characteristics of loans originated for the periods presented.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(in millions)

Origination Volume:
Retail	$1,128	$804	$1,093	$538	$1,451
Wholesale	832	201	386	4	917

Total Originations	$1,960	$1,005	$1,479	$542	$2,368

Revenues

For the nine month periods ended September 30, 2010 and 2009

Total revenues were $56.4 million for the nine months ended September 30, 2010 compared to $35.1 million for the nine months ended September 30, 2009, an increase of $21.3 million, or 60.7%, primarily due to the net effect of the following:

•	Other fee income increased $4.2 million primarily due to our election to measure newly originated prime residential mortgage loans held for sale at fair value, effective October 1, 2009. Subsequent to this election, any collected points and fees related to originated mortgage loans held for sale are included in other fee income. Prior to this election, points and fees were recorded as deferred origination income and recognized over the life of the mortgage loan as an adjustment to our interest income yield or, when the related loan was sold to a third-party purchaser, included as a component of gain on mortgage loans held for sale.

•	Gain on mortgage loans held for sale increased $17.1 million primarily from:

(a)	Increase of $14.7 million from larger volume of originations, which increased from $1.0 billion for the nine months ended September 30, 2009 to $2.0 billion in originations for the nine months ended September 30, 2010.

(b)	Increase of $13.4 million from capitalized mortgage servicing rights due to the larger volume of originations and subsequent retention of servicing rights.

(c)	Increase of $7.7 million resulting from the October 2009 election to apply fair value accounting to newly-originated loans.

(d)	Increase of $0.3 million from change in unrealized gains/(losses) on derivative financial instruments. These include interest rate lock commitments and forward sales of mortgage-backed securities.

(e)	Decrease of $19.0 million from recognition of points and fees earned on mortgage loans held for sale for the nine months ended September 30, 2009. Effective October 1, 2009, all points and fees are recognized at origination upon the election to apply fair value accounting to newly-originated loans and are recognized as a component of other fee income.

For the years ended December 31, 2009 and 2008

Total revenues were $55.6 million for the year ended December 31, 2009 compared to $22.6 million for the year ended December 31, 2008, an increase of $33.0 million, or 146.0%, primarily due to the net effect of the following:

•	Gain on mortgage loans held for sale increased $32.4 million primarily from:

(a)	Increase of $24.8 million from larger volume of originations, which increased from $0.5 billion in 2008 to $1.5 billion in 2009.

(b)	Increase of $3.8 million from capitalized mortgage servicing rights due to larger volume of origination and subsequent retention of servicing rights.

(c)	Increase of $3.8 million from change in unrealized gains/(losses) on derivative financial instruments. These include interest rate lock commitments and forward sales of mortgage-backed securities.

For the years ended December 31, 2008 and 2007

Total revenues were $22.6 million for the year ended December 31, 2008 compared to $89.0 million for the year ended December 31, 2007, a decrease of $66.4 million, or 74.6%, primarily due to the net effect of the following:

•	Gain on mortgage loans held for sale decreased $66.5 million primarily from:

(a)	Decrease of $59.6 million from a decline in volume of originations, which decreased from $2.4 billion in 2007 to $0.5 billion in 2008. The decrease in volume was the result of our change in strategy from originating non-prime loans for sale or securitization to originating only prime loans for sale to government-sponsored entities or other third party investors in the secondary market.

(b)	Decrease of $5.5 million from capitalized mortgage servicing rights due to lower volume of originations.

(c)	Decrease of $1.4 million from change in unrealized gains/(losses) on derivative financial instruments. These include interest rate lock commitments and forward sales of mortgage-backed securities.

Expenses and Impairments

For the nine month periods ended September 30, 2010 and 2009

Expenses and impairments were $62.1 million for the nine months ended September 30, 2010 compared to $33.4 million for the nine months ended September 30, 2009, an increase of $28.7 million, or 85.9%, primarily due to the net effect of the following:

•	Increase of $15.7 million in salaries, wages and benefits expense from increase in headcount of 387 in 2009 to 621 in 2010 and increases in performance based compensation. Additionally, we recognized $2.0 million in share-based compensation expense from a revised compensation plan for certain of our executives.

•	Increase of $11.0 million in general and administrative and occupancy expense primarily due to increase in overhead expenses from the larger volume of originations in 2010 and expenses associated with the proposed settlement of certain litigation.

For the years ended December 31, 2009 and 2008

Expenses and impairments were $47.5 million for the year ended December 31, 2009 compared to $30.8 million for the year ended December 31, 2008, an increase of $16.7 million, or 54.2%, primarily due to the net effect of the following:

•	Increase of $13.1 million in salaries, wages and benefits expense from increase in headcount of 311 in 2008 to 452 in 2009 and increases in performance based compensation.

•	Increase of $3.7 million in general and administrative expense primarily due to increase in overhead expenses from larger volume of origination in 2009.

For the years ended December 31, 2008 and 2007

Expenses and impairments were $30.8 million for the year ended December 31, 2008 compared to $153.0 million for the year ended December 31, 2007, a decrease of $122.2 million, or 79.9%, primarily due to the net effect of the following:

•	No goodwill impairment expense in 2008 compared to $12.0 million in 2007. All goodwill was written off in 2007.

•	Decrease of $67.5 million in salaries, wages and benefits expense from decrease in headcount of approximately 1,500 since the beginning of 2007 to December 31, 2008. The collapse of the non-prime market during 2007 caused large-scale reductions in our staffing of the Originations Segment.

•	Decrease of $33.4 million in general and administrative expense associated with headcount reductions and curtailment of certain originations activity.

•	Decrease of $9.3 million in occupancy expense due to a reduction in leased locations associated with the curtailment of certain originations activity.

Other Income (Expense)

For the nine month periods ended September 30, 2010 and 2009

Total other income (expense) was $2.3 million for the nine months ended September 30, 2010 compared to $0.7 million for the nine months ended September 30, 2009, an increase in income, net of expense, of $1.6 million, or 228.6%, primarily due to the net effect of the following:

•	Interest income increased $5.4 million from interest earned from originated loans prior to sale or securitization. The increase is primarily due to the increase in the volume of originations. Loans are typically sold within 30 days of origination.

•	Interest expense increased $3.8 million primarily due to an increase in origination volume in 2010 and associated financing required to originate these loans combined with a slight increase in outstanding average days in warehouse on newly originated loans.

For the years ended December 31, 2009 and 2008

Total other income (expense) was $0.8 million for the year ended December 31, 2009 compared to $0.6 million for the year ended December 31, 2008, an increase in income, net of expense, of $0.2 million, or 33.3%, primarily due to the net effect of the following:

•	Interest income increased $2.4 million primarily due to interest earned from originated loans prior to sale or securitization. Loans are typically sold within 30 days of origination.

•	Interest expense increased $2.1 million primarily due to interest expense from warehouse facilities that finance the origination of loans.

For the years ended December 31, 2008 and 2007

Total other income (expense) was $0.6 million for the year ended December 31, 2008 compared to $12.8 million for the year ended December 31, 2008, a decrease in income, net of expense, of $12.2 million, or 95.3%, primarily due to the net effect of the following:

•	Interest income decreased $36.4 million primarily due to interest earned from originated loans prior to sale or securitization. Origination volume declined significantly in 2008 from our 2007 amounts due to our change in origination strategy mentioned above.

•	Interest expense decreased $24.2 million primarily due to a significant decline in origination volume in 2008 and associated financing required to originate loans.

Legacy Portfolio and Other

Through December 2009, our legacy asset portfolio consisted primarily of non-prime and non-conforming residential mortgage loans that we primarily originated from April to July 2007. Revenues and expenses are primarily a result of mortgage loans transferred to securitization trusts that were structured as secured borrowings, resulting in carrying the securitized loans as mortgage loans held for investment on our consolidated balance sheets and recognizing the asset-backed certificates as nonrecourse debt. Prior to September 2009, these residential mortgage loans were classified as mortgage loans held for sale on our consolidated balance sheet and carried at the lower of cost or fair value and financed through a combination of our existing warehouse facilities and our corporate note. These loans were transferred on October 1, 2009, from mortgage loans held for sale to a held-for-investment classification at fair value on the transfer date. Subsequent to the transfer date, we completed the securitization of the mortgage loans, which was structured as a secured borrowing. This structure resulted in carrying the securitized loans as mortgages on our consolidated balance sheet and recognizing the asset-backed certificates acquired by third parties as nonrecourse debt.

Effective January 1, 2010, new accounting guidance eliminated the concept of a QSPE. Consequently, all existing securitization trusts are considered VIEs and are now subject to the new consolidation guidance. Upon consolidation of certain of these VIEs, we recognized the securitized mortgage loans related to these securitization trusts as mortgage loans held for investment, subject to ABS nonrecourse debt (see Note 3 to our unaudited consolidated financial statements). Additionally, we elected the fair value option provided for by ASC 825-10. Assets and liabilities related to these VIEs are included in Legacy Portfolio and Other in our segmented results.

The following table summarizes our operating results from Legacy Portfolio and Other for the periods indicated.

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010	2009	2009	2008	2007
	(in thousands)

Revenues:
Servicing fee income	$1,118	$—	$—	$—	$—
Other fee income	1,848	—	—	—	(3,694)

Total fee income	2,966	—	—	—	(3,694)
Gain (loss) on mortgage loans held for sale	—	(75,730)	(75,786)	(108,648)	(183,162)

Total revenues	2,966	(75,730)	(75,786)	(108,648)	(186,856)
Expenses and impairments:
Salaries, wages, and benefits	8,963	2,450	3,537	2,854	—
General and administrative	1,507	4,220	5,239	1,452	1,794
Loss on mortgage loans held for investment and foreclosed real estate	—	6,458	7,512	2,567	2,733
Occupancy	1,186	1,712	1,912	1,043	21,303
Loss on available-for-sale securities-other-than-temporary	—	5,314	6,809	55,212	36,525

Total expenses and impairments	11,656	20,154	25,009	63,128	62,355
Other income (expense):
Interest income	67,793	33,916	44,114	79,268	110,925
Interest expense	(44,531)	(26,837)	(40,568)	(48,541)	(66,598)
Gain (loss) on interest rate swaps and caps	—	4	(14)	(23,689)	(21,353)
Fair value changes in ABS securitizations	(19,115)	—	—	—	—

Total other income (expense)	4,147	7,083	3,532	7,038	22,974

Net income (loss) from Legacy Portfolio & Other	$(4,543)	$(88,801)	$(97,263)	$(164,738)	$(226,237)

The table below provides detail of the characteristics of our securitization trusts included in Legacy Portfolio and other for the dates indicated:

	Nine Months Ended
	September 30,		Year Ended December 31,
	2010(1)	2009	2009	2008	2007

Legacy Portfolio & Other Performance:
Performing—UPB	$1,472,022	$368,343	$345,516	$627,368	$969,688
Nonperforming (90+ Delinquency)—UPB	435,410	162,564	141,602	100,452	61,514
Real Estate Owned-Estimated Fair Value	29,384	9,641	10,262	21,822	28,974

Total Legacy Portfolio & Other—UPB	$1,936,816	$540,548	$497,380	$749,642	$1,060,176

(1)	Amounts include one previously off-balance sheet securitization which was consolidated upon adoption of ASC 810 related to consolidation of certain VIEs.

For the nine month periods ended September 30, 2010 and 2009

Total revenues were $2.9 million for the nine months ended September 30, 2010, compared to $(75.7) million for the nine months ended September 30, 2009. This increase was primarily a result of a change in classification on mortgage loans held for sale discussed above, with no gain on mortgage loans held for sale recorded for the nine months ended September 30, 2010, compared to a loss of $75.7 million recorded for the nine months ended September 30, 2009.

Expenses and impairments were $11.7 million for the nine months ended September 30, 2010 compared to $20.2 million for the nine months ended September 30, 2009, a decrease of $8.5 million, or 42.1%, primarily due to the net impact of the adoption of new accounting guidance on the consolidation of certain securitization trusts which resulted in a $6.5 million reduction in charges from losses realized on mortgage loans held for investment and foreclosed real estate. Additionally, we recognized $2.0 million in share-based compensation expense from a revised compensation plan for certain of our executives.

Total other income was $4.1 million for the nine months ended September 30, 2010 compared to $7.1 million for the nine months ended September 30, 2009, a decrease of $3.0 million, or 42.3%. The decrease was primarily due to an increase in our net interest income, offset by fair value changes in our ABS securitizations. Interest income, net of interest expense, increased to $23.3 million for the nine months ended September 30, 2010 as compared to $7.1 million for the nine months ended September 30, 2009. The increase in interest income, net was due to the consolidation of certain securitization trusts upon the adoption of new accounting guidance related to VIEs. Fair value changes in ABS securitizations included a $19.1 million decrease to net income for the nine months ended September 30, 2010, with no corresponding decrease for the nine months ended September 30, 2009, due to the election of the fair value option on consolidated VIEs.

For the years ended December 31, 2009 and 2008

Total revenues were $(75.8) million for the year ended December 31, 2009, compared to $(108.6) million for the year ended December 31, 2008, an increase of $32.8 million, or 30.2%. This increase was a result of lower mark-to-market adjustments on our outstanding legacy portfolio. We accounted for the excess of cost over fair value of these loans as a valuation allowance with changes in the valuation allowance included in loss on mortgage loans held for sale. For the year ended December 31, 2009, the change in the outstanding valuation allowance resulted in net income of $8.8 million, compared to a net loss of $42.5 million for the year ended December 31, 2008. These amounts were partially offset by higher realized losses on existing portfolio rewrites and liquidations on our existing legacy portfolio and real estate owned of $80.3 million for the year ended December 31, 2009, compared to a loss of $56.3 million for the year ended December 31, 2008.

Expenses and impairments were $25.0 million for the year ended December 31, 2009, compared to $63.1 million for the year ended December 31, 2008, a decrease of $38.1 million, or 60.4%, primarily due to a decrease of $48.4 million in other-than-temporary impairments recognized on our investment in debt securities-available-for-sale attributable to lower overall outstanding carrying balances on outstanding debt securities, offset by an increase in unallocated corporate expenses and an increase in losses realized on loans held for investment and foreclosed real estate.

Total other income was $3.5 million for the year ended December 31, 2009 compared to $7.0 million for the year ended December 31, 2008, a decrease of $3.5 million, or 49.8%. The decrease was primarily due to a decrease in net interest income year over year of approximately $27.2 million, offset by a decrease in loss on interest rate swaps and caps. The decrease in interest income, net was attributable to an overall decrease in our total outstanding performing legacy portfolio assets to $345.5 million as of December 31, 2009, compared to $627.4 million as of December 31, 2008. In addition, our weighted average interest rates on our outstanding legacy portfolio assets decreased to 7.58% for the year ended December 31, 2009 compared to 9.11% for the year ended December 31, 2008. Loss on interest rate swaps and caps decreased to $0.0 million for the year ended December 31,

2009 as compared to $23.7 million for the year ended December 31, 2008. Prior to 2009, we entered into interest rate swap agreements to economically hedge the interest payments on the warehouse debt and securitization of our mortgage loans held for sale. The $23.7 million decrease in loss on interest rate swaps and caps was due to our unwinding of all of our outstanding interest rate swap positions during 2008.

For the years ended December 31, 2008 and 2007

Total revenues were $(108.6) million for the year ended December 31, 2008, compared to $(186.9) million for the year ended December 31, 2007, an increase of $78.2 million, or 41.9%. This increase was primarily a result of lower mark-to-market adjustments on our outstanding legacy portfolio. We accounted for the excess of cost over fair value of these loans as a valuation allowance with changes in the valuation allowance included in loss on mortgage loans held for sale. For the year ended December 31, 2008, the change in the outstanding valuation allowance resulted in a decrease in our net loss on mortgage loans held for sale of $42.5 million, compared to a net loss of $85.1 million for the year ended December 31, 2007. This decrease was partially offset by higher realized losses on existing portfolio rewrites and liquidations on our existing legacy portfolio and real estate owned of $56.3 million for the year ended December 31, 2008, compared to a loss of $30.2 million for the year ended December 31, 2008.

Expenses and impairments were $63.1 million for the year ended December 31, 2008, compared to $62.4 million for the year ended December 31, 2007, an increase of $0.7 million, or 1.1%, primarily due to the net effect of the following:

•	Increase of $18.7 million in other-than-temporary impairments recognized on our investment in debt securities-available-for-sale.

•	Decrease of $20.3 million in occupancy expenses. In the fourth quarter of 2007, we initiated a program to reduce costs and improve operating effectiveness. As part of this restructuring program, we recorded restructuring charges totaling $18.9 million in 2007, compared to $1.2 million in 2008.

•	Increase of $2.9 million in salaries, wages, and benefits expense for personnel assigned to service the existing legacy asset portfolio.

Total other income was $7.0 million for the year ended December 31, 2008 compared to $23.0 million for the year ended December 31, 2007, a decrease of $15.9 million, or 69.4%. The decrease was primarily due to a decrease in net interest income year over year of approximately $13.6 million. The decrease in interest income, net was attributable to an overall decrease in our total outstanding performing legacy portfolio assets to $627.4 million as of December 31, 2008, compared to $969.7 million as of December 31, 2007. In addition, our weighted average interest rates on our outstanding legacy portfolio assets decreased to 9.11% for the year ended December 31, 2008 compared to 9.40% for the year ended December 31, 2007. Additionally, loss on interest rate swaps and caps increased to $23.7 million for the year ended December 31, 2008 as compared to $21.4 million for the year ended December 31, 2007. The $2.3 million increase in loss on interest rate swaps and caps was a result of lower marks on our outstanding interest rate swap positions offset by lower average outstanding notional balances.

Analysis of Items on Consolidated Balance Sheet

The following table presents our consolidated balance sheets as of September 30, 2010, December 31, 2009 and December 31, 2008 (in thousands).

	September 30,	December 31,	December 31,
	2010	2009	2008
	(unaudited)

Assets
Cash and cash equivalents	$27,449	$41,645	$9,357
Restricted cash	50,834	52,795	21,032
Accounts receivable	418,662	509,974	355,974
Mortgage loans held for sale	342,766	203,131	560,354
Mortgage loans held for investment, subject to nonrecourse debt—Legacy Assets	274,232	301,910	—
Mortgage loans held for investment, subject to ABS nonrecourse debt	542,493	—	—
Investment in debt securities—available-for-sale	—	2,486	9,294
Receivables from affiliates	9,344	12,574	12,263
Mortgage servicing rights	123,321	114,605	110,808
Property and equipment, net	8,302	6,575	5,313
Real estate owned, net (includes $19,743 and $0, respectively, of real estate owned, subject to ABS nonrecourse debt)	29,384	10,262	21,822
Other assets	30,965	24,228	15,784

Total assets	$1,857,752	$1,280,185	$1,122,001

Liabilities and members’ equity
Notes payable	$532,272	$771,857	$810,041
Unsecured senior notes	243,711	—	—
Payables and accrued liabilities	149,939	66,830	53,961
Derivative financial instruments	11,680	—	2,077
Derivative financial instruments, subject to ABS nonrecourse debt	20,397	—	—
Nonrecourse debt—Legacy Assets	145,649	177,675	—
ABS nonrecourse debt	498,299	—	—

Total liabilities	1,601,947	1,016,362	866,079
Total members’ equity	255,805	263,823	255,922

Total liabilities and members’ equity	$1,857,752	$1,280,185	$1,122,001

Comparison of Consolidated Balance Sheet Items- September 30, 2010 to December 31, 2009

Assets

Restricted cash consists of custodial accounts related to collections on certain mortgage loans and mortgage loan advances that have been pledged to debt counterparties under various Master Repurchase Agreements. Restricted cash was $50.8 million at September 30, 2010, a marginal decrease of $2.0 million from December 31, 2009, primarily a result of the decrease in custodial deposits from mortgage loan advances. These custodial deposits are held in trust until they are remitted to the bond investors to pay down the asset-backed certificates.

Accounts receivable consists primarily of accrued interest receivable on mortgage loans and securitizations, collateral deposits on surety bonds, and advances made to nonconsolidated securitization trusts, as required under various servicing agreements related to delinquent loans, which are ultimately paid back to us from the securitization trusts. Accounts receivable was $418.7 million at September 30, 2010, a decrease of $91.3 million from December 31, 2009. The decrease in accounts receivable was primarily a result of decreases in outstanding delinquency and corporate and escrow advances of $68.5 million and $40.6 million, respectively. During the period, the GSEs began to repurchase loans from securitization trusts that we service for them that are 120 days or more past due. In conjunction with these repurchases, principal and interest advances that we had made as servicer for these loans were repaid. As such, our accounts receivable balance decreased significantly during the period as well as our corresponding borrowings under our MBS Advance Funding facility that we utilize to fund such advances.

Mortgage loans held for sale are carried at fair value, as permitted under ASC 825, Financial Instruments. We estimate fair value by evaluating a variety of market indicators including recent trades and outstanding commitments. Mortgage loans held for sale was $342.8 million at September 30, 2010, an increase of $139.6 million over December 31, 2009, a result of higher origination volume during the latter portion of the quarter ended September 30, 2010.

Mortgage loans held for investment, subject to nonrecourse debt—legacy assets consist of nonconforming or subprime mortgage loans securitized which serve as collateral for the nonrecourse debt. These loans were transferred on October 1, 2009, from mortgage loans held for sale at fair value on the transfer date, as determined by the present value of expected future cash flows, with no valuation allowance recorded. Any decreases in expected cash flows subsequent to the transfer are recognized as a valuation allowance. Mortgage loans held for investment, subject to nonrecourse debt—legacy assets was $274.2 million at September 30, 2010, a decrease of $27.7 million from December 31, 2009, a result of principal collections and liquidations on the outstanding mortgage loans.

Mortgage loans held for investment, subject to ABS nonrecourse debt consist of mortgage loans that were recognized upon the adoption of new accounting guidance related to VIEs effective January 1, 2010. To more accurately represent the future economic performance of the securitization collateral and related debt balances, we elected the fair value option provided for by ASC 825-10 Financial Instruments-Overall. This option was applied to all eligible items within the VIE, including mortgage loans held for investment, subject to ABS nonrecourse debt, and the related ABS nonrecourse debt.

Investment in debt securities—available-for-sale consists of beneficial interests we retain in securitization transactions accounted for as a sale under the guidance of ASC 860. Effective January 1, 2010, new accounting guidance for VIEs eliminated the concept of a QSPE and all existing securitization trusts are considered VIEs and are now subject to the new consolidation guidance. Upon consolidation of these VIEs, Nationstar derecognized all previously recognized beneficial interests, including retained investment in debt securities, obtained as part of the securitization (see Note 3 to our interim consolidated financial statements).

Receivables from affiliates consist of periodic transactions with Nationstar Regular Holdings, Ltd., a subsidiary of FIF HE Holdings LLC. These transactions typically involve the monthly payment of principal and interest advances that are required to be remitted to securitization trusts as required under various Pooling and Servicing Agreements. These amounts are later repaid to us when principal and interest advances are recovered from the respective borrowers. Receivables from affiliates were $9.3 million at September 30, 2010, a decrease of $3.3 million from December 31, 2009, as a result of increased recoveries on outstanding principal and interest advances.

Mortgage servicing rights consist of servicing assets related to all existing residential mortgage loans transferred to a third party in a transfer that meets the requirements for sale accounting, or through the acquisition of the right to service residential mortgage loans that do not relate to our assets. Mortgage servicing rights were $123.3 million at September 30, 2010, an increase of $8.7 million over December 31, 2009. The increase was primarily a result of the capitalization of newly created mortgage servicing rights of $16.8 million, combined with the purchase of $11.0 million in mortgage servicing rights, offset by the derecognition of previously recognized mortgage servicing rights on the consolidation of certain securitization trusts for the adoption of new accounting guidance related to VIEs of $10.4 million, and the change in fair value of mortgage servicing rights.

Property and equipment, net increased by approximately $1.7 million, primarily as a result of expenditures related to newly opened retail branches and increased hardware acquisitions to support servicing expansion.

Real estate owned, net represents property we acquired as a result of foreclosures on delinquent mortgage loans. Real estate owned, net is recorded at estimated fair value, less costs to sell, at the date of foreclosure. Any subsequent operating activity and declines in value are charged to earnings. Real estate owned, net was $29.4 million at September 30, 2010, an increase of $19.1 million over December 31, 2009. This increase was primarily a result of the adoption of the new accounting guidance related to VIEs, resulting in the recognition of $19.7 million in real estate owned properties from certain consolidated VIEs.

Other assets consist of principally deferred financing costs, derivative financial instruments, and prepaid expenses. Other assets were $31.0 million at September 30, 2010, an increase of $6.7 million over December 31, 2009. This increase was primarily a result of an increase in deferred financing costs from our March 2010 offering and other higher prepaid expenses.

Liabilities and Members’ Equity

At September 30, 2010, total liabilities were $1.6 billion, a $0.6 billion increase from December 31, 2009. The increase in total liabilities was primarily a result of the adoption of new accounting guidance related to VIEs, resulting in the recognition of $0.5 billion in asset-backed certificates from certain consolidated VIEs combined with a March 2010 offering of Senior Unsecured Notes of $243 million. This increase was offset by the payoff of our corporate loan of $88.9 million and paydowns on our other outstanding debt facilities of $150.7 million.

At September 30, 2010, outstanding members’ equity was $255.8 million, an $8.0 million decrease from December 31, 2009. The decrease in members’ equity was primarily driven by a $7.4 million net loss for the nine months ended September 30, 2010 and a cumulative effect adjustment from the adoption of new accounting guidance related to VIEs, resulting in a cumulative effect decrease in our beginning members’ units of $8.1 million, offset by $7.5 million in share-based compensation during the period.

Comparison of Consolidated Balance Sheet Items- December 31, 2009 to December 31, 2008

Assets

Restricted cash consists of custodial accounts related to collections on certain mortgage loans and mortgage loan advances that have been pledged to debt counterparties under various Master Repurchase Agreements. Restricted cash was $52.8 million at December 31, 2009, an increase of $31.8 million from December 31, 2008, primarily a result of the decrease in custodial deposits from mortgage loan advances. These custodial deposits are held in trust until they are remitted to the bond investors to pay down the asset-backed certificates.

Accounts receivable consists primarily of accrued interest receivable on mortgage loans and securitizations, collateral deposits on surety bonds, and advances made to nonconsolidated securitization trusts, as required under various servicing agreements related to delinquent loans, which are ultimately paid back to us from the securitization trusts. Accounts receivable was $510.0 million at December 31, 2009, an increase of $154.0 million from December 31, 2008. The increase in accounts receivable was primarily a result of increases in outstanding delinquency and corporate and escrow advances as a result of the increase in the unpaid principal balance of loans serviced. During the period, our servicing portfolio increased from $21.3 billion to $33.7 billion from December 31, 2008 to December 31, 2009. As such, our accounts receivable balance increased significantly during the period as well as our corresponding borrowings under our MBS Advance Funding facilities that we utilize to fund such advances.

Mortgage loans held for sale was $203.1 million at December 31, 2009, a decrease of $357.3 million from December 31, 2008. The decrease was primarily the result of losses related to the transfer of $319.2 of these loans to held for investment in October 2009, the transfer of $73.3 million of these loans to real estate owned during 2009, partially offset by a significant increase in mortgage loans originated and awaiting sale at year end. As of December 31, 2009, mortgage loans held for sale are carried at fair value, as permitted under ASC 825, Financial Instruments. We estimate fair value by evaluating a variety of market indicators including recent trades and outstanding commitments.

Mortgage loans held for investment, subject to nonrecourse debt—legacy assets consist of nonconforming or subprime mortgage loans securitized which serve as collateral for the nonrecourse debt. These loans were transferred on October 1, 2009, from mortgage loans held for sale at fair value on the transfer date, as determined by the present value of expected future cash flows, with no valuation allowance recorded. Any decreases in expected cash flows subsequent to the transfer are recognized as a valuation allowance. Mortgage loans held for investment, subject to nonrecourse debt—legacy assets was $301.9 million at December 31, 2009. There were no mortgage loans held for investment at December 31, 2008.

Investment in debt securities—available-for-sale consists of beneficial interests we retain in securitization transactions accounted for as a sale under the guidance of ASC 860. At December 31, 2009, our investment in debt securities-available for sale was $2.5 million, a decrease of $6.8 million. This decrease was due to other-than-temporary impairment on such securities.

Receivables from affiliates consist of periodic transactions with Nationstar Regular Holdings, Ltd., a subsidiary of FIF HE Holdings LLC. These transactions typically involve the monthly payment of principal and interest advances that are required to be remitted to securitization trusts as required under various Pooling and Servicing Agreements. These amounts are later repaid to us when principal and interest advances are recovered from the respective borrowers. Receivables from affiliates were $12.6 million at December 31, 2009, an insignificant decrease from the $12.3 million at December 31, 2008.

Mortgage servicing rights consist of servicing assets related to all existing residential mortgage loans transferred to a third party in a transfer that meets the requirements for sale accounting, or through the acquisition of the right to service residential mortgage loans that do not relate to our assets. Mortgage servicing rights were $114.6 million at December 31, 2009, an increase of $3.8 million over December 31, 2008. The increase was primarily a result of the capitalization of newly created mortgage servicing rights of $8.3 million, combined with the purchase of $23.4 million in mortgage servicing rights, offset by the change in fair value of the mortgage servicing rights during 2009 of $27.9 million.

Property and equipment, net increased by approximately $1.3 million, primarily as a result of expenditures related to assets acquired in support of our servicing expansion.

Real estate owned, net represents property we acquired as a result of foreclosures on delinquent mortgage loans. Real estate owned, net is recorded at estimated fair value, less costs to sell, at the date of foreclosure. Any subsequent operating activity and declines in value are charged to earnings. Real estate owned, net was $10.3 million at December 31, 2009, a decrease of $11.5 million from December 31, 2008. This decrease was primarily a result of our efforts to liquidate our real estate owned properties.

Other assets consist of principally deferred financing costs, derivative financial instruments, and prepaid expenses. Other assets were $24.2 million at December 31, 2009, an increase of $8.4 million over December 31, 2008. This increase was primarily a result of an increase in the value of derivative instruments relating to our growing loan originations.

Liabilities and Members’ Equity

At December 31, 2009, total liabilities were $1.0 billion, a $0.1 billion increase from December 31, 2008. The increase in total liabilities was primarily a result of the increase in our nonrecourse debt-Legacy Assets that resulted from the securitization of certain mortgage loans held for investment in November 2009.

At December 31, 2009, outstanding members’ equity was $263.8 million, a $7.9 million increase from December 31, 2008. The increase in members’ equity was primarily driven by capital contributions from our members of $88.0 million, share-based compensation during the year of $0.8 million, partially offset by our net loss of $80.9 million for the year.

Recent Accounting Developments

On January 1, 2010, we adopted new Financial Accounting Standards Board (FASB) accounting guidance on transfers of financial assets and consolidation of VIEs. This new accounting guidance revises sale accounting criteria for transfers of financial assets, including elimination of the concept of and accounting for qualifying special purpose entities (QSPEs), and significantly changes the criteria for consolidation of a VIE. The adoption of this new accounting guidance resulted in the consolidation of certain VIEs that previously were QSPEs that were not recorded on our Consolidated Balance Sheet prior to January 1, 2010. We recorded an $8.1 million charge to members’ equity on January 1, 2010 for the cumulative effect of the adoption of this new accounting guidance, which resulted principally from the derecognition of the retained interests in the securitizations. Initial recording of these assets and liabilities on our Consolidated Balance Sheet had no impact at the date of adoption on consolidated results of operations.

Accounting Standards Update No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (Update No. 2010-06). Update No. 2010-06 requires additional disclosures about fair value measurements, including separate disclosures of significant transfers in and out of Level 1 and Level 2 fair value measurements and the reasons for the transfers. Additionally, the reconciliation for fair value measurements using significant unobservable inputs (Level 3) should present separately information about purchases, sales, issuances, and settlements. Update No. 2010-06 also clarifies previous disclosure requirements, including the requirement that entities provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for both Level 2 and Level 3 measurements. The new disclosures and clarifications of existing disclosures required under Update No. 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, and was adopted for the interim reporting period ending March 31, 2010, except for the disclosures about purchases, sales, issuances, and settlement in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

Accounting Standards Update No. 2010-18, Effect of a Loan Modification When the Loan Is Part of a Pool That Is Accounted for as a Single Asset (Update No. 2010-18). Update No. 2010-18 clarifies the accounting treatment for modifications of loans that are accounted for within a pool under Subtopic 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality (Subtopic 310-30), requiring an entity to continue to include modified loans in the pool even if the modification of those loans would otherwise be considered a troubled debt restructuring. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this update were effective for Nationstar for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The adoption of Update No. 2010-18 did not have a material impact on our financial condition, liquidity or results of operations.

Accounting Standards Update No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (Update No. 2010-20). Update No. 2010-20 is intended to provide users of financial statements with greater transparency regarding a company’s allowance for credit losses and the credit quality of its financing receivables. It is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. The additional disclosure requirements for this amendment are effective for Nationstar for annual reporting periods ending on or after December 15, 2011. The adoption of Update No. 2010-20 will not have a material impact on Nationstar’s financial condition, liquidity or results of operations.

Liquidity and Capital Resources

Liquidity measures our ability to meet potential cash requirements, including the funding of servicing advances, paying operating expenses, origination of loans and repayment of borrowings. Our cash balance decreased from $41.6 million as of December 31, 2009 to $27.5 million as of September 30, 2010, primarily due to greater cash outflows from our financing activities to repay our outstanding debt facilities.

We shifted our strategy after 2007 to leverage our industry-leading servicing capabilities and capitalize on the opportunities to grow our origination platform has led to the strengthening of our liquidity position. As a part of our shift in strategy, we ceased originating non-prime loans in 2007, and new originations have been focused on loans that are eligible to be sold to government-sponsored enterprises. For the nine month periods ended September 30, 2010 and 2009, substantially all originated loans have either been sold or are pending sale. Additionally, we grew our servicing portfolio from $22.2 billion as of September 30, 2009 to $37.4 billion as of September 30, 2010.

As part of the normal course of our business, we borrow money to fund servicing advances and loan originations. The loans we originate are financed through several warehouse lines on a short-term basis. We typically hold the loans for approximately 30 days and then sell the loans or place them in government securitizations and repay the borrowings under the warehouse lines. We rely upon several counterparties to provide us with financing facilities to fund a portion of our servicing advances and to fund our loan originations on a short-term basis. Our ability to fund current operations depends upon our ability to secure these types of short-term financings on acceptable terms and to renew or replace the financings as they expire.

In March 2010, we completed the offering of $250 million of unsecured senior notes, which were issued with an issue discount of $7.0 million for net cash proceeds of $243.0 million, with a maturity date of April 2015. These unsecured senior notes pay interest biannually at an interest rate of 10.875%. Cash proceeds from this offering were used to paydown outstanding balances on our existing debt facilities. Should the need arise, we would be able to borrow additional amounts from our existing debt facilities on our outstanding pledged mortgage loans of approximately $154.5 million.

At this time, we see no material negative trends that we believe would affect our access to long-term borrowings, short-term borrowings or bank credit lines sufficient to maintain our current operations, or would likely cause us to cease to be in compliance with any applicable covenants in our indebtedness or that would inhibit our ability to fund operations and capital commitments for the next 12 months.

Our primary sources of funds for liquidity include: (i) lines of credit and other secured borrowings; (ii) servicing fees and ancillary fees; (iii) payments received from sale or securitization of loans; and (iv) payments received from mortgage loans held for sale.

Our primary uses of funds for liquidity include: (i) funding of servicing advances; (ii) origination of loans; (iii) payment of interest expenses; (iv) payment of operating expenses; and (v) repayment of borrowings.

Our servicing agreements impose on us various rights and obligations that affect our liquidity. Among the most significant of these obligations is the requirement that we advance our own funds to meet contractual principal and interest payments for certain investors and to pay taxes, insurance, foreclosure costs and various other items that are required to preserve the assets being serviced. Delinquency rates and prepayment speed affect the size of servicing advance balances.

We intend to continue to seek opportunities to acquire loan servicing portfolios, originations platforms and/or businesses that engage in loan servicing and/or loan originations. We cannot predict the extent to which our liquidity and capital resources will be diminished by any such transactions. Additionally, we believe that a significant acquisition may require us to raise additional capital to facilitate such a transaction. We would likely finance acquisitions through a combination of corporate debt issuances, asset-backed acquisition financing and/or cash from operations.

Operating Activities

Our operating activities provided $24.5 million and $100.4 million of cash flow for the nine months ended September 30, 2010 and 2009, respectively. The decrease of $75.9 million was primarily due to the net effect of the following:

•	Origination volume of $1,960.1 million for the nine months ended September 30, 2010 compared to $1,004.7 million for the nine months ended September 30, 2009.

•	Decreased proceeds of $96.4 million primarily due to greater recoveries experienced on our outstanding principal and interest advances to our unconsolidated securitization trusts that were recovered during the first nine months of 2009.

•	Decrease in other changes in mortgages loans held for sale of $301.3 million due to lower loan payoffs and other principal receipts on mortgage loans held for sale.

•	Offset by $1,111.8 million increase from proceeds received from sale of loans due to increased origination volume in 2010.

•	Increase of $96.3 million primarily due to increased delinquency advances to investors to cover scheduled payments of principal and interest that are required to be remitted to securitization trusts.

•	Increase of $77.8 million in attributable to decrease in net loss period over period, primarily a result of increased revenues from our higher servicing portfolio and increased volume in loan originations.

Our operating activities (used) provided $(83.6) million, $40.2 million and $723.2 million of cash flow for the years ended December 31, 2009, 2008 and 2007, respectively. The decrease in operating cash flow from 2008 to 2009 was primarily due to $934.6 million higher volume of originations in 2009, offset by $493.5 million increase from proceeds received from sale of loans and $268.9 million increase in principal payments received from loans. The significant decrease in operating cash flow from 2007 to 2008 was primarily due to a $4.4 billion decrease from proceeds received from sale of loans and a $267.9 million decrease in principal payments received from loans, offset by $3.9 billion decrease in the volume of originations and purchased loans in 2008.

Investing Activities

Our investing activities provided $85.9 million and $30.0 million of cash flow for the nine months ended September 30, 2010 and 2009, respectively. The increase in cash flows from investing activities from 2009 to 2010 was primarily a result of an increase in cash proceeds from sales of real estate owned.

Our investing activities provided (used) $30.0 million, $(34.6) million and $(86.3) million of cash flow for the years ended December 31, 2009, 2008 and 2007, respectively. The increase in cash flow from investing activities from 2008 to 2009 was primarily due to the absence of interest rate swap settlements in 2009 compared to $51.6 million of settlements in 2008 and a $17.8 million decrease in cash used for the purchase of mortgage servicing rights, net of liabilities, offset by no principal payments received from debt securities in 2009 compared to $8.4 million in 2008. The increase in investing cash flow from 2007 to 2008 was primarily due to the purchase of debt securities in 2007 of $113.8 million compared to no purchases in 2008, offset by the aforementioned swap settlements of $51.6 million and a $19.0 million purchase of mortgage servicing rights, net of liabilities in 2008.

Financing Activities

Our financing activities used $124.5 million and $109.0 million of cash outflow for the nine months ended September 30, 2010 and 2009, respectively. The increase in cash outflow from financing activities from 2009 to 2010 was primarily a result of the March 2010 offering of Senior Unsecured Notes resulting in net cash proceeds of $243.0 million. Proceeds from the March offering were used to pay down our existing debt facilities, resulting in a decrease in our outstanding notes payable of $239.6 million for the nine months ended September 30, 2010, compared to the net decrease in our outstanding notes payable balance of $82.4 million for the nine months ended September 30, 2009. In addition, for the nine months ended September 30, 2010, we paid down our other outstanding nonrecourse debt facility balances by $37.2 million and paid out an additional $1.3 million in debt financing costs compared to the nine months ended September 30, 2009. We also did not receive any capital contributions from our existing members in 2010, compared to $20.7 million in capital contributions received in 2009.

Our financing activities provided (used) $85.9 million, $(37.5) million and $(606.0) million of cash flow for the years ended December 31, 2009, 2008 and 2007, respectively. The increase in cash flow from financing activities from 2008 to 2009 was primarily due to the non-recourse debt, net issued in 2009 related to the secured financing of our legacy assets. The decrease in cash used in financing activities from 2008 to 2007 was primarily attributable to an $841.8 million decrease in cash used to pay down our existing warehouse facilities due to a decrease in securitizations closed in 2008. This decrease was offset by a $262.4 million decrease in capital contributions received from existing members in 2008.

Contractual Obligations

The table below sets forth our contractual obligations, excluding our Legacy Asset Securitized Debt and ABS nonrecourse debt, as of September 30, 2010:

		2011	2013	2015
	2010	to 2012	to 2014	to 2016	After 2016	Total
	(dollars in thousands)

Senior Unsecured Notes	$—	$—	$—	$250,000	$—	$250,000
Interest expense from Senior Unsecured Notes	20,768	54,375	54,375	6,797	—	136,315
MBS Advance Financing Facility	113,615	—	—	—	—	113,615
ABS Advance Financing Facility	—	225,800	—	—	—	225,800
MSR Notes	1,388	11,106	4,627	—	—	17,121
$300 Million Warehouse Facility	—	113,000	—	—	—	113,000
$100 Million Warehouse Facility(1)	30,051	—	—	—	—	30,051
$75 Million Warehouse Facility(1)	24,634	—	—	—	—	24,634
GSE ASAP+ Short-Term Financing Facility	8,051	—	—	—	—	8,051
Operating leases(2)	1,551	11,285	8,182	2,217	—	23,235

	$200,058	$415,566	$67,184	$259,014	$—	$941,822

Notes:

(1)	In October 2010, each of our $100 Million Warehouse Facility and $75 Million Warehouse Facility were amended to extend the maturity dates to December 2011 and October 2011, respectively. In addition, the facilities were increased to $100 million and $75 million, respectively.

(2)	In October 2010, we executed a sixty-four month lease agreement which requires us to make total monthly base rent payments averaging approximately $113.0 thousand over the term of the lease.

In addition to the above contractual obligations, we have also been involved with several securitizations of asset-backed securities, which were structured as secured borrowings. These structures resulted in us carrying the securitized loans as mortgages on our consolidated balance sheet and recognizing the asset-backed certificates acquired by third parties as nonrecourse debt. The timing of the principal payments on this nonrecourse debt is dependent on the payments received on the underlying mortgage loans and liquidation of real estate owned. The outstanding principal balance on our Nonrecourse Debt—Legacy Assets and ABS nonrecourse debt was $169.4 million and $1,042.8 million respectively, as of September 30, 2010.

Summary of Other Indebtedness

Senior Unsecured Notes

In March 2010, we completed the offering of $250 million of unsecured senior notes, which were issued with an issue discount of $7.0 million for net cash proceeds of $243.0 million, with a maturity date of April 2015. These unsecured senior notes pay interest biannually at an interest rate of 10.875%.

Servicing

Our Servicing Segment’s debt consists of our MBS Advance Financing Facility, our ABS Advance Financing Facility and our MSR Notes. As of September 30, 2010, the two separate financing facilities had $625.0 million of committed capacity to fund the Servicing Segment. In addition, we had $17.1 million of notes outstanding that we had entered into to purchase a portfolio of mortgage servicing rights.

MBS Advance Financing Facility

Our MBS Advance Financing Facility is used to finance our obligations to pay advances as required by our servicing agreements. These agreements may require us to advance certain payments to the owners of the mortgage loans we service, including: principal and interest, or P&I advances, taxes and insurance, or T&I advances, or legal fees, maintenance and preservation costs, or corporate advances. See “Industry—Servicing Industry Overview.”

In September 2009, we entered into our MBS Advance Financing Facility with a government- sponsored enterprise which currently has a total facility size of $275.0 million. Our MBS Advance Financing Facility is secured by certain servicing advance receivables and is subject to margin calls in the event that the value of our collateral decreases. We draw on the facility periodically throughout the month, as necessary, to satisfy our advancing obligations under our servicing agreements, and we repay the facility when advances are recovered through liquidations, prepayments and reimbursement of advances from modifications.

Our MBS Advance Facility requires us to comply with various customary operating covenants and performance tests on the underlying receivables related to payment rates and minimum balance. The interest rate is based on LIBOR plus a margin of 2.50%. The maturity date of this facility is December 2010. As of September 30, 2010, we were in compliance with all covenants and performance tests under our MBS Advance Financing Facility and had an aggregate principal amount of $113.6 million outstanding.

ABS Advance Financing Facility

In November 2007, we entered into our ABS Advance Financing Facility with a financial services company. In December 2009, we entered into an amendment to our ABS Advance Financing Facility, which, as amended, has a total facility size of $350.0 million. The transaction was a securitization of the servicing advance receivables that entailed the issuance and sale of $174.0 million in term notes and $176.0 million in variable funding notes. Our ABS Advance Financing Facility is a non-recourse obligation that is secured by certain servicing advance receivables. We draw on the facility periodically throughout the month, as necessary, to satisfy our advancing obligations under our servicing agreements, and we repay the facility when advances are recovered through liquidations, prepayments and reimbursement of advances after modifications. The balance of the $174.0 million term notes stay constant, while the variable funding notes fluctuate with our financing needs.

Our ABS Advance Facility requires us to comply with various customary operating covenants and performance tests on the underlying receivables related to payment rates and minimum balance. The interest rate is based on LIBOR, subject to an interest rate swap, and had a weighted average cost of 5.01% during the nine months ended September 30, 2010. Upon an event of default, the notes issued by the servicing advance facilities may be declared immediately due and payable. The stated maturity date of this facility is December 2013, twenty-four months after the repayment date of December 2011. As of September 30, 2010, we were in compliance with all covenants and performance tests under our ABS Advance Financing Facility and had an aggregate principal amount of $225.8 million outstanding.

MSR Notes

In October 2009, we entered into our MSR Notes, with an aggregate principal amount of $22.2 million, to a government-sponsored enterprise to finance our acquisition of certain mortgage servicing rights. Our MSR Notes are secured by all of our rights, title and interest in the mortgage servicing rights that we acquired in the transaction.

Our MSR Notes require us to comply with various customary operating covenants and specific covenants including maintaining a disaster recovery plan, maintaining priority of the lender’s lien, and certain covenants related to the collateral and limitations on the creation of liens on the collateral or assigned servicing compensation. The interest rate is based on LIBOR plus a margin of 2.50%. The maturity date of our MSR Notes is October 2013. As of September 30, 2010, we had an aggregate principal amount of $17.1 million outstanding.

Originations

As of September 30, 2010 we maintained four separate financing facilities with $400 million of committed capacity to fund the Originations Segment: our $300 Million Warehouse Facility, our $100 Million Warehouse Facility, our $75 Million Warehouse Facility and our GSE ASAP+ Short-Term Financing Facility.

$300 Million Warehouse Facility

Our $300 Million Warehouse Facility is used to finance our loan originations on a short-term basis. In the ordinary course, we originate mortgage loans on a near-daily basis, and we use a combination of our four warehouse facilities and cash to fund the loans. We agree to transfer to our counterparty certain mortgage loans against the transfer of funds by the counterparty, with a simultaneous agreement by the counterparty to transfer the loans back to us at a date certain, or on demand, against the transfer of funds from us. We typically renegotiate our warehouse facilities on an annual basis. See “Industry—Industry Overview.”

In July 2006, we entered into our $300 Million Warehouse Facility with a financial services company. In January 2010, we amended our $300 Million Warehouse Facility, which, as amended, has a total facility size of $300.0 million. We sell our newly originated mortgage loans to our counterparty to finance the origination of our mortgage loans and typically repurchase the loan within 30 days of origination when we sell the loan to a government-sponsored enterprise or into a government securitization.

Our $300 Million Warehouse Facility requires us to comply with various customary operating covenants and specific covenants including maintaining a minimum tangible net worth of

$150.0 million, limitations on transactions with affiliates, maintenance of liquidity of $20 million and the maintenance of additional funding through warehouse loans. The interest rate is based on LIBOR plus a margin of 2.00%, with a minimum interest rate of 4.00%. The termination date of this facility is February 2011. As of September 30, 2010, we were in compliance with all covenants and performance tests under our $300 Million Warehouse Facility and had an aggregate principal amount of $113.0 million outstanding.

$100 Million Warehouse Facility

In October 2009, we entered into our $100 Million Warehouse Facility with a financial services company with a total facility size of $50.0 million. In October 2010, this facility was increased to $100.0 million. We sell our newly originated mortgage loans to our counterparty to finance the origination of our mortgage loans and typically repurchase the loan within 30 days of origination when we sell the loan to a government-sponsored enterprise or into a government securitization.

Our $100 Million Warehouse Facility requires us to comply with various customary operating covenants and specific covenants including maintaining additional warehouse facilities, restrictions on the assignment of purchased loans, limits on transactions with affiliates and certain financial covenants, including maintaining a minimum tangible net worth of $150.0 million. The interest rate is based on LIBOR plus a margin of 3.50%. The termination date of this facility is December 2011. As of September 30, 2010, we were in compliance with all covenants and performance tests under our $100 Million Warehouse Facility and had an aggregate principal amount of $30.1 million outstanding.

$75 Million Warehouse Facility

In February 2010, we entered into our $75 Million Warehouse Facility with a financial services company, with a total facility size of $50.0 million. In October 2010, this facility was increased to $75.0 million. We sell our newly originated mortgage loans to our counterparty to finance the origination of our mortgage loans and typically repurchase the mortgage loan within 30 days of origination when we sell the mortgage loan to a government- sponsored enterprise or into a government securitization.

Our $75 Million Warehouse Facility requires us to comply with various customary operating covenants and specific covenants including financial covenants regarding our liquidity ratio of liabilities and warehouse credit to net worth and operating income, maintenance of a minimum tangible net worth of $150.0 million, maintenance of additional warehouse facilities and limitations on entering into warehouse facilities with more favorable terms (with respect to the lender) than this facility without also applying those more favorable terms to this facility. The interest rate is based on LIBOR plus a margin of 3.25%. The termination date of this facility is October 2011. As of September 30, 2010, we were in compliance with all covenants and performance tests under this facility and had an aggregate principal amount of $24.6 million outstanding.

GSE ASAP+ Short-Term Financing Facility

During 2009, we began executing a series of As Soon As Pooled Plus, or ASAP+, agreements with a government-sponsored enterprise with a total commitment of $50.0 million. Pursuant to these agreements, we agree to transfer to the government-sponsored enterprise certain mortgage loans against the transfer of funds by the government-sponsored enterprise, with a simultaneous agreement by the counterparty to transfer the loans back to us at a date certain, or on demand, against the transfer of funds from us. The interest rate is based on LIBOR plus a margin of 1.50%. These agreements typically have a maturity of up to 45 days. As of September 30, 2010, we had an aggregate principal amount of $8.1 million outstanding.

Legacy Assets and Other

Legacy Asset Term-Funded Notes

In November 2009, we completed the securitization of approximately $222.4 million of mortgage assets and issued our Legacy Asset Term-Funded Notes. The interest rate is 7.50%, subject to an available funds cap. In conjunction with the securitization, we reclassified our legacy assets as “held for investment” on our consolidated balance sheet and recognize the Legacy Asset Term-Funded Notes as non-recourse debt. We pay the principal and interest on these notes using the cash flows from the underlying legacy assets, which serve as collateral for the debt. As of September 30, 2010, the aggregate unpaid principal balance of the legacy assets that secure our Legacy Asset Term-Funded Notes was $447.6 million. Monthly cash flows generated from the legacy assets are used to service the debt, which has a final legal maturity of October 2039. As of September 30, 2010, our Legacy Asset Term-Funded Notes had a par amount and carrying value, net of financing costs and unamortized discount of $169.4 million and $145.7 million, respectively.

ABS Nonrecourse Debt

Effective January 1, 2010, new accounting guidance eliminated the concept of a QSPE, and all existing securitization trusts are considered VIEs and are now subject to new consolidation guidance provided in ASC 810. Upon consolidation of these VIEs, Nationstar derecognized all previously recognized beneficial interests obtained as part of the securitization. In addition, Nationstar recognized the securitized mortgage loans as mortgage loans held for investment, subject to ABS nonrecourse debt, and the related asset-backed certificates acquired by third parties as ABS nonrecourse debt on Nationstar’s consolidated balance sheet. Additionally, Nationstar elected the fair value option provided for by ASC 825-10. The principal and interest on these notes are paid using the cash flows from the underlying mortgage loans, which serve as collateral for the debt. The interest rate paid on the outstanding securities is based on LIBOR plus a spread ranging from 0.19% to 2.50%, which is subject to an interest rate cap. The total outstanding principal balance on the underlying mortgage loans servicing as collateral for the debt was approximately $1,012.0 million at September 30, 2010. The timing of the principal payments on this ABS nonrecourse debt is dependent on the payments received on the underlying mortgage loans. The outstanding principal balance on the outstanding notes related to these consolidated securitization trusts was $1,042.8 million at September 30, 2010.

Variable Interest Entities

We have been the transferor in connection with a number of securitizations or asset-backed financing arrangements, from which we have continuing involvement with the underlying transferred financial assets. We aggregate these securitizations or asset-backed financing arrangements into two groups: 1) securitizations of residential mortgage loans and 2) transfers accounted for as secured borrowings.

Effective January 1, 2010, new accounting guidance related to VIEs eliminated the concept of a QSPE and all existing SPEs are now subject to the new consolidation guidance. Upon adoption of this new accounting guidance, we identified certain securitization trusts where we, through our affiliates, continued to hold beneficial interests in these trusts. These retained beneficial interests obligate us to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant. In addition, as Master Servicer on the related mortgage loans, we retain the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE. When it is determined that we have both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, the assets and liabilities of these VIEs are included in our consolidated financial statements. Upon consolidation of these VIEs, we derecognized all previously recognized beneficial interests obtained as part of the securitization, including any retained investment in debt securities, mortgage servicing rights, and any remaining residual interests. In addition, we recognized the securitized mortgage loans as mortgage loans held for investment, subject to ABS nonrecourse debt, and the related asset-backed certificates acquired by third parties as ABS nonrecourse debt on our consolidated balance sheet.

We also maintained various agreements with SPEs, under which we transfer mortgage loans and/or advances on residential mortgage loans in exchange for cash. These SPEs issue debt supported by collections on the transferred mortgage loans and/or advances. These transfers do not qualify for sale treatment because we continue to retain control over the transferred assets. As a result, we account for these transfers as financings and continue to carry the transferred assets and recognize the related liabilities on our consolidated balance sheet. Collections on the mortgage loans and/or advances pledged to the SPEs are used to repay principal and interest and to pay the expenses of the entity. The holders of these beneficial interests issued by these SPEs do not have recourse to us and can only look to the assets of the SPEs themselves for satisfaction of the debt.

SPEs created for the purpose of issuing debt supported by collections on loans that have been transferred to it are considered VIEs. VIEs for which we are the primary beneficiary and have the power to direct the activities that directly impact the economic performance are consolidated into our consolidated financial statements.

A summary of the assets and liabilities of our transactions with VIEs included in our consolidated financial statements as of September 30, 2010 is presented in the following table (in thousands).

		Transfers
		Accounted for as
	Securitization	Secured
	Trusts	Borrowings	Total

Assets
Restricted cash	$2,690	$24,775	$27,465
Accounts receivable	2,949	274,079	277,028
Mortgage loans held for investment, subject to nonrecourse debt	—	269,227	269,227
Mortgage loans held for investment, subject to ABS nonrecourse debt	542,493	—	542,493
Real estate owned	19,743	9,534	29,277

Total Assets	$567,875	$577,615	$1,145,490

Liabilities
Notes payable	$—	$225,800	$225,800
Payables and accrued liabilities	79	1,185	1,264
Outstanding servicer advances(1)	33,678	—	33,678
Derivative financial instruments	—	9,917	9,917
Derivative financial instruments, subject to ABS nonrecourse debt	20,397	—	20,397
Nonrecourse debt—Legacy Assets	—	145,649	145,649
ABS nonrecourse debt	498,579	—	498,579

Total Liabilities	$552,733	$382,551	$935,284

(1)	Outstanding servicer advances consists of principal and interest advances paid by Nationstar to cover scheduled payments and interest that have not been timely paid by borrowers. These outstanding servicer advances are eliminated upon the consolidation of the securitization trusts.

Off Balance Sheet Arrangements

A summary of the outstanding collateral and certificate balances for securitization trusts, including any retained beneficial interests and mortgage servicing rights, that were not consolidated by us for the periods ending September 30, 2010 and December 31, 2009 are presented in the following table (in thousands).

	September 30,	December 31,
	2010(1)	2009(2)

Total collateral balance	$4,136,395	$3,240,879
Total certificate balance	4,127,411	3,262,995
Total beneficial interests held at fair value	—	2,486
Total mortgage servicing rights at fair value	26,770	20,505

(1)	Unconsolidated securitization trusts as of September 30, 2010 consist of VIE’s where we have neither the power to direct the activities that most significantly impact the VIE’s economic performance or the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE.

(2)	Unconsolidated securitization trusts as of December 31, 2009 consists of those qualifying for sale treatment under ASC 860.

Derivatives

We record all derivative transactions at fair value on our consolidated balance sheets. We use these derivatives primarily to manage our interest rate risk and price risk associated with interest rate lock commitments, which we refer to as IRLCs. We actively manage the risk profiles of our IRLCs and mortgage loans held for sale on a daily basis. To manage the price risk associated with IRLCs, we enter into forward sales of mortgage-backed securities in an amount equal to the portion of the IRLC we expected to close, assuming no change in interest rates.

In addition, to manage the interest rate risk associated with mortgage loans held for sale, we enter into forward sales of mortgage-backed securities to deliver mortgage loan inventory to investors.

We also entered into interest rate cap agreements to hedge the interest payments on our ABS Servicing Facility and our MBS Servicing Facility. These interest rate cap agreements generally require an upfront payment and receive cash flow only when a variable rate based on LIBOR exceeds a defined interest rate. As of September 30, 2010, these interest rate cap agreements were out of the money and, unless there is a significant change to LIBOR, we do not anticipate a material effect to our consolidated financial statements.

To hedge the aggregate risk of interest rate fluctuations with respect to our outstanding borrowings, we have entered into swap agreements whereby we receive floating rate payments in exchange for fixed rate payments, effectively converting our outstanding borrowings to fixed rate debt.

As part of our January 1, 2010 adoption of new accounting guidance related to VIEs, we were required to consolidate certain VIEs related to previous asset-backed securitizations that were treated as sales under GAAP. Accordingly, we recognized all assets and liabilities held by these securitization trusts in our consolidated balance sheet. As a form of credit enhancement to the senior noteholders, these securitization trusts contained embedded interest rate swap agreements to hedge the required interest payments on the underlying asset-backed certificates. These interest rate swap agreements generally require the securitization trust to pay a variable interest rate and receive a fixed interest rate based on LIBOR.

GLOSSARY OF INDUSTRY TERMS

Adjustable Rate Mortgage.  A mortgage loan where the interest rate on the loan adjusts periodically based on a specified index and margin agreed to at the time the loan is originated.

Agency and Government Conforming Loan.  A mortgage loan that meets all requirements (loan type, maximum amount, loan-to-value ratio and credit quality) for purchase by Fannie Mae, Freddie Mac or FHA.

Compensating Interest.  Money paid to the owner of a mortgage loan or pool of mortgage loans on a monthly basis (typically by the servicer from its own funds) to compensate the owner of the mortgage loan for interest shortfalls caused by intra-month prepayments.

Consumer Direct Retail Origination.  A type of mortgage loan origination pursuant to which a lender markets refinancing and purchase money mortgage loans directly to selected consumers.

Conventional Mortgage Loans.  A mortgage loan that is not guaranteed or insured by the FHA, the VA or any other government agency. Although a conventional loan is not insured or guaranteed by the government, it can still follow the guidelines of government-sponsored enterprises.

Corporate Advance.  A servicing advance to pay costs and expenses incurred in foreclosing upon, preserving and selling real estate owned, including attorneys’ and other professional fees and expenses incurred in connection with foreclosure and liquidation or other legal proceedings arising in the course of servicing the mortgage loans.

Credit-Sensitive Loan.  A mortgage loan with certain characteristics such as low borrower credit quality, relaxed original underwriting standards and high loan-to-value ratio, which we believe indicates that the mortgage loan presents an elevated credit risk.

Delinquent Loan.  A mortgage loan that is 30 or more days past due from its scheduled due date.

Department of Veterans Affairs (VA).  The United States Department of Veterans Affairs is a cabinet-level department of the U.S. federal government, which guarantees certain home loans for qualified borrowers.

Distributed Retail Originations.  A type of mortgage loan origination pursuant to which a lender markets primarily purchase money mortgage loans directly to consumers from local branches.

Fannie Mae.  The Federal National Mortgage Association, a federally chartered association that buys mortgage loans from lenders and resells them as securities in the secondary mortgage market.

Federal Housing Administration (FHA).  The Federal Housing Administration is a U.S. federal government agency within the Department of Housing and Urban Development. It provides mortgage insurance on loans made by FHA-approved lenders in compliance with FHA guidelines throughout the United States.

Float Income.  Interest income earned by a servicer on (i) funds collected from borrowers during the period of time between receipt of the funds and the remittance of the funds to investors and (ii) funds collected from borrowers for the payment of taxes and insurance, where applicable.

Freddie Mac.  The Federal Home Loan Mortgage Corporation, a federally chartered corporation that buys mortgage loans from lenders and resells them as securities in the secondary mortgage market.

Ginnie Mae.  The Government National Mortgage Association, a wholly-owned U.S. federal government corporation that is an agency of the Department of Housing and Urban Development. The main focus of Ginnie Mae is to ensure liquidity for U.S. federal government-insured mortgages including those insured by the FHA. Ginnie Mae guarantees to investors who purchase mortgage- backed securities the timely payment of principal and interest. Ginnie Mae securities are the only mortgage-backed securities to carry the full faith and credit guarantee of the U.S. federal government.

Government-Sponsored Enterprise.  Financing corporations established by the United States Congress, including Fannie Mae, Freddie Mac and the Federal Home Loan Banks.

High-Touch Servicing.  A servicing model that is designed to increase borrower repayment performance with a view towards home ownership preservation, and to decrease borrower delinquencies and defaults on mortgage portfolios. This model emphasizes a focus on loss mitigation and frequent interactions with borrowers—via telephone, mail, electronic communications and other personal contact methods.

Home Affordable Modification Program (HAMP).  A U.S. federal government program designed to help eligible homeowners avoid foreclosure through mortgage loan modifications. Participating servicers may be entitled to receive financial incentives in connection with loan modifications they enter into with eligible borrowers and subsequent “pay for success” fees to the extent that a borrower remains current in any agreed upon loan modification.

Independent Loan Servicer.  A loan servicer that is not affiliated with a depository institution.

Loan Modification.  Temporary or permanent modifications, including re-modifications, to the terms and conditions of a borrower’s original mortgage loan. Loan modifications are usually made to loans that are in default, or in imminent danger of defaulting.

Loan-to-Value Ratio (LTV).  The unpaid principal balance of a mortgage loan as a percentage of the total appraised value of the property that secures the loan. LTV is one of the key risk factors that originators assess when qualifying borrowers for a mortgage loan. A loan with a low LTV is seen as less of a credit risk than a loan with a high LTV. An LTV over 100% indicates that the unpaid principal balance of the mortgage loan exceeds the value of the property.

Loss Mitigation.  The range of servicing activities designed by a servicer to minimize the losses suffered by the owner of a mortgage loan in connection with a borrower default. Loss mitigation techniques include short-sales, deed-in-lieu of foreclosures and loan modifications, among other options.

Making Home Affordable Plan (MHA).  Also known as the President of the United States’ Homeowner Affordability and Stability Plan. A U.S. federal government program designed to help eligible homeowners avoid foreclosure and keep their homes by refinancing their existing mortgages. MHA loans are available to eligible homeowners with loan-to-value ratios of up to 125%.

Mortgage Servicing Right.  The right to service a loan or pool of loans and to receive a servicing fee. Mortgage servicing rights may be bought and sold, resulting in the transfer of loan servicing obligations.

Non-Conforming Mortgage Loan.  A mortgage loan that does not meet the standards of eligibility for purchase or securitization by Fannie Mae, Freddie Mac or Ginnie Mae.

Non-Recoverable Advance.  A servicing advance made by a servicer, which will not ultimately be recoverable by the servicer from funds received upon liquidation of the underlying property of the mortgage loan.

Origination.  The process through which a lender provides a mortgage loan to a borrower.

P&I Advance.  A servicing advance to cover scheduled payments of principal and interest that have not been timely paid by borrowers. P&I Advances serve to ensure the cash flows paid to holders of securities issued by the residential mortgage-backed securities trust.

Prepayment Speed.  The rate at which mortgage prepayments occur or are projected to occur. The statistic is calculated on an annualized basis and expressed as a percentage of the outstanding principal balance.

Primary Servicer.  The servicer that owns the right to service a mortgage loan or pool of mortgage loans. This differs from a subservicer, which has a contractual right with the primary servicer to service a mortgage loan or pool of mortgage loans in exchange for a subservicing fee.

Prime Mortgage Loan.  Generally, a high-quality mortgage loan that meets the underwriting standards set by Fannie Mae, Freddie Mac and Ginnie Mae and is eligible for purchase or securitization in the secondary mortgage market. Prime mortgage loans generally have lower default risk and are made to borrowers with good credit records and a monthly income at least three to four times greater than their monthly housing expenses (mortgage payments plus taxes and other debt payments). Mortgages not classified as prime mortgages are generally called either non-prime or Alt-A.

Real Estate Owned.  Property acquired by the servicer on behalf of the owner of a mortgage loan or pool of mortgage loans, usually through foreclosure or a deed-in-lieu of foreclosure on a defaulted loan. The servicer or a third party real estate management firm is responsible for selling the real estate owned. Net proceeds of the sale are returned to the owner of the related loan or loans. In most cases, the sale of real estate owned does not generate enough to pay off the balance of the loan underlying the real estate owned, causing a loss to the owner of the related mortgage loan.

Residential Mortgage-Backed Security.  A fixed income security backed by pools of residential mortgages.

Servicing.  The performance of contractually specified administrative functions with respect to a mortgage loan or pool of mortgage loans. Duties of a servicer typically include, among other things, collecting monthly payments, maintaining escrow accounts, providing periodic reports and managing insurance. A servicer is generally compensated with a specific fee outlined in the contract established prior to the commencement of the servicing activities.

Servicing Advance.  In the course of servicing loans, servicers are required to make servicing advances that are reimbursable from collections on the related mortgage loan. There are typically three types of servicing advances: P&I Advances, T&I Advances and Corporate Advances. Servicing advances are reimbursed to the servicer if and when the borrower makes a payment on the underlying mortgage loan or upon liquidation of the underlying mortgage loan. The types of servicing advances that a servicer must make are set forth in its servicing agreement with the owner of the mortgage loan or pool of mortgage loans.

Servicing Advance Facility.  A secured financing facility backed by a pool of mortgage servicing advance receivables made by a servicer to the owner of a mortgage loan or pool of mortgage loans.

Special Servicers.  Special servicers are responsible for enhancing recoveries on delinquent loans and real estate owned assets. Loans are transferred to a special servicer based on predetermined delinquency or other performance measures.

Subservicing.  Subservicing is the process of outsourcing the duties of the primary servicer to a third party servicer. The third party servicer performs the servicing responsibilities for a fee and is typically not responsible for making servicing advances.

T&I Advance.  A servicing advance to pay specified expenses associated with the preservation of a mortgaged property or the liquidation of defaulted mortgage loans, including but not limited to property taxes, insurance premiums or other property-related expenses that have not been timely paid by borrowers in order for the lien holder to maintain their interest in the property.

Unpaid Principal Balance.  The amount of principal outstanding on a mortgage loan or a pool of mortgage loans. Unpaid principal balance is used as a means of estimating future revenue stream for a servicer.

Warehouse Facility.  A type of facility used to finance mortgage loan originations. Pursuant to a warehouse facility, a loan originator typically agrees to transfer to a counterparty certain mortgage loans against the transfer of funds by the counterparty, with a simultaneous agreement by the counterparty to transfer the loans back to the originator at a date certain, or on demand, against the transfer of funds from the originator.

Wholesale Origination.  A type of mortgage loan origination pursuant to which a lender acquires refinancing and purchase money mortgage loans from third party mortgage brokers or correspondent lenders.

INDUSTRY

We conduct our business in the residential mortgage industry in the United States. We participate in two distinct, but related, sectors of the mortgage industry: residential mortgage loan servicing and residential mortgage loan originations.

Servicing Industry Overview

According to Inside Mortgage Finance, there were $10.8 trillion in residential mortgage loans outstanding in the United States as of December 31, 2009, and each mortgage loan must be serviced by a loan servicer. Loan servicers normally earn a servicing fee of 25 to 50 basis points per annum on the unpaid principal balance of loans serviced, as well as associated ancillary fees, such as late fees. Consequently, a loan servicer can create value for both itself and the owner of the mortgage loan by increasing the number of borrowers that remain current in their repayment obligations. Owners may include a lender, investor or residential mortgage-backed securities trust, in the case of a securitized pool of mortgages.

Loan servicing primarily involves the calculation, collection and remittance of principal and interest payments, the administration of mortgage escrow accounts, the collection of insurance claims, the administration of foreclosure procedures, the management of real estate owned and the making of required advances.

Source: Federal Reserve, Mortgage Bankers Association

In a weak economic and credit environment with elevated delinquencies and defaults, servicing becomes operationally more challenging and more capital intensive as servicers need to add and train staff to manage the increase in delinquent borrowers. In addition, servicers are generally required to make advances on delinquent mortgage loans for principal and interest payments, taxes, insurance, legal fees and property maintenance fees, all of which are typically recovered upon foreclosure or liquidation. According to the Mortgage Bankers Association, delinquent loans and foreclosures have increased from $0.6 trillion at December 2006 to $1.5 trillion at June 30, 2010. Furthermore, Fannie Mae estimates that as of September 30, 2010, it had $780 billion of assets within its own portfolio with characteristics that we believe make them credit-sensitive.

Mortgage Servicing Functions

Loan servicers play a key role in the residential mortgage market by providing loan servicing functions on behalf of the owners of mortgage loans including collecting the scheduled principal and interest payments, taxes and insurance, performing customer service functions and taking active steps to mitigate any potential losses associated with borrower delinquencies and defaults. Typically, a servicer is contractually obligated to service a mortgage loan in accordance with accepted servicing industry practices as well as applicable regulations and statutes. A servicer’s rights and obligations are governed by the pooling and servicing agreement for the underlying loans. A subservicer’s rights and obligations are governed by the subservicing agreement with the third party that owns the related mortgage servicing rights.

To the extent a borrower does not make a payment, servicers are generally required to make advances of principal and interest, taxes and insurance and legal fees until such time as the underlying property is liquidated or the servicer determines that additional advances will not be recoverable from future payments, proceeds or other collections on the mortgage loan. In the event of a foreclosure, servicers are entitled to reimbursement of advances from the sale proceeds of the related property. Typically, in the event of non-recoverable advances, from collections on other mortgage loans in the related residential mortgage-backed securities trusts they service.

Collection efforts attempt to maximize early contact with borrowers who are late or newly delinquent, with more focused attention on borrowers of lower credit quality. In addition, servicers are responsible for closely managing their collection calls and letter campaigns which are tailored to specific loan products.

Loan Servicing Landscape

The majority of loan servicing in the United States is performed by the nation’s money center banks such as Bank of America, Wells Fargo, JPMorgan Chase and Citibank, which together service approximately 56% of all outstanding mortgage loans on one to four-family residences as of December 31, 2009. These bank-owned servicers mainly service prime, performing mortgages and are most effective at routine account management of portfolios with low delinquencies that require limited interaction with the borrowers. The traditional servicer model was constructed to process simple payments and minimize costs, and functioned well in environments characterized by low delinquencies and defaults. However, in the current environment of rising delinquencies, extensive foreclosures and elevated real estate owned activity, traditional servicers are experiencing higher operating costs, and their performance metrics are declining due to the elevated level of foreclosures and liquidation processes. According to the Congressional Oversight Panel, from July 2007 through August 2009, 1.8 million homes were lost to foreclosure and 5.2 million more foreclosures were commenced. As of October 2009, one in eight mortgages were in foreclosure or default. Given this environment, there is a demonstrated need for high-touch servicers of credit-sensitive assets, resulting in significant growth opportunities for us and other independent high-touch loan servicers.

Servicer Compensation

Loan servicers primarily service loans on which they own the mortgage servicing right, which is referred to as primary servicing. Alternatively, loan servicers may enter into a subservicing agreement with the entity that owns the mortgage servicing right pursuant to which the servicer agrees to service the loan on the owner’s behalf. Loan servicers earn servicing fees pursuant to these mortgage servicing rights and subservicing contracts, and these fees represent the largest source of revenue from loan servicing operations. By purchasing the mortgage servicing right, the loan servicer is generally entitled to receive 25 to 50 basis points annually on the average unpaid principal balance of the loans serviced. Under subservicing arrangements, where the loan servicer does not pay for the mortgage servicing right and is not required to make advancing obligations, the servicer generally receives between 5 and 45 basis points annually on the unpaid principal balance. The servicing and subservicing fees are typically supplemented by ancillary fees, including late fees, insufficient funds fees, convenience fees and interest income earned on loan payments that have been collected but have not yet been remitted to the owner of the mortgage loan, or float. Loan servicers have additional opportunities to provide value-added services to the owners of the loans they service. These value-added services can include obtaining broker price opinions for valuation of underlying properties, trustee services, real estate owned preservation services and other revenues related to real estate owned sales.

Advances

In the course of servicing delinquent loans, servicers are required to make advances that are reimbursable from collections on the related mortgage loan, or in the event of a non-recoverable advance, from collections on other mortgage loans in the related residential mortgage-backed securities trust.

There are generally three types of advances: P&I Advances, T&I Advances and Corporate Advances.

P&I Advances:  Advances to cover scheduled payments of principal and interest that have not been timely paid by borrowers. P&I Advances serve to smooth the cash flows paid to holders of securities issued by the residential mortgage-backed securities trust.

T&I Advances:  Advances to pay specified expenses associated with the preservation of a mortgaged property or the liquidation of defaulted mortgage loans, including, but not limited to, property taxes, insurance premiums or other property-related expenses that have not been timely paid by borrowers.

Corporate Advances:  Advances to pay costs and expenses incurred in foreclosing upon, preserving and selling real estate owned, including attorneys’ and other professional fees and expenses incurred in connection with foreclosure and liquidation or other legal proceedings arising in the course of servicing mortgage loans.

A servicer may decide to stop making P&I Advances prior to liquidation of the mortgage loan if the servicer deems future P&I Advances to be non-recoverable. In this circumstance, T&I Advances and Corporate Advances will likely continue in order to preserve existing value of the mortgage loan and complete the foreclosure and real estate owned sale process.

Servicers of Fannie Mae MBS are reimbursed by Fannie Mae for their advances upon completion of the foreclosure sale at which point the mortgage loan is repurchased out of the MBS by Fannie Mae. Servicers of Fannie Mae MBS are not responsible for managing real estate owned. Conversely, servicers of non-agency MBS are obligated under the servicing agreement to make advances through liquidation of the related real estate owned.

Advances are a non-interest bearing asset. Non-bank servicers typically utilize securitizations (i.e., match funded liabilities) to finance their advances. The securitizations are generally non-recourse to the servicer, and the advances are financed at a discount to par accounting for the non-interest bearing nature of the asset. Advance rates for securitizations generally range between 70% to 85% depending upon the rating and structure.

Opportunities under HAMP

In response to the rising level of foreclosures, the United States Department of the Treasury announced the implementation of HAMP in February 2009, which is designed to keep borrowers in their homes. HAMP provides financial incentives to loan servicers and borrowers to successfully modify qualifying residential mortgages. Under the program, servicers receive an up-front fee of $1,000 for each completed modification and an additional $500 if the loan is current, but in risk of imminent default, at the time the borrower enters the HAMP trial period. Servicers also receive “Pay-for-Success” payments of as much as $1,000 each year for up to three years. These fees accrue monthly and are paid annually on the anniversary of the month in which the trial period plan was executed. The annual incentives are predicated on the borrower remaining in good standing (i.e., the borrower must not be more than 2 months delinquent at any time during the year).

Originations Industry Overview

According to Inside Mortgage Finance, total residential mortgage originations in the United States were $1.8 trillion in 2009, an increase of 21% compared to 2008. Of the 2009 originations, 90% were conforming mortgages guaranteed by government-sponsored enterprises, including Fannie Mae and Freddie Mac, or government agencies, such as the Federal Housing Administration and the Veterans’ Administration. From 2006 to 2009, the annual aggregate principal balance of newly originated mortgage loans that were either insured or guaranteed by government agencies or sold to government-sponsored enterprises or into government securitizations increased from $1.1 trillion to $1.6 trillion, or at a CAGR of 15%.

Mortgage origination in the United States is dominated by the nation’s money center banks such as Wells Fargo, Bank of America, JPMorgan Chase and Citibank. In 2009, the top 10 lenders constituted 74% of the originations market, according to Inside Mortgage Finance. However, we believe that the top lenders are dealing with significant capacity constraints and integration issues resulting from recent mergers or restructurings. In particular, both JPMorgan Chase and Citibank pulled back significantly from the wholesale originations market in 2009. Total mortgage origination in 2009 from JPMorgan Chase and Citibank declined 29% and 30%, respectively, from 2008 levels as a result of their changing origination strategies, in part due to these capacity constraints. The dislocation in the residential mortgage industry has created an opportunity for originators that are not affiliated with banks to fill a void in the market.

The United States residential mortgage market consists of a primary mortgage market that links borrowers and lenders and a secondary mortgage market that links lenders and investors. In the primary mortgage market, residential mortgage lenders such as mortgage banking companies, commercial banks, savings institutions, credit unions and other financial institutions originate or provide mortgages to borrowers. Lenders obtain the funds they lend to mortgage borrowers in a variety of ways, including by selling mortgages or mortgage-related securities into the secondary mortgage market. The secondary mortgage market consists of institutions engaged in buying and selling mortgages in the form of whole loans (i.e., mortgages that have not been securitized) and mortgage-related securities. Government- sponsored enterprises, such as Fannie Mae and Freddie Mac, and a government agency, Ginnie Mae, participate in the secondary mortgage market by purchasing mortgage loans and mortgage-related securities for investment and by issuing guaranteed mortgage-related securities.

Loan Origination Process

Residential mortgage loans are generally originated through either a direct retail lending network or a mortgage brokerage network.

A direct retail lending network consists of distributed retail branches which are individual branch locations and/or a centralized retail platform. A centralized retail platform is a telephone based platform with multiple loan officers in one location, Typical referral sources for a direct retail lending network include realtors, homebuilders, credit unions, banks, the Internet and refinances from existing servicing portfolios. In a direct lending retail network, the lender controls all loan origination processes, including: sourcing the borrower, taking the application and setting the interest rate, ordering the appraisal, underwriting and processing the loan and closing and funding the loan.

Loans sourced by mortgage brokers are funded by the lender and generally closed in the lender’s name. When originating loans through mortgage brokers, the mortgage broker’s role is to identify the applicant, assist in completing the loan application, gather necessary information and documents and serve as the liaison to the borrower through the lending process. The lender reviews and underwrites the application submitted by the mortgage broker, approves or denies the application, sets the interest rate and other terms of the loan and, upon acceptance by the borrower and satisfaction of all conditions required by the lender, funds the loan. Because mortgage brokers conduct their own marketing, employ their own personnel to complete the loan applications and maintain contact with the borrowers, mortgage brokers represent an efficient loan origination channel.

The length of time from the origination or purchase of a mortgage loan to its sale or securitization generally ranges from 10 to 60 days, depending on a variety of factors including loan volume, product type, interest rates and capital market conditions. An important source of capital for the residential mortgage industry is warehouse lending. These facilities provide funding to mortgage loan originators until the loans are sold to investors in the secondary mortgage loan market.

Types of Mortgage Loans

Mortgage loans generally fall into one of the following five categories: prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans, non-prime mortgage loans and prime second-lien mortgage loans.

Prime Conforming Mortgage Loans:  These are prime credit quality first-lien mortgage loans secured by single-family residences that meet or “conform” to the underwriting standards established by Fannie Mae or Freddie Mac for inclusion in their guaranteed mortgage securities programs.

Prime Non-Conforming Mortgage Loans:  These are prime credit quality first-lien mortgage loans secured by single-family residences that either (1) do not conform to the underwriting standards established by Fannie Mae or Freddie Mac, because they have original principal amounts exceeding Fannie Mae and Freddie Mac limits, which are commonly referred to as jumbo mortgage loans, or (2) have alternative documentation requirements and property or credit-related features (e.g., higher loan-to-value or debt-to-income ratios) but are otherwise considered prime credit quality due to other compensating factors.

Government Mortgage Loans:  These are first-lien mortgage loans secured by single-family residences that are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs and securitized into Ginnie Mae securities.

Non-prime Mortgage Loans:  These are first-lien and certain junior lien mortgage loans secured by single-family residences, made to individuals with credit profiles that do not qualify for a prime loan, have credit-related features that fall outside the parameters of traditional prime mortgage loans or have performance characteristics that otherwise expose us to comparatively higher risk of loss.

Prime Second-Lien Mortgage Loans:  These are open- and closed-end mortgage loans secured by a second or more junior lien on single-family residences, which include home equity mortgage loans.

Due to the significant stress in the residential mortgage industry experienced over the last few years, underwriting standards have improved. Some of these improvements include the elimination or significant reduction of mortgage affordability products such as no income verification loans, limited or no documentation loans, option adjustable rate mortgage loans, and non-owner occupied loans. Also, underwriting standards now include higher minimum credit scores and lower maximum loan-to-value ratios than were acceptable under past lending practices. These improvements in underwriting standards should lead to improved performance.

BUSINESS

Overview

We are a leading residential mortgage company specializing in residential mortgage loan servicing and residential mortgage loan originations. Our business primarily consists of two Operating Segments: Servicing and Originations.

Loan Servicing

We are one of the largest independent loan servicers in the United States. Our servicing portfolio consists of mortgage servicing rights acquired from or subserviced for various third parties as well as loans we originate through our integrated origination platform. As of September 30, 2010, our servicing portfolio included over 237,000 loans with an aggregate unpaid principal balance of $37.4 billion, including approximately $2.2 billion in unpaid principal balance of loans, which were being interim subserviced for us by a third party servicer at September 30, 2010 and which we began servicing in November 2010. We service mortgage loans in all 50 states, and we are licensed as a residential mortgage loan servicer and/or a third party debt collector in all states that require such licensing. Our Servicing Segment produces recurring, fee-based revenues based upon contractually established servicing fees.

Servicing fees primarily consist of an amount based on the aggregate unpaid principal balance of the loans serviced and also include ancillary fees such as late fees and insufficient funds fees. In addition, we earn interest income on amounts deposited in collection accounts and amounts held in escrow to pay property taxes and insurance, which we refer to as float income. We also generate incentive fees from owners of the loans that we service for meeting certain loss-mitigation metrics and for arranging successful loss mitigation programs. Moreover, the U.S. federal government pays us incentive fees for loans that we successfully modify within the parameters of the Home Affordable Modification Program, or HAMP. In addition, we leverage our loan servicing business and customer base to provide several complementary services that generate fee-based revenues.

We use a flexible, high-touch servicing model that focuses on personal contact with borrowers and is designed to decrease borrower delinquencies and defaults on mortgages and to increase borrower repayment performance with a goal of home ownership preservation. Our operating culture emphasizes credit loss ownership by our employees and loss mitigation practices to improve asset performance and cash flow and to reduce credit losses. Our servicing model and operating culture have proven especially valuable in the current distressed residential market, and we have established an excellent track record servicing credit-sensitive loans.

We believe that our demonstrated performance in servicing loans for a government-sponsored enterprise facilitated our acquisitions of two significant mortgage servicing rights portfolios totaling approximately $25.0 billion since November 2008. These two portfolios were previously serviced by other servicers. These acquisitions helped us grow our servicing portfolio from $12.7 billion on December 31, 2007, to $37.4 billion on September 30, 2010. In November and December 2010, through our relationship with the same government-sponsored enterprise, we entered into a subservicing agreement with a government-sponsored enterprise for approximately $25 billion in unpaid principal balance. We expect this relationship to generate additional portfolio servicing opportunities in the future.

Loan Originations

We are also one of the few high-touch servicers in the United States with a loan origination platform. We currently originate primarily prime agency and government conforming residential mortgage loans, and we are licensed to originate residential mortgage loans in all 50 states. Our Originations Segment diversifies our offering of mortgage services and further stabilizes our revenue stream. In 2009, we originated $1.5 billion in aggregate principal balance entirely consisting of prime residential mortgage loans. During the nine months ended September 30, 2010, our originations totaled $2.0 billion in aggregate principal balance. We originate loans through our three loan origination channels:

•	Consumer Direct Retail Channel—through which we market refinancing and purchase money mortgage loans directly to selected consumers from our centralized call center;

•	Distributed Retail Channel—through which we market refinancing and purchase money mortgage loans directly to consumers from local branches; and

•	Wholesale Channel—through which we market our refinancing and purchase money mortgage loans to third party mortgage brokers.

We originate purchase money loans and refinance existing loans, including loans that we service. Our strategy is to mitigate the credit, market and interest rate risk from loan originations by either selling newly originated loans or placing them in government-sponsored enterprise or government securitizations. We typically sell new loans within 30 days of origination, and we do not expect to hold any of the loans that we currently originate on our balance sheet on a long-term basis. At the time of sale, we have the option to retain the mortgage servicing rights on loans we originate.

Our origination capability differentiates us from other non-bank, high-touch loan servicers without an integrated origination platform by:

•	providing us with an organic source of new loans to service as existing loans are repaid or otherwise liquidated as originated loans serviced by us typically generate higher returns than comparable mortgage servicing rights that we would acquire from a third party;

•	providing an attractive supplementation to our servicing loss mitigation strategies by allowing us to modify and refinance mortgage loans, including loans that we service;

•	creating a diversified source of revenue; and

•	building brand recognition.

Legacy Assets and Other

We also have a legacy asset portfolio, which consists primarily of non-prime and nonconforming residential mortgage loans, most of which we originated from April to July 2007. In November 2009, we term-financed our legacy assets with a non-recourse loan that requires no additional capital or equity contributions. In conjunction with the transaction, we reclassified our legacy assets to “held for investment” on our consolidated balance sheet, which allowed us to eliminate further mark-to-market accounting exposure on these assets. We continue to service these loans using our high-touch servicing model. Additionally, we consolidated certain securitization trusts where it was determined that we had both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, pursuant to new consolidation accounting guidance related to VIEs adopted on January 1, 2010.

History and Operating Structure

We are a Delaware limited liability company. We were formed in 1994 in Denver, Colorado as Nova Credit Corporation, a Nevada corporation. In 1997, we moved our executive offices and primary operations to Dallas, Texas and, in the same year, we changed our name to Centex Credit Corporation. In 2001, Centex Credit Corporation was merged into Centex Home Equity Company, LLC, a Delaware limited liability company. In 2006, FIF HE Holdings, LLC, acquired all of our outstanding membership interests and we changed our name to Nationstar Mortgage, LLC. Nationstar Capital Corporation, a Delaware corporation, is our wholly-owned subsidiary formed solely for the purpose of being a corporate co-issuer of the notes.

Competitive Strengths

We believe the following competitive strengths contribute to our market position and differentiate us from our competition.

Attractive Business Model with Strong Cash Flow

We have an attractive business model as one of the few high-touch servicers in the United States with an integrated loan origination platform.

Our Servicing Segment produces recurring, fee-based revenues based upon contractually established servicing fees, and we are exposed to minimal credit risk with respect to the mortgage loans that we service. We believe that we continue to demonstrate our ability to produce lower delinquency rates on the loans we service, including credit-sensitive loans, compared to our competitors, and we believe that we will continue to acquire mortgage servicing rights at attractive prices from mortgage investors or provide subservicing for third parties that value our servicing capabilities.

We believe that our Originations Segment differentiates us from other high-touch servicers without an origination platform by providing us with a more cost-effective alternative to purchasing new mortgage servicing rights as the unpaid principal balance of our existing servicing portfolio decreases over time; diversifying and stabilizing our revenue in a variety of interest rate environments; and building brand recognition.

We generate significant cash flow for debt service as a result of the profitability of our Operating Segments. We believe that our focus on asset performance and operational efficiency has enabled us to strengthen our relationships with the government-sponsored enterprises and other third parties and has allowed us to grow our earnings from our Operating Segments.

Substantial Liquidity and Access to Multiple Capital and Funding Sources

We maintain substantial levels of funding and liquidity through multiple capital and funding sources for our Operating Segments. We have access to multiple funding sources, and we believe that our liquidity sources are sufficient to meet our immediate and future needs. These sources include servicing advance lines to finance our Servicing Segment, warehouse lines to finance our Originations Segment and loans from government-sponsored enterprises to facilitate the acquisition of mortgage servicing rights from third parties. As of September 30, 2010, we had a total of $584.8 million of unused capacity under our existing servicing advance facilities and origination warehouse lines. We believe that our strong relationships with liquidity providers and our continued ability to access sufficient capital during the recent economic downturn demonstrate the depth of our liquidity and access to capital. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations.”

Best-In-Class Servicing Platform with Loss Mitigation Focus

We believe that, by focusing on personal contact with borrowers, our high-touch servicing approach reduces credit losses and maximizes cash collections for credit-sensitive loans. This highly flexible model allows for customization to meet individual borrower requirements, and is further differentiated by providing personal contact at critical borrower touch points, including via telephone, mail, electronic communications and other personal contact methods. Our approach facilitates strong relationships with borrowers and greater employee accountability for desired performance. We believe that our servicing expertise and focus on optimal outcomes reduces credit impairments and losses to loan investors. We believe that this model presents continued opportunities for growth.

Scalable Platform and Established Track Record

Establishing a servicing platform requires significant initial capital investments, infrastructure, licensing and expertise to properly service credit-sensitive loans, which creates substantial barriers to entry. We operate a highly scalable platform, with the capacity to add up to a total of approximately $15 billion of unpaid principal balance to our servicing operations within 90 to 120 days with minimal incremental costs. We can service these additional accounts with our existing infrastructure, real estate and technology platform.

Additionally, we have used our high-touch servicing model and our mix of proprietary and commercially available technology solutions to establish a track record of superior performance in servicing credit-sensitive loans. Since November 2008, we have acquired mortgage servicing rights representing approximately $27.2 billion in unpaid principal balance, which represents a 194.5% increase in the unpaid principal balance of the loans we serviced from December 31, 2007 to September 30, 2010. We believe these acquisitions can be attributed to our established track record in servicing credit-sensitive residential mortgage loans, and we believe that our track record, together with our scalable platform, positions us well relative to our competitors to acquire similar portfolios in the future.

Culture of Credit Loss Ownership and Accountability

Since our inception, our operating culture has emphasized superior operational and financial performance, credit loss ownership, employee development and customer relations. We establish financial and operational goals across all levels of the organization and compensation for all of our employees is based upon achieving the desired results. As a result, we have a streamlined organizational structure that allows us to react to business needs and changes in an expeditious manner. We hire recent college graduates and teach them our business through a systematic training program. We primarily develop existing employees for management positions. We strongly endorse promotion from within and routinely identify and place senior level staff in our Manager in Training program as a developmental tool to prepare them for supervisory positions. Supervisors typically then rotate through progressively more complex management assignments to improve both their technical and managerial proficiency.

We believe that our culture of credit loss ownership and accountability has enabled us to outperform the industry. As of December 15, 2010, according to Loan Performance.com, our 60 or more day delinquency rate for our legacy assets (as a percentage of original balance) was approximately 12% while the delinquency rate for the ABX 07-2 Mortgage Index was approximately 24%.

Stable and Seasoned Management Team

Our senior management team is comprised of experienced mortgage industry executives with an average of approximately 25 years in the industry and a track record of generating financial and operational improvements. Several members of our management team have held senior positions at other residential mortgage companies. In addition, our senior management team has remained in place through multiple business cycles and has a demonstrated ability to adapt to changing market conditions. We believe that the experience of our senior management team and its management philosophy are significant contributors to improving the operating performance of our Company.

Our Strategy

Our primary goal is to increase the value of our loans and our clients’ loans by reducing delinquencies and credit losses. This goal is achieved through our culture, processes and expertise. We plan to grow our revenue and operating cash flow by employing the following business strategies:

Capitalizing on Industry Opportunities

We believe we are well positioned to benefit from the current trends in the residential mortgage industry. The disruption in the mortgage industry has resulted in limited access to funding and capital, lower than anticipated performance of seasoned portfolios and industry-wide consolidation. We believe that competitors with significant residential exposure or limited access to capital have shifted their operations to selling residential real estate assets, including mortgage servicing rights. This allows existing strong servicers the opportunity to acquire or subservice additional portfolios at attractive valuations. Additionally, due to a variety of economic factors, residential loan delinquencies and related losses are at historical highs prompting government-sponsored enterprises and other owners of residential mortgage loans to focus on home ownership preservation and servicing for superior credit performance. The heightened focus in these areas has led to a strong demand for high-touch servicers by these owners. Also, we believe that many of the largest loan servicers—who are experiencing unprecedented levels of delinquencies and losses—do not have sufficient internal capacity to perform high-touch servicing in their own portfolios and, as a result, may look to independent high-touch servicers to assist them in servicing their portfolios. As a result, we believe that there will continue to be strong demand for experienced high-touch servicers with a proven ability to improve loan performance. We also believe that there will be significant opportunities to continue to acquire mortgage servicing rights at attractive prices.

Maintaining and Growing Our Steady Fee-Based Servicing Portfolio

Our servicing business produces recurring, fee-based revenues based upon contractually established servicing fees. We intend to continue to utilize our established and scalable servicing platform to grow our servicing operations organically and through acquisitions. We believe that we will continue to benefit from our strong relationship with government-sponsored enterprises and other third party investors, which we believe will enable us to acquire additional servicing rights at attractive prices and grow our business. Additionally, we have invested in our loan administration and customer service servicing divisions to accommodate the increased scale and size of our portfolio, which allows us to service newly originated prime mortgage loans at attractive return levels in a variety of operating and economic environments.

Continuing To Expand Our Originations Platform

Our Originations Segment diversifies our offering of mortgage services and further stabilizes our revenue stream by providing us with a natural hedge against fluctuations in prevailing interest rates. We have a diversified, multi-channel strategy to continue to build our prime originations platform in order to organically replace servicing run-off. Through our origination platform, we are also able to create loan servicing assets at valuation levels below where our servicing competitors can purchase comparable mortgage servicing rights. Also, we can recapture loan payoffs in our existing servicing portfolio by providing origination services to our existing borrowers.

We believe that there are significant opportunities to originate loans for servicers and other financial institutions lacking origination capacity, and we intend to capitalize on these opportunities by expanding our retail channels. Our expansion efforts will focus primarily on purchase money lending, which is a stable origination source through various interest rate cycles. Unlike certain competitors who are required to utilize third party intermediaries in transactions with the government-sponsored enterprises and Ginnie Mae, we are a direct lender with the capability to sell loans directly to the government-sponsored enterprises and to securitize loans directly with Ginnie Mae. We believe that this capability allows us to control the credit quality of the loans we originate, thereby reducing our repurchase risk.

Engaging in Opportunistic Acquisitions and New Business Opportunities

There are numerous banks, insurance companies and other financial entities that have significant exposure to the residential mortgage sector. Our management, together with our dedicated servicing and origination relationship teams and our sponsor, Fortress Investment Group LLC, or Fortress, have extensive business and corporate expertise, receive numerous requests to review potential acquisition opportunities and continually conduct due diligence to identify potential opportunistic acquisitions. We are currently seeking out opportunities and believe there will continue to be significant opportunities to take advantage of the dislocation in the residential mortgage sector and acquire assets at attractive valuations. We intend to opportunistically grow our business through acquiring mortgage servicing rights, subservicing rights, servicing platforms and originations platforms. We may purchase assets and/or platforms of significant size. We believe there are several assets and platforms currently for sale in our industry and we are currently in the process of pursuing a number of such opportunities.

Our Operations

We are a leading residential mortgage company specializing in residential mortgage loan servicing and prime residential mortgage loan originations. Our business primarily consists of two Operating Segments: Servicing and Originations.

Servicing

We are one of the largest independent loan servicers in the United States. As of September 30, 2010, our servicing portfolio included over 237,000 loans with an aggregate unpaid principal balance of $37.4 billion, which includes approximately $2.2 billion of residential mortgage loans being interim subserviced by the predecessor servicer until transferred to us in November 2010. The servicing portfolio consists of loans originated by our integrated origination platform as well as mortgage servicing rights either acquired or subserviced from various third parties. We service these loans using a high-touch servicing model designed to increase borrower repayment performance and home ownership preservation and decrease borrower delinquencies and defaults. Since November 2008, we completed several significant mortgage servicing right portfolio acquisitions totaling approximately $27.2 billion, enabling us to grow our servicing portfolio from $12.7 billion as of December 31, 2007 to $37.4 billion as of September 30, 2010. As set forth in the chart below, revenues from our Servicing Segment were $49.7 million, $74.6 million and $100.1 million for 2007, 2008 and 2009, respectively, and $120.9 million for the nine months ended September 30, 2010.

				Nine Months
				Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2010
				(unaudited)
Servicing Portfolio (dollars in millions):
Unpaid principal balance (by investor):
Special Servicing	$1,079	$1,218	$1,554	$4,052
Government-sponsored enterprises	535	10,709	24,235	23,853
ABS	11,083	9,415	7,875	7,277

Total unpaid principal balance	$12,697	$21,342	$33,664	$35,182

Summary Financial Data (dollars in thousands):
Total revenue	$49,657	$74,601	$100,133	$120,855
Net income (loss)	(6,988)	14,718	7,502	609

Key performance metrics for our servicing portfolio are shown in the chart below:

	December 31,			September 30,
	2007	2008	2009	2010
	(dollars in millions, except for average loan amount)

Loan count—servicing	96,598	159,336	230,615	237,846
Ending unpaid principal balance(1)	$12,697	$21,342	$33,664	$35,182
Average unpaid principal balance	$11,873	$12,775	$25,799	34,272
Average loan amount	$131,441	$133,943	$145,977	$147,921
Average coupon	8.59%	7.49%	6.76%	6.04%
Average FICO	595	588	644	628
60+ DQ (% of loans)	12.0%	13.1%	19.9%	15.9%
Total prepayment speed (12 month CPR)	21.3%	16.2%	16.3%	13.4%

(1)	Includes balances for total serviced portfolio and excludes approximately $2.2 billion in unpaid principal balance of loans, which were being interim subserviced by third party servicers at September 30, 2010 and which we began servicing in November 2010.

Our Servicing Model

Our servicing business produces recurring, fee-based revenues based upon contractually established servicing fees. Servicing fees are primarily based on the aggregate unpaid principal balance of the loans serviced and the payment structure varies by loan source and type. For loans that we do not originate, the services we provide and the fees we receive vary depending on our agreement with the owner of the mortgage loan or the primary servicer, as the case may be. These include differences in rate of servicing fees as a percentage of unpaid principal balance and in the structure of advances. For a more detailed description of advances, see “Industry—Servicing Industry Overview.”

Our operating culture emphasizes credit loss ownership and loss mitigation practices to improve asset performance and cash flow and to reduce credit losses. We seek to ensure that each loan that we service is paid in accordance with its terms. In circumstances where the borrower is, or is at risk of becoming, delinquent or in default, we employ both industry standard and proprietary strategies to work proactively with borrowers in an effort to bring borrowers current in their payments, avoiding foreclosure and keeping borrowers in their homes. We refer to this frequent interaction with borrowers—via phone, Internet, mailings, and personal contact methods—as high-touch loan servicing. Our servicing model and operating culture have proven especially valuable in the current high- delinquency environment.

To ensure a customer-centric focus, we have separate account resolution and foreclosure prevention groups for each type of owner of mortgage loans for whom we service. We maintain centralized loan administration and default management groups, which provide services to all customers.

We are dedicated to a culture of customer service and credit ownership for our servicing employees. We hire recent college graduates and train them in the mortgage servicing business by systematically rotating them through a variety of our business teams. Our new employees initially work on performing loans and loans that are less than 30 days past due. After gaining experience in this environment, we train our employees in the more challenging 60 and 90 day delinquent categories, where we particularly emphasize a culture of ownership and accountability.

To select the best resolution option for a delinquent loan, we perform a structured analysis of all options using information provided by the borrower as well as external data. We use recent broker price opinions, automated valuation models and other methods to value the property. We then determine the option with the best expected outcome for the owner of the mortgage loan. In the current environment, loan modifications often provide a better outcome for owners of mortgage loans than foreclosure. We believe that our high-touch servicing model is more effective in keeping borrowers in their homes and avoiding foreclosure. This is a win-win situation for both the owners of mortgage loans and the borrowers that we serve. We conducted a total of 29,902 loan modifications in 2009 as compared to 12,903 in 2008. The majority of loans modified were delinquent, although we modified some performing loans proactively under the American Securitization Forum guidelines. The most common term modified is the interest rate, while some modifications also involve the forbearance or rescheduling of delinquent principal and interest. Of the loans we modified in 2009, we modified 1,712 mortgage loans pursuant to the MHA. Under the MHA, we receive an annual financial incentive for up to four years, provided certain conditions are met. At the same time, however, we forego accrued late fees incurred in the year of modification for each qualifying loan modification.

The government-sponsored enterprises act as a source of liquidity for the secondary mortgage market and contract with various independent servicers to service their mortgage loan portfolio. In transactions with government-sponsored enterprises, we are required to follow specific guidelines that impact the way we service and originate mortgage loans including:

•	our staffing levels and other servicing practices;

•	the servicing and ancillary fees that we may charge;

•	our modification standards and procedures; and

•	the amount of advances reimbursable.

During December 2009, Nationstar entered into a strategic relationship with a government-sponsored enterprise, which contemplates, among other things, significant mortgage servicing rights and subservicing transfers to Nationstar upon terms to be determined. Under this arrangement, if certain delivery thresholds have been met, the government-sponsored enterprise may require Nationstar to establish an operating division or newly created subsidiary with separate, dedicated employees within a specified timeline to service such mortgage servicing rights and subservicing. After a specified time period, the government-sponsored enterprise may purchase the subsidiary at an agreed upon price.

Our Servicing Portfolio

Our servicing portfolio consists of mortgage servicing rights that we retain from loans that we originate; mortgage servicing rights that we acquire from third party investors, including in transactions facilitated by government-sponsored enterprises, such as Fannie Mae and Freddie Mac; and mortgage servicing rights that we manage through subservicing contracts with third party investors. Our loan servicing operations are located in Lewisville, Texas.

The charts below illustrate the composition of our servicing portfolio by investor and product type as of December 31, 2009.

The loans that we service have typically been securitized—meaning that the originator of the loan has pooled the loan together with multiple other loans and then sold securities to third party investors that are secured by loans in the securitization pool. We typically service loans that have been securitized pursuant to one of two arrangements. We primarily service loans by purchasing the right to service the loans, which is referred to as a “mortgage servicing right,” from the owner of the loan, or retaining the mortgage servicing right related to the loans that we originate. Alternatively, we may enter into a subservicing agreement with the entity that owns the mortgage servicing right pursuant to which we agree to service the loan on behalf of the primary servicer. We earn servicing fees pursuant to these servicing and subservicing contracts, and these fees represent the largest source of revenue from our loan servicing operations. In the majority of cases, we purchase the mortgage servicing rights, which generally entitle us to receive 25 to 50 basis points annually on the average unpaid principal balance of the loans serviced, with a weighted average across our servicing portfolio of approximately 35 basis points. Under subservicing arrangements, where we do not pay for the mortgage servicing rights and are not required to make advancing obligations, we generally receive between 5 and 45 basis points annually on the unpaid principal balance. The servicing and subservicing fees are supplemented by related income, including late fees, insufficient funds fees, fees from borrowers who pay by telephone and interest income earned on funds held in escrow to pay taxes and insurance and loan payments that we have collected but have not yet remitted to the owner of the loan.

As set forth in the chart below, our servicing portfolio is diversified with respect to geography. As of December 31, 2009, 60.8% of the aggregate unpaid principal balance of the loans we service were secured by properties located in the ten largest states by population. Therefore, we are not as susceptible to local and regional real estate price fluctuations as servicers whose portfolios are more concentrated in a single state or region.

Servicing Portfolio by Geography

Key Drivers of Revenue

Three key factors drive the amount of revenue we generate from our Servicing operations: aggregate unpaid principal balance, delinquency rates and prepayment speed.

Aggregate Unpaid Principal Balance:  Aggregate unpaid principal balance is a key revenue driver. As noted earlier, servicing fees are usually earned as a percentage of unpaid principal balance, and growth in the unpaid principal balance of a portfolio means growth in servicing fees. Additionally, a larger servicing portfolio generates increased ancillary fees and leads to larger custodial balances that generate greater float income. A larger servicing portfolio also drives increases in expenses. We will also incur additional interest expense to finance the servicing advances as the size of our portfolio increases. Servicers of government-sponsored enterprises collect servicing fees only on performing loans while servicers of non-government-sponsored enterprise residential mortgage-backed securities, are entitled to servicing fees on both performing loans and delinquent loans. The servicing fee relating to delinquent loans is accrued and paid from liquidation proceeds ahead of the reimbursement of advances.

Delinquency Rates:  Delinquency rates also have a significant impact on our results of operations. Delinquent loans are more expensive to service than performing loans because our cost of servicing is higher and, although credit losses are generally not a concern for our financial results, our advances to investors increase, which results in higher financing costs. Performing loans include those loans that are current or have been delinquent for less than 30 days in accordance with their original terms and those loans on which borrowers are making scheduled payments under loan modifications, forbearance plans or bankruptcy plans. We consider all other loans to be delinquent.

When borrowers are delinquent, the amount of funds that we are required to advance to the owners of the loans on behalf of the borrowers increases. While the collectability of advances is generally not an issue, we do incur significant costs to finance those advances. We intend to utilize both securitization and revolving credit facilities to finance our advances. As a result, increased delinquencies result in increased interest expense.

The cost of servicing delinquent loans is higher than the cost of servicing performing loans primarily because the loss mitigation techniques that we employ to keep borrowers in their homes are more costly than the techniques used in handling a performing loan. When loans are performing, we have limited interaction with the borrowers, and relatively low-cost customer service personnel conduct most of the interaction. Once a loan becomes delinquent, however, we must employ our loss mitigation capabilities to work with the borrower to return the loan to performing status. These procedures involve increased contact with the borrower and the development of forbearance plans, loan modifications or other techniques by highly skilled consultants with higher compensation. On those occasions when loans go into foreclosure, we incur additional costs related to coordinating the work of local attorneys to represent us in the foreclosure process. Finally, when we foreclose on loans, we employ specialists to service the real estate and manage the sale of those properties on behalf of our investors. A significant increase in delinquencies would cause us to increase our activities in these areas resulting in increased operating expenses.

Prepayment Speed:  A significant driver of our business is prepayment speed, which is the measurement of how quickly unpaid principal balance is reduced. Items reducing unpaid principal balance include normal monthly principal payments, refinancings, voluntary property sales and involuntary property sales such as foreclosures or short sales. Prepayment speed impacts future servicing fees, amortization of servicing rights, float income, interest expense on advances and compensating interest expense. When prepayment speed increases, our servicing fees decrease faster than projected due to the shortened life of a portfolio. The converse is true when prepayment speed decreases.

Prepayment speed affects our float income. Decreased prepayment speed typically leads to our holding lower float balances before remitting payoff collections to the investor and lower float income due to a lower invested balance. Lower prepayments have been associated with higher delinquency rates, higher advance balances and interest expense.

Servicing Organization

The servicing organization is comprised of four primary functional areas as detailed below.

Loan Administration:  The loan administration area includes the customer service, payment processing, loan accounting, escrow, taxes and insurance and document administration groups. The customer service group is primarily responsible for handling borrower inquiries including date of last payment, date of next payment due, arranging for a payment, refinance assistance and standard escrow and balance questions. In September 2010, the customer service group managed approximately 53,000 calls and service inquiries. The payment processing group is responsible for posting borrower payments and managing any payment-related issues. The majority of the borrower payments are posted electronically via our lock-box operation, Western Union, ACH or web-based payments. The loan accounting group manages the payoff of loans. The escrow, taxes and insurance group manage all escrow balances and the external vendors we utilize for property insurance and tax tracking. The document administration group manages the lien release process upon the payoff of a loan and the tracking of loan documents for new originations.

Account Resolution:  The account resolution group is responsible for early stage collections (borrowers who are 1 to 59 days delinquent). For accounts where payments are past due but not yet delinquent (less than 30 days past due), we use a behavioral scoring methodology to prioritize our borrower calling efforts. The key drivers of behavioral score are payment pattern behavior (i.e., if the borrower historically has made their payment on the 5th of each month and that pattern changes more attention will be paid to the borrower) and updated credit scores. For accounts 31 to 59 days delinquent, collectors are assigned individual accounts and are charged with making contact with the delinquent borrower to understand the reason for delinquency and attempt to collect a payment or work on an alternative solution. In the account resolution group, we use a combination of predictive dialer technology and account level assignments to contact the borrowers. The primary objective of this group is to reduce delinquency levels.

Foreclosure Prevention:  The foreclosure prevention group, commonly referred to in the industry as loss mitigation, is responsible for late stage collections (borrowers who are 60 or more days delinquent). The primary focus of this group is reducing delinquency levels. All accounts in this group are assigned to individual collectors loss mitigators. The primary role of the collector loss mitigator is to contact the borrower and understand the reasons for the borrower’s delinquency and the borrower’s desire and ability to stay in their house. The foreclosure prevention group performs most of our government and other loan modifications.

Default Management:  The default management area includes the foreclosure, bankruptcy, real estate owned and claims processing groups. The foreclosure group manages accounts involved in the foreclosure process. In the late stage delinquency status, we will initiate foreclosure proceedings in accordance with state foreclosure timelines. Accounts in the foreclosure group are assigned to foreclosure specialists based on a state-specific assignment. The primary focus of the foreclosure group is to perform the foreclosure process in accordance with the state timelines. Any account which has filed bankruptcy is assigned to a bankruptcy specialist who will administer the bankruptcy plain proceedings in accordance with applicable law and in conjunction with an outsourcing firm. The real estate owned group manages properties within the servicing portfolio that have completed the foreclosure process. We use both internal and external resources to manage the disposition of the real estate owned properties. The primary goal of the real estate owned team is to dispose of the property within an acceptable timeframe at the lowest possible loss.

Originations

We are one of the few high-touch servicers in the United States with a loan origination platform. We are licensed to originate residential mortgage loans in all 50 states and have obtained all required federal approvals to originate FHA and conventional loans. We currently only originate prime agency and government conforming residential mortgage loans, which we either sell servicing released to other secondary market participants, which we refer to as conduits, or securitize through the issuance of Fannie Mae, Freddie Mac or Ginnie Mae bonds. As such, we minimize any credit or interest rate risk by not retaining loans on our balance sheet for more than approximately 30 days beyond funding. As set forth in the chart below, revenues from our Originations Segment were $89.0 million, $22.6 million and $55.6 million for 2007, 2008 and 2009, respectively and $56.4 million for the nine months ended September 30, 2010. The significant decrease in origination volume from 2007 to 2008 resulted from our decision to move from the non-prime market in the latter portion of 2007 to the prime agency and government conforming residential mortgage market. Origination volumes in 2009 and 2010 increased significantly as we expanded our prime market footprint.

				Nine Months
				Ended
	Year Ended December 31,			September 30,
	2007	2008	2009	2010

Origination Volume ($ in millions):
Retail	$1,451	$538	$1,093	$1,128
Wholesale	917	4	386	832

Total Originations	$2,368	$542	$1,479	$1,960

Summary Financial Data ($ in thousands):
Total revenue	$88,955	$22,574	$55,593	$56,378
Net income (loss)	(51,253)	(7,590)	8,884	(3,475)

Our Originations Platform

We originate loans through our three loan origination channels: Consumer Direct Retail, Distributed Retail and Wholesale. Our largest channel is our Consumer Direct Retail channel which operates as a centralized call center. Our second largest channel, the Wholesale channel, involves brokers sourcing borrowers for us. Our smallest and newest channel is our Distributed Retail channel, which includes traditional retail branches with loan officers who source loans primarily from realtors and builders. We currently have eight retail locations in Texas, Alabama and Tennessee and, while it is our newest channel, we believe the Distributed Retail channel represents a significant growth opportunity for us. Our multi-channel origination strategy enables us to diversify our originations without becoming overly reliant on any single segment of the mortgage loan market.

We originate purchase money loans and refinance existing loans, including those that we service. Our strategy is to mitigate the credit, market and interest rate risk from loan originations by either selling newly originated loans or placing them in government-sponsored enterprise or government securitizations. We typically sell new loans within 30 days of origination, and we do not expect to hold any of the loans that we currently originate on our balance sheet on a long-term basis. At the time of sale, we have the option to retain the mortgage servicing rights on loans we originate.

Our origination capability differentiates us from other non-bank, high-touch loan servicers without an integrated origination platform by:

•	providing us with an organic source of new loans to service as existing loans are repaid or otherwise liquidated—originated loans serviced by us generate higher returns than comparable mortgage servicing rights that we would acquire from a third party;

•	providing an attractive complement to servicing by allowing us to modify and refinance mortgage loans, including loans that we service;

•	creating a diversified source of revenue that we believe will remain stable in a variety of

•	interest rate environments; and

•	building brand recognition.

Originations Organization

Each of our loan origination channels has dedicated operations, support and fulfillment functions (processing, underwriting, closing and shipping) which are primarily performed at our offices in Lewisville, Texas. As part of our efforts to manage credit risk and enhance operating efficiencies, the underwriting, closing, funding and shipping for all of our originations channels are managed centrally. Centralizing these functions is designed to enable us to control loan quality, loan processing times, cost and, ultimately, borrower satisfaction. Additionally, to maintain independence from the sales organization, we have the underwriting function report directly to the Chief Financial Officer. Our three mortgage loan originations channels are discussed in more detail below:

Retail Originations—Consumer Direct

In the nine months ended September 30, 2010, our largest originations channel was our Consumer Direct Retail channel. We employ a single centralized call center strategy leveraging multiple potential borrower lead sources. In our Consumer Direct Retail channel, each sales team typically consists of between 10 and 12 mortgage professionals managed by a sales leader. Three to four sales leaders report to a senior vice president responsible for the specific lead source.

Our primary divisions within our Consumer Direct Retail channel include Renewal, New Customer Acquisition, Centralized Purchase and Strategic Alliances. Each division specializes in meeting the needs of their specific target borrowers. This strategy provides a flexible organizational structure capable of shifting to new opportunities quickly. The four divisions of our Consumer Direct Retail channel are as follows:

Renewal:  Focuses on retaining current borrowers in our servicing portfolio and utilizes an integrated approach with our Servicing Segment to capture borrowers who either qualify to refinance their current mortgage or who take action indicating they may be paying off their loan. The Renewal teams receive leads for borrowers from telemarketing, live transfers and scheduled callbacks from Customer Service and website programs.

New Customer Acquisition:  Focuses on generating new mortgage business from prospective borrowers. We use credit bureau modeling to identify borrowers who are likely to be in the market for and likely to qualify to refinance their existing mortgage loan. Marketing channels include telemarketing, direct marketing, Internet lead aggregators, credit bureau triggers such as mortgage inquiries and website programs.

Purchase:  Focuses on meeting the purchase needs of borrowers on a centralized basis. These include our real estate owned financing programs, relocation lending and business-to-business. Our marketing channels include both consumer and business strategies such as email or newsletter campaigns, flyers, websites, and other direct marketing programs.

Strategic Alliances:  Focuses on serving the needs of strategic and joint marketing partners who, in many cases, do not have the originations capabilities to provide refinancing for their own portfolios. Currently, we are providing origination services to several servicers without origination capability. In many instances, these alliances involve providing certain incentives for the borrower to refinance (e.g., payment of closing fees). These programs typically begin with a direct mail announcement of the partnership followed by direct marketing campaigns to increase borrower responses.

Wholesale Originations

In the nine months ended September 30, 2010, our Wholesale channel was our second largest originations channel. The primary business strategy of the Wholesale channel is to acquire high-quality servicing at a reduced price through a network of non-exclusive relationships with various approved mortgage companies and mortgage brokers. The Wholesale channel is comprised of seven sales regions throughout the United States, each staffed with a regional sales manager, and two centralized sales regions that operate out of our offices in Lewisville, Texas. Each region has 8-12 account executives whose primary responsibility is to source and service mortgage brokers. We provide a variety of conforming prime mortgage loans to our brokers to allow them to better service their borrowers.

Mortgage brokers identify applicants, help them complete a loan application, gather required information and documents, and act as our liaison with the borrower during the lending process. We review and underwrite an application submitted by a broker, accept or reject the application, determine the range of interest rates and other loan terms, and fund the loan upon acceptance by the borrower and satisfaction of all conditions to the loan. By relying on brokers to market our products and assist the borrower throughout the loan application process, we can increase loan volume through our Wholesale channel with proportionately lower increases in overhead costs compared with the costs of increasing loan volume in loan originations through our retail channels.

New brokers are sourced through our account executives, industry trade shows forums and our website. The broker approval process is critical to maintaining a high quality network of brokers. Brokers must meet various requirements and must complete the broker application package, provide evidence of appropriate state licenses, articles of incorporation, financial statements, resumes of key personnel and other information as needed. The Wholesale operations team reviews all submitted materials to determine whether the broker should be approved. When we consider it appropriate, the broker application may be reviewed and investigated by our quality control and risk management department before final approval is provided. The process is designed to ensure that borrowers we acquire through our Wholesale channel are working with reputable and legitimate mortgage brokers.

Our ongoing investment in technology has allowed us to provide our broker network with the ability to obtain instantaneous online loan decisions, product options and corresponding pricing. We believe that the utility and convenience of online loan decisions and product options are a value-added service that has and will continue to solidify our business relationships. In addition, our website provides our brokers with loan status reports, product guidelines, loan pricing, interest rate locks and other added features. We expect to continue to adapt web-based technologies to enhance our one-on-one relationships with our brokers.

Retail Originations—Distributed Retail

The Distributed Retail channel is our newest origination channel. The primary strategy within the Distributed Retail channel is to expand our purchase money mortgage loan capability. Purchase money mortgage loans involve the purchase of a property. We believe that having a purchase mortgage strategy is an integral part of growing our originations platform. In order to pursue this strategy, we believe it is necessary to establish retail branches to develop relationships with traditional business partners such as realtors and builders. Distributed Retail strategies focused on purchase money mortgage loan volume produce higher margins, higher overall credit quality volume and are less susceptible to changing interest rate environments.

The Distributed Retail channel aims to promote sales growth without compromising credit quality primarily through the use of centralized underwriting and through the decentralized processing and closing (maintained at the originating branch). Mortgage professionals develop relationships with local realtors and builders in their respective markets. Realtors and builders then refer their borrowers to us to facilitate the home purchase. Marketing primarily supports these business-to-business relationships with emails, flyers, open houses, trade show support and other direct marketing efforts.

We currently have eight retail locations in Texas, Alabama and Tennessee. We plan to continue to seek attractive opportunities to open new branches. Each branch is expected to have ten to twelve mortgage professionals, one to two loan processing specialists and a branch manager.

Technology

In the vast majority of cases, our key, critical systems are hosted, managed and maintained by our in-house Information Technology team. Our key systems consist of a combination of vendor developed applications as well as internally developed proprietary systems. On our most critical vendor developed applications (OPUS, XpressQual, TMO, LSAMS and FORTRACS) we maintain license rights to the source code to enable in-house customization of these systems to meet our business needs in a time effective manner.

Servicing

For our Servicing Segment, our system of record is LSAMS, which we use for all loan accounting functions, claims functions and supports our Customer Service functions. Our early stage account collection efforts are focused and prioritized through the use of ESP, our proprietary early delinquency score model, used to identify higher risk accounts. Our collections and loss mitigation efforts are supported by Remedy, a proprietary default management system which, along with our proprietary Net Present Value engine and our proprietary Property Valuation Management system, enables our loan resolution personnel to guide our borrowers to the optimal economic workout alternative based on the unique factors of each borrower’s situation. For our foreclosure and bankruptcy processes, we use the FORTRACS system, which integrates with the Lendstar system to enable online communications and case tracking with our attorney network. For properties whereby we complete foreclosure and take them into real estate owned status, we utilize the web-based real estate owned management system REOTrans to manage the marketing and disposition of our owned real estate. To support our Investor Reporting functions, we use a combination of systems that include LSAMS and Lewtan ABS, a vendor hosted system. We also have a website, www.NationstarMtg.com, that is a fully automated system to apply and process mortgage loan applications and that our existing borrowers can access to receive information on their account.

Originations

The critical systems that support our loan origination activities include:

•	MLS (Marketing Lead System), our proprietary marketing lead system which routes, tracks and delivers leads to our loan officers, who we refer to as our mortgage professionals;

•	OPUS, a web-based point-of-sale system that provides product eligibility and pricing to our retail sales force;

•	TMO, our loan origination system used for loan processing, underwriting and closing;

•	XpressQual, a web-based point-of-sale system that provides product eligibility and pricing to our wholesale brokers and allows them to submit loans to us online;

•	www.NationstarBroker com, our website for wholesale brokers to receive information on our products and services;

•	CLASS, our proprietary system used to manage our sales relationships and licensing of our wholesale brokers;

•	ODE, a rules-based pricing and eligibility engine that is integrated with OPUS, XpressQual and TMO;

•	High Cost Fee Engine, our proprietary compliance fee engine that enforces both federal and local high cost and fee limits throughout the loan originations process; and

•	CLT (Compliance License Tracker), our proprietary system that maintains and tracks all mortgage professionals locational licensing to ensure that leads and applications are only processed by properly licensed mortgage professionals.

For our Retail origination channels, the loan origination process starts when a lead is imported (or accepted) into our Marketing Lead System (MLS), a propriety system that our mortgage professionals use to manage the initial borrower contact process. Once a mortgage professional has made contact with a potential borrower, the mortgage professional moves the lead into OPUS, our web-based point-of-sale system. Here, our mortgage professionals capture the necessary loan application information, obtain credit reports to determine full product eligibility and establish pricing to facilitate the sales process. Once our mortgage professionals have helped our borrowers determine the program and pricing that meets their needs, the loan application is transferred into TMO, our loan origination system where we complete the loan process, underwrite the loan, prepare the closing documents and complete the loan process.

For our Wholesale origination channel, we provide our brokers a web-based point of sale system, XpressQual, to use to access product eligibility and pricing and to submit loans online. We also use TMO in this channel for the processing, underwriting and closing functions. Through XpressQual, our brokers have access to a web-based portal where they can upload their loan applications to determine product eligibility and loan pricing. Once they select a program and price, the broker is able to submit the file to us for processing as well as lock the rate using XpressQual. As in our retail origination channels, once submitted for processing, the file is transferred into TMO to verify the application information, clear conditions, underwrite and close the loan. Supporting OPUS, XpressQual and TMO, we also utilize a vendor developed rules-based pricing and eligibility engine called ODE as well as a proprietary compliance fee engine that enforces high cost and fee limits throughout the entire originations process. There is also a Compliance License Tracker system that maintains and tracks all mortgage professional and location level licensing. All systems are fully integrated and share information to ensure complete, up-to-date and accurate information for reporting purposes.

To protect our business in the event of disaster, we have implemented a disaster recovery data facility in a co-location in Irving, Texas where we maintain near real-time replication of all critical servicing systems and data.

Employees

As of September 30, 2010, we had a total of 1,699 employees, all of which are based in the United States. None of our employees are members of any labor union or subject to any collective bargaining agreement and we have never experienced any business interruption as a result of any labor dispute. Our employees are allocated among our business functions as follows:

•	54% are in Servicing;

•	33% are in Originations;

•	13% are in support functions, including Human Resources, Accounting and other corporate functions.

In our Servicing Segment, we hire recent college graduates and teach them our high-touch servicing model. Our loan servicers and debt collectors follow a training program in which they first service performing loans and slightly delinquent loans. As they gain experience, they service more delinquent loans and assume increased personal responsibility for servicing a certain set of loans and contacting certain borrowers.

In our Originations Segment, we hire experienced prime mortgage originators and provide them with training to acclimate them to Nationstar, as well as compliance and regulatory training.

Regulation

Our business is subject to extensive federal, state and local regulation. Our loan origination, loan servicing and debt collection operations are primarily regulated at the state level by state licensing authorities and administrative agencies. Because we do business in all fifty states and the District of

Columbia, we, along with certain of our employees who engage in regulated activities, must apply for licensing as a mortgage banker lender, loan servicer and/or debt collector, pursuant to applicable state law. These state licensing requirements typically require an application process, processing fees, background checks and administrative review. Our servicing operations center in Lewisville, Texas is licensed (or maintains an appropriate statutory exemption) to service mortgage loans in all fifty states and the District of Columbia. Our retail loan origination branch is licensed to originate loans in at least the states in which it operates, and our direct origination branch is licensed to originate loans in all fifty states and the District of Columbia. From time to time, we receive requests from states and other agencies for records, documents and information regarding our policies, procedures and practices regarding our loan origination, loan servicing and debt collection business activities, and undergo periodic examinations by state regulatory agencies. We incur significant ongoing costs to comply with these licensing requirements.

While the U.S. federal government does not primarily regulate loan originations, the federal Secure and Fair Enforcement for Mortgage Licensing Act of 2008, or the SAFE Act, requires all states to enact laws that require all United States sales representatives to be individually licensed or registered if they intend to offer mortgage loan products. These licensing requirements include enrollment in the Nationwide Mortgage Licensing System, application to state regulators for individual licenses, a minimum of 20 hours of pre-licensing education, an annual minimum of eight hours of continuing education and the successful completion of both national and state exams.

In addition to licensing requirements, we must comply with a number of federal consumer protection laws, including, among others:

•	the Gramm-Leach-Bliley Act, which requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters;

•	the Fair Debt Collection Practices Act, which regulates the timing and content of debt collection communications;

•	the Truth in Lending Act and Regulation Z thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the credit history of consumers;

•	the Equal Credit Opportunity Act and Regulation B thereunder, which prohibit discrimination on the basis of age, race and certain other characteristics, in the extension of credit;

•	the Homeowners Protection Act, which requires the cancellation of mortgage insurance once certain equity levels are reached;

•	the Home Mortgage Disclosure Act and Regulation C thereunder, which require financial institutions to report certain public loan data;

•	the Fair Housing Act, which prohibits discrimination in housing on the basis of race, sex, national origin, and certain other characteristics; and

•	Regulation AB under the Securities Act, which requires certain registration, disclosure and reporting for mortgage-backed securities.

We must also comply with applicable state and local consumer protection laws, which may impose more comprehensive and costly restrictions than the regulations listed above. In a response to the decline in the housing market and the increase in foreclosures, many local governments have extended the time period necessary prior to initiating foreclosure proceedings, which prevent a servicer or trustee, as applicable, from exercising any remedies they might have in respect of liquidating a severely delinquent mortgage loan in a timely manner.

On May 28, 2009, we voluntarily entered into an agreement to actively participate as a loan servicer in HAMP, which enables eligible borrowers to avoid foreclosure through a more affordable and sustainable loan modification made in accordance with HAMP guidelines, procedures, directives and requirements. Loan modifications pursuant to HAMP may include a rescheduling of payments or a reduction in the applicable interest rates and, in some cases, a reduction in the principal amount due. Under HAMP, subject to a program participation cap, we, as a servicer, will receive an initial incentive payment of up to $1,500 for each loan modified in accordance with HAMP subject to the condition that the borrower successfully completes a trial modification period. In addition, provided that a HAMP modification does not become 90 days or more delinquent, we will receive an incentive of up to $1,000. As of December 31, 2009, 1,712 loans with an unpaid principal balance of $355.7 million after modification had been modified through HAMP.

Competition

In our Servicing Segment, we compete with large financial institutions and with other independent servicers. Our ability to differentiate ourselves from other loan servicers through our high- touch servicing model and culture of credit largely determines our competitive position within the mortgage loan servicing industry.

In our Originations Segment, we compete with large financial institutions and local and regional mortgage bankers and lenders. Our ability to differentiate the value of our financial products primarily through our mortgage loan offerings, rates, fees and customer service determines our competitive position within the mortgage loan origination industry. The placement of mortgage loans is greatly influenced by traditional business partners such as realtors and builders. As a result, our ability to secure relationships with traditional business partners will influence our ability to grow our purchase line.

Seasonality

Our Originations Segment is subject to seasonal fluctuations, and activity tends to diminish somewhat in the winter months of December, January and February, when home sales volume and loan origination volume are at their lowest. This typically causes seasonal fluctuations in our Originations Segment’s revenue. Our Servicing segment is not subject to seasonality.

Intellectual Property

We use a variety of methods, such as trademarks, patents, copyrights and trade secrets, to protect our intellectual property. We also place appropriate restrictions on our proprietary information to control access and prevent unauthorized disclosures.

Properties

Our principal executive headquarters is located in Lewisville, Texas. At our main campus in Lewisville, Texas, we lease two buildings containing an aggregate of approximately 201,000 square feet of general office space, pursuant to two leases, both of which are currently due to expire in the first half of 2014. In addition to serving as our principal executive headquarters, our main Lewisville campus houses a portion of our servicing operations and all of our Consumer Direct Retail origination platform. We also own a parcel of undeveloped land at our campus location which can be used for future expansion.

We lease an additional 45,000 square feet of space in Lewisville, Texas, which is currently due to expire in December, 2011. This building houses our wholesale loan origination platform and some administrative support functions. Also, to meet our short term facility needs for our growing servicing operation, we executed a lease for 30,604 square feet of space that commenced on March 1, 2010 for a twelve month term that provides for a no cost, early termination option starting after six months. We exercised the early termination option in early November 2010, and the lease will now terminate in early February 2011. This short-term lease has been replaced with a 64-month lease on 83,467 square feet at another location in Lewisville, Texas.

Consistent with our plans to open new branches in our Distributed Retail channel, we have completed leases on our regional management office in Montgomery, Alabama as well as branch office leases in Alabama, Tennessee and Texas. Our typical Distributed Retail branch office is between 2,500 and 4,000 square feet with lease terms of three years or less.

To meet various state local presence regulations, we maintain leases on four small (150 square feet) executive suite offices in Pennsylvania, New Jersey, Nevada and Missouri.

We also have leases on properties from several locations we no longer utilize which are either subleased or are being actively marketed for disposal.

Legal Proceedings

We are routinely involved in legal proceedings concerning matters that arise in the ordinary course of our business. Although the outcome of these proceedings cannot be predicted with certainty, management does not currently expect any of the proceedings pending against us, individually or in the aggregate, to have a material effect on our business, financial condition or results of operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING OR FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to a variety of market risks which include interest rate risk, consumer credit risk and counterparty credit risk.

Interest Rate Risk

Changes in interest rates affect our operations primarily as follows:

Servicing Segment

•	an increase in interest rates would increase our costs of servicing our outstanding debt, including our ability to finance servicing advances;

•	a decrease (increase) in interest rates would generally increase (decrease) prepayment rates and may require us to report a decrease (increase) in the value of our mortgage servicing rights;

•	a change in prevailing interest rates could impact our earnings from our custodial deposit accounts; and

•	an increase in interest rates could generate an increase in delinquency, default and foreclosure rates resulting in an increase in both operating expenses and interest expense and could cause a reduction in the value of our assets.

Originations Segment

•	a substantial and sustained increase in prevailing interest rates could adversely affect our loan origination volume because refinancing an existing loan would be less attractive and qualifying for a loan may be more difficult; and

•	an increase in interest rates would increase our costs of servicing our outstanding debt, including our ability to finance loan originations;

We actively manage the risk profiles of interest rate lock commitments or IRLCs and mortgage loans held for sale on a daily basis and enter into forward sales of mortgage backed securities in an amount equal to the portion of the IRLC expected to close, assuming no change in mortgage interest rates. In addition, to manage the interest rate risk associated with mortgage loans held for sale, we enter into forward sales of mortgage backed securities to deliver mortgage loan inventory to investors.

Consumer Credit Risk

We sell our loans on a non-recourse basis. We also provide representations and warranties to purchasers and insurers of the loans sold. In the event of a breach of these representations and warranties, we may be required to repurchase a mortgage loan or indemnify the purchaser, and any subsequent loss on the mortgage loan may be borne by us. If there is no breach of a representation and warranty provision, we have no obligation to repurchase the loan or indemnify the investor against loss. The unpaid principal balance of loans sold by us represents the maximum potential exposure related to representation and warranty provisions; however, we cannot estimate our maximum exposure because we do not service all of the loans for which we have provided a representation or warranty.

Counterparty Credit Risk

We are exposed to counterparty credit risk in the event of non-performance by counterparties to various agreements. We monitor the credit ratings of our counterparties and do not anticipate losses due to counterparty non-performance.

Sensitivity Analysis

We assess our market risk based on changes in interest rates utilizing a sensitivity analysis. The sensitivity analysis measures the potential impact on fair values based on hypothetical changes (increases and decreases) in interest rates.

We use a duration-based model in determining the impact of interest rate shifts on our loan portfolio, certain other interest-bearing liabilities measured at fair value and interest rate derivatives portfolios. The primary assumption used in these models is that an increase or decrease in the benchmark interest rate produces a parallel shift in the yield curve across all maturities.

We utilize a discounted cash flow analysis to determine the fair value of mortgage servicing rights and the impact of parallel interest rate shifts on mortgage servicing rights. The primary assumptions in this model are prepayment speeds, market discount rates and cost to service. However, this analysis ignores the impact of interest rate changes on certain material variables, such as the benefit or detriment on the value of future loan originations, non-parallel shifts in the spread relationships between mortgage-backed securities, swaps and U.S. Department of the Treasury rates and changes in primary and secondary mortgage market spreads. For mortgage loans, interest rate lock commitments and forward delivery commitments on mortgage-backed securities, we rely on a model in determining the impact of interest rate shifts. In addition, for interest rate lock commitments, the borrower’s propensity to close their mortgage loans under the commitment is used as a primary assumption.

Our total market risk is influenced by a wide variety of factors including market volatility and the liquidity of the markets. There are certain limitations inherent in the sensitivity analysis presented, including the necessity to conduct the analysis based on a single point in time and the inability to include the complex market reactions that normally would arise from the market shifts modeled.

We used September 30, 2010 market rates on our instruments to perform the sensitivity analysis. The estimates are based on the market risk sensitive portfolios described in the preceding paragraphs and assume instantaneous, parallel shifts in interest rate yield curves. These sensitivities are hypothetical and presented for illustrative purposes only. Changes in fair value based on variations in assumptions generally cannot be extrapolated because the relationship of the change in fair value may not be linear.

The following table summarizes the estimated change in the fair value of our assets and liabilities sensitive to interest rates as of September 30, 2010 given hypothetical instantaneous parallel shifts in the yield curve:

	Change in Fair Value
	Down	Up
	25 bps	25 bps
	(in thousands)

Increase (decrease) in assets
Mortgage loans held for sale	$3,318	$(3,675)
Mortgage loans held for investment, subject to ABS nonrecourse debt	439	—
Mortgage servicing rights	(1,531)	1,817
Other assets (derivatives)
IRLCs	2,031	(2,805)

Total change in assets	$4,257	$(4,663)
Increase (decrease) in liabilities
Derivative financial instruments
Interest rate swaps and caps	$1,686	$(1,658)
Forward MBS trades	5,508	(6,033)
Derivative financial instruments, subject to ABS nonrecourse debt	1,069	(1,069)
ABS nonrecourse debt	(612)	1,040

Total change in liabilities	$7,651	$(7,720)

Total, net change	$(3,394)	$3,057

MANAGEMENT, BOARD OF MANAGERS AND BOARD OF DIRECTORS

Executive Officers

The following table sets forth the name, age and position of our current executive officers.

Name	Age	Position

Anthony H. Barone	52	President, Chief Executive Officer and Manager
Jay Bray	44	Executive Vice President and Chief Financial Officer
Robert Appel	48	Executive Vice President of Servicing
Amar Patel	39	Executive Vice President of Portfolio Investments
Anne E. Sutherland	49	Executive Vice President and General Counsel
Steven L. Hess	54	Executive Vice President of Marketing
Mark O’Brien	58	Executive Vice President of Organizational Development

Board of Managers

The Board of Managers of Nationstar LLC consists of two managers. Our ability to expand our Board of Managers is subject to complying with applicable notice, background check and other state licensing requirements. No board committees have been designated at this time. The following table sets forth the name, age and position of the current managers of Nationstar Mortgage LLC.

Name	Age	Position

Anthony H. Barone	52	President, Chief Executive Officer and Manager
Peter Smith	43	Manager

Board of Directors

The Board of Directors of Nationstar Capital Corporation consists of two directors. No board committees have been designated at this time. The following table sets forth the name, age and position of the current directors of Nationstar Capital Corporation.

Name	Age	Position

Anthony H. Barone	52	President, Chief Executive Officer and Director
Jay Bray	44	Executive Vice President, Chief Financial Officer and Director

Anthony H. Barone is the President, Chief Executive Officer and Manager of Nationstar Mortgage LLC and has served in this capacity since joining Nationstar in 1997. Mr. Barone is also President, Chief Executive Officer and Director of Nationstar Capital Corporation. Mr. Barone has over 29 years of experience in the mortgage industry. From 1980 to 1989, Mr. Barone held management positions in loan servicing, originations, secondary marketing and credit administration at General Electric Capital Corporation. From 1990 to 1997, Mr. Barone served as Executive Vice President of Ford Consumer Finance, a former mortgage lending and servicing subsidiary of Ford Motor Credit Corporation. Mr. Barone holds a B.A. in Economics from the University of Connecticut.

Jay Bray is the Executive Vice President and Chief Financial Officer of Nationstar Mortgage LLC and has been with Nationstar since 2000. Mr. Bray is also Executive Vice President, Chief Financial Officer and Director of Nationstar Capital Corporation. Mr. Bray has over 20 years of experience in the mortgage servicing and origination industry. From 1988 to 1994, Mr. Bray served as an Audit Manager with Arthur Andersen in Atlanta, Georgia. From 1994 to 2000, Mr. Bray held a variety of leadership roles at Bank of America and predecessor entities, where he managed the Asset Backed Securitization process for mortgage related products, developed and implemented a secondary execution strategy and profitability plan and managed investment banking relationships, secondary marketing operations and investor relations. Additionally, Mr. Bray led the portfolio acquisition, pricing and modeling group. Mr. Bray holds a B.A.A. in Accounting from Auburn University and is a Certified Public Accountant in the State of Georgia.

Robert Appel is the Executive Vice President of Servicing of Nationstar Mortgage LLC and has been with Nationstar since February 2008. Mr. Appel has over 18 years of experience in the mortgage industry and 5 years of public accounting experience. From 1985 to 1990, he served as an audit manager with Ernst and Young LLP. From 1990 to 1992, he held a position as Vice President of Control for Tyler Cabot Mortgage Securities Fund, a NYSE listed bond fund. From 1992 to 1999, Mr. Appel held a position at Capstead Mortgage where he started a master servicing organization and later became Senior Vice President of Default Management for Capstead’s primary servicer. From 1999 to 2003, he was Managing Director of GMAC’s Master Servicing operation. From 2003 to 2005, Mr. Appel was Chief Executive Officer of GMAC’s United Kingdom mortgage lending business. From 2005 to 2008, he served as Servicing Manager of GMAC’s $100 billion non-prime residential servicing platform. Mr. Appel holds a B.S., cum laude, in Business Control Systems from the University of North Texas and is a Certified Public Accountant and Certified Financial Planner in the State of Texas and is a former member of the Freddie Mac Default Advisory Group.

Amar Patel is the Executive Vice President of Portfolio Investments of Nationstar Mortgage LLC and has been with Nationstar since June 2006. Mr. Patel has over 17 years of experience in the mortgage industry. From 1993 to 2006, Mr. Patel held various management roles at Capstead Mortgage Corporation, last serving as Senior Vice President of Asset and Liability Management. Mr. Patel holds a B.B.A. in Finance and Mathematics from Baylor University and an M.B.A. from Southern Methodist University.

Anne E. Sutherland is the Executive Vice President and General Counsel of Nationstar Mortgage LLC and has been with Nationstar since 1997. Ms. Sutherland has over 24 years of legal experience in the mortgage banking and consumer finance industry. From 1986 to 1988, Ms. Sutherland served as Staff Attorney for the Oklahoma Bankers Association. From January 1988 until its dissolution in July 1989, Ms. Sutherland served as Counsel for Wells Fargo Credit Corporation. From 1989 to 1994, Ms. Sutherland was the Assistant General Counsel for Ford Consumer Finance Company. From 1994 to 1997, Ms. Sutherland served as Vice President, Division Counsel and Secretary of ContiMortgage Corporation, a subsidiary of ContiFinancial. Ms. Sutherland holds a B.B.A. in Finance and a J.D. from the University of Oklahoma.

Steven L. Hess is the Executive Vice President of Marketing of Nationstar Mortgage LLC and has been with Nationstar since 1997. Mr. Hess has over 29 years experience in the financial services industry. He assumed his current role as the Executive Vice President, Marketing for Nationstar in 2001. From 1980 to 1989, Mr. Hess held various management roles in marketing, loan servicing and credit administration. From 1989 to 1997, he served as Senior Vice President of Corporate Marketing for Ford Consumer Finance Company, a former subsidiary of Ford Motor Credit that is now part of Citigroup. He also served in a subsequent assignment as Senior Vice President and Product Manager of Card Services and was responsible for managing the P&L and marketing for an $800 million co-brand Visa portfolio issued in partnership with Amoco Oil Company and Unocal 76. Mr. Hess holds a B.S. in Marketing and Advertising from the University of Colorado.

Mark O’Brien is the Executive Vice President of Organizational Development of Nationstar Mortgage LLC and has been with Nationstar since 2002. Mr. O’Brien has over 31 years of experience in the financial services industry. From 1974 to 1983, Mr. O’Brien held various management roles in consumer finance and human resources at GE Capital Corporation. From 1984 to 1989, he served as Vice President of Human Resources for PSFS Bank, a subsidiary of Meritor Financial Group. From 1990 to 1997, Mr. O’Brien served as Senior Vice President of Human Resources for Fleet Mortgage Group, during which time loan origination volume and the loan servicing portfolio doubled in size. From 1997 to 2002, he served as Executive Vice President of Human Resources for North America Mortgage Company, the mortgage banking subsidiary of Dime Savings Bank of New York. Mr. O’Brien holds a B.B.A. in Management from Xavier University and is a member of the Association of Financial Services and recently served as Chair of the Human Resources Subcommittee of the Mortgage Bankers Association.

Peter Smith is a Manager of Nationstar Mortgage LLC and a Managing Director of Fortress Investment Group in the asset management area. Mr. Smith joined Fortress in May 1998. From 1991 to 1996, Mr. Smith was a Vice President at CRIIMI MAE Inc. From 1996 to 1998, Mr. Smith held positions at UBS and BlackRock. Mr. Smith holds a B.B.A. in Finance from Radford University and an M.B.A. in Finance from George Washington University.

Family Relationships

There are no family relationships between any of our executive officers or directors.

Director Independence

Nationstar Mortgage LLC and Nationstar Capital Corporation are privately owned. As a result, we are not required to have independent directors.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis is designed to provide an understanding of the compensation program for our CEO, Anthony H. Barone, our CFO, Jay Bray, our Executive Vice President of Servicing, Robert L. Appel, our Executive Vice President, Amar Patel, and, our Executive Vice President, Capital Markets, Douglas Krueger (collectively, our named executive officers or “NEOs”), with respect to our 2010 fiscal year.

Compensation Philosophy and Objectives

Our primary executive compensation goals are to attract, motivate and retain the most talented and dedicated executives and to align annual and long-term incentives while enhancing unitholder value. To achieve these goals we maintain compensation plans that:

•	Deliver a mix of fixed and at-risk compensation, including through the grants of restricted units and restricted preferred units.

•	Through dividend equivalents on grants of restricted units and restricted preferred units, tie a portion of the overall compensation of executive officers to the dividends we pay to our unitholders.

•	Encourage the achievement of our short- and long-term goals on both the individual and company levels.

Process for Setting Executive Officer Compensation

The designated manager (the “Manager”) of FIF HE Holdings LLC, the sole member of the Company (our “Parent”), and its unitholders evaluate our performance, including the achievement of key investment and capital raising goals, and the individual performance of each named executive officer, with a goal of setting overall compensation at levels that our Parent and its unitholders believe are appropriate.

During 2010, in connection with new grants of restricted units and restricted preferred units, we amended the employment agreements with Messrs. Barone, Bray, Appel, and Patel, further described below. The amendments were minor and were intended to bring the agreements in line with customary practice in our industry. We believe that the employment agreements and these amendments benefit the Company and its unitholders by providing these individuals with a degree of comfort during the contract term about their employment so that they may focus on managing the business.

Participation of Management. Our NEOs are not directly responsible for determining our CEO’s compensation, although they regularly provide information to our Parent and its unitholders that is relevant to its evaluation of the NEOs’ compensation (for instance, in terms of our performance against established compensation goals and otherwise). By contrast, the CEO plays a more active role in determining the compensation of the other NEOs, who are his subordinates. He regularly advises our Parent and its unitholders of his own evaluation of their job performance and offers for consideration his own recommendations for their compensation levels. Final compensation decisions are executed by the Manager.

Compensation Consultant. We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation, although the Company or Parent may elect in the future to retain a compensation consultant if they determine that doing so would assist it in implementing and maintaining compensation plans.

Risk considerations. In developing and reviewing the executive incentive programs, our Parent and unitholders consider the business risks inherent in program designs to ensure they do not induce executives to take unacceptable levels of business risk for the purpose of increasing their incentive plan awards. Our Parent and unitholders believe that the mix of compensation components used in the determination of our NEOs’ compensation reflects the performance of our Company and the performance of the individual employee and does not encourage our NEOs to take unreasonable risks relating to the business. Our NEOs’ ownership interest in the Company aligns our NEOs’ interests with our long-term performance and discourages excessive risk taking.

Elements of Compensation

Our executive compensation consists of the elements set forth below. Determinations regarding any one element of compensation affect determinations regarding each other element of compensation, because the goal of our Parent and unitholders is to set overall compensation at an appropriate level. Our Parent and unitholders take into account in this regard the extent to which different compensation elements are at-risk. Accordingly, for example, the amount of salary paid to a named executive officer is considered by our Parent and unitholders in determining the amount of any cash bonus or restricted unit or restricted preferred unit award, but the relationship among the elements is not formulaic because of the need to balance the likelihood that the at-risk components of compensation will actually be paid at any particular level. We further base overall compensation packages of our executive officers on their experience, current market conditions, business trends, and overall Company performance. As a result, the total compensation of our NEOs in 2010 consisted of the following elements: (1) base salary, (2) non-equity incentive plan awards, (3) equity awards, and (4) participation in employee benefit plans.

Base Salary

We utilize base salary as a building block of our compensation program. Base salaries for our NEOs are established based upon the scope of their responsibilities and what is necessary to recruit and retain skilled executives. We believe that our executives’ base salaries are comparable with salaries paid to executives at companies of a similar size and with a similar performance to us. Base salaries are reviewed annually in accordance with the named executive officer’s annual performance evaluation and increased from time to time in view of each named executive officer’s individual responsibilities, individual and company performance, and experience. Base salaries may not be reduced without the NEO’s approval.

Our named executive officers have entered into employment agreements with the Company that set a minimum salary upon execution of the agreement. These base salaries are intended to complement the at-risk components of the Company’s compensation program by assuring that our NEOs will receive an appropriate minimum level of compensation.

Annual Bonus Plans

Annual bonus incentives keyed to short-term objectives form an important part of our compensation program. The bonus plans are designed to provide incentives to achieve certain financial goals of the Company, as well as personal objectives.

The Incentive Plan for Messrs. Barone, Bray, Appel and Patel. Messrs. Barone, Bray, Appel, and Patel participate in our Annual Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan provides for payment of annual cash incentive bonuses from a pool equal to 5% of the Company’s Operating Cash Flow. Operating Cash Flow is generally equal to Adjusted EBITDA from the Operating segments less Servicing resulting from transfers of financial assets. In calculating Operating Cash Flow, non-cash components affecting Adjusted EBITDA both positively and negatively, if any, are excluded. This measure of Operating Cash Flow is intended to represent the Company’s cash revenues less all fully allocated cash and accrued expenses. Tying bonus payments to Operating Cash Flow puts a significant portion of these executives’ salary at risk and ties their compensation to our operational and financial results. The Incentive Plan is maintained at FIF HE Holdings LLC and is administered by the Manager. Our Parent chose the Company’s Operating Cash Flow as an incentive metric believing that it reflects the efficiency with which our management team manage the Company on a short- and long-term basis.

Our Parent may not decrease the amount of the bonus pool. Each fiscal year, the Manager determines each named executive officer’s allocable portion of the bonus pool for that fiscal year, provided, however, that the Manager may not reduce any executive’s allocable percentage to less than 75% of the executive’s percentage for the prior fiscal year. To receive the actual award, the named executive officer must generally be employed by the Company (and not have given notice of intent to resign) on the last day of the fiscal year to which the bonus relates.

Annual Incentive Program for Mr. Krueger. Mr. Krueger participates in our annual cash incentive program, which includes Company and individual performance measures. These measures are established at the beginning of the fiscal year by the Company’s Board of Managers. Mr. Krueger’s performance measures for the 2010 fiscal year were Operating Cash Flow, secondary marketing profit/loss, profit margin for each of the origination channels, and specific deliverables associated with managing hedging risk, execution of loan sales, Government Sponsored Enterprise and investor relations and frequency of repurchase requests. The annual cash incentive is generally paid in a single installment in the first quarter following completion of the plan year, the amount of which is determined by our Board of Managers. Mr. Krueger must be employed by the Company on December 31 of the award year and not have given notice of termination by the time that the award is paid to receive the bonus. As a condition of participation in the annual incentive plan, Mr. Krueger is subject to a non-solicitation covenant.

The following are our NEO’s target bonus percentages for 2010:

	Allocable	Target Bonus
	Percentage of the	As Percent Of
Name	Bonus Pool	Salary

Anthony H. Barone	35.6%
Jay Bray	31.7%
Robert L. Appel	17.2%
Amar Patel	15.5%
Douglas Krueger	N/A

Long-Term Incentive Plans

Equity Incentive Plan. Long-term incentives in the form of grants of units and preferred units to our NEOs are intended to promote sustained high performance. In 2010, Messrs. Barone, Bray, Appel, and Patel received grants of Series 1 and Series 2 Class A units of FIF HE Holdings LLC. The units vest over three years. In determining the 2010 grants to each of Messrs. Barone, Bray, Appel, and Patel, to achieve the desired ownership percentage for each executive, prior vested awards of Class A units and Class A units previously purchased by each executive were taken into account. The executives are entitled to share in any dividend distribution with respect to the Class A units whether or not they have vested. Following termination of employment, the Company will have certain repurchase rights as set forth in the applicable unit award agreement and the Limited Liability Company Agreement of FIF HE Holdings LLC.

The Company also granted each of Messrs. Barone, Bray, Appel, and Patel restricted preferred stock units (“RSUs”) relating to Series 1 Class C Preferred units and Series 1 Class D Preferred units. Each RSU represents the right to receive one Class C unit or Class D unit, as applicable, upon vesting and settlement of the RSU. If the Company pays a dividend to Class C or Class D unitholders (other than with respect to any pre-2010 preferred yield), then the executive will be entitled to receive a proportionate payment based on the number of RSUs he holds, whether or not they have vested.

Our equity plans provide for accelerated vesting of a portion of the unvested awards where the employment of any of our NEOs is terminated without “cause” (other than within six months after a change in control), by the NEO for “good reason” or upon death or disability, subject to the named executive officer executing a general release of claims in favor of the Company. If the employment of any of our NEOs is terminated without cause, subject to the named executive officer executing a general release of claims in favor of the Company, all unvested units and RSUs will vest. We believe that such a provision benefits the Company and its unitholders by giving the executives some protection so they may make decisions about the Company and any potential transaction free from concerns about the impact to their unvested equity awards. On any other termination of employment, all unvested units and RSUs will be forfeited.

Long-Term Incentive Plan. Mr. Krueger participates in a long-term incentive plan which is designed to reward company and individual performance and serve as a retention device. Awards are determined at the conclusion of the plan year (calendar) based upon the Company’s overall financial performance and Mr. Krueger’s contribution to those results. Awards are approved by our Board of Managers with an award date of December 31 of the year just concluded. The award is generally subject to a three year cliff vesting requirement from the date of the award, which provides an important retention incentive as the executive must remain employed by the Company to receive the bonus. The bonus ordinarily is paid in a single installment in the first quarter of the third year following grant. Mr. Krueger must be employed by the Company on the date of payout to receive the award.

Severance Benefits

We have entered into employment agreements with our NEOs that provide severance benefits to such officers in the circumstances described in greater detail below in the section entitled “Employment Agreements.” We believe that these severance benefits are essential elements of our executive compensation and assist us in recruiting and retaining talented executives.

Other Compensation Components

All of our executive officers are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of our named executive officers. In addition, we reimburse Mr. Barone and Mr. Bray the cost of life insurance premiums pursuant to our Executive Life Program. We do not view perquisites as a significant element of our comprehensive compensation structure; however, we believe some perquisites are necessary for the Company to attract and retain superior management talent for the benefit of all unitholders. The value of these benefits to the NEOs is set forth in the Summary Compensation Table under the column “All Other Compensation” and detail about each benefit is set forth in a table following the Summary Compensation Table.

Summary Compensation Table

The following table sets forth the annual compensation for the Principal Executive Officer, the Principal Financial Officer, and the three other most highly compensated executive officers (referred to as the named executive officers or “NEOs”) serving at the end of fiscal year 2010.

					Non-Stock
				Stock	Incentive Plan		All Other
		Salary	Bonus	Awards	Compensation		Compensation		Total
Name	Year	($)	($)	($)	($)		($)		($)

Anthony H. Barone	2010	424,350	—	9,584,458	907,862	(1)	16,116	(2)	10,932,786
Jay Bray	2010	320,000	—	9,918,148	809,434	(1)	11,048	(3)	11,058,630
Robert L. Appel	2010	275,000	—	6,467,985	439,288	(1)	5,500	(4)	7,187,773
Amar Patel	2010	255,000	—	4,147,863	395,415	(1)	6,231	(4)	4,804,509
Douglas Krueger	2010	250,000	—	—	425,000	(5)	3,125	(4)	678,125

(1)	These amounts will be paid in the first quarter of fiscal year 2011, but represent awards with respect to the Company’s and individual performance in fiscal year 2010.

(2)	Represents payment of a life insurance premium equal to $9,216 and a $6,900 contribution to Mr. Barone’s 401(k) account.

(3)	Represents payment of a life insurance premium equal to $5,998 and a $5,050 contribution to Mr. Bray’s 401(k) account.

(4)	Represents a contribution to the named executive officer’s 401(k) account.

(5)	Of this amount, $300,000 will be paid in the first quarter of fiscal year 2011, although it represents an award with respect to the Company’s and Mr. Krueger’s individual performance in fiscal year 2010, as described in Annual Incentive Program for Mr. Krueger. The remaining $125,000 is pursuant to the Long-Term Incentive Plan, described above, and is subject to three-year time-based cliff vesting; this amount will become vested on December 31, 2013 as long as Mr. Krueger remains employed with the Company.

Grants of Plan-Based Awards

The following table sets forth, for each of the Executive Officers, the grants of awards under any plan during the fiscal year ended December 31, 2010.

		Estimated
		Future
		Payouts
		Under
		Non-Equity
		Incentive Plan		All Other Stock Awards:			Grant Date Fair Value of
		Awards		Number of Units (#)			Equity Awards ($)
Name	Grant Date	Target ($)		1A	2A	C&D	1A	2A	C&D

Anthony H. Barone	9/17/2010(1)	907,862		136,993	25,607	2,494,500	6,752,295	22,088	2,810,075
Jay Bray	9/17/2010(2)	809,434		153,212	28,637	2,078,750	7,551,718	24,701	2,341,729
Robert L. Appel	9/17/2010(3)	439,288		102,384	19,137	1,247,250	5,046,440	16,507	1,405,038
Amar Patel	9/17/2010(4)	395,415		64,937	12,137	831,500	3,200,702	10,469	936,692
Douglas Krueger		125,000	(5)

(1)	This award is subject to vesting. With respect to the Series 1 Class A, the award vested with respect to 481 Series 1 Class A units on September 17, 2010, and will vest with respect to 68,256 Series 1 Class A units on each of June 30, 2011 and 2012. With respect to the Series 2 Class A, the award vested with respect to 91 Series 2 Class A units on September 17, 2010, and will vest with respect to 12,758 on each of June 30, 2011 and 2012. With respect to the Series 1 Class C and D preferred units, the award vests in equal tranches with respect to 831,500 units on each of September 17, 2010, June 30, 2011 and June 30, 2012.

(2)	This award is subject to vesting. With respect to the Series 1 Class A, the award vested with respect to 39,452 Series 1 Class A units on September 17, 2010, and will vest with respect to 56,880 Series 1 Class A units on each of June 30, 2011 and 2012. With respect to the Series 2 Class A, the award vested with respect to 7,373 Series 2 Class A units on September 17, 2010, and will vest with respect to 10,631 on June 30, 2011 and with respect to 10,633 on June 30, 2012. With respect to the Series 1 Class C and D preferred units, the award vests in equal tranches with respect to 692,916 units on September 17, 2010 and 692,917 units on each of June 30, 2011 and June 30, 2012.

(3)	This award is subject to vesting. With respect to the Series 1 Class A, the award vests in equal tranches with respect to 34,128 units on each of September 17, 2010, June 30, 2011 and June 30, 2012. With respect to the Series 2 Class A, the award vests in equal tranches with respect to 6,379 units on each of September 17, 2010, June 30, 2011 and June 30, 2012. With respect to the Series 1 Class C and D preferred units, the award vests in equal tranches with respect to 415,750 units on each of September 17, 2010, June 30, 2011 and June 30, 2012.

(4)	This award is subject to vesting. With respect to the Series 1 Class A, the award vested with respect to 19,433 Series 1 Class A units on September 17, 2010, and will vest with respect to 22,752 Series 1 Class A units on each of June 30, 2011 and 2012. With respect to the Series 2 Class A, the award vested with respect to 3,631 Series 2 Class A units on September 17, 2010, and will vest with respect to 4,252 on June 30, 2011 and 4,254 on June 30, 2012. With respect to the Series 1 Class C and D preferred units, the award vests in equal tranches with respect to 277,166 units on September 17, 2010 and 277,167 units on each of June 30, 2011 and June 30, 2012.

(5)	This bonus under the Long-Term Incentive Plan, described above, is subject to three-year time-based cliff vesting, which will become vested on December 31, 2013 as long as Mr. Krueger remains employed with the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the Executive Officers, the outstanding equity awards as of the end of the fiscal year ended December 31, 2010.

	Stock Awards
	Number of Units That Have			Market Value of Units That Have
	Not Vested (#)			Not Vested ($)
Name	1A	2A	C&D	1A	2A	C&D

Anthony H. Barone(1)	136,512	25,516	1,663,000	6,715,749	22,009	1,886,089
Jay Bray(2)	113,760	21,264	1,385,834	5,596,458	18,342	1,571,741
Robert L. Appel(3)	68,256	12,758	831,500	3,357,875	11,005	943,045
Amar Patel(4)	45,504	8,506	554,334	2,238,583	7,337	628,696
Douglas Krueger	—	—	—	—	—	—

(1)	This award is subject to vesting. With respect to the Series 1 Class A, the award will vest with respect to 68,256 Series 1 Class A units on each of June 30, 2011 and 2012. With respect to the Series 2 Class A, the award will vest with respect to 12,758 on each of June 30, 2011 and 2012. With respect to the Series 1 Class C and D preferred units, the award vests in equal tranches with respect to 831,500 units on each of June 30, 2011 and 2012.

(2)	This award is subject to vesting. With respect to the Series 1 Class A, the award will vest with respect to 56,880 Series 1 Class A units on each of June 30, 2011 and 2012. With respect to the Series 2 Class A, the award will vest with respect to 10,631 on June 30, 2011 and with respect to 10,633 on June 30, 2012. With respect to the Series 1 Class C and D preferred units, the award vests in equal tranches with respect to 692,917 units on each of June 30, 2011 and 2012.

(3)	This award is subject to vesting. With respect to the Series 1 Class A, the award vests in equal tranches with respect to 34,128 units on each of June 30, 2011 and 2012. With respect to the Series 2 Class A, the award vests in equal tranches with respect to 6,379 units on each of June 30, 2011 and 2012. With respect to the Series 1 Class C and D preferred units, the award vests in equal tranches with respect to 415,750 units on each of June 30, 2011 and 2012.

(4)	This award is subject to vesting. With respect to the Series 1 Class A, the award will vest with respect to 22,752 Series 1 Class A units on each of June 30, 2011 and 2012. With respect to the Series 2 Class A, the award will vest with respect to 4,252 on June 30, 2011 and 4,254 on June 30, 2012. With respect to the Series 1 Class C and D preferred units, the award vests in equal tranches with respect to 277,167 units on each of June 30, 2011 and 2012.

Stock Vested

The following table sets forth, for each of the Executive Officers, information with respect to the exercise of stock options, SARs and similar instruments and vesting of other equity-based awards during the fiscal year ended December 31, 2010.

	Stock Awards
	Number of Shares
	Acquired on Vesting (#)			Value Realized on Vesting ($)
Name	1A	2A	C&D	1A	2A	C&D

Anthony H. Barone	19,845	3,710	831,500	1,021,205	3,386	936,692
Jay Bray	44,432	8,304	692,916	2,201,098	7,210	780,576
Robert L. Appel	34,128	6,379	415,750	1,682,147	5,502	468,346
Amar Patel	19,433	3,631	277,166	957,840	3,132	312,230
Douglas Krueger	—	—	—	—	—	—

Employment Agreements

The Company has entered into employment agreements with all of our named executive officers.

Employment Agreements of Messrs. Barone and Bray

Mr. Barone and the Company entered into an amended and restated employment agreement pursuant to which Mr. Barone agreed to serve as our Chief Executive Officer on September 17, 2010. Mr. Bray and the Company entered into an amended and restated employment agreement pursuant to which Mr. Bray agreed to serve as our Chief Financial Officer on September 17, 2010. The employment agreements expire on July 10, 2011. Pursuant to the employment agreements, upon a termination for any reason or no reason, Messrs. Barone and Bray are bound by non-competition, non-solicitation, confidentiality and non-disparagement covenants. These covenants survive the expiration of Messrs. Barone’s and Bray’s employment agreements.

The employment agreements provide, among other things, for payments to the executive following certain terminations of employment. If Mr Barone’s employment or Mr. Bray’s employment is terminated by the Company without “cause” or is terminated by him for “good reason,” subject to his execution of a release of claims, he would be entitled to (1) 18 months of continued base salary, (2) an amount equal to 150% of the average of his annual cash bonus for the three most recently completed fiscal years and (3) continued coverage under the Company’s medical plan until the earlier of (a) the time he becomes eligible for coverage from a new employer and (b) 12 months following the date of termination. If Mr. Barone’s or Mr. Bray’s employment terminates due to his resignation, subject to his execution of a release of claims, he will be entitled to (1) six months of continued base salary and (2) 50% of the average of his annual cash bonus for the three most recently completed fiscal years. Following July 10, 2011, absent an earlier termination of their employment agreements, Mr. Barone and Mr. Bray will continue as employees at-will and will not be entitled to any severance payments under their respective employment agreements upon any subsequent termination.

Employment Agreement of Mr. Appel

Mr. Appel and the Company entered into an amended employment agreement pursuant to which Mr. Appel agreed to serve as our Executive Vice President, Servicing on September 17, 2010. The initial term of the employment agreement ends on February 3, 2011 and will be automatically renewed for two additional periods of one year commencing on each of February 4, 2011 and February 4, 2012 unless either party gives the other notice of intent not to renew by no later than January 4, 2011 and January 4, 2012, respectively. Failure by the Company to renew Mr. Appel’s term of employment on February 4, 2011 and February 4, 2012, would entitle Mr. Appel to terminate his employment for “good reason” and receive the severance payments described below. Pursuant to the employment agreement, upon a termination for any reason or no reason, Mr. Appel is bound by non-competition, non-solicitation, confidentiality and non-disparagement covenants. These covenants survive the expiration of Mr. Appel’s employment agreement.

The employment agreement provides for a one-time cash retention bonus if Mr. Appel is employed by the Company on February 4, 2013 (and has not given notice of his intent to resign). If Mr. Appel’s employment is terminated by the Company without “cause” or is terminated by Mr. Appel for “good reason”, subject to his execution of a release of claims, he would be entitled to (1) an amount equal to (a) 12 months of base salary plus (b) a lump sum severance payment, (2) a prorated portion of the annual cash incentive bonus for the year of termination, (3) if such termination occurs prior to February 4, 2013, the retention bonus, and (4) continued coverage under the Company’s medical plan until the earlier of (a) the time Mr. Appel becomes eligible for coverage from a new employer and (b) 12 months following the date of termination. Following February 3, 2013, absent an earlier termination of his employment agreement, Mr. Appel will continue as an employee at-will and will not be entitled to any severance payments under his employment agreement upon any subsequent termination.

Employment Agreement of Mr. Patel

Mr. Patel and the Company entered into an amended and restated employment agreement pursuant to which Mr. Patel agreed to serve as our Executive Vice President on September 17, 2010. The employment agreement expires on June 1, 2011. Pursuant to the employment agreement, upon a termination for any reason or no reason, Mr. Patel is bound by non-competition, non-solicitation, confidentiality and non-disparagement covenants. These covenants survive the termination of Mr. Patel’s employment agreement.

If Mr. Patel’s employment is terminated by the Company without “cause” or is terminated by Mr. Patel for “good reason,” subject to Mr. Patel’s execution of a release of claims, he would be entitled to (1) six months of continued base salary, (2) an amount equal to 50% of his annual cash bonus paid to him for the most recently completed fiscal year and (3) continued coverage under the Company’s medical plan until the earlier of (a) the time he becomes eligible for coverage from a new employer and (b) six months following the date of termination. Following June 1, 2011, absent an earlier termination of his employment agreement, Mr. Patel will continue as an employee at-will and will not be entitled to any severance payments under his employment agreement upon any subsequent termination.

Employment Agreement of Mr. Krueger

Mr. Krueger and the Company entered into an employment agreement pursuant to which Mr. Krueger agreed to serve as our Executive Vice President, Capital Markets on February 19, 2009. Pursuant to its terms, the agreement will expire on February 18, 2011. Mr. Krueger is bound by non-competition, non-solicitation, confidentiality and non-disparagement covenants. These covenants survive the termination of Mr. Krueger’s employment agreement.

If Mr. Krueger’s employment is terminated by the Company without “cause” or is terminated by Mr. Krueger for “good reason,” subject to Mr. Krueger’s execution of a release of claims, he would be entitled to (1) accrued benefits, (ii) an amount equal to Mr. Krueger’s unpaid base salary and guaranteed bonus through February 18, 2011 and (2) continued coverage under the Company’s medical plan until the earlier of (a) the time he becomes eligible for coverage from a new employer and (b) six months following the date of termination.

Potential Payments Upon Termination or Change in Control

					After
				Termination without	Change in
				Cause Other than	Control,
				After A Change in	Termination
			Voluntary	Control or for Good	without
	Death(1)	Disability(1)	Termination	Reason(1)	Cause(2)
	($)	($)	($)	($)	($)

Anthony H. Barone	4,311,924	4,311,924	564,630	6,015,435	10,327,358
Jay Bray	3,593,269	3,593,269	483,278	5,052,723	8,645,995
Robert L. Appel	2,155,962	2,155,962	0	3,454,870	5,610,833
Amar Patel	1,437,307	1,437,307	0	1,767,324	3,204,634
Douglas Krueger	0	0	0	33,656	33,656

(1)	Pursuant to the equity grant agreements granting each of Messrs. Barone, Bray, Appel and Patel Series 1 Class A units, Series 2 Class A units, and RSUs with respect to Series 1 Class C and D preferred units, in the event the named executive officer’s employment terminates as a result of the named executive officer’s death, disability or voluntary resignation for good reason or as a result of the Company terminating the named executive officer’s employment without cause other than in connection with a change in control, an additional tranche of any outstanding and unvested equity awards will become vested.

(2)	Pursuant to the equity grant agreements granting each of Messrs. Barone, Bray, Appel and Patel Series 1 Class A units, Series 2 Class A units, and RSUs with respect to Series 1 Class C and D preferred units, in the event the named executive officer’s employment terminates as a result the Company terminating the named executive officer’s employment without cause within 6 months following a change in control, all of the named executive officer’s outstanding and unvested equity awards will become vested.

Manager Compensation

The Nationstar Board of Managers is comprised of managers elected by our unitholders. We currently have two members on the Board of Managers: Peter Smith and Anthony Barone. Mr. Barone receives no payments in addition to what has been described as a result of his service on the Board of Managers. Mr. Smith is an employee of our sponsor and we pay him no additional compensation for his service on the Company’s Board of Managers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Our Board of Managers is primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related-person transactions and then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in these transactions. We currently do not have a standalone written policy for evaluating related party transactions. Our officers and managers use an established process to review, approve and ratify transactions with related parties. When considering potential transactions involving a related party that may require board approval, our officers notify our board of managers of the proposed transaction, provide a brief background of the transaction and schedule a meeting with the board of managers to review the matter. At such meetings, our Chief Executive Officer, Chief Financial Officer and other members of management, as appropriate, provide information to the board of managers regarding the proposed transaction, after which the board of managers and management discuss the transaction and the implications of engaging a related party as opposed to an unrelated third party. If the board of managers (or specified managers as required by applicable legal requirements) determines that the transaction is in our best interests, it will vote to approve entering into the transaction with the applicable related party. Other than compensation agreements and other arrangements which are described under “Compensation Discussion and Analysis” and the transactions described below, since January 1, 2009, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

We currently serve as the loan servicer for two securitized loan portfolios managed by Newcastle Investment Corp., which is managed by an affiliate of Fortress, for which we receive a monthly net servicing fee equal to 0.5% per annum on the unpaid principal balance of the portfolios. For the year ended December 31, 2009 and the nine months ended September 30, 2010, we received servicing fees of $7.4 million and $4.8 million, respectively.

We currently serve as the loan sub-servicer for three loan portfolios managed by FCDB FF1 LLC, FCDB 8020 REO LLC, FCDB FF1 2008-1 Trust, FCDB UB 8020 Residential LLC and FCDB GMPL 2008-1 Trust, which is managed by an affiliate of Fortress, for which we receive a monthly per loan sub-servicing fee and other performance incentive fees subject to our agreement with them. For the year ended December 31, 2009 and for the nine months ended September 30, 2010, we received $1.0 million and $0.4 million of sub-servicing fees, respectively.

In September 2010, we entered into a marketing services agreement with American General Home Equity, Inc. (“Amgen”), which is owned by an affiliate of Fortress and managed by the same advisor as Nationstar Mortgage LLC. Pursuant to this agreement, we market our mortgage origination products to customers of Amgen, and are compensated by the origination fees of loans that we refinance. The marketing services agreement has an initial term of six months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 30, 2010, Nationstar Mortgage LLC is the sole shareholder of Nationstar Capital Corporation, owning 100% of its outstanding capital stock. As of September 30, 2010, FIF HE Holdings, LLC (“Holdings”), a holding company, is the sole member of Nationstar Mortgage LLC, owning 100% of its outstanding membership interests. The following table sets forth information as of September 30, 2010 regarding the beneficial ownership of Holdings’ issued and outstanding Series 1 units by:

•	each person or group who is known by us to own beneficially more than 5% of Holdings’ issued and outstanding Series 1 Class A units;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. The information does not necessarily indicate beneficial ownership for any other purpose. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all Series 1 units shown as beneficially owned by the beneficial owner. For purposes of the calculations in the table below, the number of Series 1 units deemed outstanding includes Series 1 units issuable upon exercise of options held by the respective person which may be exercised within 60 days after September 30, 2010. For purposes of calculating each person’s percentage ownership, Series 1 units issuable pursuant to options exercisable within 60 days after September 30, 2010 are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, Texas 75067.

Holdings has four types of issued and outstanding Series 1 units. Series 1 Class A units have voting rights. Series 1 Class B preferred units, Series 1 Class C preferred units and Series 1 Class D units do not have voting rights. The percentage of beneficial ownership of our Series 1 units is based on 13,124,047 Series 1 Class A units, 1,000 Series 1 Class B preferred units, 82,600,000 Series 1 Class C preferred units and 83,700,000 Series 1 Class D preferred units issued and outstanding as of September 30, 2010. The percentage of beneficial ownership of our Series 1 Class A units is based on 13,124,047 Series 1 Class A units issued and outstanding as of September 30, 2010.

	Number of	Percentage of
Name of Beneficial Owner	Series 1 Units(2)	Series 1 Units(2)

Executive Officers and Directors
Peter Smith	0	*
Anthony H. Barone	899,756	*
Jay Bray	749,795	*
Robert Appel	449,878	*
Amar Patel	299,918	*
Douglas Krueger	0	*
All executive officers, managers and directors as a group (6 persons)	2,399,347	1.3%

	Number of	Percentage of
	Series 1 Class A	Series 1 Class A
Name of Beneficial Owner	Units(2)	Units(2)

5% Interest holders
Fortress Fund III Funds(1)	6,434,408	49.0%
Fortress Fund IV Funds(1)	6,434,411	49.0%

*	Less than 1%

(1)	Fortress Fund III Funds represent Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., FIF III B HE BLKR LLC, and FIF III C HE BLKR LLC. Fortress Fund IV Funds represent Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund D) L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P. and Fortress Investment Fund IV (Fund G) L.P., FIF IV B HE BLKR LLC and FIF IV CFG HE BLKR LLC. Fortress Fund III GP LLC is the general partner of each of the Fortress Fund III Funds. The sole managing member of Fortress Fund III GP LLC is Fortress Investment Fund GP (Holdings) LLC. The sole managing member of Fortress Investment Fund III GP (Holdings) LLC is Fortress Operating Entity I LP (“FOE I”). FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly owned by Fortress Investment Group LLC. Fortress Fund IV GP L.P. is the general partner of each of the Fortress Fund IV Funds. Fortress Fund IV GP Holdings Ltd. is the general partner of Fortress Fund IV GP L.P. Fortress Fund IV GP Holdings Ltd. is wholly owned by FOE I. FIG Corp. is the general partner of FOE I. FIG Corp. is wholly owned by Fortress Investment Group LLC. By virtue of his ownership interest in Fortress Investment Group LLC and certain of its affiliates, as well as his role in advising certain investment funds, Wesley R. Edens may be deemed to be the natural person that has sole or shared voting and investment control over the shares listed as beneficially owned by Holdings. Mr. Edens disclaims beneficial ownership of such shares. The address of all persons listed above is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(2)	Holdings issues its equity interests in two series, each of which relate to certain specified assets of the LLC: series 1 units, which relate to all the issued and outstanding membership interests in Nationstar Mortgage LLC; and Series 2 units, which relate to equity interests in a separate entity, which is neither a subsidiary of Nationstar Mortgage LLC nor a guarantor of the Notes. Certain executive compensation arrangements include equity grants of the Series 2 units of Holdings. See “Compensation Discussion and Analysis.”

DESCRIPTION OF THE NEW NOTES

We issued the Old Notes and issue the New Notes under an indenture, or the “Indenture,”, dated as of March 26, 2010, among Nationstar Mortgage LLC (the “Company”), Nationstar Capital Corporation, (the “ Co-Issuer” and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The following is a summary of the material provisions of the Indenture and the Registration Rights Agreement. We urge you to read the Indenture, including the form and terms of the notes, and the Registration Rights Agreement because they define your rights as a holder of notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the “TIA.” You may request a copy of the Indenture at our address as shown under “—Additional Information” below. You can find definitions of certain capitalized terms used in this section under “—Certain Definitions.” For purposes of this section, references to the “Company” or “our” include only Nationstar Mortgage LLC and not its Subsidiaries. The term “Issuers” refers collectively to the Nationstar Mortgage LLC and Nationstar Capital Corporation.

The Issuers will issue $250.0 million aggregate principal amount of the New Notes due 2015 in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Trustee will initially act as the paying agent, or the “Paying Agent,” and the registrar, or the “Registrar,” for the New Notes. The Company may change any Paying Agent and Registrar without notice to holders of the New Notes, or the “Holders.” The Company will pay principal (and premium, if any) on the New Notes at the Trustee’s corporate trust office in New York, New York. At the Company’s option, interest and Additional Interest, if any, may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

Brief Description of the Notes and the Note Guarantees

The New Notes:

•	will be general unsecured obligations of the Issuers;

•	will be pari passu in right of payment with all existing and any future senior Indebtedness of the Issuers;

•	will be effectively junior in right of payment to all existing and future senior secured Indebtedness of the Issuers to the extent of the assets securing such Indebtedness;

•	will be senior in right of payment to all existing and future subordinated Indebtedness of the Issuers;

•	will be subject to registration with the SEC pursuant to the Registration Rights Agreement;

•	will be unconditionally guaranteed on a senior unsecured basis by the Guarantors; and

•	will be effectively junior to any existing and future liabilities of our non-Guarantor subsidiaries.

Without limitation on the generality of the foregoing, the notes will be effectively subordinated to secured Indebtedness of the Company—including, without limitation, all Indebtedness under the Existing Facilities, Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness and Securitization Indebtedness. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure such secured Indebtedness will be available to pay obligations on the notes only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

The notes will be guaranteed by all of the Company’s existing and future Domestic Subsidiaries other than our future Excluded Restricted Subsidiaries, our existing and future Securitization Entities, our future Warehouse Facility Trusts, our future MSR Facility Trusts and other than any Domestic Subsidiaries designated as Unrestricted Subsidiaries in the future. As of the Issue Date, Nationstar

Home Equity Loan Trust 2009-A, Nationstar Home Equity Loan 2009-A REO LLC, Nationstar Mortgage Advance Receivables Trust 2009-ADVI, Nationstar Residual, LLC, Nationstar Funding LLC and Nationstar Advance Funding LLC are our Securitization Entities which will not guarantee the notes.

Each guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•	will be pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	will be effectively junior in right of payment to all existing and future senior secured Indebtedness of that Guarantor to the extent of the assets securing such Indebtedness; and

•	will be senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor.

Without limitation on the generality of the foregoing, the guarantee of the notes will be effectively subordinated to secured Indebtedness of the Guarantor—including, without limitation, all Indebtedness under the Existing Facilities, Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness, Securitization Indebtedness and any secured guarantee of the Indebtedness of the Company. In the event of a Guarantor’s bankruptcy, liquidation, reorganization or other winding up or similar proceeding, the Guarantor’s assets that secure such secured Indebtedness of the Guarantor will be available to pay obligations on its note guarantee only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

As of the date of the Indenture, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed. The registered Holder of a note will be treated as the owner of the note for all purposes.

Principal, Maturity and Interest

The notes are initially being offered up to the principal amount of $250.0 million. The Issuers may, without the consent of the Holders, increase the principal amount of the notes in the future on the same terms and conditions and with the same CUSIP number as the notes being offered hereby. Any offering of additional notes is subject to the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes offered hereby and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture.

The notes will mature on April 1, 2015. Interest on the notes will accrue at the rate of 10.875% per annum and will be payable semiannually in cash on each April 1 and October 1, commencing on October 1, 2010, to the persons who are registered Holders at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including March 26, 2010.

The notes will not be entitled to the benefit of any mandatory sinking fund.

Additional Interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement. See “Exchange Offer; Registration Rights.”

Note Guarantees

The notes will be guaranteed by each of the Company’s current and future Domestic Subsidiaries, other than our future Excluded Restricted Subsidiaries, Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts and future Unrestricted Subsidiaries. These Note Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Note Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Note Guarantee worthless. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Your right to be repaid would be adversely affected if a court determined that any of our subsidiaries made any guarantee for inadequate consideration or with the intent to defraud creditors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(1)	except in the case of a merger entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not the Guarantor) assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	the Net Proceeds of such sale or other disposition are either (i) applied in accordance with the applicable provisions of the Indenture or (ii) not required to be applied in accordance with any provision of the Indenture.

The Note Guarantee of a Guarantor will be automatically and unconditionally released:

(1)	in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(2)	in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(4)	upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Redemption

Optional Redemption.  At any time prior to April 1, 2013, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the notes redeemed plus the Applicable Premium, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

On or after April 1, 2013, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on April 1 of the years indicated below, subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption:

Year	Percentage

2013	105.438%
2014 and thereafter	100.000%

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such note and (ii) the excess of:

(1)	the present value at such redemption date of the sum of (i) the redemption price of such note at April 1, 2013 (such redemption price being set forth in the table appearing above under “—Optional Redemption”) plus (ii) all required interest payments due on such note through April 1, 2013 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)	the then outstanding principal amount of such note.

“Treasury Rate” means, as determined by the Issuers, as of the applicable redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 1, 2013; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to April 1, 2013, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption Upon Equity Offerings.  At any time, or from time to time, on or prior to April 1, 2013, the Issuers may, at their option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35.0% of the principal amount of all notes issued at a redemption price equal to 110.875% of the principal amount of the notes redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption); provided that:

1.	at least 65.0% of the principal amount of all notes issued under the Indenture remains outstanding immediately after any such redemption; and

2.	the Issuers makes such redemption not more than 90 days after the consummation of any such Equity Offering.

“Equity Offering” means a sale either (1) of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent.

In addition to the Issuers’ rights to redeem notes as set forth above, the Issuers may at any time and from time to time purchase notes in open-market transactions, tender offers or otherwise.

Selection and Notice of Redemption

In the event that the Issuers choose to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee either:

1.	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

2.	on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Issuers have deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Repurchase of Notes upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101.0% of the principal amount of the notes redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

Within 30 days following the date upon which a Change of Control occurs, the Issuers must send, by first class mail, a notice to each Holder, with a copy to the Trustee or otherwise in accordance with the procedures of DTC, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect

Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their tendered notes and their election to require the Issuers to purchase such notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of the notes tendered for purchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes purchased.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

If a Change of Control Offer is made, we cannot assure you that the Issuers will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuers are required to purchase notes pursuant to a Change of Control Offer, the Issuers expect that they would seek third-party financing to the extent they do not have available funds to meet their purchase obligations. However, we cannot assure you that the Issuers would be able to obtain such financing. See “Risk Factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.”

The Company’s other existing and future senior Indebtedness may prohibit events that would constitute a Change of Control. If the Company were to experience a change of control that triggers a default under such other senior Indebtedness, the Company could seek a waiver of such default or seek to refinance such other senior Indebtedness. In the event that the Company does not obtain such a waiver or refinance such senior Indebtedness, such default could result in amounts outstanding under such other senior Indebtedness to be declared due and payable. In addition, the exercise by the Holders of notes of their right to require the Issuers to repurchase the notes could cause a default under such other senior Indebtedness, even if the occurrence of the Change of Control itself does not, due to the financial effect of such repurchases on the Issuers.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control; such provisions may only be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property and to make Restricted Payments (as defined below) may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and we cannot assure you that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than a Required Asset Sale or any Legacy Loan Portfolio Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	at least 75.0% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary innovation or other agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion; and

(c)	any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 2.5% of Total Assets, at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, including a Required Asset Sale or a Legacy Loan Portfolio Sale, the Issuers (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option, in any combination of the following:

(1)	to prepay or repay Secured Debt or Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor, and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided, however, that, except in the case of Net Proceeds from a Legacy Loan Portfolio Sale, Net Proceeds, may not be applied to the prepayment or repayment of Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness, other than Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale;

(2)	to prepay or repay Pari Passu Debt permitted to be incurred pursuant to the Indenture to the extent required by the terms thereof, and, in the case of Pari Passu Debt under revolving credit facilities or other similar Indebtedness, to correspondingly reduce commitments with respect thereto;

(3)	to make one or more offers to the holders of the notes (and, at the option of the Company, the holders of Pari Passu Debt) to purchase notes (and such other Pari Passu Debt) pursuant to and subject to the conditions applicable to Asset Sale Offers described below;

(4)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; or

(5)	to acquire other assets (including, without limitation, MSRs and Securitization Assets) that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings and/or borrowings under Permitted Funding Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within thirty days thereof, the Issuers will make an Asset Sale Offer to all holders of notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100.0% of the principal amount (or, in the case of any other Pari Passu Debt offered at a significant original issue discount, 100.0% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Pari Passu Debt) plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such Pari Passu Debt to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Certain Covenants

Covenant Suspension

During any period of time that the notes are rated Investment Grade and no Default or Event of Default has occurred and is then continuing, the Company and its Restricted Subsidiaries will not be subject to the following covenants:

•	“Repurchase at the Option of Holders—Asset Sales;”

•	“—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;”

•	“—Certain Covenants—Limitation on Restricted Payments;”

•	“—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

•	clause (2) of the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets;”

•	“—Certain Covenants—Limitation on Transactions with Affiliates;”

•	“—Certain Covenants—Limitation on Guarantees by Restricted Subsidiaries;” and

•	“—Certain Covenants—Conduct of Business”

(collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies, as applicable, withdraws its ratings or downgrades the ratings assigned to the notes such that the notes are not rated Investment Grade, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants. Furthermore, after the time of reinstatement of the Suspended Covenants upon such withdrawal or downgrade, calculations with respect to Restricted Payments will be made in accordance with the terms of the covenant described below under “—Certain Covenants—Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, in each case other than Permitted Indebtedness.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), and the Company’s Restricted Subsidiaries may issue Preferred Stock, in each case if on the date of the incurrence of such Indebtedness or Preferred Stock, after giving effect to the incurrence thereof and the use of proceeds thereof:

1.	the Corporate Indebtedness to Tangible Net Worth Ratio of the Company is less than 1.1 to 1.0; and

2.	the Consolidated Leverage Ratio of the Company is less than 4.5 to 1.0.

In connection with any incurrence of Indebtedness pursuant to the second paragraph of this covenant incurred prior to the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Issuers are required to provide an officers’ certificate to the Trustee on or prior to the incurrence of such Indebtedness showing in reasonable detail the calculation of the Corporate Indebtedness to Tangible Net Worth Ratio and the Consolidated Leverage Ratio of the Company and the Company shall use its commercially reasonable efforts to deliver to the Trustee, together with such certificate, a covenant compliance certificate from the Company’s independent auditors attesting to the accuracy of such calculations.

Limitation on Restricted Payments.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

1.	declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

2.	purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of the Company);

3.	make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Indebtedness owed by the Company or any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company or the Company) of the Company or any Restricted Subsidiary that is subordinate or junior in right of payment to the notes; or

4.	make any Restricted Investment

if at the time of such action (each such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as, a “Restricted Payment”) or immediately after giving effect thereto,

(i)	a Default or an Event of Default shall have occurred and be continuing; or

(ii)	immediately after giving effect thereto on a pro forma basis, the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(iii)	the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

(a)	50.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit); plus

(b)	100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company from any Person since the Issue Date including:

(i)	any contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Capital Stock and Excluded Contributions);

(ii)	the issuance or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Capital Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of the Company is designated as a Restricted Subsidiary of the Company after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date.

The foregoing provisions will not prohibit:

1.	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under the Indenture;

2.	the making of any Restricted Payment, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or (iii) through the application of a substantially concurrent cash capital contribution received by the Company from its shareholders (which capital contribution (to the extent so used) shall be excluded from the calculation of amounts under clause (iii)(b) of the immediately preceding paragraph);

3.	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary (including the acquisition of any shares of Disqualified Capital Stock of the Company) that is unsecured or contractually subordinated to the notes or to any Note Guarantee by exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

4.	so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent company of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof) of such direct or indirect parent company) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent company of the Company, or any of its Subsidiaries or their authorized representatives, in an aggregate amount not to exceed $2.5 million in any calendar year plus (i) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of the Company or any Restricted Subsidiary of the Company (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (4)(i) for any such repurchase, redemption, acquisition or retirement will be excluded from clause

(iii)(b) of the preceding paragraph) and (ii) the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases; provided that amounts available pursuant to this clause (4) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twelvemonth period and provided, further, that the cancellation of Indebtedness owing to the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of such entities (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the Indenture;

5.	(a) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants and (b) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options to the extent necessary to pay applicable withholding taxes;

6.	the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent company in amounts required for the Company’s direct or indirect parent companies to pay, without duplication as to amounts of:

(a)	franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of the Company and its direct and indirect parent entities (including a corporation organized to hold interests in the Company in connection with the public issuance of shares) plus $250,000 per year;

(b)	federal, state, and local income taxes on a consolidated or combined tax group of which the direct or indirect parent is the common parent, to the extent such income taxes are attributable to the income of the Company and its Restricted Subsidiaries and not directly payable by the Company or its Restricted Subsidiaries and, to the extent of the amount actually received from any of the Company’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries of the Company; provided that (i) in determining such taxes, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, shall be taken into account, (ii) if there is an adjustment in the amount of Taxable Income for any periods, an appropriate positive or negative adjustment shall be made to the amount of distributions or loans permitted pursuant to this Section 6(b), and if the adjustment is negative, then the permitted distribution on loan for succeeding periods shall be reduced (without duplication of reductions due to clause 6(b)(i) hereof) to take into account such negative amount until such negative amount is reduced to zero, (iii) any distribution or loan in respect of such taxes other than amounts relating to estimated payments shall be computed by a nationally recognized accounting firm and (iv) in no event will such dividends and loans exceed the amounts that the Company and its Restricted and/or Unrestricted Subsidiaries (as applicable) would have paid a stand-alone group;

(c)	so long as the Company is treated for income tax purposes as a disregarded entity or a partnership, distributions to equity holders or partners of the Company in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 10 days prior to the due date of the tax payable by equityholders or partners of the Company to which such Tax Amount relates;

(d)	customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operations of the Company and its Restricted Subsidiaries; and

(e)	general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

7.	so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock”;

8.	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

9.	any repricing or issuance of employee stock options or the adoption of bonus arrangements, in each case in connection with the issuance of the notes, and payments pursuant to such arrangements;

10.	Restricted Payments that are made with Excluded Contributions;

11.	Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after application thereof as required by the “Asset Sale” provisions of the Indenture (including after the making by the Issuers of any Asset Sale Offer required to be made by the Issuers pursuant to such covenant and the purchase of all notes tendered therein);

12.	upon occurrence of a Change of Control and within 60 days after the completion of the Change of Control Offer pursuant to the “Change of Control” provisions of the Indenture (including the purchase of all notes tendered), any purchase or redemption of Obligations of the Company that are subordinate or junior in right of payment to the notes required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101.0% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and (B) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Restricted Subsidiary of the Company; and

13.	Restricted Payments in an amount not to exceed $17.5 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) above, amounts expended pursuant to clauses (1), (4), (7) and (13) shall be included in such calculation.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

1.	pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

2.	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; or

3.	transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except, with respect to clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:

(a)	applicable law, rule, regulation or order;

(b)	the Indenture and the notes;

(c)	customary non-assignment provisions of any contract or any lease of any Restricted Subsidiary of the Company;

(d)	any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)	the Existing Facilities as each exists on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to facilities similar to the Existing Facilities (under the relevant circumstances) and will not materially affect the Company’s ability to make anticipated principal and interest payments on the notes (as determined in good faith by the Board of Directors of the Company);

(f)	agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(g)	restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of the Company imposed under any agreement governing Indebtedness incurred in accordance with the Indenture;

(h)	provisions in agreements evidencing Permitted Funding Indebtedness that impose restrictions on the collateral securing such Indebtedness;

(i)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(j)	restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

(k)	any agreement or instrument governing Capital Stock of any Person that is acquired;

(l)	the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Company formed in connection therewith;

(m)	customary provisions in joint venture and other similar agreements relating solely to such joint venture;

(n)	customary provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(o)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(p)	other Indebtedness, Disqualified Capital Stock or Preferred Stock of Foreign Subsidiaries of the Company permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock” that impose restrictions solely on the Foreign Subsidiaries party thereto; provided that the restrictions will not materially affect the ability of the Issuers to pay the principal, interest and premium and Additional Interest, if any, on the Notes, as determined in good faith by the Company; and

(q)	any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b) through (d), (f) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Liens.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries unless:

1.	in the case of Liens securing Indebtedness of the Company that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

2.	in all other cases, the notes are equally and ratably secured except for:

(a)	Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)	Liens securing the notes and the Note Guarantees;

(c)	Liens securing Non-Recourse Indebtedness;

(d)	Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (i) the assets acquired or originated with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgage related securities and other mortgage related receivables, REO Assets, Residual Assets and other similar assets subject to and pledged to secure such Indebtedness and (ii) any intangible contract rights and proceeds of, and other, related documents, records and assets directly related to the assets set forth in clause (i);

(e)	Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the Indenture and that has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or its Restricted Subsidiaries not securing the Indebtedness so Refinanced (or property of the same type and value); and

(f)	Permitted Liens.

Notwithstanding the foregoing, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens on any MSR Assets or on the Capital Stock of any MSR Subsidiaries owned by the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries (other than (x) Liens on MSR Assets owned on the Issue Date securing Indebtedness at any one time outstanding not to exceed $25.0 million or (y) Liens pursuant to clauses (1), (5), (6) (provided such

Liens are in existence at the time such assets or property is acquired and were not incurred in contemplation thereof), (14), (19) and (34) of the definition of Permitted Liens) unless all payments due under the Indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:

(1)	the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Limitation on Liens;”

(2)	the consideration of that sale and leaseback transaction is at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Merger, Consolidation and Sale of Assets.  (A) Neither Issuer, in a single transaction or series of related transactions, may consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all such Issuer’s assets, to any Person and (B) the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)	either:

(a)	the Company, or such Issuer, as the case may be, shall be the surviving or continuing entity; or

(b)	the Person (if other than the Company or such Issuer, as the case may be) formed by such consolidation or into which the Company or such Issuer, as the case may be, is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company or such Issuer, as the case may be, and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i)	shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the notes is a corporation; and

(ii)	shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the Indenture and the Registration Rights Agreement on the part of the Company or such Issuer, as the case may be, to be performed or observed;

(2)	immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company, such Issuer, or such Surviving Entity, as the case may be, shall either (x) be able to incur at least $1.00 of additional Indebtedness pursuant to the second paragraph of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” or (y) have a pro forma Consolidated Leverage Ratio and a pro forma Corporate Indebtedness to Tangible Net Worth Ratio that would not be more than the actual Consolidated Leverage Ratio and Corporate Indebtedness to Tangible Net Worth Ratio of the Company, as applicable, immediately prior to such transaction;

(3)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)	the Company, such Issuer or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company or such Issuer, as the case may be, in accordance with the foregoing, in which the Company or such Issuer, as the case may be, is not the continuing entity, the successor Person formed by such consolidation or into which the Company or such Issuer, as the case may be, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Issuer, as the case may be, under the Indenture and the notes with the same effect as if such surviving entity had been named as such.

This “Merger, Consolidation and Sale of Assets” covenant will not apply to:

(1)	a merger of the Company or such Issuer, as the case may be, with an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction or converting the Company into a corporation;

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or

(3)	any Required Asset Sale or Legacy Loan Portfolio Sale that complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Limitation on Transactions with Affiliates.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), involving aggregate payment of consideration in excess of $5.0 million other than: (1) Affiliate Transactions permitted as described below; and (2) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $7.5 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

The restrictions set forth in the first and second paragraphs of this covenant shall not apply to:

1.	any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors of the Company and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Capital Stock) to directors and employees pursuant to stock option or stock ownership plans;

2.	transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries;

3.	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries has made an Investment in the ordinary course of business and such Person is an Affiliate solely because of such Investment;

4.	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate solely because of such interest;

5.	any agreement as in effect as of the Issue Date or any amendment thereto or any transactions or payments contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date (as determined by the Board of Directors of the Company in good faith);

6.	Restricted Payments permitted by the Indenture;

7.	sales of Qualified Capital Stock and capital contributions to the Company from one or more holders of its Capital Stock;

8.	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Holders of the Notes in any material respect (as determined by the Board of Directors of the Company in good faith);

9.	transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is either fair, from a financial standpoint, to the Company or such Restricted Subsidiary or is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Company;

10.	(i) the provision of mortgage servicing and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by the Indenture that are fair to the Company and its Restricted Subsidiaries (as determined by the Company in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the Company in good faith) and (ii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

11.	payments or loans (or cancellation of loans) to employees of the Company, any of its direct or indirect parent entities or any Restricted Subsidiary of the Company (as determined by the Board of Directors of the Company in good faith);

12.	Guarantees by the Sponsor or any direct and indirect parent of the Company for Obligations of the Company and its Restricted Subsidiaries; and

13.	investments by the Sponsor in securities of the Company or any Restricted Subsidiary of the Company so long as the investment is being offered generally to other investors on the same or more favorable terms or the securities are acquired in market transactions.

Limitation on Guarantees by Restricted Subsidiaries.  The Company will not permit any Domestic Restricted Subsidiary, other than (i) an Excluded Restricted Subsidiary or (ii) an MSR Facility Trust, a Securitization Entity or a Warehouse Facility Trust, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company of the type described in clauses (1) and (2) of the definition of “Indebtedness” (other than Permitted Funding Indebtedness to the extent such Domestic Restricted Subsidiary is a guarantor thereunder), unless, in any such case:

1.	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture, providing a guarantee (“Guarantee”) of payment of the notes by such Subsidiary; and

2.	if such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the notes than those contained in the Indenture.

Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Company of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:

1.	the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

2.	sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of the Company of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that: (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture;

and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

Designation of Restricted and Unrestricted Subsidiaries.  The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Limitation on Restricted Payments.” The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would occur and be continuing following such designation.

Conduct of Business.  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Restrictions on Activities of Nationstar Capital Corporation.  Nationstar Capital Corporation may not hold any assets, become liable for any obligations or engage in any business activities; provided that Nationstar Capital Corporation may be a co-obligor of (i) the notes and (ii) any other Indebtedness incurred by the Company pursuant to the covenant described above under ‘‘—Limitation on Incurrence of Incurrence of Indebtedness and Issuance of Preferred Stock,” and in each case may engage in any activities directly related or necessary in connection therewith.

Reports to Holders.  Following consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, the Company will furnish to the Holders of notes or cause the Trustee to furnish to the Holders of notes within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or its successor) shall be deemed to satisfy the Company’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the

Company’s consolidated financial statements by the Company’s certified independent accountants, and each Form 10-Q and 10-K will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the consummation of the exchange offer contemplated by the Registration Rights Agreement by (1) the filing with the SEC of the exchange offer registration statement and any amendments thereto, with such financial information that satisfies Regulation S-X under the Securities Act, subject to exceptions consistent with the presentation of financial information in this prospectus, to the extent filed within the time specified above, or (2) by posting on its website or providing to the Trustee within 15 days of the time periods after the Company would have been required to file annual and interim reports with the SEC (which for the first quarterly report required to be posted or provided after the Issue Date shall be 60 days after the end of the applicable fiscal quarter), the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in this prospectus.

Prior to the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company will disclose in the financial information posted on its website or provided to the Trustee (1) the amount of the Company’s Consolidated Net Income for the applicable quarter or year, and (2) the amount of the Company’s Consolidated EBITDA for the most-recently ended four full fiscal quarters. After the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company may disclose such amounts of Consolidated Net Income and Consolidated EBITDA (a) by posting on its website, (b) by delivering to the Trustee, or (c) by furnishing on Form 8-K.

In the event that any direct or indirect parent of the Company becomes a Guarantor of the notes, the Indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent; provided that such reporting is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than Company and its Subsidiaries, on the one hand, and the information related to the Company, the Note Guarantors and the other Subsidiaries of the Company on a standalone basis on the other hand.

If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on a website within the time periods that would apply if the Company were required to file those reports with the SEC.

If, at any time, the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then any “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or other comparable section, shall provide an analysis and discussion of the material differences with respect to the financial condition and results of operations of the Company and its Restricted Subsidiaries as compared to the Company and its Subsidiaries (including such Unrestricted Subsidiaries).

In addition, the Company agrees that, for so long as any notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary in this Description of New Notes, the Company will not be deemed to have failed to comply with any of its obligations described below under clause (3) of the caption under “—Events of Default” until 30 days after the date on which any report hereunder is due.

Events of Default

The following events are defined in the Indenture as “Events of Default”:

1.	the failure to pay interest, or Additional Interest, if any, on any notes when the same becomes due and payable and the default continues for a period of 30 days;

2.	the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer);

3.	a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25.0% of the then outstanding principal amount of all notes issued under the Indenture;

4.	the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $25.0 million or more at any time;

5.	one or more judgments in an aggregate amount in excess of $25.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such judgments in writing);

6.	certain events of bankruptcy or insolvency affecting the Company or any of its Significant Subsidiaries; or

7.	the Guarantee of any Significant Subsidiary of the Company shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary of the Company, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding notes issued under the Indenture may declare the principal of and accrued interest on all the notes issued under the Indenture to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a

“notice of acceleration,” or the “Acceleration Notice,” and the same shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding notes issued under the Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of all notes issued under the Indenture may rescind and cancel such declaration and its consequences:

1.	if the rescission would not conflict with any judgment or decree;

2.	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

3.	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

4.	if the Company has paid the Trustee (including its agents and counsel) its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

5.	in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in aggregate principal amount of the then outstanding notes issued under the Indenture may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest (including Additional Interest, if any) on any notes.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Issuers are required to provide an officers’ certificate to the Trustee within five Business Days of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and is continuing and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantors shall have any liability for any obligation of the Issuers or any Guarantors, respectively, under the notes, the Note Guarantees and the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantee. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have their obligations discharged with respect to the notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the notes, except for:

1.	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes when such payments are due;

2.	the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

3.	the rights, powers, trusts, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and

4.	the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including, bankruptcy, receivership, reorganization, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

1.	on the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under the Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Issuers have delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such redemption date);

2.	in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions:

(a)	the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

3.	in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

4.	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and the incurrence of Liens associated with any such borrowings));

5.	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

6.	the Issuers shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

7.	the Issuers shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause 2 above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all notes when:

1.	either:

(a)	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)	all notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name and at the expense of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on (including Additional Interest, if any) the notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

2.	the Issuers have paid all other sums payable under the Indenture by the Issuers; and

3.	the Issuers have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Issuers and the Trustee, without the consent of the Holders, may amend the Indenture to:

1.	cure any mistakes, ambiguities, defects or inconsistencies;

2.	provide for uncertificated notes in addition to or in place of certificated notes or to alter the provisions of the Indenture relating to the form of the notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

3.	provide for the assumption of the Issuers’ or a Guarantor’s obligations to the Holders of the notes by a successor to the Company or a Guarantor pursuant to the “Merger, Consolidation and Sale of Assets” covenant;

4.	make any change that would provide any additional rights or benefits to the Holders of the notes or that does not materially adversely affect the legal rights under the Indenture of any Holder of the notes or to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

5.	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

6.	provide for the issuance of notes issued after the Issue Date in accordance with the limitations set forth in this Indenture;

7.	allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture);

8.	secure the notes;

9.	provide for the issuance of exchange notes or private exchange notes; or

10.	conform the text of the Indenture, the Guarantees or the notes to any provision of this “Description of the New Notes” to the extent that such provision in this “Description of the New Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

In formulating its opinion on such matters, the Trustee will be entitled to conclusively rely, and shall be fully protected in acting upon, such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

1.	reduce the amount of notes whose Holders must consent to an amendment;

2.	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

3.	reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

4.	make any notes payable in money other than that stated in the notes;

5.	make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes issued under the Indenture to waive Defaults or Events of Default;

6.	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

7.	after the Issuers’ obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; or

8.	modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes in a manner which adversely affects the Holders.

Governing Law

The Indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

The Trustee

The Indenture provides that, except during the occurrence and continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Nationstar Mortgage LLC, 350 Highland Drive, Lewisville, Texas 75067, Attention: Chief Financial Officer.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” means the additional interest that may accrue on the notes under the circumstances described under the caption “Exchange Offer; Registration Rights.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means: (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

“Asset Sale” means:

(1)	the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, other than any Required Asset Sale or a Legacy Loan Portfolio Sale, will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation and Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets between or among the Company and any Restricted Subsidiary of the Company;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)	the sale of advances, loans, customer receivables, mortgage related securities or other assets in the ordinary course of business, the sale of accounts receivable or other assets that by their terms convert into cash in the ordinary course of business and any sale of MSRs in connection with the origination of the associated mortgage loan in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

(6)	disposition of Investments or other assets and disposition or compromise of receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for loans serviced and/or originated by the Company or any of its Subsidiaries;

(7)	the modification of any loans owned or serviced by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(8)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(9)	disposals or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of the Company and its Restricted Subsidiaries, in each case the ordinary course of business;

(10)	assets sold pursuant to the terms of Permitted Funding Indebtedness;

(11)	a sale (in one or more transactions) of Securitization Assets or Residual Interests in the ordinary course of business;

(12)	sales, transfers or contributions of Securitization Assets to Securitization Entities, Warehouse Facility Trusts and MSR Facility Trusts in connection with Securitizations in the ordinary course of business;

(13)	a sale or other disposition of Equity Interests of an Unrestricted Subsidiary;

(14)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Liens;” and

(15)	transactions pursuant to repurchase agreements entered into in the ordinary course of business.

“Asset Sale Offer” has the meaning assigned to that term in the Indenture.

“Attributable Debt” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.

“Capital Stock” means:

1.	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; or

2.	with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

1.	Dollars;

2.	in the case of any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, such local currencies held by such Foreign Subsidiary of the Company from time to time in the ordinary course of business;

3.	securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);

4.	marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

5.	certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

6.	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;

7.	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within twelve months after the date of acquisition; and

8.	money market funds at least 90.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

In the case of Investments by any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.

“Change of Control” means the occurrence of any of the following:

1.	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than any Required Asset Sales or Legacy Loan Portfolio Sale, to any Person other than a Permitted Holder; or

2.	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies; provided that for purposes of calculating the “beneficial ownership” of any group, any Voting Stock of which any Permitted Holder is the “beneficial owner” shall not be included in determining the amount of Voting Stock “beneficially owned” by such group.

“Co-Issuer” means Nationstar Capital Corporation, a Delaware corporation.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

1.	Consolidated Net Income; and

2.	to the extent Consolidated Net Income has been reduced thereby:

(a)	Consolidated Taxes;

(b)	Consolidated Interest Expense (excluding Consolidated Interest Expense on Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of Permitted Indebtedness);

(c)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including charges related to the writeoff of goodwill or intangibles as a result of impairment, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period), all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP;

(d)	(1) customary fees and expenses of the Company and its Restricted Subsidiaries payable in connection with (i) the issuance of the notes and (ii) the initial public offering of the Company’s Common Stock or the Common Stock of any of its direct or indirect parent companies after the Issue Date, (2) costs associated with exit and disposal activities incurred in connection with a restructuring as defined in ASC 420-10 (provided that such charges relating to the Company’s restructuring program initiated in 2007 (as described in this prospectus) may not exceed $2.5 million in the aggregate in any Four Quarter Period) and (3) any amortization or write-off of debt issuance costs for Indebtedness incurred prior to the Issue Date;

(e)	any amortization or write-off of debt issuance costs payable in connection with Corporate Indebtedness incurred concurrent with and after the Issue Date;

(f)	recovery of other-than-temporary loss on available-for-sale securities recognized through members’ (or shareholders’) equity;

(g)	all other unusual or non-recurring items of loss or expense as approved by the Board of Directors of the Company acting reasonably and in good faith; and

(h)	the amount of any expense related to minority interests; and, 3 decreased by (without duplication):

(a)	non-cash gains pursuant to clause (2) above increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating Consolidated EBITDA in accordance with this definition);

(b)	all other unusual or non-recurring gains or revenue as approved by the Board of Directors of the Company acting reasonably and in good faith;

(c)	all interest income to the extent a matching interest expense has been added back to clause (2) above; and

(d)	fair market value of MSRs capitalized by the Company and its Restricted Subsidiaries;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

1.	the aggregate of the interest expense on Indebtedness of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount; (b) the net costs under Permitted Hedging Transactions; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation;

2.	to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

3.	the imputed interest with respect to Attributable Debt created after the Issue Date; and

4.	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital of such Person or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, with respect to any Person, as of any date, the ratio of (i) Corporate Indebtedness to (ii) the Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters (the “Four Quarter Period”) for which internal financial statements are available ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the “Transaction Date”).

In addition to and without limitation of the foregoing, for purposes of this definition, “Corporate Indebtedness” and “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

1.	the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

2.	any asset sales or other dispositions or any asset originations, asset purchases, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness that is Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

The pro forma calculations shall be made by a responsible accounting officer of the Company in good faith based on the information reasonably available to it at the time of such calculation. The foregoing calculations, pursuant to the transactions listed above in clauses (1) and (2), shall be required to comply with the requirements for pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries before the payment of dividends on Preferred Stock for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

1.	after-tax gains and losses from asset sales or abandonments or reserves relating thereto;

2.	after-tax items classified as extraordinary gains or losses and direct impairment charges or the reversal of such charges on the Person’s assets;

3.	the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, except for such restrictions permitted by clauses (g) and (h) of the “Limitation on Dividend and Other

Payment Restrictions Affecting Restricted Subsidiaries” covenant, whether such permitted restrictions exist on the Issue Date or are created thereafter, except to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person (other than a Restricted Subsidiary also subject to such restrictions), by such other Person;

4.	the net income or loss of any other Person, other than a Restricted Subsidiary of the referent Person, except:

(a)	to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person (other than a Restricted Subsidiary described in clause (3) above), by such other Person; or

(b)	that the referent Person’s share of any net income or loss of such other Person under the equity method of accounting for Affiliates shall not be excluded;

5.	any restoration to income of any contingency reserve of an extraordinary, nonrecurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

6.	income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

7.	in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

8.	any valuation allowance for mortgage loans held-for-investment and/or any change in fair value of mortgage loans held for sale and corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to the Company;

9.	change in fair value of MSRs or the amortization of MSRs pursuant to such Person’s accounting policy; and

10.	an amount equal to all distributions during such period pursuant to clause (6)(c) of the second paragraph of the covenant described above under the caption “—Limitation on Restricted Payments.”

“Consolidated Tangible Net Worth” means, with respect to any Person, the excess of such Person’s total assets over its total liabilities determined on a consolidated basis in accordance with GAAP, excluding (1) goodwill, (2) other intangibles and (3) cumulative impact from Issue Date of any valuation allowance for mortgage loans held-for-investment and/or any change in fair value of mortgage loans held for sale and corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to the Company, in each case as of the end of the last completed fiscal quarter ending on or prior to the date of the transaction giving rise to the need to calculate Consolidated Tangible Net Worth.

“Consolidated Taxes” means, with respect to any Person for any period, (1) all income taxes and foreign withholding taxes and taxes based on capital and commercial activity (or similar taxes) of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period and (2) all distributions pursuant to clause (6)(c) of the second paragraph of the covenant described above under the caption “—Limitation on Restricted Payments.”

“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15) and (27) of the definition of Permitted Indebtedness).

“Corporate Indebtedness to Tangible Net Worth Ratio” means, with respect to any Person, as of any date, the ratio of (i) the aggregate amount of Corporate Indebtedness outstanding as of such date to (ii) the Consolidated Tangible Net Worth, with such pro forma adjustments for transactions consummated on or prior to or simultaneously with the date of the calculation as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Leverage Ratio.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries, or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by Company senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any its Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate executed by the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

“Dollar” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from contributions to its common equity capital designated as Excluded Contributions pursuant to an officers’ certificate on the date such capital contributions are made.

“Excluded Restricted Subsidiary” means any newly acquired or created Subsidiary of the Company that is designated as a Restricted Subsidiary but prohibited, in the reasonable judgment of the Company, from guaranteeing the notes by any applicable law, regulation or contractual restriction existing at the time such Subsidiary becomes a Restricted Subsidiary and which, in the case of any such contractual restriction, in the good faith opinion of the management of the Company, cannot be removed through commercially reasonable efforts. As of the Issue Date, there are no Excluded Restricted Subsidiaries.

“Existing Facilities” means, collectively, the Existing Servicing Advance Facilities, the Existing Warehouse Facilities and the Existing MSR Facilities.

“Existing MSR Facilities” means the MSR Notes together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Servicing Advance Facilities” means: (1) the $375.0 million Agreement with respect to MBS Loan Buyout Financing Option and the Further Amended and Restated Servicer Advance Early Reimbursement Mechanics Addendum, dated as of January 13, 2010, by and among the Company and the lender identified therein, (2) the $350.0 million Third Amended and Restated Note Purchase Agreement, dated as of December 29, 2009, by and among the Company and the noteholders identified therein and (3) the MSR Notes, in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Existing Warehouse Facilities” mean: (1) the $300.0 million Master Repurchase Agreement, dated as of January 27, 2010, by and among the Company and the lender identified therein, (2) the $50.0 million Master Repurchase Agreement, dated as of October 7, 2009, by and among the Company and the lender identified therein, (3) the $50.0 million Master Repurchase Agreement, dated as February 24, 2010, by and among the Company and the lender identified therein and (4) the $50.0 million As Soon As Pooled Plus Agreements, by and among the Company and the lender identified therein; in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the senior management of the Company or any Restricted Subsidiary of the Company, as applicable, when the fair market value of any asset other than cash is estimated in good faith to be below $5.0 million, and by the Board of Directors of the Company acting reasonably and in good faith and, if the fair market value exceeds $10.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Company, as determined in accordance with GAAP in good faith by the Company without intercompany eliminations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of December 31, 2009.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1)	Nationstar Equity Corporation, Centex Land Vista Ridge Lewisville III General Partner, LLC, Centex Land Vista Ridge Lewisville III, L.P., Nationstar Industrial Loan Company, Nationstar Industrial Loan Corporation, Harwood Insurance Services, LLC, Harwood Service Company of Georgia, LLC, Harwood Service Company of New Jersey, LLC, Harwood Service Company LLC, Homeselect Settlement Solutions, LLC, Nationstar 2009 Equity Corporation; and

(2)	any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture; provided that any Excluded Restricted Subsidiary, any Securitization Entities, any Warehouse Facility Trusts and any MSR Facility Trusts shall not be deemed to be Guarantors.

“Holder” means the Person in whose name the note is registered on the registrar’s book.

“Indebtedness” means with respect to any Person, without duplication:

1.	all Obligations of such Person for borrowed money;

2.	all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

3.	all Capitalized Lease Obligations of such Person;

4.	all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

5.	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

6.	guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) or (9) below;

7.	Obligations of any other Person of the type referred to in clauses (1) through (6) above and clause (9) below which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Obligation so secured;

8.	all Obligations under currency agreements and interest swap agreements of such Person;

9.	all Attributable Debt of such Person; and

10.	all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued at a discount to par;

(2)	with respect to any Obligations under currency agreements and interest swap agreements, the net amount payable if such agreements terminated at that time due to default by such Person;

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person; or

(4)	except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences or Indebtedness issued by, any Person that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. “Investment” shall exclude (x) accounts receivable, extensions of trade credit or advances by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Company’s or its Restricted Subsidiaries’ normal trade practices, as the case may be, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts related to Securitizations and (z) commission, travel and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business.

“Investment Grade” means a rating of the notes by both S&P and Moody’s, each such rating being one of such agency’s four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided that, in each case, such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the notes are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

“Investment Grade Securities” means marketable securities of a Person (other than the Company or its Restricted Subsidiaries, an Affiliate of joint venture of the Company or any Restricted Subsidiary), acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.

“Issue Date” means the date on which the notes are originally issued.

“Issuers” means the Company and the Co-Issuer.

“Legacy Loan Portfolio Sale” means the sale, lease, conveyance or other disposition, in one or more transactions of all or a portion of the residential mortgage loans subject to the Note Purchase Agreement, dated as of October 30, 2009 by and among the Company and the representatives of the initial purchasers party thereto.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“MSR” means mortgage servicing rights entitling the holder to service mortgage loans.

“MSR Assets” means MSRs other than (i) MSRs on loans originated by the Company or its Restricted Subsidiaries for so long as such MSRs are financed in the normal course of the origination of such loans and (ii) MSRs subject to existing Liens on the Issue Date securing Existing MSR Facilities.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to finance or refinance the purchase, origination, pooling or funding by the Company or a Restricted Subsidiary of the Company of MSRs originated, purchased, or owned by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“MSR Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs purchased by such Person from the Company or any other Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Company or any other Restricted Subsidiary.

“MSR Indebtedness” means Indebtedness in connection with a MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“MSR Loans” means loans outstanding under the MSR Notes that are, in accordance with the terms thereof, secured by the pledge of an MSR.

“MSR Notes” means the $22.2 million Senior Secured Credit Agreement, dated as of October 1, 2009, by and among the Company and the lender identified therein.

“MSR Subsdiary” means any Restricted Subsidiary of the Company that owns MSR Assets that have a Fair Market Value in excess of $5.0 million.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means, with respect to any specified Person, Indebtedness that is:

1.	specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

2.	advanced to (i) such Person or its Restricted Subsidiaries that holds investment assets or (ii) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than: (A) cross-colateralization against assets which serve as collateral for other Non-Recourse Indebtedness; and (B) subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

3.	specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes)

provided that, notwithstanding the foregoing, to the extent that any Non-Recourse Indebtedness is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Indebtedness that is recourse to such other assets or Restricted Subsidiaries shall be deemed not to be Non-Recourse Indebtedness.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the Indenture and the notes, executed pursuant to the provisions of the Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Pari Passu Debt” means Indebtedness of the Company or a Restricted Subsidiary that is senior or pari passu in right of payment with the notes. For the purposes of this definition, no Indebtedness will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Permitted Business” means businesses associated with the purchase and origination of mortgage loans or interests related thereto, and the purchase, management, collection and sale of mortgage servicing rights or complementary assets and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.

“Permitted Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted Residual Indebtedness, (iv) any Permitted MSR Indebtedness, (v) any facility that combines any Indebtedness under clauses (i), (ii), (iii) or (iv) and (vi) any Refinancing of the Indebtedness under clauses (i), (ii), (iii), (iv) or (v) and advanced to the Company or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, mortgage related securities, loans, MSRs, consumer receivables, REO Assets or Residual Interests existing on the Issue Date or created or acquired thereafter, provided, however that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any Indebtedness incurred in accordance with this clause (vi) for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect thereto over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (vi) which excess shall be entitled to be incurred pursuant to any other provision under the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by the Company or any of its Restricted Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars, forward hedge and TBA contracts or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.

“Permitted Holders” means Sponsor and its Affiliates and members of management of the Company and its Subsidiaries.

“Permitted Indebtedness” means, without duplication, each of the following:

1.	Indebtedness under the notes issued in this offering and exchange notes issued in exchange for such notes pursuant to the Registration Rights Agreement and exchange notes issued in exchange for any additional notes issued under the Indenture and the Note Guarantees;

2.	Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Facility as in effect on the Issue Date reduced by any required permanent repayments (which are accompanied by a corresponding permanent commitment reduction) thereunder;

3.	Indebtedness of the Company or any Guarantor under the Working Capital Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an amount not to exceed $35.0 million;

4.	other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1) and (2) above);

5.	Permitted Hedging Transactions;

6.	Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

7.	Indebtedness owed to and held by the Company or a Restricted Subsidiary, provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon and (b) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

8.	Indebtedness of the Company or any Guarantor to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that: (a) any Indebtedness of the Company or any Guarantor to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated in right of payment, pursuant to a written agreement, to the Company’s obligations under the Indenture and the notes; and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds, directly or indirectly, any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

9.	[reserved];

10.	Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

11.	Permitted Funding Indebtedness;

12.	Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

13.	Refinancing Indebtedness;

14.	(A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary of the Company (other than Non-Recourse Indebtedness) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary of the Company is permitted under the terms of the Indenture, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company (other than Non-Recourse Indebtedness); provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees by Restricted Subsidiaries”;

15.	Non-Recourse Indebtedness;

16.	Indebtedness incurred by the Company or any of the Guarantors in connection with the acquisition of a Permitted Business; provided that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, either

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the second paragraph of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b)	the Consolidated Leverage Ratio and the Corporate Indebtedness to Tangible Net Worth Ratio of the Company would not be more than the Consolidated Leverage Ratio and the Corporate Indebtedness to Tangible Net Worth Ratio of the Company, as applicable, immediately prior to the incurrence of such Indebtedness;

17.	Indebtedness (including Capitalized Lease Obligations) incurred to finance the development, construction, purchase, lease, repairs, maintenance or improvement of assets (including MSRs and related Servicing Advances) by the Company or any Restricted Subsidiary, provided that the Liens securing such Indebtedness may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the latter of the acquisition or completion of the construction of the property subject to the Lien, provided, further that the amount of such Indebtedness does not exceed the Fair Market Value of the assets purchased or constructed with the proceeds of such Indebtedness;

18.	Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, amounts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (18));

19.	Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company (or payments to any direct or indirect parent company of the Company to permit distributions to repurchase common equity (or options, warrants or other rights to acquire common equity) thereof) from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company, any direct or indirect parent company of the Company, or any of its Subsidiaries or their authorized representatives to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments;”

20.	Indebtedness in respect of overdraft protections and otherwise in connection with customary deposit accounts maintained by the Company or any Restricted Subsidiary with banks and other financial institutions as part of its ordinary cash management program;

21.	the incurrence of Indebtedness by a Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (21), 5.0% of Foreign Subsidiary Total Assets;

22.	shares of Preferred Stock of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any

Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such share of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares or Preferred Stock not permitted by this clause (22);

23.	Indebtedness of the Company and its Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

24.	Obligations in respect of performance, bid, surety bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the ordinary course of business;

25.	[reserved];

26.	to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Residual Interests or other loans and other mortgage-related receivables purchased or originated by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business;

27.	Guarantees by the Company and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness;

28.	Indebtedness or Disqualified Capital Stock of the Company and Indebtedness, Disqualified Capital Stock or Preferred Stock of any of the Company’s Restricted Subsidiaries in an aggregate principal amount or liquidation preference up to 100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to the Company or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been applied to the covenant “—Limitation on Restricted Payments”; provided, however, that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (28) may not exceed $15.0 million in the aggregate at any one time outstanding;

29.	Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

30.	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $10.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (30);

31.	Guarantees by the Company and the Restricted Subsidiaries of the Company to owners of servicing rights in the ordinary course of business; and

32.	additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount not to exceed $12.5 million at any one time outstanding.

For purposes of determining compliance with the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (32) above or is entitled to be incurred pursuant to the second paragraph of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the ‘‘—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

“Permitted Investments” means:

1.	any Investment in the Company or in a Restricted Subsidiary;

2.	any Investment in cash or Cash Equivalents;

3.	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

4.	Investments by the Company or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;

5.	Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

6.	Investments in MSRs;

7.	Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;

8.	Investments by the Company or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Company or such Restricted Subsidiary in the ordinary course of business;

9.	any Restricted Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” or any other disposition of assets not constituting an Asset Sale;

10.	Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company, or any of its direct or indirect parent entities, or any Unrestricted Subsidiary;

11.	any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

12.	Investments in connection with Permitted Hedging Transactions;

13.	repurchases of the notes;

14.	Investments in and making of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs);

15.	guarantees of Indebtedness permitted under the covenant described in “—Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

16.	any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the third paragraph of the covenant described under

“—Limitation on Transactions with Affiliates” (except transactions described in clauses (6) and (9) of such paragraph);

17.	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

18.	endorsements for collection or deposit in the ordinary course of business;

19.	any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (19) to the extent required by the terms of such Investment as in existence on the Issue Date;

20.	any Investment by the Company or any Restricted Subsidiary of the Company in any Person where such Investment was acquired by the Company or any Restricted Subsidiary of the Company (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

21.	any Investment by the Company or any Restricted Subsidiary of the Company in a joint venture not to exceed the greater of (x) $5.0 million and (y) 1.0% of Total Assets; and

22.	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $30.0 million and (y) 1.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means the following types of Liens:

1.	Liens for taxes, assessments or governmental charges or claims either: (a) not delinquent for a period of more than 30 days; or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

2.	statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

3.	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

4.	Liens existing on the Issue Date;

5.	Liens on assets, property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

6.	Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property or within 360 days of such acquisition, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); provided, further that the aggregate amount of obligations secured thereby does not exceed $15.0 million at any time outstanding and no such Lien may secure obligations in an amount that exceeds the Fair Market Value of the assets or property acquired as of the date of acquisition;

7.	Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary of the Company;

8.	leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

9.	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

10.	Liens securing Indebtedness permitted to be incurred under the Working Capital Facility, including any letter of credit facility relating thereto, that was permitted to be Incurred pursuant to clause (3) of the definition of Permitted Indebtedness;

11.	Liens in favor of the Issuers or any Guarantor;

12.	Liens on the Equity Interests of any Unrestricted Subsidiary securing Non-Recourse Indebtedness of such Unrestricted Subsidiary;

13.	grants of software and other technology licenses in the ordinary course of business;

14.	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (4), (5), (6), (28) and (34) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (4), (5), (6), (28) and (34) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

15.	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

16.	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

17.	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

18.	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

19.	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

20.	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of other for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Permitted Business of the Company and its Subsidiaries and other similar charges or encumbrances in respect of real property not interfering, in the aggregate, in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

21.	any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

22.	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

23.	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

24.	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

25.	Liens securing Permitted Hedging Transactions and the costs thereof;

26.	Liens securing Indebtedness under Currency Agreements;

27.	Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $25.0 million and (y) 1.0% of Total Assets;

28.	Liens securing Indebtedness incurred to finance the construction or purchase of assets (excluding MSR Assets) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), provided that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition or completion of the construction of the property subject to the Lien, provided further that the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets purchased or constructed with the proceeds of such Indebtedness;

29.	Liens on Securitization Assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

30.	Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

31.	Liens to secure Indebtedness of any Foreign Subsidiary of the Company or Excluded Restricted Subsidiary securing Indebtedness of such Foreign Subsidiary of the Company or any Excluded Restricted Subsidiary that is permitted by the terms of the Indenture to be incurred;

32.	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection and (ii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

33.	Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement; and

34.	Liens securing Indebtedness incurred to finance the purchase of MSR Assets (“Acquired MSR Assets”) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary), provided that (x) any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition of the property subject to the Lien and (y) the aggregate amount of Indebtedness secured by the Acquired MSR Assets in such purchase does not exceed the greater of $50.0 million and 35.0% of the purchase price of such Acquired MSR Assets less the amount necessary to pay any fees and expenses related to such acquisition (the purchase price of the Acquired MSR Assets shall be determined by the terms of the contract governing such purchase or, if not specified in such contract, management in good faith).

“Permitted MSR Indebtedness” means MSR Indebtedness; provided, that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such MSR Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption ‘‘—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Residual Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries under a Residual Funding Facility; provided that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (not including customary contractual recourse for breaches of representations and warranties) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual

Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) in connection with any Securitization, any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to such Securitization is repaid in connection with such Securitization to the extent of the net proceeds received by the Company and its Restricted Subsidiaries from the applicable Securitization Entity, and (ii) the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”).

“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred under a Servicing Advance Facility; provided, however, that the excess (determined as of the most recent date for which internal financial statements are available), if any of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Servicing Advance Facility which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided, that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding recourse for matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption ‘‘—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions the covenant described above under the caption ‘‘—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P.

“Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Company in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Company in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness or Permitted Residual Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined by senior management of the Company in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Company or any of its Restricted Subsidiaries shall be the minimum price payable to the Company or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and MSRs but excluding Residual Interests and net interest margin securities) purchased or originated by the Company or any Restricted Subsidiary of the Company or, with respect to Servicing Receivables and MSRs, otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with clauses (1), (4), (13), (16), (17), (28) or (29) of the definition of Permitted Indebtedness, and in each case that does not:

1.	result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing and amounts of Indebtedness otherwise permitted to be incurred under the Indenture); or

2.	create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) such Indebtedness is incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced and (ii) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the notes dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Restricted Subsidiary secured by Residual Interests.

“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Company or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (i) MSRs, (ii) pools or portfolios of MSRs, or (iii) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means any Indebtedness secured by a Lien upon the property of the Company or any of its Restricted Subsidiaries (regardless of the Realizable Value of such property).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization” means a public or private transfer, sale or financing of Servicing Advances and/or mortgage loans, installment contracts, other loans and any other asset capable of being securitized (collectively, the “Securitization Assets”) by which the Company or any of its Restricted Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Servicing Advances or mortgage loans to a Securitization Entity.

“Securitization Assets” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor and (iii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements. As of the Issue Date, Nationstar Home Equity Loan Trust 2009-A, Nationstar Home Equity Loan 2009-A REO LLC, Nationstar Mortgage Advance Receivables Trust 2009-ADVI, Nationstar Funding LLC, Nationstar Residual, LLC and Nationstar Advance Funding LLC shall be deemed to satisfy the requirements of the foregoing definition.

“Securitization Indebtedness” means (i) Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Company or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Company or any of its Restricted Subsidiaries.

“Servicing Advances” means advances made by the Company or any of its Restricted Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer.

“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Company or any of its Restricted Subsidiaries based on such collateral.

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that the Company or a Restricted Subsidiary of the Company has made in the ordinary course of business and on customary industry terms.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Sponsor” means Fortress Investment Group LLC.

“Subsidiary,” with respect to any Person, means:

1.	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

2.	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Taxable Income” means, for any period, the taxable income or loss of the Company for such period for federal income tax purposes.

“Tax Amount” means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable with respect to the Company’s taxable income for such period (or in respect of the actual or deemed transfer of an interest in the Company to a corporation in connection with the public issuance of shares in a transaction intended to qualify (based upon an opinion of a nationally recognized accounting or law firm that the transaction should so qualify) under Section 351 of the Internal Revenue Code of 1986, as amended from time to time, in which the only consideration is common stock of the corporation and the assumption of liabilities of the Company) by an equity owner of the Company who is an individual resident in New York City who is subject to the maximum rates of tax; provided that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would apply to such an individual shall be taken into account assuming the only income and gain of such individual in current and prior tax periods is income and gain attributable to the Company; provided, further, that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced (without duplication of reductions due to the first proviso hereof) to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Indebtedness and other Indebtedness that is not recourse to the Company or any Restricted Subsidiary or any of their assets;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase, origination or funding by the Company or a Restricted Subsidiary of the Company of, provide funding to the Company or a Restricted Subsidiary of the Company through the transfer of, loans, mortgage related securities and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (ii) finance the funding of or refinance Servicing Advances; or (iii) finance or refinance the carrying of REO Assets related to loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company; provided that such purchase, origination, pooling, funding, refinancing and carrying is in the ordinary course of business.

“Warehouse Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which (i) notes and securities are backed by specified Servicing Advances purchased by such Person from the Company or any other Restricted Subsidiary, or (ii) notes and securities are backed by specified mortgage loans purchased by such Person from the Company or any other Restricted Subsidiary.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

“Working Capital Facility” means (i), any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that provide loans, notes, other credit facilities or commitments permitted under clause (3) of the definition of Permitted Indebtedness and (ii) any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that alters the maturity thereof, as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

General

The New Notes will be issued in fully registered global form. The New Notes initially will be represented by one or more global certificates without interest coupons (the “global notes”). The global notes will be deposited upon issuance with the trustee as custodian for DTC and registered in the name of DTC or its nominee for credit to the accounts of direct or indirect participants in DTC, as described below under “—Depositary Procedures.”

The global notes will be deposited on behalf of the acquirers of the New Notes for credit to the respective accounts of the acquirers or to such other accounts as they may direct. Except as described below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for New Notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depositary Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participating organizations (collectively, the “participants”) and facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised us that, pursuant to procedures established by DTC, ownership of interests in the global notes will be shown on, and the transfer of ownership of such interest will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes may hold their interests therein directly through DTC if they are participants in such system or indirectly through organizations that are participants or indirect participants in such system. All interests in the global notes will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have New Notes registered in their names, will not receive physical delivery of New Notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of and premium, if any, and interest on the global notes registered in the name of DTC or its nominee will be payable by the trustee (or the paying agent if other than the trustee) to DTC in its capacity as the registered holder under the indenture. We and the trustee will treat the persons in whose names the New Notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the trustee or any agent of ours or the trustee has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the New Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

DTC has advised us that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the New Notes as to which such participant or participants has or have given such direction.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Book-Entry Notes for Certificated Notes

If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, (ii) DTC has ceased to be a clearing agency registered under the Exchange Act, (iii) we, at our option, notify the trustee in writing that we elect to cause the issuance of the Notes in the form of certificated notes, or (iv) an Event of Default has occurred and is continuing, upon request by the holders of the Notes, we will issue Notes in certificated form in exchange for global securities. The indenture permits us to determine at any time and in our sole discretion that Notes shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant. We would issue definitive certificates in exchange for any beneficial interests withdrawn.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to holders of the Notes who are exchanging Notes pursuant to the Offer to Exchange. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this offering memorandum may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with notes that will be held as capital assets and, except where otherwise specifically noted, is only addressed to persons who hold Notes pursuant to this Offer to Exchange. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, persons subject to the alternative minimum tax, certain U.S. expatriates, controlled foreign corporations, passive foreign investment companies, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes), or persons that have a “functional currency” other than the U.S. dollar.

If an entity classified as a partnership for U.S. federal income tax purposes holds our notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Persons who are partners of a partnership holding our Notes should consult their tax advisors.

Persons considering the exchange of Notes should consult their own tax advisors in determining the tax consequences to them of the ownership and disposition of Notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Pursuant to U.S. Treasury Department Circular 230, holders of Notes or prospective purchasers are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this Offer to Exchange or any document referred to herein is not intended or written to be used, and cannot be used by note holders for the purpose of avoiding penalties that may be imposed under the Code; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) note holders should seek advice based on their particular circumstances from an independent tax advisor.

As used under this heading “Certain United States Federal Income Tax Considerations,” the term “U.S. Holder” means a beneficial owner of a note that is (i) an individual citizen or resident of the United States; (ii) a U.S. domestic corporation; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of the trust’s substantial decisions, or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.” As used under this heading “Certain United States Federal Income Tax Considerations” the term “Non-U.S. Holder” means a beneficial owner of a note that is neither a U.S. Holder nor a partnership (or other entity or arrangement classified as a partnership) that is organized in or under the laws of the United States or any political subdivision thereof. The following summary applies equally to all Notes, except where expressly stated otherwise.

Exchange Pursuant to the Offer to Exchange

The exchange of Old Notes for New Notes in this Offer to Exchange will not be treated as an “exchange” for U.S. federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange of Old Notes for New Notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the New

Notes will have the same tax attributes and tax consequences as the outstanding notes exchanged therefor, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

Tax Consequences to U.S. Holders

Original Issue Discount

The Notes were issued with original issue discount (“OID”) for U.S. federal income tax purposes. The amount of OID with respect to the Notes is equal to the excess of the “stated redemption price at maturity” of the Notes over the issue price of the Notes. For U.S. federal income tax purposes, each U.S. Holder (regardless of its regular accounting method) generally must accrue the OID in gross income over the term of the Notes on a constant yield to maturity method that reflects compounding of interest. As a result, U.S. Holders generally will recognize taxable income in respect of a Note in advance of the receipt of cash attributable to such income.

Market Discount, Acquisition Premium, Amortizable Bond Premium

If a U.S. Holder acquires a Note at a cost that is less than its adjusted issue price on the acquisition date, the amount of the difference is treated as “market discount” for U.S. federal income tax purposes, unless the difference is de minimis. In general, market discount will be treated as accruing ratably over the remaining term of the Note or, at the holder’s election, on a constant yield to maturity basis. A U.S. holder may elect to include market discount in income currently as it accrues. The holder that does not make this election will be required to treat any gain on the disposition of the Note as ordinary income to the extent of accrued market discount not previously included in income with respect to the Note, and to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Note until maturity or until a taxable disposition of the Note.

If a U.S. Holder has a tax basis in a Note that is more than the issue price of such Note but less than the stated redemption price at maturity of such Note, the U.S. Holder will have acquisition premium with respect to such Note to the extent of that excess, and the amounts of OID otherwise included in the U.S. Holder’s income will generally be reduced to the extent of the acquisition premium.

If a U.S. Holder’s tax basis in a Note exceeds the Note’s stated redemption price at maturity, the Note has bond premium to the extent of that excess, and the U.S. Holder will not be required to include any of the OID on the Note in income. It is generally possible to elect to amortize bond premium on a constant yield to maturity method, as a reduction of interest income from a Note. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the Note by the amount of bond premium used to offset stated interest income.

Purchase, Sale and Retirement of Notes

Initially, the tax basis in a Note generally will equal the cost of the Note to the U.S. Holder. A U.S. Holder’s basis will increase by any amounts that are included in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the Note.

Upon the sale, exchange or retirement of a Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (not including accrued qualified stated interest, which will be taxable as ordinary interest income) and the U.S. Holder’s tax basis in such Note.

Tax Consequences to Non-U.S. Holders

Under U.S. federal income tax law, and subject to the discussion below concerning backup withholding, no withholding of U.S. federal income tax generally will be required with respect to the payment by us or our paying agent on a Note owned by a Non-U.S. Holder of interest (including OID) that qualifies as portfolio interest (including payment of the mandatory principal redemption amount). Interest on a Note owned by a Non-U.S. Holder will qualify as portfolio interest, provided that (i) such interest is not effectively connected with the conduct of such U.S. Holder’s U.S. trade or business, (ii) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable U.S. Treasury regulations, (iii) such Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership, and (iv) such Non-U.S. Holder either a) provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that is it a Non-U.S. Holder) or b) holds Notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations. Special certification and other rules apply to certain non-U.S. holders that are entities rather than individuals.

A Non-U.S. Holder with interest income that does not qualify as portfolio interest will be subject to a 30% U.S. federal withholding tax unless, under current procedures, it delivers a properly completed IRS Form W-8ECI (stating that interest paid on its Notes is not subject to withholding tax because it is effectively connected to its conduct of a trade or business in the U.S.) or IRS Form W-8BEN (claiming an exemption from or reduction in withholding tax under an applicable income tax treaty).

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized on the sale, exchange or redemption of a Note, unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. or (ii) in the case of gain realized by an individual holder, the holder is present in the U.S. for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met.

Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest (including OID) income or gain that is effectively connected with its U.S. trade or business and, if required by an applicable income tax treaty, that is attributable to its U.S. “permanent establishment,” unless such treaty provides otherwise. In addition, under certain circumstances, effectively connected earnings and profits of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate or at such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

Under current U.S. federal income tax law, information reporting requirements apply with respect to payments made to U.S. Holders of principal, interest and OID on, and the proceeds of dispositions (including retirements and redemptions) of, Notes unless an exemption exists. In addition, if a U.S. Holder is not exempt, such U.S. Holder will be subject to backup withholding tax (currently at a rate of 28%) in respect of such payments if, among other things, that U.S. Holder does not provide his or her correct taxpayer identification number to us or our paying agent. All individuals are subject to these requirements. In general, corporations are exempt from these requirements. Backup withholding tax is not an additional tax and may be credited against a U.S. Holder’s U.S. federal income tax liability (and may entitle you to a refund), provided that correct information is timely provided to the IRS.

A Non-U.S. Holder will not be subject to backup withholding and information reporting with respect to payments made by us with respect to the Notes if the beneficial owner has provided us with an IRS Form W-8BEN and we do not have actual knowledge or reason to know that such

Non-U.S. Holder is a U.S. person. In addition, no backup withholding will be required regarding the gross proceeds of the sale of Notes made within the United States or conducted through certain U.S. financial intermediaries if the payor receives that statement described above and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts so withheld will be allowed as a credit against such non-U.S. Holder’s federal income tax liability and may entitle you to a refund provided you timely furnish the required information to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities. Starting on the Expiration Date and ending on the close of business 90 days after the Expiration Date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 90 days from the date of original issuance of the New Notes, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of New Notes in the exchange offer. In consideration for issuing the New Notes, we will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled.

LEGAL MATTERS

The validity of the New Notes will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements of Nationstar Mortgage LLC at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, appearing in this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Nationstar Mortgage LLC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

The Members
Nationstar Mortgage LLC

We have audited the accompanying consolidated balance sheets of Nationstar Mortgage LLC and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, members’ equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nationstar Mortgage LLC and subsidiaries at December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/  Ernst & Young LLP

Dallas, Texas
March 3, 2010,
except for Note 24, as which the date is
December 20, 2010

NATIONSTAR MORTGAGE LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31
	2009	2008
	(in thousands)

Assets
Cash and cash equivalents	$41,645	$9,357
Restricted cash	52,795	21,032
Accounts receivable	509,974	355,974
Mortgage loans held for sale	203,131	560,354
Mortgage loans held for investment, subject to nonrecourse debt	301,910	—
Investment in debt securities—available-for-sale	2,486	9,294
Receivables from affiliates	12,574	12,263
Mortgage servicing rights	114,605	110,808
Property and equipment, net	6,575	5,313
Real estate owned, net	10,262	21,822
Other assets	24,228	15,784

Total assets	$1,280,185	$1,122,001

Liabilities and members’ equity
Notes payable	$771,857	$810,041
Payables and accrued liabilities	66,830	53,961
Derivative financial instruments	—	2,077
Nonrecourse debt—Legacy Assets	177,675	—

Total liabilities	1,016,362	866,079
Commitments and contingencies (Note 14)
Total members’ equity	263,823	255,922

Total liabilities and members’ equity	$1,280,185	$1,122,001

See accompanying notes.

NATIONSTAR MORTGAGE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2009	2008	2007
		(in thousands)

Revenues:
Servicing fee income	$90,195	$68,052	$45,710
Other fee income	10,023	5,955	591

Total fee income	100,218	74,007	46,301
Loss on mortgage loans held for sale	(21,349)	(86,663)	(94,673)

Total revenues	78,869	(12,656)	(48,372)
Expenses and impairments:
Salaries, wages, and benefits	90,689	61,783	118,026
General and administrative	30,494	22,194	55,247
Loss on sale of foreclosed real estate	7,512	2,567	2,733
Occupancy	6,863	6,021	34,691
Loss on available-for-sale securities—other-than-temporary	6,809	55,212	36,525
Goodwill impairment	—	—	12,000

Total expenses and impairments	142,367	147,777	259,222
Other income (expense):
Interest income	52,518	92,060	163,022
Interest expense	(69,883)	(65,548)	(118,553)
Loss on interest rate swaps and caps	(14)	(23,689)	(21,353)

Total other income (expense)	(17,379)	2,823	23,116

Net loss	$(80,877)	$(157,610)	$(284,478)

See accompanying notes.

NATIONSTAR MORTGAGE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
Years Ended December 31, 2009, 2008 and 2007

		Accumulated
		Other	Total
	Member	Comprehensive	Members’
	Units	Loss	Equity
		(in thousands)

Balance at January 1, 2007	$139,794	$—	$139,794
Capital contributions	408,000	—	408,000
Distribution to members	(49)	—	(49)
Share-based compensation	2,332	—	2,332
Comprehensive loss:
Net loss	(284,478)	—	(284,478)
Change in unrealized loss on investment in debt securities	—	(3,903)	(3,903)

Total comprehensive loss			(288,381)

Balance at December 31, 2007	265,599	(3,903)	261,696
Capital contributions	145,600	—	145,600
Share-based compensation	2,333	—	2,333
Comprehensive loss:
Net loss	(157,610)	—	(157,610)
Reclassification of loss on investment in debt securities due to other-than-temporary impairments	—	3,903	3,903

Total comprehensive loss			(153,707)

Balance at December 31, 2008	255,922	—	255,922
Capital contributions	87,951	—	87,951
Share-based compensation	827	—	827
Net loss and comprehensive loss	(80,877)	—	(80,877)

Balance at December 31, 2009	$263,823	$—	$263,823

See accompanying notes.

NATIONSTAR MORTGAGE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2009	2008	2007
		(in thousands)

Operating activities
Net loss	$(80,877)	$(157,610)	$(284,478)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation	827	2,333	2,332
Loss on mortgage loans held for sale	21,349	86,663	94,673
Loss on sale of foreclosed real estate	7,512	2,567	2,733
Depreciation and amortization	1,767	1,309	3,402
Accretion of discount on securities	—	(4,422)	(3,250)
Impairment of investments in debt securities	6,809	55,212	36,525
Loss on interest rate swaps and caps	14	23,689	21,353
Unrealized gains/losses on derivative financial instruments	(2,436)	2,077	27,871
Change in fair value on mortgage servicing rights	27,915	11,701	16,015
Amortization of debt discount	21,287	8,879	5,034
Amortization of other intangible assets	—	—	18,039
Amortization of premiums/discounts	(1,394)	(85)	632
Goodwill impairment	—	—	12,000
Mortgage loans originated and purchased, net of fees	(1,480,549)	(545,860)	(4,426,145)
Cost of loans sold, net of fees	1,007,369	513,924	4,898,965
Principal payments/prepayments received and other changes in mortgage loans originated as held for sale	470,072	201,184	469,113
Changes in assets and liabilities:
Accounts receivable	(154,000)	(165,566)	(73,220)
Receivables from affiliates	66,940	2,452	(77,173)
Other assets	(9,115)	38,363	(7,316)
Payables and accrued liabilities	12,869	(36,598)	(13,869)

Net cash provided by (used in) operating activities	(83,641)	40,212	723,236

Continued on following page

NATIONSTAR MORTGAGE LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31
	2009	2008	2007
		(in thousands)

Investing activities
Proceeds from sales of real estate owned	$34,181	$29,276	$21,078
Purchase of mortgage servicing rights, net of liabilities incurred	(1,169)	(19,013)	(9,198)
Interest rate swap settlements	—	(51,570)	—
Property and equipment additions, net of disposals	(3,029)	(1,772)	3,598
Purchase of investment in debt securities	—	—	(113,757)
Principal payments received on debt securities	—	8,436	11,962

Net cash provided by (used in) investing activities	29,983	(34,643)	(86,317)

Financing activities
Transfers to restricted cash, net	(31,763)	(9,871)	(4,549)
Issuance of non-recourse debt, net	191,272	—	—
Repayment of non-recourse debt	(15,809)	—	—
Decrease in notes payable	(60,395)	(157,266)	(999,060)
Debt financing costs	(18,059)	(15,926)	(10,345)
Distributions to members	—	—	(49)
Capital contributions from members	20,700	145,600	408,000

Net cash provided by (used in) financing activities	85,946	(37,463)	(606,003)

Net increase (decrease) in cash and cash equivalents	32,288	(31,894)	30,916
Cash and cash equivalents at beginning of year	9,357	41,251	10,335

Cash and cash equivalents at end of year	$41,645	$9,357	$41,251

Supplemental disclosures of noncash activities
Transfer of mortgage loans held for sale to real estate owned	$73,264	$65,304	$60,063
Mortgage servicing rights resulting from sale or securitization of mortgage loans	8,332	4,522	39,668
Transfer of mortgage loans held for investment to real estate owned	12,990	—	—
Transfer of mortgage loans held for sale to mortgage loans held for investment	319,183	—	—
Contribution of intercompany payable from parent	67,251	—	—
Financing of acquisition of mortgage servicing rights	22,211	—	—
Retained beneficial interests resulting from securitization of mortgage loans	—	—	111,545
Unrealized loss on investment in debt securities recorded to other comprehensive loss	—	—	3,903

See accompanying notes.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.	Description of the Companies and Basis of Presentation

General

The consolidated financial statements include the accounts of Nationstar Mortgage LLC (Nationstar), formerly Centex Home Equity Company, LLC (CHEC), a Delaware limited liability company, and its wholly owned subsidiaries, after the elimination of intercompany balances and transactions. Nationstar is a subsidiary of FIF HE Holdings LLC (FIF), a subsidiary of Fortress Private Equity Funds III and IV (Fortress).

Nature of Business

Nationstar’s principal business is the origination and selling or securitization of single-family conforming mortgage loans to government-sponsored entities and the servicing of residential mortgage loans for others.

The sale or securitization of mortgage loans typically involves Nationstar retaining the right to service the mortgage loans that it sells. The servicing of mortgage loans includes the collection of principal and interest payments and the assessment of ancillary fees related to the servicing of mortgage loans. Additionally, Nationstar may occasionally obtain additional servicing rights through the acquisition of servicing portfolios from third parties.

2.	Significant Accounting Policies

Use of Estimates in Preparation of Consolidated Financial Statements

The accompanying consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States (GAAP). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates due to factors such as adverse changes in the economy, increases in interest rates, declines in home prices or discrete events adversely affecting specific borrowers, and such differences could be material.

Nationstar evaluated subsequent events through the date these consolidated financial statements were available for issuance.

Reclassification Adjustments

Certain prior-period amounts have been reclassified to conform to the current-period presentation.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted cash on hand and other highly liquid investments having an original maturity of less than three months.

Restricted Cash

Restricted cash consists of custodial accounts related to Nationstar’s portfolio securitizations or to collections on certain mortgage loans and mortgage loan advances that have been pledged to a financial services company under a Master Repurchase Agreement. Restricted cash also includes certain fees collected on mortgage loan payments that are required to be remitted to a government- sponsored entity (GSE) to settle outstanding guarantee fee requirements.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Significant Accounting Policies (continued)

Mortgage Loans Held for Sale

Beginning in the third quarter of 2007, Nationstar adopted a strategy of originating mortgage loan products primarily for the purpose of selling to government-sponsored entities or other third- party investors in the secondary market. Generally, all newly originated mortgage loans held for sale are delivered to third-party purchasers or securitized within three months after origination.

Through September 30, 2009, mortgage loans held for sale were carried at the lower of amortized cost or fair value on an aggregate basis grouped by delinquency status. Nationstar estimates fair value by evaluating a variety of market indicators including recent trades and outstanding commitments, calculated on an aggregate basis (see Note 16).

Effective October 1, 2009, Nationstar elected to measure newly originated prime residential mortgage loans held for sale at fair value, as permitted under Statement of Financial Accounting Standards (SFAS) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115, as codified in FASB Accounting Standards Codification (ASC) 825, Financial Instruments.

In connection with Nationstar’s election to measure mortgage loans held for sale at fair value, Nationstar is no longer permitted to defer the loan origination fees, net of direct loan origination costs associated with these loans. Prior to October 1, 2009, Nationstar deferred all nonrefundable fees and costs as required under SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, as codified in ASC 310, Receivables. In accordance with this guidance, loan origination fees, net of direct loan origination costs were capitalized and added as an adjustment to the basis of the individual loans originated. These fees are accreted into income as an adjustment to the loan yield over the life of the loan or recognized when the loan is sold to a third party purchaser.

Mortgage Loans Held for Investment, Net

Mortgage loans held for investment principally consist of nonconforming or subprime mortgage loans securitized which serve as collateral for the issued debt. These loans were transferred on October 1, 2009, from mortgage loans held for sale at fair value on the transfer date, as determined by the present value of expected future cash flows, with no valuation allowance recorded. The difference between the undiscounted cash flows expected and the investment in the loan is recognized as interest income on a level-yield method over the life of the loan. Contractually required payments for interest and principal that exceed the undiscounted cash flows expected at transfer are not recognized as a yield adjustment or as a loss accrual or a valuation allowance. Increases in expected cash flows subsequent to the transfer are recognized prospectively through adjustment of the yield on the loans over the remaining life. Decreases in expected cash flows subsequent to transfer are recognized as a valuation allowance.

Allowance for Loan Losses on Mortgage Loans Held for Investment

An allowance for loan losses is established by recording a provision for loan losses in the consolidated statement of operations when management believes a loss has occurred on a loan held for investment. When management determines that a loan held for investment is partially or fully uncollectible, the estimated loss is charged against the allowance for loan losses. Recoveries on losses previously charged to the allowance are credited to the allowance at the time the recovery is collected.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Significant Accounting Policies (continued)

All mortgage loans held for investment were transferred from mortgage loans held for sale at fair value in October 2009, and no additional impairments or adverse changes in assumptions were identified subsequent to the transfer in 2009 that would require the recording of an allowance for loan losses.

Investment in Debt Securities

Investment in debt securities consists of beneficial interests Nationstar retains in securitization transactions accounted for as a sale under the guidance of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, as codified in ASC 860, Transfers and Servicing. These securities are classified as available-for-sale securities, and are therefore carried at their market value with the net unrealized gains or losses reported in the comprehensive income (loss) component of members’ equity. Nationstar accounts for debt securities based on ASC 320, Investments—Debt and Equity Securities. Nationstar evaluates investment in debt securities for impairment each quarter, and investment in debt securities is considered to be impaired when the fair value of the investment is less than its cost. The impairment is separated into impairments related to credit losses, which are recorded in current-period operations, and impairments related to all other factors, which are recorded in other comprehensive income/(loss). Substantially all impairments related to Nationstar’s investment in debt securities were credit related.

Receivables from Affiliates

Nationstar engages in periodic transactions with Nationstar Regular Holdings, Ltd., a subsidiary of FIF. These transactions typically involve the monthly payment of principal and interest advances that are required to be remitted to the securitization trusts as required under various Pooling and Servicing Agreements. These amounts are later repaid to Nationstar when principal and interest advances are recovered from the respective borrowers.

Mortgage Servicing Rights (MSRs)

Nationstar recognizes MSRs related to all existing residential mortgage loans transferred to a third party in a transfer that meets the requirements for sale accounting. Additionally, Nationstar may acquire the rights to service residential mortgage loans that do not relate to assets transferred by Nationstar through the purchase of these rights from third parties. Nationstar applies fair value accounting to these MSRs, with all changes in fair value recorded as charges or credits to servicing fee income.

Property and Equipment, Net

Property and equipment, net is comprised of land, furniture, fixtures, leasehold improvements, computer software, and computer hardware. These assets are stated at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred. Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets, usually three to ten years. Cost and accumulated depreciation applicable to assets retired or sold are eliminated from the accounts, and any resulting gains or losses are recognized at such time through a charge or credit to general and administrative expenses.

Real Estate Owned, Net

Nationstar holds real estate owned as a result of foreclosures on delinquent mortgage loans. Real estate owned is recorded at estimated fair value less costs to sell at the date of foreclosure. Any

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Significant Accounting Policies (continued)

subsequent declines in fair value are credited to a valuation allowance and charged to operations as incurred.

Derivative Financial Instruments

Beginning in 2008, Nationstar began entering into interest rate lock commitments (IRLCs) with prospective borrowers. These commitments are carried at fair value in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as codified in ASC 815, Derivatives and Hedging. ASC 815 clarifies that the expected net future cash flows related to the associated servicing of a loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings. The estimated fair values of IRLCs are based on quoted market values and are recorded in other assets in the consolidated balance sheets. The initial and subsequent changes in the value of IRLCs are a component of gain (loss) on mortgage loans held for sale.

Nationstar actively manages the risk profiles of its IRLCs and mortgage loans held for sale on a daily basis. To manage the price risk associated with IRLCs, Nationstar enters into forward sales of mortgage backed securities (MBS) in an amount equal to the portion of the IRLC expected to close, assuming no change in mortgage interest rates. In addition, to manage the interest rate risk associated with mortgage loans held for sale, Nationstar enters into forward sales of MBS to deliver mortgage loan inventory to investors. The estimated fair values of forward sales of MBS and forward sale commitments are based on quoted market values and are recorded as an other asset or an accrued liability in the consolidated balance sheets. The initial and subsequent changes in value on forward sales of MBS are a component of gain (loss) on mortgage loans held for sale.

Periodically, Nationstar has entered into interest rate swap agreements to hedge the interest payment on the warehouse debt and securitization of its mortgage loans held for sale. These interest rate swap agreements generally require Nationstar to pay a fixed interest rate and receive a variable interest rate based on LIBOR. Unless designated as an accounting hedge, Nationstar records losses on interest rate swaps as a component of loss on interest rate swaps and caps in Nationstar’s consolidated statements of operations. Unrealized losses on undesignated interest rate derivatives are separately disclosed under operating activities in the consolidated statements of cash flows. At December 31, 2009, Nationstar had no interest rate swap agreements designated as accounting hedges.

During 2008, Nationstar entered into interest rate cap agreements to hedge the interest payment on the servicing advance facility. These interest rate cap agreements generally require an upfront payment and receive cash flow only when a variable rate based on LIBOR exceeds a defined interest rate. These interest rate cap agreements are not designated as hedging instruments, and unrealized gains and losses are recorded in loss on interest rate swaps and caps in Nationstar’s consolidated statements of operations.

Interest Income

Interest income is recognized using the interest method. Revenue accruals are suspended when the mortgage loan becomes contractually delinquent for 90 days or more. Delinquency payment status is based on the most recently received payment from the borrower. The accrual is resumed when the mortgage loan becomes less than 90 days contractually delinquent. Interest income also includes (1) interest earned on custodial cash deposits associated with the mortgage loans serviced and (2) deferred origination income, net of deferred origination costs and other revenues derived from the origination of mortgage loans, which is deferred and recognized over the life of a mortgage loan or recognized when the related loan is sold to a third-party purchaser. Effective October 1, 2009, in

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Significant Accounting Policies (continued)

connection with Nationstar’s election to measure mortgage loans held for sale at fair value, Nationstar is no longer permitted to defer the loan origination fees, net of direct loan origination costs for such loans originated subsequent to the election date.

Servicing Fee Income

Servicing fees include contractually specified servicing fees, late charges, prepayment penalties and other ancillary charges. Servicing encompasses, among other activities, the following processes: billing, collection of payments, movement of cash to the payment clearing bank accounts, investor reporting, customer service, recovery of delinquent payments, instituting foreclosure, and liquidation of the underlying collateral.

Nationstar recognizes servicing and ancillary fees as they are earned, which is generally upon collection of the payments from the borrower. In addition, Nationstar also receives various fees in the course of providing servicing on its various portfolios. These fees include modification fees for modifications performed outside of government programs, modification fees for modifications pursuant to various government programs, and incentive fees for servicing performance on specific GSE portfolios.

Fees recorded on modifications of mortgage loans held for investment performed outside of government programs are deferred and recognized as an adjustment to the loans held for investment. These fees are accreted into interest income as an adjustment to the loan yield over the life of the loan. Fees recorded on modifications of mortgage loans serviced by Nationstar for others are recognized on collection and are recorded as a component of service fee income. Fees recorded on modifications pursuant to various government programs are recognized when Nationstar has completed all necessary steps and the loans have performed for the minimum required time frame to establish eligibility for the fee. Revenue earned on modifications pursuant to various government programs are included as a component of service fee income. Incentive fees for servicing performance on specific GSE portfolios are recognized as various incentive standards are achieved and are recorded as a component of service fee income.

Sale of Mortgage Loans

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from Nationstar, (2) the transferee has the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) Nationstar does not maintain effective control over the transferred assets through either (a) an agreement that entitles and obligates Nationstar to repurchase or redeem them before their maturity or (b) the ability to unilaterally cause the holder to return specific assets.

Loan securitizations structured as sales, as well as whole loan sales, are accounted for in accordance with ASC 860 and the resulting gains on such sales, net of any accrual for recourse obligations, are reported in operating results during the period in which the securitization closes or the sale occurs.

Share-Based Compensation Expense

Share-based compensation is recognized in accordance with SFAS No. 123(R), Share Based Payment, as codified in ASC 718, Compensation—Stock Compensation. This guidance requires all share-based payments to employees, including grants of employee stock options, to be recognized as

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Significant Accounting Policies (continued)

an expense in the consolidated statements of operations, based on their fair values. The amount of compensation is measured at the fair value of the awards when granted and this cost is expensed over the required service period, which is normally the vesting period of the award.

Advertising Costs

Advertising costs are expensed as incurred and are included as part of general and administrative expenses.

Income Taxes

For federal income tax purposes, Nationstar has elected to be a disregarded entity and is treated as a branch of its parent, FIF HE Holdings LLC. FIF HE Holdings LLC is taxed as a partnership, whereby all income is taxed at the member level. Certain states impose income taxes on LLC’s. However, Nationstar does not believe it is subject to material state or local income tax in any of the jurisdictions in which it does business.

Consolidated Statement of Cash Flows—Supplemental Disclosure

Total interest paid for the years ended December 31, 2009, 2008, and 2007, was approximately $47.6 million, $58.8 million, and $116.0 million, respectively.

Variable Interest Entities

Nationstar has been the transferor in connection with a number of securitizations or asset-backed financing arrangements, from which Nationstar has continuing involvement with the underlying transferred financial assets. Nationstar aggregates these securitizations or asset-backed financing arrangements into two groups: 1) securitizations of residential mortgage loans that were accounted for as sales and 2) financings accounted for as secured borrowings.

On securitizations of residential mortgage loans that were accounted for as sales, Nationstar’s continuing involvement typically includes acting as servicer for the mortgage loans held by the trust and holding beneficial interests in the trust. The beneficial interests held consist of both subordinate and residual securities that were retained at the time of the securitization. Because each of the securitization trusts is a qualifying special purpose entity (QSPE), Nationstar excludes the trusts from its consolidated financial statements.

A summary of the unconsolidated QSPE trusts is presented in the following table (in thousands).

	December 31
	2009	2008

Total collateral balance	$3,240,879	$3,880,749
Total certificate balance	3,262,995	3,707,696
Total beneficial interests held at fair value	2,486	9,294
Total mortgage servicing rights at fair value	20,505	26,848

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Significant Accounting Policies (continued)

A summary of mortgage loans transferred to unconsolidated QSPE trusts that are 60 days or more past due and the credit losses incurred in the QSPEs are presented below (in thousands).

	Year Ended		Year Ended		Year Ended
	December 31, 2009		December 31, 2008		December 31, 2007
	Principal Amount of		Principal Amount of		Principal Amount of
	Loans 60 Days or	Credit	Loans 60 Days or	Credit	Loans 60 Days or	Credit
	More Past Due	Losses	More Past Due	Losses	More Past Due	Losses

Total securitization Trusts	$1,172,822	$27,734	$979,556	$16,708	$401,491	$964

Nationstar also maintains various agreements with special purpose entities (SPEs), under which Nationstar transfers mortgage loans and/or advances on residential mortgage loans in exchange for cash. These SPEs issue debt supported by collections on the transferred mortgage loans and/or advances. These transfers do not qualify for sale treatment because Nationstar continues to retain control over the transferred assets. As a result, Nationstar accounts for these transfers as financings and continues to carry the transferred assets and recognizes the related liabilities on Nationstar’s consolidated balance sheets. Collections on the mortgage loans and/or advances pledged to the SPEs are used to repay principal and interest and to pay the expenses of the entity. The holders of these beneficial interests issued by these SPEs do not have recourse to Nationstar and can only look to the assets of the SPEs themselves for satisfaction of the debt.

Nationstar evaluates each SPE for classification as a QSPE. QSPEs are not consolidated in Nationstar’s consolidated financial statements. When an SPE is determined to not be a QSPE, Nationstar further evaluates it for classification as a variable interest entity (VIE). When an SPE meets the definition of a VIE, and when it is determined that Nationstar is the primary beneficiary, Nationstar includes the SPE in its consolidated financial statements.

Nationstar considers the SPEs created for the purpose of issuing debt supported by collections on loans and/or advances that have been transferred to it as VIEs, and Nationstar is the primary beneficiary of these VIEs. Nationstar consolidates the assets and liabilities of the VIEs into its consolidated financial statements.

A summary of the assets and liabilities of these SPEs is presented in the following table (in thousands).

	December 31,
	2009	2008

Residential mortgage loans held for investment—unpaid principal balance	$482,945	$—
Real estate owned	10,262	—
Outstanding servicer advances	291,462	376,003
Total outstanding liabilities	447,535	318,676

New Accounting Standards

SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, as codified in ASC 815. Among other things, SFAS No. 133, establishes the disclosure requirements for derivative instruments and for hedging activities. SFAS No. 161 amends and expands the disclosure requirements of SFAS No. 133 with the intent to provide users of financial statements with an enhanced understanding of (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (iii) how derivative instruments and related hedged items affect an entity’s

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Significant Accounting Policies (continued)

financial position, financial performance, and cash flows. SFAS No. 161 was effective for Nationstar on January 1, 2009. The adoption of SFAS No. 161 did not have any impact on Nationstar’s consolidated financial condition, liquidity, or results of operations.

FASB Staff Position FAS 140-3, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions, as codified in ASC 860. FSP FAS 140-3 provides guidance on accounting for a transfer of a financial asset and a repurchase financing. It presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (a linked transaction) unless certain criteria are met. If the criteria are not met, the linked transaction would be recorded as a net investment, likely as a derivative, instead of recording the purchased financial asset on a gross basis along with a repurchase financing. FSP FAS 140-3 was effective for Nationstar on January 1, 2009, and may only be applied prospectively to transactions that occur on or after that date. The adoption of FSP FAS 140-3 did not have a material impact on Nationstar’s consolidated financial condition, liquidity, or results of operations.

FASB Staff Position FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly, as codified in ASC 820, Fair Value Measurements and Disclosures (ASC 820). FSP FAS 157-4 provides guidance for determining whether a market is inactive and a transaction is distressed in order to apply the existing fair value measurement guidance in SFAS No. 157, Fair Value Measurements. In addition, FSP FAS 157-4 requires enhanced disclosures regarding financial assets and liabilities that are recorded at fair value. FSP FAS 157-4 was effective for interim and annual reporting periods ending after June 15, 2009, and was adopted for the annual reporting period ending December 31, 2009. The adoption of FSP FAS 157-4 did not have a material impact on Nationstar’s consolidated financial condition, liquidity, or results of operations.

FASB Staff Position FAS 115-2, FAS 124-2, and EITF 99-20-2, Recognition and Presentation of Other-Than-Temporary Impairments, as codified in ASC 320. FSP FAS 115-2 requires an entity to recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the noncredit component in other comprehensive income (OCI) when the entity does not intend to sell the security and it is more likely than not that the entity will not be required to sell the security prior to recovery. FSP FAS 115-2 also requires expanded disclosures. FSP FAS 115-2 was effective for interim and annual reporting periods ending after June 15, 2009 and was adopted by Nationstar for the annual reporting period ending December 31, 2009. The adoption of FSP FAS 115-2 did not have any impact on Nationstar’s consolidated financial condition, liquidity, or results of operations.

SFAS No. 165, Subsequent Events, as codified in ASC 855, Subsequent Events. SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, SFAS No. 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. SFAS No. 165 was effective for both interim or annual financial reporting periods ending after June 15, 2009. The adoption of SFAS No. 165 did not have any impact on Nationstar’s consolidated financial condition, liquidity, or results of operations.

SFAS No. 168, FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. SFAS No. 168 approved the FASB Accounting Standards Codification as the single source of authoritative non-governmental GAAP. The FASB Accounting Standards Codification was effective for interim or annual periods ending after September 15, 2009. All existing accounting standards have been superseded and all other accounting literature not included in the FASB Accounting Standards Codification will be considered nonauthoritative. The adoption of SFAS No. 168

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Significant Accounting Policies (continued)

did not have any impact on Nationstar’s consolidated financial condition, liquidity, or results of operations.

3.   Accounts Receivable

Accounts receivable consist primarily of accrued interest receivable on mortgage loans and securitizations, collateral deposits on surety bonds, and advances made to securitization trusts, as required under various servicing agreements related to delinquent loans, which are ultimately paid back to Nationstar from such trusts.

Accounts receivable consist of the following (in thousands):

	December 31,
	2009	2008

Delinquency advances	$206,446	$146,150
Corporate and escrow advances	275,001	189,402
Insurance deposits	6,025	5,000
Accrued interest	3,353	6,401
Other	19,149	9,021

Total accounts receivable	$509,974	$355,974

4.   Mortgage Loans Held for Sale and Investment

Mortgage loans held for sale consist of the following (in thousands):

	December 31,
	2009	2008

Mortgage loans held for sale—unpaid principal balance	$201,121	$781,641
Net deferred origination fees	—	(21,666)
Valuation allowance	—	(199,621)
Mark-to-market adjustment	2,010	—

Total mortgage loans held for sale	$203,131	$560,354

In November 2009, Nationstar completed the securitization of approximately $222 million of asset-backed securities, which was structured as a secured borrowing, resulting in carrying the securitized loans as mortgage loans on Nationstar’s consolidated balance sheets and recognizing the asset-backed certificates as nonrecourse debt. Prior to this securitization, Nationstar transferred $530.9 million in mortgage loans held for sale to mortgage loans held for investment. These mortgage loans were transferred to the held for investment classification at fair value on the transfer date. Subsequent to the transfer date, mortgage loans held for sale consisted principally of single-family conforming loans originated for sale to GSEs or the other third-party investors in the secondary market.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4.   Mortgage Loans Held for Sale and Investment (continued)

Mortgage loans held for investment as of December 31, 2009, include (in thousands):

Mortgage loans held for investment—unpaid principal balance	$490,610
Transfer discount	(188,700)
Allowance for loan losses	—

Mortgage loans held for investment, net	$301,910

All mortgage loans held for investment were transferred from mortgage loans held for sale at fair value in October 2009, and no additional impairments or adverse changes in assumptions were identified subsequent to the transfer in 2009 that would require the recording of an allowance for loan losses.

Mortgage loans held for sale on a nonaccrual status are presented in the following table for the years indicated (in thousands):

	December 31
	2009	2008	2007

Mortgage loans held for sale	$920	$101,418	$61,609

A reconciliation of the changes in mortgage loans held for sale to the amounts presented in the consolidated statements of cash flows for the dates indicated is presented in the following table (in thousands):

	December 31
	2009	2008

Mortgage loans held for sale—beginning balance	$560,354	$845,393
Mortgage loans originated and purchased, net of fees	1,480,549	545,860
Cost of loans sold, net of fees	(1,007,369)	(513,924)
Principal payments/prepayments received on mortgage loans held for sale	(437,956)	(251,671)
Transfer of mortgage loans held for sale to mortgage loans held for investment	(319,183)	—
Transfer of mortgage loans held for sale to real estate owned	(73,264)	(65,304)

Mortgage loans held for sale—ending balance	$203,131	$560,354

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5.   Investment in Debt Securities

The following table presents a summary of Nationstar’s bonds retained from securitization trusts for the periods indicated, which are classified as available-for-sale securities, and are therefore carried at fair value with changes in fair value recorded in other comprehensive loss (in thousands):

	December 31, 2009			December 31, 2008
	Outstanding	Accreted	Fair	Outstanding	Accreted	Fair
	Face	Cost	Value	Face	Cost	Value

Retained bonds security rating
BBs	$68,432	$2,486	$2,486	$80,526	$7,990	$7,990
Bs	—	—	—	13,506	1,214	1,214

Total retained bonds	68,432	2,486	2,486	94,032	9,204	9,204
Retained net interest margin securities	11,950	—	—	11,950	90	90

Total investment in debt securities	$80,382	$2,486	$2,486	$105,982	$9,294	$9,294

The following table presents a summary of unrealized gains (losses), both temporary and other-than-temporary, recognized on outstanding debt securities for the periods indicated (in thousands):

	Year Ended December 31, 2009		Year Ended December 31, 2008		Year Ended December 31, 2007
	Other-than-	Unrealized Gains	Other-than-	Unrealized Gains	Other-than-	Unrealized Gains
	Temporary	(Losses)(1)	Temporary(2)	(Losses)(1)	Temporary	(Losses)(1)

Retained bonds
security rating
BBs	$(5,505)	$—	$(40,901)	$—	$(27,322)	$2,621
Bs	(1,214)	—	(3,670)	—	(5,418)	1,031

Total retained bonds	(6,719)	—	(44,571)	—	(32,740)	3,652
Retained net interest margin securities	(90)	—	(10,641)	—	(3,785)	(7,555)

Total investment in debt securities	$(6,809)	$—	$(55,212)	$—	$(36,525)	$(3,903)

(1)	Unrealized gains (losses) are recorded as a component of other comprehensive income (loss)

(2)	As part of the 2008 impairment charges, Nationstar reclassified approximately $3.9 million in unrealized losses from other comprehensive income (loss).

Management monitors market valuations and, based on the results of market events, has considered these securities to be other-than-temporarily impaired.

6.   Mortgage Servicing Rights

MSRs arise from contractual agreements between Nationstar and investors in mortgage securities and mortgage loans. Nationstar records MSR assets when it sells loans on a servicing- retained basis, at the time of securitization or through the acquisition or assumption of the right to

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6.   Mortgage Servicing Rights (continued)

service a financial asset. Under these contracts, Nationstar performs loan servicing functions in exchange for fees and other remuneration.

The fair value of the MSRs is based upon the present value of the expected future cash flows related to servicing these loans. Nationstar receives a servicing fee ranging from 0.25% to 0.50% annually on the remaining outstanding principal balances of the loans. The servicing fees are collected from investors. Nationstar determines the fair value of the MSRs by the use of a cash flow model that incorporates prepayment speeds, discount rate, and other assumptions management believes are consistent with the assumptions other major market participants use in valuing the MSRs.

Nationstar used the following assumptions in estimating the fair value of MSRs for the dates indicated:

	December 31
	2009	2008

Discount rate	15.0%	15.0%
Total prepayment speeds	12.89% to 25.40%	16.24% to 25.61%
Expected weighted-average life	3.50 to 6.37 years	3.59 to 5.25 years
Credit losses	12.50% to 64.62%	10.61% to 44.34%

The activity of MSRs carried at fair value is as follows (in thousands):

	December 31
	2009	2008

Fair value at the beginning of the year	$110,808	$82,634
Additions:
Servicing resulting from transfers of financial assets	8,332	4,522
Purchases of servicing assets	23,380	35,353
Change in fair value:
Due to changes in valuation inputs or assumptions used in the valuation mode	(9,355)	612
Other changes in fair value	(18,560)	(12,313)

Fair value at the end of the year	$114,605	$110,808

Unpaid principal balance of loans serviced for others	$32,902,975	$20,480,266

The following table shows the hypothetical effect on the fair value of the MSRs using various unfavorable variations of the expected levels of certain key assumptions used in valuing these assets at December 31, 2009 (in thousands).

			Total Prepayment
	Discount Rate		Speeds		Credit Losses
	100 bps	200 bps	10%	20%	10%	20%
	Adverse	Adverse	Adverse	Adverse	Adverse	Adverse
	Change	Change	Change	Change	Change	Change

Mortgage servicing rights	$(1,947)	$(3,773)	$(3,255)	$(6,301)	$(3,485)	$(7,272)

These sensitivities are hypothetical and should be evaluated with care. The effect on fair value of a 10% variation in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6.   Mortgage Servicing Rights (continued)

in one factor may lead to changes in other factors (e.g., a decrease in total prepayment speeds may result in an increase in credit losses), which could impact the above hypothetical effects.

In November 2008, Nationstar acquired MSRs on a portfolio of residential mortgage loans with an aggregate unpaid principal balance of $12.7 billion from a third-party servicer. Nationstar’s share of the acquisition price was $35.4 million. The remaining share of the acquisition price was paid by a third-party investor in the underlying loans. Contemporaneously, Nationstar and the third-party investor entered into a supplemental servicing agreement, which, among other matters, established that any sale by Nationstar of these servicing rights had to be approved by the investor and that if Nationstar were to sell the MSRs in the five-year period following the acquisition transaction, Nationstar would be entitled to the proceeds from the sale of up to a specified amount of the then existing aggregate unpaid principal balance of the underlying mortgage loans, the investor would be entitled to a specified amount, and the remaining excess proceeds, if any, over and above these allocations would be retained by Nationstar. In October 2009, Nationstar acquired MSRs on a portfolio of residential mortgage loans with an aggregate unpaid principal balance of $12.3 billion from another third party servicer. Nationstar’s share of the acquisition price of these servicing rights was $23.4 million. The remaining share of the acquisition price was paid by a third-party investor in the underlying loans. Contemporaneously, Nationstar and the third-party investor entered into a supplemental servicing agreement, which, among other matters, established that any sale by Nationstar of these servicing rights had to be approved by the investor and that if Nationstar were to sell the MSRs following the acquisition transaction, Nationstar would be entitled to the proceeds from the sale of up to a specified amount of the then existing aggregate unpaid principal balance of the underlying mortgage loans, the investor would be entitled to a specified amount, and the remaining excess proceeds, if any, over and above these allocations would be retained by Nationstar. Nationstar carries these mortgage servicing rights at their estimated fair value, which is net of the amount, if any, that would have to be remitted to a third-party investor if the sale of the servicing rights were to be consummated on the balance sheet date. Under the supplemental servicing agreement, Nationstar is entitled to all of the contractually specified servicing fees, ancillary fees and also certain incentive fees, if certain performance conditions are met, and does not share these servicing revenues with the investor.

Total servicing and ancillary fees from Nationstar’s portfolio of residential mortgage loans are presented in the following table for the years indicated (in thousands):

	For the Years Ended
	December 31,
	2009	2008	2007

Servicing fees	$89,893	$60,021	$41,535
Ancillary fees	28,642	19,734	26,080

Total servicing and ancillary fees	$118,535	$79,755	$67,615

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7.   Other Assets

Other assets consisted of the following (in thousands):

	December 31,
	2009	2008

Deferred financing costs	$11,786	$12,312
Derivative financial instruments	7,236	1,216
Prepaid expenses	2,791	2,256
Other	2,415	—

Total other assets	$24,228	$15,784

8.   Derivative Financial Instruments

The following table provides the outstanding notional balances and fair values of outstanding positions for the dates indicated, and recorded gains (losses) during the years indicated (in thousands).

				Recorded
	Expiration	Outstanding		Gains /
	Dates	Notional	Fair Value	Losses

Year-ended December 31, 2009
Other Assets
IRLCs	2010	$278,181	$2,414	$1,207
Forward MBS trades	2010	292,553	3,383	(210)
Loan sale commitments	2010	56,131	1,439	1,439
Interest rate cap agreements	2011	344,075	—	(14)
Interest rate swap	2010-2013	220,000	—	—

Year-ended December 31, 2008
Other Assets
IRLCs	2009	$114,784	$1,207	$1,207
Interest rate cap agreements	2011	350,000	9	9
Payables and accrued liabilities
Forward MBS trades	2009	139,391	2,077	2,077
Interest rate swaps	—	—	—	(23,689)

During 2007, Nationstar recorded unrealized losses associated with interest rate swaps of approximately $21.4 million, which were included in loss on interest rate swaps and caps.

9.   Securitizations

When Nationstar sells mortgage loans in securitization transactions that qualify as sales under ASC 860, it may retain one or more bond classes and servicing rights in the securitization. Gains and losses on the assets transferred are recognized based on the carrying amount of the financial assets involved in the transfer, allocated between the assets transferred and the retained interests based on their relative fair value at the date of transfer, other than MSRs. Retained MSRs are recorded at their fair value on the transfer date.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9.   Securitizations (continued)

Details of the securitizations qualifying as sales for the year ended December 31, 2007, are as follows (in thousands):

			Allocated
			Value of
		Mortgage	Interests
	Net Bond	Servicing	Continuing to	Carrying Value	Gain
	Proceeds	Rights Retained	be Held	of Loans Sold	Recognized

Nationstar Home Equity Series 2007-A	$728,861	$5,559	$27,648	$734,239	$27,829
Nationstar Home Equity Series 2007-B	816,142	6,249	17,873	822,022	18,242
Nationstar Home Equity Series 2007-C	742,139	5,491	8,990	735,628	20,992
Nationstar Home Equity Series 2007-FRE1	1,512,458	12,165	57,034	1,579,498	2,159

Nationstar did not sell any mortgage loans in securitization transactions that qualified as sales for the years ended December 31, 2009 and 2008.

The value of retained interests represents the present value of Nationstar’s right to receive, over the life of the securitization, the excess of the weighted-average coupon on the loans securitized over the interest rates on the securities sold, a normal servicing fee, a trustee fee, and an insurance fee, where applicable, net of the credit losses relating to the loans securitized.

Certain cash flows received from securitization trusts accounted for as sales for the dates indicated were as follows (in thousands):

	December 31, 2009		December 31, 2008		December 31, 2007
	Servicing		Servicing		Servicing
	Fees	Loan	Fees	Loan	Fees	Loan
	Received	Repurchases	Received	Repurchases	Received	Repurchases

Total securitization trusts	$32,593	$—	$25,535	$—	$14,639	$—

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10.  Indebtedness

A summary of the balances of notes payable for the dates indicated is presented below (in thousands).

	December 31, 2009		December 31, 2008
		Collateral		Collateral
	Outstanding	Pledged	Outstanding	Pledged

Financial services company repurchase facility(1)	$149,449	$159,281	$291,834	$652,816
Financial services company unsecured line of credit(1)	88,915	N/A	125,000	N/A
Financial institutions repurchase facility (2007)	—	—	74,531	192,876
Financial institutions repurchase facility (2009)(1)	31,582	33,245	—	—
Financial services company 2007-1 servicer advance facility	—	—	318,676	376,003
Financial services company 2009-ADV1 advance facility(1)	240,935	291,462	—	—
GSE MSR facility(1)	21,286	23,185	—	—
GSE ASAP+ facility(1)	7,755	7,803	—	—
GSE EAF facility(1)	231,935	252,034	—	—

Total notes payable	$771,857	$767,010	$810,041	$1,221,695

(1)	Guaranteed by FIF HE Holdings LLC

Nationstar has a Master Repurchase Agreement (MRA) with a financial services company, which expires in February 2010, which was subsequently extended to February 2011. The MRA states that from time to time Nationstar may enter into transactions, for an aggregate amount of $600 million, in which Nationstar agrees to transfer to the financial services company certain mortgage loans or mortgage-backed securities against the transfer of funds by the financial services company, with a simultaneous agreement by the financial services company to transfer such mortgage loans or mortgage-backed securities to Nationstar at a certain date, or on demand, against the transfer of funds from Nationstar. This MRA includes a $125 million unsecured line of credit that is guaranteed by Fortress. The interest rate is based on a published federal rate (CPFF ABCP) plus a spread. The spread depends on the underlying collateral and ranges between 1.50% and 2.50%.

Nationstar had an MRA with a financial institution. The MRA stated that from time to time Nationstar may enter into transactions, for an aggregate amount of $300 million, in which Nationstar agreed to transfer to the financial institution certain mortgage loans against the transfer of funds by the financial institution, with a simultaneous agreement by the financial institution to transfer such mortgage loans to Nationstar at a date certain, or on demand, against the transfer of funds from Nationstar. The interest rate was based on LIBOR plus a spread of 3.75%. This facility was scheduled to mature in December 2009.

Prior to expiration of the MRA with the financial institution, Nationstar entered into a second MRA with the same financial institution. This second MRA states that from time to time Nationstar may enter into transactions, for an aggregate amount of $50 million, in which Nationstar agrees to transfer to the same financial institution certain mortgage loans against the transfer of funds by the same financial institution, with a simultaneous agreement by the same financial institution to transfer

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10.  Indebtedness (continued)

such mortgage loans to Nationstar at a certain date, or on demand, against the transfer of funds from Nationstar. The interest rate is based on LIBOR plus a spread of 4.00%. The maturity date of this second MRA with this same financial institution is October 2010.

Nationstar also maintained a facility with the financial services company, the 2007-1 Advance Facility, which had the capacity to purchase up to $350 million. The interest rate was based on LIBOR plus 3.00%. This facility matured in October 2009.

Upon expiration of the 2007-1 Advance Facility with the financial services company, Nationstar entered into a second agreement, the 2009-ADV1 Advance Facility, in December 2009. This facility has the capacity to purchase up to $350 million of advance receivables. The interest rate is based on LIBOR plus a spread ranging from 3.00% to 12.00%. The maturity date of this facility with the financial services company is December 2011. This debt is nonrecourse to Nationstar.

In connection with the October 2009 mortgage servicing rights acquisition, Nationstar executed a four-year note agreement with a GSE. As collateral for this note, Nationstar has pledged Nationstar’s rights, title, and interest in the acquired servicing portfolio. The interest rate is based on LIBOR plus 2.50%. The maturity date of this facility is October 2013.

During 2009, Nationstar began executing As Soon As Pooled Plus agreements with a GSE, under which Nationstar transfers to the GSE eligible mortgage loans that are to be pooled into the GSE MBS against the transfer of funds by the GSE. The interest rate is based on LIBOR plus a spread of 1.50%. These agreements typically have a maturity of up to 45 days.

In September 2009, Nationstar executed a one-year committed facility agreement with a GSE, under which Nationstar agrees to transfer to the GSE certain servicing advance receivables against the transfer of funds by the GSE. This facility has the capacity to purchase up to $375 million in eligible servicing advance receivables. The interest rate is based on LIBOR plus a spread of 2.50%. The maturity date of this facility is October 2010, which was subsequently extended to October 2010.

In November 2009, Nationstar completed the securitization of approximately $222 million of asset-backed securities, which was structured as a secured borrowing. This structure resulted in Nationstar carrying the securitized loans as mortgages on Nationstar’s consolidated balance sheet and recognizing the asset-backed certificates acquired by third parties as nonrecourse debt, totaling approximately $177.7 million at December 31, 2009. The principal and interest on these notes are paid using the cash flows from the underlying mortgage loans, which serve as collateral for the debt. The interest rate paid on the outstanding securities is 7.50%, which is subject to an available funds cap. The total outstanding principal balance on the underlying mortgage loans and real estate owned serving as collateral for the debt was approximately $515.5 million at December 31, 2009. Accordingly, the timing of the principal payments on this nonrecourse debt is dependent on the payments received on the underlying mortgage loans and liquidation of real estate owned. The outstanding principal balance on the outstanding notes was $206.6 million at December 31, 2009.

In February 2010, Nationstar executed a MRA with a financial institution, under which Nationstar may enter into transactions, for an aggregate amount of $25 million, in which Nationstar agrees to transfer to the same financial institution certain mortgage loans against the transfer of funds by the same financial institution, with a simultaneous agreement by the same financial institution to transfer such mortgage loans to Nationstar at a date certain, or on demand, against the transfer of funds from Nationstar. The interest rate is based on LIBOR plus a spread of 2.75%. The maturity date of this MRA is August 2010.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10.  Indebtedness (continued)

As of December 31, 2009, Nationstar was in compliance with its covenants on Nationstar’s borrowing arrangements and credit facilities. These covenants generally relate to Nationstar’s tangible net worth, liquidity reserves, and leverage requirements.

11.  Repurchase Reserves

Certain whole loan sale contracts include provisions requiring Nationstar to repurchase a loan if a borrower fails to make certain initial loan payments due to the acquirer or if the accompanying mortgage loan fails to meet certain representations and warranties. In addition, an investor may request that Nationstar refund a portion of the premium paid on the sale of mortgage loans if a loan is prepaid within a certain amount of time from the date of sale. Nationstar records a provision for estimated repurchases and premium recapture on loans sold, which is charged to gain (loss) on mortgage loans held for sale. Reserve for repurchases are included as a component of payables and accrued liabilities. While the ultimate amount of repurchases and premium recapture is an estimate, Nationstar considers the liability to be adequate.

The activity of the outstanding repurchase reserves were as follows (in thousands):

	December 31,
	2009	2008	2007

Repurchase reserves, beginning of period	$3,965	$4,196	$3,968
Additions	820	1,164	3,474
Charge-offs	(1,137)	(1,395)	(3,246)

Repurchase reserves, end of period	$3,648	$3,965	$4,196

12.  General and Administrative

General and administrative expense consists of the following for the dates indicated (in thousands).

	December 31
	2009	2008	2007

Depreciation and amortization	$1,767	$1,309	$3,402
Advertising	3,882	3,318	14,512
Equipment	3,300	3,359	9,814
Servicing	1,951	1,739	4,546
Telecommunications	1,590	1,479	3,497
Legal and professional fees	9,610	6,184	5,592
Postage	2,315	1,057	1,413
Stationary and supplies	1,500	903	1,509
Travel	827	740	3,408
Dues and fees	2,264	1,383	2,089
Insurance and taxes	1,218	1,680	1,749
Other	270	(957)	3,716

Total general and administrative expense	$30,494	$22,194	$55,247

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

13.	Members’ Equity

The limited liability company interests in FIF HE Holdings LLC are represented by four separate classes of units, Class A Units, Class B Units, Class C Preferred Units, and Class D Preferred Units, as defined in the FIF HE Holdings LLC Amended and Restated Limited Liability Company Agreement dated December 31, 2008 (the Agreement). Class A Units have voting rights and Class B Units, Class C Preferred Units, and Class D Preferred Units have no voting rights. Distributions and allocations of profits and losses to members are made in accordance with the Agreement. Class C Preferred Units and Class D Preferred Units represent preferred priority return units, accruing distribution preference on any contributions at an annual rate of 15% and 20%, respectively.

A total of 100,887 Company Match Class A Units were granted to certain management members on the date of the acquisition of CHEC. Subsequently, the Company Match Class A Units were increased to 141,707, net of forfeitures. No consideration was paid for the Company Match Class A Units, and these units vest in accordance with the Vesting Schedule per the Agreement, generally in years three through five after grant date.

Total share-based compensation expense, net of forfeitures,are provided in the table below for the years indicated.

	December 31,
	2009	2008	2007

Share-based compensation	$827	$2,333	$2,332

14.	Commitments and Contingencies

Nationstar leases various office facilities under noncancelable lease agreements with primary terms extending through fiscal 2016. These lease agreements generally provide for market-rate renewal options, and may provide for escalations in minimum rentals over the lease term (See Note 19).

Minimum annual rental commitments for office leases with unrelated parties and with initial or remaining terms of one year or more, net of sublease payments, are presented below (in thousands).

2010	$5,719
2011	5,700
2012	4,941
2013	5,002
Thereafter	5,315

Total	$26,677

Nationstar is engaged in legal actions arising from the normal course of business. In management’s opinion, Nationstar has adequate legal defenses with respect to these actions, and the resolution of these matters is not expected to have a material adverse effect upon the consolidated results of operations or financial condition of Nationstar.

During December 2009, Nationstar entered into a strategic relationship with a major mortgage market participant, which contemplates, among other things, significant mortgage servicing rights and subservicing transfers to Nationstar upon terms to be determined. Under this arrangement, if certain delivery thresholds have been met, the market participant may require Nationstar to establish an operating division or newly created subsidiary with separate, dedicated employees within a specified timeline to service such mortgage servicing rights and subservicing. After a specified time period, this market participant may purchase the subsidiary at an agreed upon price.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

15.	Employee Benefits

Nationstar holds a contributory defined contribution plan (401(k) plan) that covers substantially all full-time employees. Nationstar matches 50% of participant contributions, up to 6% of each participant’s total annual base compensation. Matching contributions totaled approximately $1.0 million, $0.8 million, and $1.6 million for the years ended December 31, 2009, 2008, and 2007, respectively.

16.	Fair Value Measurements

SFAS No. 157, as codified in ASC 820 provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. The standard applies when GAAP requires or allows assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstance.

SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, SFAS No. 157 establishes a three-tiered fair value hierarchy based on the level of observable inputs used in the measurement of fair value (e.g., Level 1 representing quoted prices for identical assets or liabilities in an active market; Level 2 representing values using observable inputs other than quoted prices included within Level 1; and Level 3 representing estimated values based on significant unobservable inputs). In addition, SFAS No. 157 requires an entity to consider all aspects of nonperformance risk, including its own credit standing, when measuring the fair value of a liability. Under SFAS No. 157, related disclosures are segregated for assets and liabilities measured at fair value based on the level used within the hierarchy to determine their fair values.

The following describes the methods and assumptions used by Nationstar in estimating fair values:

Cash and Cash Equivalents, Restricted Cash, Notes Payable—The carrying amount reported in the consolidated balance sheets approximates fair value.

Mortgage Loans Held for Sale—Nationstar originates mortgage loans in the U.S. that it intends to sell to Fannie Mae, Freddie Mac, and GNMA (collectively, the Agencies). Additionally, Nationstar holds mortgage loans that it intends to sell into the secondary markets via whole loan sales or securitizations. In 2008, the entire mortgage loans held for sale portfolio was accounted for at the lower of cost or market (LOCOM), as required under GAAP. Only those loans that were being carried at market under LOCOM were included within Nationstar’s nonrecurring fair value measurement tables for the year ended December 31, 2008. Effective October 2009, in conjunction with Nationstar’s election under SFAS No. 159 as codified in ASC 825, Nationstar began measuring newly originated prime residential mortgage loans held for sale at fair value.

Mortgage loans held for sale are typically pooled together and sold into certain exit markets, depending upon underlying attributes of the loan, such as agency eligibility, product type, interest rate, and credit quality. Two valuation methodologies are used to determine the fair value of mortgage loans held for sale. The methodology used depends on the exit market as described below.

Loans valued using observable market prices for identical or similar assets—This includes all mortgage loans that can be sold to the Agencies, which are valued predominantly using quoted market prices for securities backed by similar types of loans. As these prices are derived

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Fair Value Measurements (continued)

from quoted market prices, Nationstar classifies these valuations as Level 2 in the fair value disclosures.

Loans valued using internal models—To the extent observable market prices are not available, Nationstar determines the fair value of non-agency mortgage loans held for sale using internally developed valuation models. These valuation models estimate the exit price Nationstar expects to receive in the loan’s principal market. Although Nationstar utilizes and gives priority to observable market inputs such as interest rates and market spreads within these models, Nationstar typically is required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates. These internal inputs require the use of judgment by Nationstar and can have a significant impact on the determination of the loan’s fair value. Accordingly, Nationstar classifies these valuations as Level 3 in the fair value disclosures. Nationstar used the following assumptions in estimating fair value of non-agency mortgage loans held for sale for the dates indicated:

	As of December 31, 2008
		Non-Performing
	Performing	(60 + Delinquencies)

Weighted-average life	4.9 years	1.3 years
Credit losses	20.2%	36.7%
Discount rate	10.8%	15.0%

In October 2009, Nationstar transferred all non-agency mortgage loans held for sale to a longterm investment classification.

Mortgage Loans Held for Investment—Nationstar determines the fair value on loans held for investment using internally developed valuation models. These valuation models estimate the exit price Nationstar expects to receive in the loan’s principal market. Although Nationstar utilizes and gives priority to observable market inputs such as interest rates and market spreads within these models, Nationstar typically is required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates. These internal inputs require the use of judgment by Nationstar and can have a significant impact on the determination of the loan’s fair value.

Investment in Debt Securities—Nationstar bases its valuation of debt securities on observable market prices when available; however, due to illiquidity in the markets, observable market prices were not available on these debt securities at December 31, 2009 and 2008. When observable market prices are not available, Nationstar bases valuations on internally developed discounted cash flow models that use a market-based discount rate. The valuation considers recent market transactions, experience with similar securities, current business conditions, and analysis of the underlying collateral, as available. In order to estimate cash flows, Nationstar utilizes a variety of assumptions, including assumptions for prepayments, cumulative losses, and other variables. These assumptions require the use of judgment by Nationstar and can have a significant impact on the determination of the securities’ fair values. Accordingly, Nationstar classifies these valuations as Level 3 in the fair value disclosures.

Mortgage Servicing Rights—Nationstar will typically retain the servicing rights when it sells loans into the secondary market. Nationstar estimates the fair value of its MSRs using a process that combines the use of a discounted cash flow model and analysis of current market data to arrive at an estimate of fair value. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being mortgage prepayment speeds, credit losses, and discount rates. These assumptions require the use of judgment by Nationstar and can have a

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Fair Value Measurements (continued)

significant impact on the determination of the MSR’s fair value. Accordingly, Nationstar classifies these valuations as Level 3 in the fair value disclosures.

Real Estate Owned—Nationstar determines the fair value of real estate owned properties through the use of third-party appraisals and broker price opinions. These values are adjusted to take into account factors that could result in the actual liquidation value of foreclosed properties to be different than the appraised values. This valuation adjustment is based upon Nationstar’s historical experience with real estate owned. Real estate owned is classified as Level 3 in the fair value disclosures.

Derivative Instruments—Nationstar enters into a variety of derivative financial instruments as part of its hedging strategy. The majority of these derivatives are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, Nationstar utilizes the exchange price or dealer market price for the particular derivative contract; therefore, these contracts are classified as Level 2.

Nonrecourse Debt—Nationstar estimates fair value based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments.

The estimated carrying amount and fair value of Nationstar’s financial instruments and other assets and liabilities measured at fair value on a recurring basis is as follows for the dates indicated (in thousands):

	December 31, 2009				December 31, 2008
	Recurring Fair Value Measurements				Recurring Fair Value Measurements
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Assets
Mortgage loans held for sale, net:
Loans valued using observable market prices	$—	$203,131	$—	$203,131	$—	$—	$—	$—
Investment in debt securities	—	—	2,486	2,486	—	—	9,294	9,294
Mortgage servicing rights	—	—	114,605	114,605	—	—	110,808	110,808
Other assets:
Derivative instruments	—	7,236	—	7,236	—	1,216	—	1,216

Total assets	$—	$210,367	$117,091	$327,458	$—	$1,216	$120,102	$121,318

Liabilities
Payables and accrued liabilities:
Derivative instruments	$—	$—	$—	$—	$—	$2,077	$—	$2,077

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Fair Value Measurements (continued)

The table below presents a reconciliation for all of Nationstar’s Level 3 assets measured at fair value on a recurring basis (in thousands).

	Level 3 Recurring Fair Value Measurements
				Purchases,
	(Total Gains (Losses) Included in			Sale,
	Fair Value		Other	Issuances,	Transfers
	Beginning of	Net Income	Comprehensive	and	In/Out of	Fair Value
	Period	(Loss)	Income	Settlements	Level 3	December 31

Year-ended December 31, 2009
Assets
Investment in debt securities	$9,294	$(6,808)	$—	$—	$—	$2,486
Mortgage servicing rights	110,808	(19,583)	—	23,380	$—	114,605

Total assets	$120,102	$(26,391)	$—	$23,380	$—	$117,091

Year-ended December 31, 2008
Assets
Investment in debt securities	$64,616	$(46,886)	$—	$(8,436)	$—	$9,294
Mortgage servicing rights	82,634	(7,179)	—	35,353	—	110,808

Total assets	$147,250	$(54,065)	$—	$26,917	$—	$120,102

The table below presents the items which Nationstar measures at fair value on a nonrecurring basis (in thousands).

	Nonrecurring Fair Value			Total
	Measurements			Estimated	Total Gains (Losses)
	Level 1	Level 2	Level 3	Fair Value	Included in Earnings

Year-ended December 31, 2009
Assets
Real estate owned	$—	$—	$10,262	$10,262	$(7,512)

Total assets	$—	$—	$10,262	$10,262	$(7,512)

Year-ended December 31, 2008
Assets
Mortgage loans held for sale:
Loans valued using observable market prices	$—	$51,734	$—	$51,734	$—
Loans valued using internal models	—	—	508,620	508,620	(42,606)
Real estate owned	—	—	21,822	21,822	(2,567)

Total Assets	$—	$51,734	$530,442	$582,176	$(45,173)

For the year ended December 31, 2008, mortgage loans held for sale were measured at lower of cost or fair value in accordance with SFAS No. 65, Accounting for Certain Mortgage Banking Activities, as codified in ASC 948, Financial Services—Mortgage Banking. Only assets with fair values below cost are included in the table above for the year ended December 31, 2008. The related valuation allowance represents the cumulative adjustment to fair value of these specific loans.

For the year ended December 31, 2009, Nationstar transferred approximately $530.9 million in mortgage loans held for sale to the held for investment classification in connection with the securitization of approximately $222 million of asset-backed securities, which was structured as a

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Fair Value Measurements (continued)

secured borrowing. These loans were classified as Level 3 assets that were measured on a nonrecurring basis for the year ended December 31, 2008, but were not measured at fair value for the year ended December 31, 2009. In addition, Nationstar elected under SFAS No. 159 to measure newly originated prime residential mortgage loans held for sale at fair value at origination. These newly originated prime residential mortgage loans were classified as Level 2 assets that were measured on a nonrecurring basis for the year ended December 31, 2008, but are measured on a recurring basis for the year ended December 31, 2009.

The table below presents a summary of the estimated carrying amount and fair value of Nationstar’s financial instruments (in thousands).

	December 31
	2009		2008
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Financial assets:
Cash and cash equivalents	$41,645	$41,645	$9,357	$9,357
Restricted cash	52,795	52,795	21,032	21,032
Mortgage loans held for sale	203,131	203,131	560,354	560,354
Mortgage loans held for investment	301,910	284,774	—	—
Investment in debt securities	2,486	2,486	9,294	9,294
Derivative instruments	7,236	7,236	1,216	1,216
Financial liabilities:
Notes payable	771,857	771,857	810,041	810,041
Derivative instruments	—	—	2,077	2,077
Nonrecourse debt	177,675	178,161	—	—

17.	Termination of the Company

The duration of Nationstar’s existence is indefinite per the Agreement and shall continue until dissolved in accordance with the terms of the Agreement and the Delaware Limited Liability Company Act (DLLCA).

18.	Limited Liability of Members

The members of a Delaware limited liability company are generally not liable for the acts and omissions of the company, much in the same manner as the shareholders, officers, and directors of a corporation are generally limited by the provisions of the DLLCA and by applicable case law.

19.	Restructuring Charges

To respond to the decreased demand in the home equity mortgage market and other market conditions, Nationstar initiated a program to reduce costs and improve operating effectiveness in 2007. This program included the closing of several offices and the termination of a large portion of our workforce. As part of this plan, Nationstar expected to incur lease and other contract termination costs. Nationstar recorded restructuring charges totaling $2.2 million, $1.2 million, and $18.9 million for the years ended December 31, 2009, 2008, and 2007, respectively, related to cancelled lease expenses that are reflected in general and administrative expenses. In addition, Nationstar recorded severance and other employee termination benefits totaling $0.2 million and $7.7 million for the years ended

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

19.	Restructuring Charges (continued)

December 31, 2008 and 2007, respectively. No severance or other employee termination benefits were incurred for the year ended December 31, 2009.

The following table summarizes, by category, the Company’s restructuring charge activity for the dates indicated (in thousands):

	Liability Balance	Restructuring	Restructuring	Liability Balance
	at January 1	Adjustments	Settlements	at December 31

Year-ended December 31, 2007
Restructuring charges:
Employee severance and other	$—	$7,717	$(6,669)	$1,048
Lease terminations	—	18,935	(625)	18,310

Total	$—	$26,652	$(7,294)	$19,358

Year-ended December 31, 2008
Restructuring charges:
Employee severance and other	$1,048	$270	$(1,318)	$—
Lease terminations	18,310	1,237	(8,644)	10,903

Total	$19,358	$1,507	$(9,962)	$10,903

Year-ended December 31, 2009
Restructuring charges:
Employee severance and other	$—	$—	$—	$—
Lease terminations	10,903	2,222	(3,660)	9,465

Total	$10,903	$2,222	$(3,660)	$9,465

20.	Goodwill and Other Intangible Assets

Effective as of July 11, 2006, Nationstar acquired CHEC pursuant to the Securities Purchase Agreement dated as of March 30, 2006. CHEC was a subsidiary of Centex Financial Services (CFS) formed in 1995 for the origination of primarily nonconforming home equity mortgage loans. CFS is a wholly owned entity of Centex Corporation (Centex). Nationstar acquired CHEC for $448.9 million.

As part of this acquisition, Nationstar recorded intangible assets subject to amortization of $25.9 million. The recorded intangible assets subject to amortization include prepayment premiums and insurance premiums. Prepayment penalty premiums totaled $21.6 million. This contract-based intangible asset represents Nationstar’s right to receive future prepayment penalty fees on acquired mortgage receivables and was amortized over 17.5 months, the average outstanding provision of prepayment penalties on the respective note agreements. This prepayment penalty premium intangible was fully amortized as of December 31, 2007. For the year ended December 31, 2007, Nationstar amortized $14.8 million of prepayment penalty premium intangible. The insurance premium intangible totaled $4.3 million. This intangible asset represents Nationstar’s right to receive in-force insurance contract premiums on existing home equity loans and was amortized against insurance income over 17 months, the weighted-average remaining outstanding life of loans subject to insurance requirements. This insurance premium intangible was fully amortized as of December 31, 2007. For the year ended December 31, 2007, Nationstar amortized $3.2 million of insurance premium intangible. Total amortization expense for intangible assets during the year ended December 31, 2007, was $18.0 million. No future amortization of these intangible assets will occur.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

20.	Goodwill and Other Intangible Assets (continued)

As part of the acquisition of CHEC, Nationstar recorded goodwill of $12 million .The changes in the carrying amount of goodwill as of December 31, 2007 are as follows (in thousands):

Balance at beginning of year	$12,000
Additions	—
Impairment losses	(12,000)

Balance at end of year	$—

The impairment losses for goodwill recognized during 2007 were related to the decreased demand in the home equity mortgage market.

21.	Concentrations of Credit Risk

Properties collateralizing mortgage loans held for sale and mortgage loans held for investment were geographically disbursed throughout the United States (measured by principal balance and expressed as a percent of the total outstanding mortgage loans held for sale and mortgage loans held for investment).

The following table details the geographical concentration of mortgage loans held for investment and real estate owned by state for the dates indicated (in thousands).

	December 31, 2009
	Unpaid	% of
	Principal	Total
State	Balance	Outstanding

Florida	$78,331	15.1%
Texas	65,519	12.6%
California	55,785	10.7%
All other states(1)	320,010	61.6%

	$519,645	100.0%

(1)	No other state contains more than 5.0% of the total outstanding.

Additionally, certain loan products’ contractual terms may give rise to a concentration of credit risk and increase Nationstar’s exposure to risk of nonpayment or realization.

The following table details the unpaid principal balance of ARM loans included in mortgage loans held for investment that are subject to future payment increases for the dates indicated (in thousands).

December 31, 2009

Interest only ARMs	$57,745
Amortizing ARMs:
2/28	108,052
3/27	9,900
All other ARMs	5,617

$181,314

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

22.	Capital Requirements

Certain of Nationstar’s secondary market investors require various capital adequacy requirements, as specified in the respective selling and servicing agreements. To the extent that these mandatory, imposed capital requirements are not met, Nationstar’s secondary market investors may ultimately terminate Nationstar’s selling and servicing agreements, which would prohibit Nationstar from further originating or securitizing these specific types of mortgage loans. In addition, these secondary market investors may impose additional net worth or financial condition requirements based on an assessment of market conditions or other relevant factors.

Among Nationstar’s various capital requirements related to its outstanding selling and servicing agreements, the most restrictive of these requires Nationstar to maintain a minimum adjusted net worth balance of $76.8 million.

As of December 31, 2009, Nationstar was in compliance with all of its selling and servicing capital requirements. Additionally, Nationstar is required to maintain a minimum tangible net worth of at least $150 million as of each quarter-end related to its outstanding Master Repurchase Agreements on our outstanding repurchase facilities. As of December 31, 2009, Nationstar was in compliance with these minimum tangible net worth requirements.

23.	Business Segment Reporting

Nationstar currently conducts business in two separate operating segments: Servicing and Originations. The Servicing segment provides loan servicing on Nationstar’s total servicing portfolio, including the collection of principal and interest payments and the assessment of ancillary fees related to the servicing of mortgage loans. The Originations segment involves the origination, packaging, and sale of agency mortgage loans into the secondary markets via whole loan sales or securitizations. Nationstar reports the activity not related to either operating segment, primarily all sub-prime mortgage loans originated in the latter portion of 2006 and during 2007 or acquired from CHEC, in the Legacy Portfolio and Other column.

Nationstar’s segments are based upon Nationstar’s organizational structure which focuses primarily on the services offered. The accounting policies of each reportable segment are the same as those of Nationstar except for 1) expenses for consolidated back-office operations and general overhead-type expenses such as executive administration and accounting and 2) revenues generated on inter-segment services performed. Revenues and expenses are allocated to individual segments based on the estimated value of the services performed.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

23.	Business Segment Reporting (continued)

To reconcile to Nationstar’s consolidated results, certain inter-segment revenues and expenses costs are eliminated in the “Elimination” column in the following tables.

The following tables are a presentation of financial information by segment for the periods indicated (in thousands):

	Year Ended December 31, 2009
			Operating	Legacy Portfolio
	Servicing	Originations	Segments	and Other	Eliminations	Consolidated

REVENUES:
Servicing fee income	$91,266	$—	$91,266	$—	$(1,071)	$90,195
Other fee income	8,867	1,156	10,023	—	—	10,023

Total fee income	100,133	1,156	101,289	—	(1,071)	100,218
Gain (loss) on mortgage loans held for sale	—	54,437	54,437	(75,786)	—	(21,349)

Total revenues	100,133	55,593	155,726	(75,786)	(1,071)	78,869
Total expenses and impairments	70,897	47,532	118,429	25,009	(1,071)	142,367
Other income (expense):
Interest income	4,143	4,261	8,404	44,114	—	52,518
Interest expense	(25,877)	(3,438)	(29,315)	(40,568)	—	(69,883)
Loss on interest rate swaps and caps	—	—	—	(14)	—	(14)

Total other income (expense)	(21,734)	823	(20,911)	3,532	—	(17,379)

NET INCOME (LOSS)	$7,502	$8,884	$16,386	$(97,263)	$—	$(80,877)

Depreciation and amortization	$1,004	$538	$1,542	$225	$—	$1,767
Total assets	681,543	239,202	920,745	359,440	—	1,280,185

	Year Ended December 31, 2008
			Operating	Legacy Portfolio
	Servicing	Originations	Segments	and Other	Eliminations	Consolidated

REVENUES:
Servicing fee income	$69,235	$—	$69,235	$—	$(1,183)	$68,052
Other fee income	5,366	589	5,955	—	—	5,955

Total fee income	74,601	589	75,190	—	(1,183)	74,007
Gain (loss) on mortgage loans held for sale	—	21,985	21,985	(108,648)	—	(86,663)

Total revenues	74,601	22,574	97,175	(108,648)	(1,183)	(12,656)
Total expenses and impairments	55,037	30,795	85,832	63,128	(1,183)	147,777
Other income (expense):
Interest income	10,872	1,920	12,792	79,268	—	92,060
Interest expense	(15,718)	(1,289)	(17,007)	(48,541)	—	(65,548)
Loss on interest rate swaps and caps	—	—	—	(23,689)	—	(23,689)

Total other income (expense)	(4,846)	631	(4,215)	7,038	—	2,823

NET INCOME (LOSS)	$14,718	$(7,590)	$7,128	$(164,738)	—	$(157,610)

Depreciation and amortization	$789	$383	$1,172	$137	—	$1,309
Total assets	479,819	72,888	552,707	569,294	—	1,122,001

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

23.	Business Segment Reporting (continued)

	Year Ended December 31, 2007
			Operating	Legacy Portfolio
	Servicing	Originations	Segments	and Other	Eliminations	Consolidated

REVENUES:
Servicing fee income	$45,838	$—	$45,838	$—	$(128)	$45,710
Other fee income	3,819	466	4,285	(3,694)	—	591

Total fee income	49,657	466	50,123	(3,694)	(128)	46,301
Gain (loss) on mortgage loans held for sale	—	88,489	88,489	(183,162)	—	(94,673)

Total revenues	49,657	88,955	138,612	(186,856)	(128)	(48,372)
Total expenses and impairments	44,035	152,960	196,995	62,355	(128)	259,222
Other income (expense):
Interest income	13,820	38,277	52,097	110,925	—	163,022
Interest expense	(26,430)	(25,525)	(51,955)	(66,598)	—	(118,553)
Loss on interest rate swaps and caps	—	—	—	(21,353)	—	(21,353)

Total other income (expense)	(12,610)	12,752	142	22,974	—	23,116

NET INCOME (LOSS)	$(6,988)	$(51,253)	$(58,241)	$(226,237)	$—	$(284,478)

Depreciation and amortization	$688	$2,660	$3,348	$54	$—	$3,402

24.	Guarantor Financial Statement Information

In March 2010, Nationstar Mortgage LLC and Nationstar Capital Corporation (the “Issuers”), sold in a private offering $250.0 million aggregate principal amount of 10.875% senior secured notes which mature on April 1, 2015. In December 2010, the Company filed with the Securities and Exchange Commission a Form S-4 registration statement to exchange the privately placed notes with registered notes. The terms of the registered notes are substantially identical to those of the privately placed notes. The notes are jointly and severally guaranteed on a senior secured basis by all of the Issuer’s existing and future wholly-owned domestic restricted subsidiaries, with certain exceptions. All guarantor subsidiaries are 100% owned by the Issuer. All amounts in the following tables are in thousands.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2009

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

ASSETS
Cash and cash equivalents	$41,243	$402	$—	$—	$41,645
Restricted cash	18,962	—	33,833	—	52,795
Accounts receivable	506,460	3	3,511	—	509,974
Mortgage loans held for sale	203,131	—	—	—	203,131
Mortgage loans held for investment, subject to nonrecourse debt	6,413	—	295,497	—	301,910
Investment in debt securities—available-for-sale	2,486	—	—	—	2,486
Investment in subsidiaries	275,661	—	—	(275,661)	—
Receivables from affiliates	—	160,645	190,772	(338,843)	12,574
Mortgage servicing rights	114,605	—	—	—	114,605
Property and equipment, net	5,740	835	—	—	6,575
Real estate owned, net	—	—	10,262	—	10,262
Other assets	24,228	—	—	—	24,228

Total Assets	$1,198,929	$161,885	$533,875	$(614,504)	$1,280,185

LIABILITIES AND EQUITY
Notes payable	$530,922	$—	$240,935	$—	$771,857
Payables and accrued liabilities	65,341	96	1,393	—	66,830
Payables to affiliates	338,843	—	—	(338,843)	—
Nonrecourse debt—Legacy Assets	—	—	177,675	—	177,675

Total Liabilities	935,106	96	420,003	(338,843)	1,016,362

EQUITY:

Total Members’ Equity	263,823	161,789	113,872	(275,661)	263,823

Total Liabilities and Equity	$1,198,929	$161,885	$533,875	$(614,504)	$1,280,185

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

REVENUES:
Servicing fee income	$89,151	$1,044	$—	$—	$90,195
Other fee income	4,823	5,200	—	—	10,023

Total fee income	93,974	6,244	—	—	100,218
Loss on mortgage loans held for sale	(21,349)	—	—	—	(21,349)

Total Revenues	72,625	6,244	—	—	78,869

EXPENSES AND IMPAIRMENTS:
Salaries, wages, and benefits	88,075	2,614	—	—	90,689
General and administrative	30,111	379	4	—	30,494
Loss on sale of foreclosed real estate	(1,352)	(10,925)	19,789	—	7,512
Occupancy	6,621	242	—	—	6,863
Loss on available-for-sale securities-other than temporary	6,809	—	—	—	6,809

Total expenses and impairments	130,264	(7,690)	19,793	—	142,367

OTHER INCOME (EXPENSE):
Interest income	42,160	233	10,125	—	52,518
Interest expense	(52,810)	(2,694)	(14,379)	—	(69,883)
Loss on interest rate swaps and caps	(14)	—	—	—	(14)
Gain/(loss) from subsidiaries	(12,574)	—	—	12,574	—

Total other income (expense)	(23,238)	(2,461)	(4,254)	12,574	(17,379)

NET INCOME/(LOSS)	$(80,877)	$11,473	$(24,047)	$12,574	$(80,877)

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income/(loss)	$(80,877)	$11,473	$(24,047)	$12,574	$(80,877)
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Loss from subsidiaries	12,574	—	—	(12,574)	—
Share-based compensation	827	—	—	—	827
Loss on mortgage loans held for sale	21,349	—	—	—	21,349
Loss on sale of foreclosed real estate	(1,352)	(10,925)	19,789	—	7,512
Loss on interest rate swaps and caps	14	—	—	—	14
Loss/(gain) on derivative financial instruments	(2,436)	—	—	—	(2,436)
Depreciation and amortization	1,728	39	—	—	1,767
Impairment of investments in debt securities	6,809	—	—	—	6,809
Change in fair value of mortgage servicing rights	27,915	—	—	—	27,915
Amortization of debt discount	19,075	—	2,212	—	21,287
Amortization of premiums/discounts	(1,394)	—	—	—	(1,394)
Mortgage Loans originated and purchased, net of fees	(1,480,549)	—	—	—	(1,480,549)
Cost of loans sold, net of fees	1,007,369	—	—	—	1,007,369
Principal Payments/Prepayments Received and other changes in mortgage loans originated as held for sale	403,256	—	66,816	—	470,072
Changes in assets and liabilities:
Accounts receivable	(151,602)	1,113	(3,511)	—	(154,000)
Payables to affiliates	247,676	(47,397)	(133,339)	—	66,940
Other assets	(9,115)	—	—	—	(9,115)
Accounts payable and accrued liabilities	11,550	(12)	1,331	—	12,869

Net cash provided by/(used) in operating activities	32,817	(45,709)	(70,749)	—	(83,641)

INVESTING ACTIVITIES:
Proceeds from sales of real estate owned	1,896	32,202	83	—	34,181
Purchase of mortgage servicing rights, net of liabilities incurred	(1,169)	—	—	—	(1,169)
Property and equipment additions, net of disposals	(2,990)	(39)	—	—	(3,029)

Net cash provided by/(used) in investing activities	(2,263)	32,163	83	—	29,983

FINANCING ACTIVITIES:
Transfers to/from restricted cash	(18,444)	13,737	(27,056)	—	(31,763)
Issuance of non-recourse debt, net	—	—	191,272	—	191,272
(Decrease) Increase in notes payable, net	17,346	—	(77,741)	—	(60,395)
Repayment of non-recourse debt—Legacy assets	—	—	(15,809)	—	(15,809)
Debt financing costs	(18,059)	—	—	—	(18,059)
Capital contributions from members	20,700	—	—	—	20,700

Net cash provided by financing activities	1,543	13,737	70,666	—	85,946

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

NET INCREASE (DECREASE) IN CASH	32,097	191	—	—	32,288
CASH, beginning of period	9,146	211	—	—	9,357

CASH, end of period	$41,243	$402	$—	$—	$41,645

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2008

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
ASSETS	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

Cash and cash equivalents	$9,146	$211	$—	$—	$9,357
Restricted cash	517	13,738	6,777	—	21,032
Accounts receivable	354,858	1,116	—	—	355,974
Mortgage loans held for sale	560,354	—	—	—	560,354
Investment in debt securities—available-for-sale	9,294	—	—	—	9,294
Investment in subsidiaries	137,701	—	—	(137,701)	—
Receivables from affiliates	—	113,248	299,345	(400,330)	12,263
Mortgage servicing rights	110,808	—	—	—	110,808
Property and equipment, net	4,478	835	—	—	5,313
Real estate owned, net	545	21,277	—	—	21,822
Other assets	15,784	—	—	—	15,784

Total Assets	$1,203,485	$150,425	$306,122	$(538,031)	$1,122,001

LIABILITIES AND EQUITY
Notes payable	$491,365	$—	$318,676	$—	$810,041
Payables and accrued liabilities	53,791	108	62	—	53,961
Payables to affiliates	400,330	—	—	(400,330)	—
Derivative Financial Instruments	2,077	—	—	—	2,077

Total Liabilities	947,563	108	318,738	(400,330)	866,079

EQUITY:

Total Members’ Equity	255,922	150,317	(12,616)	(137,701)	255,922

Total Liabilities and Equity	$1,203,485	$150,425	$306,122	$(538,031)	$1,122,001

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2008

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

REVENUES:
Service fee income	$67,876	$74	$102	$—	$68,052
Other fee income	1,304	4,651	—	—	5,955

Total fee income	69,180	4,725	102	—	74,007

Loss on mortgage loans held for sale	(86,663)	—	—	—	(86,663)

Total Revenues	(17,483)	4,725	102	—	(12,656)

EXPENSES AND IMPAIRMENTS:
Salaries, wages, and benefits	60,808	975	—	—	61,783
General and administrative	22,059	135	—	—	22,194
Loss on sale of foreclosed real estate	(1,011)	3,578	—	—	2,567
Occupancy	5,989	32	—	—	6,021
Loss on available-for-sale securities- other than temporary	55,212	—	—	—	55,212

Total expenses and impairments	143,057	4,720	—	—	147,777

OTHER INCOME (EXPENSE):
Interest income	92,030	30	—	—	92,060
Interest expense	(52,931)	(45)	(12,572)	—	(65,548)
Loss on interest rate swaps and caps	(23,689)	—	—	—	(23,689)
Gain/(loss) from subsidiaries	(12,480)	—	—	12,480	—

Total other income (expense)	2,930	(15)	(12,572)	12,480	2,823

NET INCOME/(LOSS)	$(157,610)	$(10)	$(12,470)	$12,480	$(157,610)

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2008

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income/(loss)	$(157,610)	$(10)	$(12,470)	$12,480	$(157,610)
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Loss from subsidiaries	12,480	—	—	(12,480)	—
Share-based compensation	2,333	—	—	—	2,333
Loss on mortgage loans held for sale	86,663	—	—	—	86,663
Loss on sale of foreclosed real estate	(1,011)	3,578	—	—	2,567
Loss on interest rate swaps and caps	23,689	—	—	—	23,689
Unrealized loss/(gain) on derivative financial instruments	2,077	—	—	—	2,077
Depreciation and amortization	1,301	8	—	—	1,309
Accretion of discount on securities	(4,422)	—	—	—	(4,422)
Impairment of investments in debt securities	55,212	—	—	—	55,212
Change in fair value of mortgage servicing rights	11,701	—	—	—	11,701
Amortization of debt discount	8,879	—	—	—	8,879
Amortization of premiums/discounts	(85)	—	—	—	(85)
Mortgage loans originated and purchased, net of fees	(545,860)	—	—	—	(545,860)
Cost of loans sold, net of fees	513,924	—	—	—	513,924
Principal Payments/Prepayments received and other changes in mortgage loans originated as held for sale	201,184	—	—	—	201,184
Changes in assets and liabilities:
Accounts receivable	(164,961)	(605)	—	—	(165,566)
Payables to affiliates	129,110	128,659	(255,317)	—	2,452
Other assets	38,363	—	—	—	38,363
Accounts payable and accrued liabilities	(36,363)	(297)	62	—	(36,598)

Net cash provided by/(used) in operating activities	176,604	131,333	(267,725)	—	40,212

INVESTING ACTIVITIES:
Proceeds from sales of real estate owned	52,764	(23,488)	—	—	29,276
Purchase of mortgage servicing rights, net of liabilities incurred	(19,013)	—	—	—	(19,013)
Interest rate swap settlements	(51,570)	—	—	—	(51,570)
Property and equipment additions, net of disposals	(1,764)	(8)	—	—	(1,772)
Purchase of investment of debt securities	—	—	—	—	—
Principal payments received on debt securities	8,436	—	—	—	8,436

Net cash used in investing activities	(11,147)	(23,496)	—	—	(34,643)

FINANCING ACTIVITIES:
Transfers to/from restricted cash	(517)	(8,402)	(952)	—	(9,871)
(Decrease)/Increase in notes payable, net	(325,943)	(100,000)	268,677	—	(157,266)
Debt financing costs	(15,926)	—	—	—	(15,926)
Capital contributions from members	145,600	—	—	—	145,600

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

Net cash provided by (used in) financing activities	(196,786)	(108,402)	267,725	—	(37,463)
NET INCREASE (DECREASE) IN CASH	(31,329)	(565)	—	—	(31,894)
CASH, beginning of period	40,475	776	—	—	41,251

CASH, end of period	$9,146	$211	$—	$—	$9,357

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

REVENUES:
Service fee income	$45,553	$157	$—	$—	$45,710
Other fee income	(2,189)	2,780	—	—	591

Total fee income	43,364	2,937	—	—	46,301

(Loss) income on mortgage loans held for sale	(96,139)	1,466	—	—	(94,673)

Total Revenues	(52,775)	4,403	—	—	(48,372)

EXPENSES AND IMPAIRMENTS:
Salaries, wages, and benefits	117,584	442	—	—	118,026
General and administrative	55,184	63	—	—	55,247
(Gain) loss on sale of foreclosed real estate	(1,204)	3,937	—	—	2,733
Occupancy	34,653	38	—	—	34,691
Loss on available-for-sale securities—other than temporary	36,525	—	—	—	36,525
Goodwill impairment	12,000	—	—	—	12,000

Total expenses and impairments	254,742	4,480	—	—	259,222

OTHER INCOME (EXPENSE):
Interest Income	152,073	10,949	—	—	163,022
Interest Expense	(98,681)	(19,725)	(147)	—	(118,553)
Loss on interest rate swaps and caps	(21,353)	—	—	—	(21,353)
Gain/(loss) from subsidiaries	(9,000)	—	—	9,000	—

Total other income (expense)	23,039	(8,776)	(147)	9,000	23,116

NET INCOME/(LOSS)	$(284,478)	$(8,853)	$(147)	$9,000	$(284,478)

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income/(loss)	$(284,478)	$(8,853)	$(147)	$9,000	$(284,478)
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Loss from subsidiaries	9,000	—	—	(9,000)	—
Share-based compensation	2,332	—	—	—	2,332
Gain/(loss) on mortgage loans held for sale	96,139	(1,466)	—	—	94,673
Loss on mortgage loans held for investment and foreclosed real estate	(1,204)	3,937	—	—	2,733
Loss on interest rate swaps and caps	21,353	—	—	—	21,353
Loss/(gain) on derivative financial instruments	27,871	—	—	—	27,871
Fair value changes in ABS securitizations	—	—	—	—	—
Gain on extinguishment of ABS nonrecourse debt	—	—	—	—	—
Depreciation and amortization	3,390	12	—	—	3,402
Accretion of discount on securities	(3,250)	—	—	—	(3,250)
Impairment of investments in debt securities	36,525	—	—	—	36,525
Change in fair value of mortgage servicing rights	16,015	—	—	—	16,015
Amortization of debt discount	5,034	—	—	—	5,034
Amortization of other intangible assets	18,039	—	—	—	18,039
Amortization of premiums/discounts	632	—	—	—	632
Goodwill Impairment	12,000	—	—	—	12,000
Originations and purchases of mortgage loans available for sale	(4,426,145)	—	—	—	(4,426,145)
Cost of loans sold, net of fees	4,898,965	—	—	—	4,898,965
Other changes in mortgage loans available for sale	467,647	1,466	—	—	469,113
Changes in assets and liabilities:
Accounts receivable	(72,668)	(552)	—	—	(73,220)
Payables to affiliates	(2,590)	(30,555)	(44,028)	—	(77,173)
Other assets	(7,316)	—	—	—	(7,316)
Accounts payable and accrued liabilities	(13,930)	61	—	—	(13,869)

Net cash provided by/(used) in operating activities	803,361	(35,950)	(44,175)	—	723,236

INVESTING ACTIVITIES:
Principal payments received and other changes on mortgage loans held for investment, subject to ABS nonrecourse debt	—	—	—	—	—
Proceeds from sales of REO, net of cash paid for clean-up calls and repurchases	15,088	5,990	—	—	21,078
Purchase of mortgage servicing rights, net of liabilities incurred	(9,198)	—	—	—	(9,198)
Interest rate swap settlements	—	—	—	—	—
Acquisitions of property and equipment, net	3,610	(12)	—	—	3,598
Purchase of investment of debt securities	(113,757)	—	—	—	(113,757)
Principal payments received on debt securities	11,962	—	—	—	11,962

Net cash provided by/(used) in investing activities	(92,295)	5,978	—	—	(86,317)

FINANCING ACTIVITIES:
Restricted cash	—	1,276	(5,825)	—	(4,549)
Issuance of unsecured notes, net of issue discount	—	—	—	—	—
(Decrease) Increase in notes payable, net	(1,076,060)	27,000	50,000	—	(999,060)
Repayment of non-recourse debt—Legacy assets	—	—	—	—	—
Repayment of ABS nonrecourse debt	—	—	—	—	—
Debt financing costs	(10,345)	—	—	—	(10,345)
Distributions to members	(49)	—	—	—	(49)
Capital contributions from members	405,570	2,430	—	—	408,000

Net cash provided by (used in) financing activities	(680,884)	30,706	44,175	—	(606,003)

NET INCREASE (DECREASE) IN CASH	30,182	734	—	—	30,916

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

CASH, beginning of period	10,293	42	—	—	10,335

CASH, end of period	$40,475	$776	$—	$—	$41,251

Nationstar Mortgage LLC and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)

Assets
Cash and cash equivalents	$27,449	$41,645
Restricted cash (includes $2,690 and $0, respectively, of restricted cash, subject to ABS nonrecourse debt)	50,834	52,795
Accounts receivable (includes $2,949 and $0, respectively, of accrued interest, subject to ABS nonrecourse debt)	418,662	509,974
Mortgage loans held for sale	342,766	203,131
Mortgage loans held for investment, subject to nonrecourse debt—Legacy Assets	274,232	301,910
Mortgage loans held for investment, subject to ABS nonrecourse debt	542,493	—
Investment in debt securities—available-for-sale	—	2,486
Receivables from affiliates	9,344	12,574
Mortgage servicing rights	123,321	114,605
Property and equipment, net	8,302	6,575
Real estate owned, net (includes $19,743 and $0, respectively, of real estate owned, subject to ABS nonrecourse debt)	29,384	10,262
Other assets	30,965	24,228

Total assets	$1,857,752	$1,280,185

Liabilities and members’ equity

Notes payable	$532,272	$771,857
Unsecured senior notes	243,711	—
Payables and accrued liabilities (includes $79 and $0, respectively, of accrued interest payable, subject to ABS nonrecourse debt)	149,939	66,830
Derivative financial instruments	11,680	—
Derivative financial instruments, subject to ABS nonrecourse debt	20,397	—
Nonrecourse debt—Legacy Assets	145,649	177,675
ABS nonrecourse debt	498,299	—

Total liabilities	1,601,947	1,016,362

Commitments and contingencies

Total members’ equity	255,805	263,823

Total liabilities and members’ equity	$1,857,752	$1,280,185

See accompanying notes.

Nationstar Mortgage LLC and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Revenues:
Servicing fee income	$110,919	$60,550
Other fee income	11,851	6,984

Total fee income	122,770	67,534
Gain(loss) on mortgage loans held for sale	51,754	(40,992)

Total revenues	174,524	26,542

Expenses and impairments:
Salaries, wages, and benefits	104,689	63,674
General and administrative	34,931	21,805
Loss on mortgage loans held for investment and foreclosed real estate	—	6,458
Occupancy	6,002	5,423
Loss on available-for-sale securities—other-than-temporary	—	5,314

Total expenses and impairments	145,622	102,674

Other income (expense):
Interest income	82,019	39,380
Interest expense	(89,298)	(48,486)
Gain/(loss) on interest rate swaps and caps	(9,917)	4
Fair value changes in ABS securitizations	(19,115)	—

Total other income (expense)	(36,311)	(9,102)

Net loss	$(7,409)	$(85,234)

See accompanying notes.

Nationstar Mortgage LLC and Subsidiaries

Consolidated Statements of Members’ Equity

(Dollars in thousands)

Total Members’
Units and
Members’ Equity

Balance at January 1, 2009	$255,922
Capital contributions	87,951
Share-based compensation	827
Net loss and comprehensive loss	(80,877)

Balance at December 31, 2009	263,823
(unaudited)
Cumulative effect of change in accounting principles as of January 1, 2010 related to adoption of new accounting guidance on consolidation of variable interest entities	(8,068)
Share-based compensation	7,459
Net loss and comprehensive loss	(7,409)

Balance at September 30, 2010	$255,805

See accompanying notes.

Nationstar Mortgage LLC and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine months
	Ended September 30,
	2010	2009

Operating activities
Net loss	$(7,409)	$(85,234)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based compensation	7,459	429
(Gain)/loss on mortgage loans held for sale	(51,754)	40,992
Loss on mortgage loans held for investment and foreclosed real estate	—	6,458
Loss/(gain) on interest rate swaps and caps	9,917	(4)
Fair value changes in ABS securitizations	19,115	—
Depreciation and amortization	1,450	1,379
Impairment of investments in debt securities	—	5,314
Change in fair value on mortgage servicing rights	11,499	22,660
Amortization of debt discount	15,168	13,216
Amortization of premiums/discounts	(3,561)	—
Mortgage loans originated and purchased, net of fees	(1,960,089)	(1,004,715)
Cost of loans sold, net of fees	1,831,708	719,939
Principal payments/prepayments received and other changes in mortgage loans originated as held for sale	6,030	307,343
Changes in assets and liabilities:
Accounts receivable	59,798	(21,808)
Receivables from affiliates	3,607	102,994
Other assets	3,640	(12,683)
Payables and accrued liabilities	77,892	4,141

Net cash provided by operating activities	24,470	100,421

Continued on following page

Nationstar Mortgage LLC and Subsidiaries

Consolidated Statements of Cash Flows (continued)

(Dollars in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009

Investing activities
Principal payments received and other changes on mortgage loans held for investment, subject to ABS nonrecourse debt	$36,401	$—
Property and equipment additions, net of disposals	(3,177)	(2,005)
Purchase of mortgage servicing rights, net of liabilities incurred	(5,863)	(1,190)
Proceeds from sales of real estate owned	58,506	33,204

Net cash provided by investing activities	85,867	30,009

Financing activities
Transfers from/(to) restricted cash, net	6,560	(36,742)
Issuance of unsecured notes, net of issue discount	243,012	—
Decrease in notes payable	(239,585)	(82,357)
Repayment of non-recourse debt—Legacy assets	(37,240)	—
Repayment of ABS nonrecourse debt	(85,386)	—
Debt financing costs	(11,894)	(10,623)
Capital contributions from members	—	20,700

Net cash used in financing activities	(124,533)	(109,022)

Net increase (decrease) in cash and cash equivalents	(14,196)	21,408
Cash and cash equivalents at beginning of period	41,645	9,357

Cash and cash equivalents at end of period	$27,449	$30,765

Supplemental disclosures of noncash activities
Transfer of mortgage loans held for investment to real estate owned	$42,973	$—
Transfer of mortgage loans held for sale to real estate owned	—	63,416
Transfer of mortgage loans held for investment, subject to ABS nonrecourse debt to real estate owned	95,431	—
Contribution of intercompany payable from parent	—	4,655
Mortgage servicing rights resulting from sale or securitization of mortgage loans	16,761	5,570

See accompanying notes.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements
September 30, 2010
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited interim consolidated financial statements include the accounts of Nationstar, and its’ wholly owned subsidiaries and those variable interest entities (VIEs) where Nationstar is the primary beneficiary. Intercompany balances and transactions have been eliminated. Results of operations, assets and liabilities of VIEs are included from the date that the Company became the primary beneficiary.

The unaudited consolidated financial statements of Nationstar have been prepared in accordance with generally accepted accounting principles for interim information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X as promulgated by the Securities and Exchange Commission (the “SEC”). The accompanying interim financial statements are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the nine month period ended September 30, 2010, are not necessarily indicative of the results that may be expected for the year ended December 31, 2010.

2.	Recent Accounting Developments

On January 1, 2010, the Company adopted new Financial Accounting Standards Board (FASB) accounting guidance on transfers of financial assets and consolidation of VIEs. This new accounting guidance revises sale accounting criteria for transfers of financial assets, including elimination of the concept of and accounting for qualifying special purpose entities (QSPEs), and significantly changes the criteria for consolidation of a VIE. The adoption of this new accounting guidance resulted in the consolidation of certain VIEs that previously were QSPEs that were not recorded on the Company’s Consolidated Balance Sheet prior to January 1, 2010. The adoption of this new accounting guidance resulted in a net incremental increase in assets of $905.5 million and a net increase in liabilities of $913.6 million. These amounts are net of retained interests in securitizations held on the Consolidated Balance Sheet at December 31, 2009. The Company recorded an $8.1 million charge to members’ equity on January 1, 2010 for the cumulative effect of the adoption of this new accounting guidance, which resulted principally from the derecognition of the retained interests in the securitizations. Initial recording of these assets and liabilities on the Company’s Consolidated Balance Sheet had no impact at the date of adoption on consolidated results of operations. See Note 3.

Accounting Standards Update No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements (Update No. 2010-06). Update No. 2010-06 requires additional disclosures about fair value measurements, including separate disclosures of significant transfers in and out of Level 1 and Level 2 fair value measurements and the reasons for the transfers. Additionally, the reconciliation for fair value measurements using significant unobservable inputs (Level 3) should present separately information about purchases, sales, issuances, and settlements. Update No. 2010-06 also clarifies previous disclosure requirements, including the requirement that entities provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements for both Level 2 and Level 3 measurements. The new disclosures and clarifications of existing disclosures required under Update No. 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, and was adopted for the interim reporting period ending March 31, 2010, except for the disclosures about purchases, sales, issuances, and settlement in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2.	Recent Accounting Developments (continued)

Accounting Standards Update No. 2010-18, Effect of a Loan Modification When the Loan Is Part of a Pool That Is Accounted for as a Single Asset (Update No. 2010-18). Update No. 2010-18 clarifies the accounting treatment for modifications of loans that are accounted for within a pool under Subtopic 310-30, Receivables — Loans and Debt Securities Acquired with Deteriorated Credit Quality (Subtopic 310-30), requiring an entity to continue to include modified loans in the pool even if the modification of those loans would otherwise be considered a troubled debt restructuring. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables — Troubled Debt Restructurings by Creditors. The amendments in this update were effective for Nationstar for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The adoption of Update No. 2010-18 did not have a material impact on Nationstar’s financial condition, liquidity or results of operations.

Accounting Standards Update No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (Update No. 2010-20). Update No. 2010-20 is intended to provide users of financial statements with greater transparency regarding a company’s allowance for credit losses and the credit quality of its financing receivables. It is intended to provide additional information to assist financial statement users in assessing an entity’s credit risk exposures and evaluating the adequacy of its allowance for credit losses. The additional disclosure requirements for this amendment are effective for Nationstar for annual reporting periods ending on or after December 15, 2011. The adoption of Update No. 2010-20 will not have a material impact on Nationstar’s financial condition, liquidity or results of operations.

3.	Variable Interest Entities and Securitizations

Nationstar has been the transferor in connection with a number of securitizations or asset-backed financing arrangements, from which Nationstar has continuing involvement with the underlying transferred financial assets. Nationstar aggregates these securitizations or asset-backed financing arrangements into two groups: 1) securitizations of residential mortgage loans and 2) transfers accounted for as secured borrowings.

On securitizations of residential mortgage loans, Nationstar’s continuing involvement typically includes acting as servicer for the mortgage loans held by the trust and holding beneficial interests in the trust. Nationstar’s responsibilities as servicer include, among other things, collecting monthly payments, maintaining escrow accounts, providing periodic reports and managing insurance in exchange for a contractually specified servicing fee. The beneficial interests held consist of both subordinate and residual securities that were retained at the time of the securitization. Prior to January 1, 2010, each of these securitization trusts were considered QSPEs, and these trusts were excluded from Nationstar’s consolidated financial statements.

Prior to January 1, 2010, Nationstar evaluated each special purpose entity (SPE) for classification as a QSPE. QSPEs were not consolidated in Nationstar’s consolidated financial statements. When an SPE was determined to not be a QSPE, Nationstar further evaluated it for classification as a VIE. When an SPE met the definition of a VIE, and when it was determined that Nationstar was the primary beneficiary, Nationstar included the SPE in its consolidated financial statements.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support or whose equity investors lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary, which is the entity that, through its variable interests has both the power to direct the activities of a

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Variable Interest Entities and Securitizations (continued)

VIE that most significantly impact the VIEs economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

Effective January 1, 2010, new accounting guidance eliminated the concept of a QSPE and all existing SPEs are now subject to new consolidation guidance. Upon adoption of this new accounting guidance, Nationstar identified certain securitization trusts where Nationstar, through its affiliates, continued to hold beneficial interests in these trusts. These retained beneficial interests obligate Nationstar to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant. In addition, Nationstar as Master Servicer on the related mortgage loans, retains the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE. When it is determined that Nationstar has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, the assets and liabilities of these VIEs are included in Nationstar’s consolidated financial statements. Upon consolidation of these VIEs, Nationstar derecognized all previously recognized beneficial interests obtained as part of the securitization, including any retained investment in debt securities, mortgage servicing rights, and any remaining residual interests. In addition, Nationstar recognized the securitized mortgage loans as mortgage loans held for investment, subject to ABS nonrecourse debt, and the related asset-backed certificates (ABS nonrecourse debt) acquired by third parties as ABS nonrecourse debt on Nationstar’s consolidated balance sheet. The net incremental impact of this accounting change on the Company’s Consolidated Balance Sheet is set forth in the

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Variable Interest Entities and Securitizations (continued)

following table. The net effect of the accounting change on January 1, 2010 members’ equity was an $8.1 million charge to members’ equity (in thousands).

	Ending Balance
	Sheet		Beginning
	December 31,	Net Increase/	Balance Sheet
	2009	(Decrease)	January 1, 2010

Assets
Cash and cash equivalents	$41,645	$—	$41,645
Restricted cash	52,795	6,183	58,978
Accounts receivable	509,974	(39,612)	470,362
Mortgage loans held for sale	203,131	—	203,131
Mortgage loans held for investment, subject to nonrecourse debt—Legacy Assets	301,910	—	301,910
Mortgage loans held for investment, subject to ABS nonrecourse debt	—	928,891	928,891
Investment in debt securities—available-for-sale	2,486	(2,486)	—
Receivables from affiliates	12,574	—	12,574
Mortgage servicing rights	114,605	(10,431)	104,174
Property and equipment, net	6,575	—	6,575
Real estate owned, net	10,262	22,970	33,232
Other assets	24,228	—	24,228

Total assets	$1,280,185	$905,515	$2,185,700

Liabilities and members’ equity
Notes payable	$771,857	$—	$771,857
Payables and accrued liabilities	66,830	123	66,953
Derivative financial instruments, subject to ABS nonrecourse debt	—	28,614	28,614
Nonrecourse debt—Legacy Assets	177,675	—	177,675
ABS nonrecourse debt	—	884,846	884,846

Total liabilities	1,016,362	913,583	1,929,945

Total members’ equity	263,823	(8,068)	255,755

Total liabilities and members’ equity	$1,280,185	$905,515	$2,185,700

As a result of market conditions and deteriorating credit performance on these consolidated VIEs, Nationstar expects minimal to no future cash flows on the economic residual. Under existing generally accepted accounting principles (“GAAP”), Nationstar would be required to provide for additional allowances for loan losses on the securitization collateral as credit performance deteriorated, with no offsetting reduction in the securitization’s debt balances, even though any nonperformance of the assets will ultimately pass through as a reduction of amounts owed to the debt holders, once the economic residuals are extinguished. Therefore, Nationstar would be required to record accounting losses beyond its economic exposure.

To more accurately represent the future economic performance of the securitization collateral and related debt balances, Nationstar elected the fair value option provided for by ASC 825-10,

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Variable Interest Entities and Securitizations (continued)

Financial Instruments-Overall. This option was applied to all eligible items within the VIE, including mortgage loans held for investment, subject to ABS nonrecourse debt, and the related ABS nonrecourse debt.

Subsequent to this fair value election, Nationstar no longer records an allowance for loan loss on mortgage loans held for investment, subject to ABS nonrecourse debt. Nationstar continues to record interest income in Nationstar’s consolidated statement of operations on these fair value elected loans until they are placed on a nonaccrual status when they are 90 days or more past due. The fair value adjustment recorded for the mortgage loans held for investment is classified within fair value changes of ABS securitizations in Nationstar’s consolidated statement of operations.

Subsequent to the fair value election for ABS nonrecourse debt, Nationstar continues to record interest expense in Nationstar’s consolidated statement of operations on the fair value elected ABS nonrecourse debt. The fair value adjustment recorded for the ABS nonrecourse debt is classified within fair value changes of ABS securitizations in Nationstar’s consolidated statement of operations.

Under the existing pooling and servicing agreements of these securitization trusts, the principal and interest cash flows on the underlying securitized loans are used to service the asset-backed certificates. Accordingly, the timing of the principal payments on this nonrecourse debt is dependent on the payments received on the underlying mortgage loans and liquidation of real estate owned.

Nationstar also maintains various agreements with SPEs, under which Nationstar transfers mortgage loans and/or advances on residential mortgage loans in exchange for cash. These SPEs issue debt supported by collections on the transferred mortgage loans and/or advances. These transfers do not qualify for sale treatment because Nationstar continues to retain control over the transferred assets. As a result, Nationstar accounts for these transfers as financings and continues to carry the transferred assets and recognizes the related liabilities on Nationstar’s consolidated balance sheets. Collections on the mortgage loans and/or advances pledged to the SPEs are used to repay principal and interest and to pay the expenses of the entity. The holders of these beneficial interests issued by these SPEs do not have recourse to Nationstar and can only look to the assets of the SPEs themselves for satisfaction of the debt.

Nationstar considers the SPEs created for the purpose of issuing debt supported by collections on loans that have been transferred to it as VIEs, and Nationstar is the primary beneficiary of these VIEs. Nationstar consolidates the assets and liabilities of the VIEs into its consolidated financial statements.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Variable Interest Entities and Securitizations (continued)

A summary of the assets and liabilities of Nationstar’s transactions with VIEs included in Nationstar’s consolidated financial statements as of September 30, 2010 is presented in the following table (in thousands).

		Transfers
		Accounted for as
	Securitization	Secured
	Trusts	Borrowings	Total

Assets
Restricted cash	$2,690	$24,775	$27,465
Accounts receivable	2,949	274,079	277,028
Mortgage loans held for investment, subject to nonrecourse debt	—	269,227	269,227
Mortgage loans held for investment, subject to ABS nonrecourse debt	542,493	—	542,493
Real estate owned	19,743	9,534	29,277

Total Assets	$567,875	$577,615	$1,145,490

Liabilities
Notes payable	$—	$225,800	$225,800
Payables and accrued liabilities	79	1,185	1,264
Outstanding servicer advances(1)	33,678	—	33,678
Derivative financial instruments	—	9,917	9,917
Derivative financial instruments, subject to ABS nonrecourse debt	20,397	—	20,397
Nonrecourse debt—Legacy Assets	—	145,649	145,649
ABS nonrecourse debt	498,579	—	498,579

Total Liabilities	$552,733	$382,551	$935,284

(1)	Outstanding servicer advances consists of principal and interest advances paid by Nationstar to cover scheduled payments and interest that have not been timely paid by borrowers. These outstanding servicer advances are eliminated upon the consolidation of the securitization trusts.

As of July 1, 2010, cumulative realized losses related to a consolidated securitization trust were in excess of Nationstar’s retained beneficial interests. In accordance with ASC 810, Consolidation, Nationstar has evaluated this securitization trust and determined that Nationstar no longer has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, and this securitization trust was derecognized on July 1, 2010. Upon derecognition of this VIE, Nationstar derecognized the securitized mortgage loans held for investment, subject to ABS nonrecourse debt, and the related ABS nonrecourse debt, and recognized any mortgage servicing rights on Nationstar’s consolidated balance sheet. The impact of this derecognition on Nationstar’s consolidated statement of operations was a decrease in net income of approximately $0.7 million during 2010.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3.	Variable Interest Entities and Securitizations (continued)

A summary of the outstanding collateral and certificate balances for securitization trusts, including any retained beneficial interests and mortgage servicing rights, that were not consolidated by Nationstar for the period ending September 30, 2010 is presented in the following table (in thousands).

September 30,
2010(1)

Total collateral balance	$4,136,395
Total certificate balance	4,127,411
Total beneficial interests held at fair value	—
Total mortgage servicing rights at fair value	26,770

(1)	Unconsolidated securitization trusts as of September 30, 2010 consist of VIE’s where Nationstar does not have both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE.

Nationstar has no recorded variable interests in the unconsolidated securitization trusts that were outstanding as of September 30, 2010, and does not have any exposure to loss related to these unconsolidated VIEs.

Mortgage loans sold in securitization transactions where control over the assets was surrendered by Nationstar are recorded as sales under ASC 860. Control over transferred assets was deemed to be surrendered when 1) the assets were isolated from Nationstar, 2) the transferee had the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and 3) Nationstar did not maintain effective control over the transferred assets through either a) an agreement that entitled and obligated Nationstar to repurchase or redeem them before their maturity or b) the ability to unilaterally cause the holder to return specific assets. When Nationstar sold mortgage loans in securitization transactions that qualified as sales, it retained one or more bond classes and servicing rights in the securitization. Gains and losses on the assets transferred were recognized based on the carrying amount of the financial assets involved in the transfer, allocated between the assets transferred and the retained interests based on their relative fair value at the date of transfer, other than MSRs. Retained MSRs were recorded at their fair value on the transfer date.

Nationstar did not sell any mortgage loans in securitization transactions that qualified as sales for the nine months ended September 30, 2010 and 2009.

The value of any retained interests represents the present value of Nationstar’s right to receive, over the life of the securitization, the excess of the weighted-average coupon on the loans securitized over the interest rates on the securities sold, a normal servicing fee, a trustee fee, and an insurance fee, where applicable, net of the credit losses relating to the loans securitized.

Certain cash flows received from securitization trusts accounted for as sales for the dates indicated were as follows (in thousands):

For the Nine Months Ended
	September 30, 2010		September 30, 2009
	Servicing		Servicing
	Fees	Loan	Fees	Loan
	Received	Repurchases	Received	Repurchases

Total securitization trusts	$21,414	$—	$25,293	$—

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4.	Consolidated Statement of Cash Flows-Supplemental Disclosure

Total interest paid for the nine months ended September 30, 2010 and 2009, was approximately $60.9 million and $35.6 million, respectively.

5.	Accounts Receivable

Accounts receivable consist primarily of accrued interest receivable on mortgage loans and securitizations, collateral deposits on surety bonds, and advances made to unconsolidated securitization trusts, as required under various servicing agreements related to delinquent loans, which are ultimately paid back to Nationstar from such trusts.

Accounts receivable consist of the following (in thousands):

	September 30,	December 31,
	2010	2009

Delinquency advances	$137,915	$206,446
Corporate and escrow advances	234,398	275,001
Insurance deposits	6,390	6,025
Accrued interest (includes $2,949 and $0, respectively, subject to ABS nonrecourse debt)	5,152	3,353
Other	34,807	19,149

Total accounts receivable	$418,662	$509,974

6.	Mortgage Loans Held for Sale and Investment

Mortgage loans held for sale consist of the following (in thousands):

	September 30,	December 31,
	2010	2009

Mortgage loans held for sale—unpaid principal balance	$333,101	$201,121
Mark-to-market adjustment	9,665	2,010

Total mortgage loans held for sale	$342,766	$203,131

Mortgage loans held for sale on a nonaccrual status are presented in the following table for the periods indicated (in thousands):

	September 30,	December 31,
	2010	2009

Mortgage loans held for sale—Non-performing	$1,283	$920

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6.	Mortgage Loans Held for Sale and Investment (continued)

A reconciliation of the changes in mortgage loans held for sale to the amounts presented in the consolidated statements of cash flows for the dates indicated is presented in the following table (in thousands):

	For the Nine Months Ended
	September 30, 2010	September 30, 2009

Mortgage loans held for sale—beginning balance	$203,131	$560,354
Mortgage loans originated and purchased, net of fees	1,960,089	1,004,715
Cost of loans sold, net of fees	(1,831,708)	(719,939)
Principal payments received on mortgage loans held for sale and other changes	11,254	(318,608)
Transfer of mortgage loans held for sale to real estate owned	—	(63,416)

Mortgage loans held for sale—ending balance	$342,766	$463,106

Mortgage loans held for investment as of the dates indicated include (in thousands):

	September 30,	December 31,
	2010	2009

Mortgage loans held for investment—unpaid principal balance	$426,268	$490,610
Transfer discount	(143,285)	(188,700)
Net cap mod deferrals	(8,751)	—
Allowance for loan losses	—	—

Mortgage loans held for investment, net	$274,232	$301,910

All mortgage loans held for investment were transferred from mortgage loans held for sale at fair value in October 2009 and no additional impairments or adverse changes in assumptions have been identified subsequent to the transfer in 2009 that would require the recording of an allowance for loan losses.

Effective January 1, 2010, new accounting guidance eliminated the concept of a QSPE, and all existing securitization trusts are considered VIEs and are now subject to new consolidation guidance provided in ASC 810. Upon consolidation of these VIEs, Nationstar recognized the securitized mortgage loans related to these securitization trusts as mortgage loans held for investment, subject to ABS nonrecourse debt (see Note 3). Additionally, Nationstar elected the fair value option provided for by ASC 825-10.

Mortgage loans held for investment, subject to ABS nonrecourse debt as of September 30, 2010 includes (in thousands):

Mortgage loans held for investment, subject to ABS nonrecourse debt—unpaid principal balance	$1,011,978
Fair value adjustment	(469,485)

Mortgage loans held for investment, subject to ABS nonrecourse debt, net	$542,493

As of September 30, 2010, approximately $236.1 million of the unpaid principal balance of mortgage loans held for investment, subject to ABS nonrecourse debt were over 90 days past due. The fair value of such loans was approximately $125.1 million.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7.	Mortgage Servicing Rights

MSRs arise from contractual agreements between Nationstar and investors in mortgage securities and mortgage loans. Nationstar records MSR assets when it sells loans on a servicing-retained basis, at the time of securitization or through the acquisition or assumption of the right to service a financial asset. Under these contracts, Nationstar performs loan servicing functions in exchange for fees and other remuneration.

The fair value of the MSRs is based upon the present value of the expected future cash flows related to servicing these loans. Nationstar receives a base servicing fee ranging from 0.25% to 0.50% annually on the remaining outstanding principal balances of the loans. The servicing fees are collected from investors. Nationstar determines the fair value of the MSRs by the use of a cash flow model that incorporates prepayment speeds, discount rate, and other assumptions management believes are consistent with the assumptions other major market participants use in valuing the MSRs. During the second and third quarter of 2010, Nationstar obtained third-party valuations of a portion of its MSRs to assess the reasonableness of the fair value calculated by the cash flow model.

Nationstar used the following assumptions in estimating the fair value of MSRs for the dates indicated:

	September 30, 2010	December 31, 2009

Discount rate	10.30% to 18.05%	15.00%
Total prepayment speeds	9.42% to 25.69%	12.89% to 25.40%
Expected weighted-average life	3.34 to 5.73 years	3.50 to 6.37 years
Credit losses	5.98% to 63.11%	12.50% to 64.62%

The activity of MSRs carried at fair value is as follows (in thousands):

	September 30,	December 31,
	2010	2009

Fair value at the beginning of the period	$114,605	$110,808
Additions:
Servicing resulting from transfers of financial assets	16,761	8,332
Recognition of MSRs from derecognition of variable interest entities	2,866	—
Purchases of servicing assets	11,019	23,380
Deductions:
Derecognition of servicing assets due to new accounting guidance on consolidation of variable interest entities	(10,431)	—
Changes in fair value:
Due to changes in valuation inputs or assumptions used in the valuation model	119	(9,355)
Other changes in fair value	(11,618)	(18,560)

Fair value at the end of the period	$123,321	$114,605

Unpaid principal balance of loans serviced for others
Originated or purchased mortgage loans	$31,576,316	$32,109,547
Subserviced for others	3,896,461	793,428

Total unpaid principal balance of loans serviced for others	$35,472,777	$32,902,975

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7.	Mortgage Servicing Rights (continued)

Total servicing and ancillary fees from Nationstar’s portfolio of residential mortgage loans are presented in the following table for the years indicated (in thousands):

	For the Nine Months Ended
	September 30,
	2010	2009

Servicing fees	$69,717	$55,468
Ancillary fees	51,494	27,822

Total servicing and ancillary fees	$121,211	$83,290

8.	Derivative Financial Instruments

The following table provides the outstanding notional balances and fair values of outstanding positions for the dates indicated, and recorded gains (losses) during the periods indicated (in thousands).

				Recorded
		Outstanding		Gains/
	Expiration Dates	Notional	Fair Value	(Losses)

Nine months-ended September 30, 2010
Other Assets
IRLCs	2010	$509,922	$6,481	$4,067
Loan sale commitments	2010	27,276	837	(602)
Liabilities
Interest rate swaps and caps	2011 through 2013	$459,000	$9,917	$(9,917)
Forward MBS trades	2010	502,235	1,763	(5,145)
Interest rate swaps, subject to ABS nonrecourse debt	2013	110,459	20,397	(433)

Year-ended December 31, 2009
Other Assets
IRLCs	2010	$278,181	$2,414	$1,207
Forward MBS trades	2010	292,553	3,383	(210)
Loan sale commitments	2010	56,131	1,439	1,439
Interest rate cap agreements	2011	344,075	—	(14)

To manage the interest rate risk fluctuations with respect to Nationstar’s floating rate debt, which require payments based on a variable rate index, the Company enters into interest rate swap agreements whereby the Company would receive floating rate payments in exchange for fixed rate payments. These interest rate swap agreements effectively convert the Company’s floating rate debt to fixed rate debt. These interest rate swaps are economic hedges and are recorded at fair value on the Company’s consolidated balance sheet.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9.	Indebtedness

Notes Payable

A summary of the balances of notes payable for the dates indicated is presented below (in thousands).

	September 30, 2010		December 31, 2009
	Outstanding	Collateral Pledged	Outstanding	Collateral Pledged

Financial institutions repurchase facility (2010)(1)	$24,634	$25,961	$—	$—
Financial services company repurchase facility(1)(2)	113,000	254,520	149,449	159,281
Financial services company unsecured line of credit(1)	—	N/A	88,915	N/A
Financial institutions repurchase facility (2009)(1)	30,051	31,632	31,582	33,245
Financial services company 2009-ADV1 advance facility(1)	225,800	272,150	240,935	291,462
GSE MSR facility(1)	17,121	19,874	21,286	23,185
GSE ASAP+ facility(1)	8,051	8,083	7,755	7,803
GSE EAF facility(1)	113,615	129,902	231,935	252,034

Total notes payable	$532,272	$742,122	$771,857	$767,010

(1)	Guaranteed by FIF HE Holdings LLC

(2)	Proceeds from March 2010 unsecured senior notes were used to pay down outstanding notes payable balances to a financial services company repurchase facility. Additional capacity from this facility is available based on the outstanding pledged collateral.

In February 2010, Nationstar executed a one-year Master Repurchase Agreement (MRA) with a financial institution, under which Nationstar may enter into transactions, for an aggregate amount of $50 million, in which Nationstar agrees to transfer to the same financial institution certain mortgage loans against the transfer of funds by the same financial institution, with a simultaneous agreement by the same financial institution to transfer such mortgage loans to Nationstar at a date certain, or on demand, against the transfer of funds from Nationstar. The interest rate is based on LIBOR plus a spread of 2.75%, with a minimum interest rate of 4.75%. The initial maturity date of this MRA was August 2010, which was subsequently extended to October 2010.

Nationstar has a second MRA with a financial services company, which expires in February 2011. The MRA states that from time to time Nationstar may enter into transactions, for an aggregate amount of $300 million, in which Nationstar agrees to transfer to the financial services company certain mortgage loans or mortgage-backed securities against the transfer of funds by the financial services company, with a simultaneous agreement by the financial services company to transfer such mortgage loans or mortgage-backed securities to Nationstar at a certain date, or on demand, against the transfer of funds from Nationstar. The interest rate is based on LIBOR plus a margin of 2.00%, with a minimum interest rate of 4.00%.

In October 2009, Nationstar executed a third MRA with a financial institution. This MRA states that from time to time Nationstar may enter into transactions, for an aggregate amount of $50 million, in which Nationstar agrees to transfer to the financial institution certain mortgage loans against the

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9.	Indebtedness (continued)

transfer of funds by the financial institution, with a simultaneous agreement by the financial institution to transfer such mortgage loans to Nationstar at a certain date, or on demand, against the transfer of funds from Nationstar. The interest rate is based on LIBOR plus a spread of 4.00%. The initial maturity date of this MRA with the financial institution was October 2010.

Nationstar maintains a facility with a financial services company, the 2009-ADV1 Advance Facility. This facility has the capacity to purchase up to $350 million of advance receivables. The interest rate is based on LIBOR plus a spread ranging from 3.00% to 12.00%. The maturity date of this facility with the financial services company is December 2011. This debt is nonrecourse to Nationstar.

In connection with the October 2009 mortgage servicing rights acquisition, Nationstar executed a four-year note agreement with a government-sponsored enterprise (GSE). As collateral for this note, Nationstar has pledged Nationstar’s rights, title, and interest in the acquired servicing portfolio. The interest rate is based on LIBOR plus 2.50%. The maturity date of this facility is October 2013.

During 2009, Nationstar began executing As Soon As Pooled Plus agreements with a GSE, under which Nationstar transfers to the GSE eligible mortgage loans that are to be pooled into the GSE MBS against the transfer of funds by the GSE. The interest rate is based on LIBOR plus a spread of 1.50%. These agreements typically have a maturity of up to 45 days.

In September 2009, Nationstar executed a one-year committed facility agreement with a GSE, under which Nationstar agrees to transfer to the GSE certain servicing advance receivables against the transfer of funds by the GSE. This facility has the capacity to purchase up to $375 million in eligible servicing advance receivables. The interest rate is based on LIBOR plus a spread of 2.50%. The initial maturity date of this facility was October 2010, which was subsequently extended to December 2010 with a reduced borrowing capacity of $275 million.

Senior Unsecured Notes

In March 2010, Nationstar completed the offering of $250 million of unsecured senior notes, which were issued with an issue discount of $7.0 million for net cash proceeds of $243.0 million, with a maturity date of April 2015. These unsecured senior notes pay interest biannually at an interest rate of 10.875%.

Nonrecourse Debt—Legacy Assets

In November 2009, Nationstar completed the securitization of approximately $222 million of asset-backed securities, which was structured as a secured borrowing. This structure resulted in Nationstar carrying the securitized loans as mortgages on Nationstar’s consolidated balance sheet and recognizing the asset-backed certificates acquired by third parties as nonrecourse debt, totaling approximately $145.7 million and $177.7 million at September 30, 2010 and December 31, 2009, respectively. The principal and interest on these notes are paid using the cash flows from the underlying mortgage loans, which serve as collateral for the debt. The interest rate paid on the outstanding securities is 7.50%, which is subject to an available funds cap. The total outstanding principal balance on the underlying mortgage loans serving as collateral for the debt was approximately $447.6 million and $515.5 million at September 30, 2010 and December 31, 2009, respectively. Accordingly, the timing of the principal payments on this nonrecourse debt is dependent on the payments received on the underlying mortgage loans. The unpaid principal balance on the outstanding notes was $169.4 million at September 30, 2010 and $206.6 million at December 31, 2009.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

9.	Indebtedness (continued)

ABS Nonrecourse Debt

Effective January 1, 2010, new accounting guidance eliminated the concept of a QSPE, and all existing securitization trusts are considered VIEs and are now subject to new consolidation guidance provided in ASC 810. Upon consolidation of these VIEs, Nationstar derecognized all previously recognized beneficial interests obtained as part of the securitization. In addition, Nationstar recognized the securitized mortgage loans as mortgage loans held for investment, subject to ABS nonrecourse debt, and the related asset-backed certificates acquired by third parties as ABS nonrecourse debt on Nationstar’s consolidated balance sheet. (see Note 3). Additionally, Nationstar elected the fair value option provided for by ASC 825-10. The principal and interest on these notes are paid using the cash flows from the underlying mortgage loans, which serve as collateral for the debt. The interest rate paid on the outstanding securities is based on LIBOR plus a spread ranging from 0.19% to 2.50%, which is subject to an interest rate cap. The total outstanding principal balance on the underlying mortgage loans serving as collateral for the debt was approximately $1,012.0 million at September 30, 2010. The timing of the principal payments on this ABS nonrecourse debt is dependent on the payments received on the underlying mortgage loans. The outstanding principal balance on the outstanding notes related to these consolidated securitization trusts was $1,042.8 million at September 30, 2010.

Financial Covenants

As of September 30, 2010, Nationstar was in compliance with its covenants on Nationstar’s borrowing arrangements and credit facilities. These covenants generally relate to Nationstar’s tangible net worth, liquidity reserves, and leverage requirements.

10.	General and Administrative

General and administrative expense consists of the following for the dates indicated (in thousands).

	For the Nine Months Ended
	September 30,	September 30,
	2010	2009

Depreciation and amortization	$1,450	$1,379
Advertising	3,602	2,282
Equipment	2,726	2,259
Servicing	4,230	1,416
Telecommunications	1,742	1,165
Legal and professional fees	9,661	7,078
Postage	2,904	1,771
Stationary and supplies	1,802	989
Travel	1,499	560
Insurance and Other	5,315	2,906

Total general and administrative expense	$34,931	$21,805

11.	Fair Value Measurements

ASC 820 provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. The standard applies when GAAP

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11.	Fair Value Measurements (continued)

requires or allows assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstance.

ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tiered fair value hierarchy based on the level of observable inputs used in the measurement of fair value (e.g., Level 1 representing quoted prices for identical assets or liabilities in an active market; Level 2 representing values using observable inputs other than quoted prices included within Level 1; and Level 3 representing estimated values based on significant unobservable inputs). In addition, ASC 820 requires an entity to consider all aspects of nonperformance risk, including its own credit standing, when measuring the fair value of a liability. Under ASC 820, related disclosures are segregated for assets and liabilities measured at fair value based on the level used within the hierarchy to determine their fair values.

The following describes the methods and assumptions used by Nationstar in estimating fair values:

Cash and Cash Equivalents, Restricted Cash, Notes Payable—The carrying amount reported in the consolidated balance sheets approximates fair value.

Mortgage Loans Held for Sale—Nationstar originates mortgage loans in the U.S. that it intends to sell to Fannie Mae, Freddie Mac, and GNMA (collectively, the Agencies). Additionally, Nationstar holds mortgage loans that it intends to sell into the secondary markets via whole loan sales or securitizations. Through September 30, 2009, the entire mortgage loans held for sale portfolio was accounted for at the lower of cost or market (LOCOM), as required under GAAP. Effective October 2009, in conjunction with Nationstar’s election under ASC 825, Nationstar began measuring newly originated prime residential mortgage loans held for sale at fair value.

Mortgage loans held for sale are typically pooled together and sold into certain exit markets, depending upon underlying attributes of the loan, such as agency eligibility, product type, interest rate, and credit quality.

Mortgage loans held for sale are valued using observable market prices for identical or similar assets. These loans can be sold to the Agencies and are valued predominantly using quoted market prices for securities backed by similar types of loans. As these prices are derived from quoted market prices, Nationstar classifies these valuations as Level 2 in the fair value disclosures.

Mortgage Loans Held for Investment, subject to nonrecourse debt—Nationstar determines the fair value on loans held for investment using internally developed valuation models. These valuation models estimate the exit price Nationstar expects to receive in the loan’s principal market. Although Nationstar utilizes and gives priority to observable market inputs such as interest rates and market spreads within these models, Nationstar typically is required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates. These internal inputs require the use of judgment by Nationstar and can have a significant impact on the determination of the loan’s fair value. As these prices are derived from a combination of internally developed valuation models and quoted market prices, Nationstar classifies these valuations as Level 3 in the fair value disclosures.

Mortgage Loans Held for Investment, subject to ABS nonrecourse debt—Nationstar determines the fair value on loans held for investment, subject to ABS nonrecourse debt using internally developed valuation models. These valuation models estimate the exit price Nationstar

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11.	Fair Value Measurements (continued)

expects to receive in the loan’s principal market. Although Nationstar utilizes and gives priority to observable market inputs such as interest rates and market spreads within these models, Nationstar typically is required to utilize internal inputs, such as prepayment speeds, credit losses, and discount rates. These internal inputs require the use of judgment by Nationstar and can have a significant impact on the determination of the loan’s fair value. As these prices are derived from a combination of internally developed valuation models and quoted market prices, Nationstar classifies these valuations as Level 3 in the fair value disclosures.

Investment in Debt Securities—Nationstar bases its valuation of debt securities on observable market prices when available; however, due to illiquidity in the markets, observable market prices were not available on these debt securities at December 31, 2009. When observable market prices are not available, Nationstar bases valuations on internally developed discounted cash flow models that use a market-based discount rate. The valuation considers recent market transactions, experience with similar securities, current business conditions, and analysis of the underlying collateral, as available. In order to estimate cash flows, Nationstar utilizes a variety of assumptions, including assumptions for prepayments, cumulative losses, and other variables. These assumptions require the use of judgment by Nationstar and can have a significant impact on the determination of the securities’ fair values. Accordingly, Nationstar classifies these valuations as Level 3 in the fair value disclosures.

Mortgage Servicing Rights—Nationstar will typically retain the servicing rights when it sells loans into the secondary market. Nationstar estimates the fair value of its MSRs using a process that combines the use of a discounted cash flow model and analysis of current market data to arrive at an estimate of fair value. The cash flow assumptions and prepayment assumptions used in the model are based on various factors, with the key assumptions being mortgage prepayment speeds and discount rates. These assumptions require the use of judgment by Nationstar and can have a significant impact on the determination of the MSR’s fair value. During the second and third quarter of 2010, management obtained third-party valuations of a portion of the portfolio to assess the reasonableness of the fair value calculations provided by the cash flow model. Because of the nature of the valuation inputs, Nationstar classifies these valuations as Level 3 in the fair value disclosures.

Real Estate Owned—Nationstar determines the fair value of real estate owned properties through the use of third-party appraisals and broker price opinions. These values are adjusted to take into account factors that could cause the actual liquidation value of foreclosed properties to be different than the appraised values. This valuation adjustment is based upon Nationstar’s historical experience with real estate owned. Real estate owned is classified as Level 3 in the fair value disclosures.

Derivative Instruments—Nationstar enters into a variety of derivative financial instruments as part of its hedging strategy. The majority of these derivatives are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, Nationstar utilizes the exchange price or dealer market price for the particular derivative contract; therefore, these contracts are classified as Level 2.

Unsecured Senior Notes, Nonrecourse Debt—Legacy Assets—Nationstar estimates fair value based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar financial instruments. As these prices are derived from a combination of internally developed valuation models and quoted market prices, Nationstar classifies these valuations as Level 3 in the fair value disclosures.

ABS Nonrecourse Debt—Nationstar estimates fair value based on the present value of future expected discounted cash flows with the discount rate approximating current market value for similar

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11.	Fair Value Measurements (continued)

financial instruments. As these prices are derived from a combination of internally developed valuation models and quoted market prices, Nationstar classifies these valuations as Level 3 in the fair value disclosures.

The estimated carrying amount and fair value of Nationstar’s financial instruments and other assets and liabilities measured at fair value on a recurring basis is as follows for the dates indicated (in thousands):

	September 30, 2010				December 31, 2009
	Recurring Fair Value Measurements				Recurring Fair Value Measurements
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Assets
Mortgage loans held for sale:
Loans valued using observable market prices	$—	$342,766	$—	$342,766	$—	$203,131	$—	$203,131
Mortgage loans held for investment, subject to ABS nonrecourse debt:
Loans valued using internal models	—	—	542,493	542,493	—	—	—	—
Investment in debt securities	—	—	—	—	—	—	2,486	2,486
Mortgage servicing rights	—	—	123,321	123,321	—	—	114,605	114,605
Other assets:
Derivative instruments	—	7,318	—	7,318	—	7,236	—	7,236

Total assets	$—	$350,084	$665,814	$1,015,898	$—	$210,367	$117,091	$327,458

Liabilities
Derivative financial instruments	$—	$11,680	$—	$11,680	$—	$—	$—	$—
Derivative financial instruments, subject to ABS nonrecourse debt	—	20,397	—	20,397	—	—	—	—
ABS nonrecourse debt	—	—	498,299	498,299	—	—	—	—

Total liabilities	$—	$32,077	$498,299	$530,376	$—	$—	$—	$—

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11.	Fair Value Measurements (continued)

The table below presents a reconciliation for all of Nationstar’s Level 3 assets measured at fair value on a recurring basis (in thousands).

	Level 3 Recurring Fair Value Measurements
		Total Gains (Losses) Included in
				Purchases,
	Fair Value-		Other	Sale,	Transfers
	Beginning of	Net Income	Comprehensive	Issuances, and	In/Out of	Fair Value—
	Period(1)	(Loss)	Income	Settlements	Level 3	End of Period

Nine months-ended September 30, 2010
Assets
Mortgage loans held for investment, subject to ABS nonrecourse debt:
Loans valued using internal models	$928,891	$46,420	$—	$(432,818)	$—	$542,493
Mortgage servicing rights	104,174	(11,499)	—	30,646	—	123,321

Total assets	$1,033,065	$34,921	$—	$(402,172)	$—	$665,814

Liabilities
ABS nonrecourse debt	$884,846	$(1,050)	$—	$(385,497)	$—	$498,299

Year-ended December 31, 2009
Assets
Investment in debt securities	$9,294	$(6,808)	$—	$—	$—	$2,486
Mortgage servicing rights	110,808	(19,583)	—	23,380	—	114,605

Total assets	$120,102	$(26,391)	$—	$23,380	$—	$117,091

(1)	Amounts include derecognition of previously retained beneficial interests and mortgage servicing rights upon adoption of ASC 810 related to consolidation of certain VIEs.

The table below presents the items which Nationstar measures at fair value on a nonrecurring basis (in thousands).

	Nonrecurring Fair Value			Total	Total Gains
	Measurements			Estimated	(Losses) Included
	Level 1	Level 2	Level 3	Fair Value	in Earnings

Nine months-ended September 30, 2010
Assets
Real estate owned	$—	$—	$29,384	$29,384	$—

Total assets	$—	$—	$29,384	$29,384	$—

Year-ended December 31, 2009
Assets
Real estate owned	$—	$—	$10,262	$10,262	$(7,512)

Total assets	$—	$—	$10,262	$10,262	$(7,512)

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

11.	Fair Value Measurements (continued)

The table below presents a summary of the estimated carrying amount and fair value of Nationstar’s financial instruments (in thousands).

	September 30, 2010		December 31 2009
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial assets:
Cash and cash equivalents	$27,449	$27,449	$41,645	$41,645
Restricted cash	50,834	50,834	52,795	52,795
Mortgage loans held for sale	342,766	342,766	203,131	203,131
Mortgage loans held for investment, subject to nonrecourse debt—Legacy assets	274,232	250,600	301,910	284,774
Mortgage loans held for investment, subject to ABS nonrecourse debt	542,493	542,493	—	—
Investment in debt securities	—	—	2,486	2,486
Derivative instruments	7,318	7,318	7,236	7,236

Financial liabilities:
Notes payable	532,272	532,272	771,857	771,857
Unsecured senior notes	243,711	208,750	—	—
Derivative financial instruments	11,680	11,680	—	—
Derivative instruments, subject to ABS nonrecourse debt	20,397	20,397	—	—
Nonrecourse debt	145,649	148,230	177,675	178,161
ABS nonrecourse debt	498,299	498,299	—	—

12.	Members’ Equity

Share-based compensation is recognized in accordance with ASC 718, Compensation—Stock Compensation. This guidance requires all share-based payments to employees, including grants of employee stock options, to be recognized as expense in the statement of operations based on their fair values. The amount of compensation is measured at the fair value of the awards when granted and this cost is expensed over the required service period, which is normally the vesting period of the award.

The limited liability company interests in FIF HE Holdings LLC are represented by four separate classes of units, Class A Units, Class B Units, Class C Preferred Units, and Class D Preferred Units, as defined in the FIF HE Holdings LLC Amended and Restated Limited Liability Company Agreement dated December 31, 2008 (the Agreement). Class A Units have voting rights and Class B Units, Class C Preferred Units, and Class D Preferred Units have no voting rights. Distributions and allocations of profits and losses to members are made in accordance with the Agreement. Class C Preferred Units and Class D Preferred Units represent preferred priority return units, accruing distribution preference on any contributions at an annual rate of 15% and 20%, respectively.

A total of 100,887 Class A Units were granted to certain management members on the date of the acquisition of CHEC. No consideration was paid for the Class A Units, and these units vest in accordance with the Vesting Schedule per the Agreement, generally in years three through five after grant date.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12.	Members’ Equity (continued)

Effective September 17, 2010, FIF HE Holdings LLC executed the FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company Agreement (the Fifth Agreement). This Fifth Agreement provided for a total of 457,526 Class A Units to be granted to certain management members. No consideration was paid for the granted units, and the units vest in accordance with the Vesting Schedule per the Fifth Agreement.

Simultaneously to the execution of the Fifth Agreement, FIF HE Holdings LLC executed several Restricted Series I Preferred Stock Unit Award Agreements (PRSU Agreements). These Agreements provided for a total of 3,304,000 Class C Units and 3,348,000 Class D Units to be granted to certain management members. No consideration was paid for the granted units, and the units vest in accordance with the Vesting Schedule per the PRSU Agreements.

Total share-based compensation expense, net of forfeitures, recognized for the nine months ended, September 30, 2010 and 2009, is provided in the table below (in thousands).

	For the Nine Months Ended
	September 30,	September 30,
	2010	2009

Share-based compensation	$7,459	$429

13.	Capital Requirements

Certain of Nationstar’s secondary market investors require various capital adequacy requirements, as specified in the respective selling and servicing agreements. To the extent that these mandatory, imposed capital requirements are not met, Nationstar’s secondary market investors may ultimately terminate Nationstar’s selling and servicing agreements, which would prohibit Nationstar from further originating or securitizing these specific types of mortgage loans. In addition, these secondary market investors may impose additional net worth or financial condition requirements based on an assessment of market conditions or other relevant factors.

Among Nationstar’s various capital requirements related to its outstanding selling and servicing agreements, the most restrictive of these requires Nationstar to maintain a minimum adjusted net worth balance of $76.5 million.

As of September 30, 2010, Nationstar was in compliance with all of its selling and servicing capital requirements. Additionally, Nationstar is required to maintain a minimum tangible net worth of at least $150 million as of each quarter-end related to its outstanding Master Repurchase Agreements on our outstanding repurchase facilities. As of September 30, 2010, Nationstar was in compliance with these minimum tangible net worth requirements.

14.	Business Segment Reporting

Nationstar currently conducts business in two separate operating segments: Servicing and Originations. The Servicing segment provides loan servicing on Nationstar’s total servicing portfolio, including the collection of principal and interest payments and the assessment of ancillary fees related to the servicing of mortgage loans. The Originations segment involves the origination, packaging, and sale of agency mortgage loans into the secondary markets via whole loan sales or securitizations. Nationstar reports the activity not related to either operating segment in the Legacy Portfolio and Other column. The Legacy Portfolio and Other column includes primarily all sub-prime mortgage loans originated in the latter portion of 2006 and during 2007 or acquired from CHEC and consolidated VIEs which were consolidated pursuant to the adoption of new consolidation guidance related to VIEs adopted on January 1, 2010.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

14.	Business Segment Reporting (continued)

Nationstar’s segments are based upon Nationstar’s organizational structure which focuses primarily on the services offered. The accounting policies of each reportable segment are the same as those of Nationstar except for 1) expenses for consolidated back-office operations and general overhead-type expenses such as executive administration and accounting and 2) revenues generated on inter-segment services performed. Revenues and expenses are allocated to individual segments based on the estimated value of the services performed.

To reconcile to Nationstar’s consolidated results, certain inter-segment revenues and expenses are eliminated in the “Elimination” column in the following tables.

The following tables are a presentation of financial information by segment for the periods indicated (in thousands):

	Nine Months Ended September 30, 2010
				Legacy
			Operating	Portfolio
	Servicing	Originations	Segments	and Other	Eliminations	Consolidated

REVENUES:
Servicing fee income	$115,343	$—	$115,343	$1,118	$(5,542)	$110,919
Other fee income	5,512	4,491	10,003	1,848	—	11,851

Total fee income	120,855	4,491	125,346	2,966	(5,542)	122,770

Gain (loss) on mortgage loans held for sale	—	51,887	51,887	—	(133)	51,754

Total revenues	120,855	56,378	177,233	2,966	(5,675)	174,524

Total expenses and impairments	71,963	62,136	134,099	11,656	(133)	145,622

Other income (expense):
Interest income	357	8,327	8,684	67,793	5,542	82,019
Interest expense	(38,723)	(6,044)	(44,767)	(44,531)	—	(89,298)
Loss on interest rate swaps and caps	(9,917)	—	(9,917)	—	—	(9,917)
Fair value changes in ABS securitizations	—	—	—	(19,115)	—	(19,115)

Total other income (expense)	(48,283)	2,283	(46,000)	4,147	5,542	(36,311)

NET INCOME (LOSS)	$609	$(3,475)	$(2,866)	$(4,543)	$—	$(7,409)

Depreciation and amortization	$753	$538	$1,291	$159	$—	$1,450
Total assets	601,345	380,355	981,700	876,052	—	1,857,752

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

14.	Business Segment Reporting (continued)

	Nine Months Ended September 30, 2009
				Legacy
			Operating	Portfolio
	Servicing	Originations	Segments	and Other	Eliminations	Consolidated

REVENUES:
Servicing fee income	$61,475	$—	$61,475	$—	$(925)	$60,550
Other fee income	6,666	318	6,984	—	—	6,984

Total fee income	68,141	318	68,459	—	(925)	67,534

Gain (loss) on mortgage loans held for sale	—	34,738	34,738	(75,730)	—	(40,992)

Total revenues	68,141	35,056	103,197	(75,730)	(925)	26,542

Total expenses and impairments	50,040	33,405	83,445	20,154	(925)	102,674

Other income (expense):
Interest income	2,554	2,910	5,464	33,916	—	39,380
Interest expense	(19,438)	(2,211)	(21,649)	(26,837)	—	(48,486)
Gain on interest rate swaps	—	—	—	4	—	4

Total income (expense)	(16,884)	699	(16,185)	7,083	—	(9,102)

NET INCOME (LOSS)	$1,217	$2,350	$3,567	$(88,801)	$—	$(85,234)

Depreciation and amortization	$784	$414	$1,198	$181	$—	$1,379

15.	Guarantor Financial Statement Information

In March 2010, Nationstar Mortgage LLC and Nationstar Capital Corporation (the “Issuers”), sold in a private offering $250.0 million aggregate principal amount of 10.875% senior secured notes which mature on April 1, 2015. In December 2010, the Company filed with the Securities and Exchange Commission a Form S-4 registration statement to exchange the privately placed notes with registered notes. The terms of the registered notes are substantially identical to those of the privately placed notes. The notes are jointly and severally guaranteed on a senior secured basis by all of the Issuer’s existing and future wholly-owned domestic restricted subsidiaries, with certain exceptions. All guarantor subsidiaries are 100% owned by the Issuer. All amounts in the following tables are in thousands.

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2010

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

ASSETS

Cash and cash equivalents	$26,843	$606	$—	$—	$27,449
Restricted cash	23,370	—	27,464	—	50,834
Accounts receivable	413,783	—	4,879	—	418,662
Mortgage loans held for sale	342,766	—	—	—	342,766
Mortgage loans held for investment, subject to non recourse debt	5,005	—	269,227	—	274,232
Mortgage loans held for investment, subject to ABS non recourse debt	—	—	542,493	—	542,493
Investment in debt securities—available-for-sale	280	—	—	(280)	—
Investment in subsidiaries	269,943	—	—	(269,943)	—
Receivables from affiliates	—	164,125	132,545	(287,326)	9,344
Mortgage servicing rights	123,321	—	—	—	123,321
Property and equipment, net	7,467	835	—	—	8,302
Realestate owned, net	107	—	29,277	—	29,384
Other assets	30,965	—	—	—	30,965

Total Assets	$1,243,850	$165,566	$1,005,885	$(557,549)	$1,857,752

LIABILITIES AND EQUITY

Notes payable	$306,471	$—	$225,801	$—	$532,272
Unsecured senior notes	243,711	—	—	—	243,711
Payables and accrued liabilities	148,774	(101)	1,266	—	149,939
Payables to Affiliates	287,326	—	—	(287,326)	—
Derivative Financial Instruments	1,763	—	9,917	—	11,680
Derivative Financial Instruments, subject to ABS non recourse debt	—	—	20,397	—	20,397
Non recourse debt-Legacy Assets	—	—	145,649	—	145,649
ABS non recourse debt	—	—	498,579	(280)	498,299

Total Liabilities	988,045	(101)	901,609	(287,606)	1,601,947
EQUITY:
Members’ Equity	255,670	165,667	104,276	(269,808)	255,805
Other comprehensive income	135	—	—	(135)	—

Total Equity	255,805	165,667	104,276	(269,943)	255,805

Total Liabilities and Equity	$1,243,850	$165,566	$1,005,885	$(557,549)	$1,857,752

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

REVENUES:
Servicing fee income	$115,244	$1,217	$—	$(5,542)	$110,919
Other fee income	5,697	5,670	484	—	11,851

Total fee income	120,941	6,887	484	(5,542)	122,770

Gain on mortgage loans held for sale	51,754	—	—	—	51,754

Total Revenues	172,695	6,887	484	(5,542)	174,524

EXPENSES AND IMPAIRMENTS:
Salaries, wages, and benefits	102,927	1,762	—	—	104,689
General and administrative expenses	33,860	1,134	(63)	—	34,931
Occupancy	5,888	114	—	—	6,002

Total expenses and impairments	142,675	3,010	(63)	—	145,622

OTHER INCOME (EXPENSE):
Interest Income	12,646	—	63,831	5,542	82,019
Interest Expense	(39,643)	—	(49,655)	—	(89,298)
Loss on interest rate swaps and caps	—	—	(9,917)	—	(9,917)
Fair value changes in ABS securitizations	—	—	(19,115)	—	(19,115)
Gain/(loss) from subsidiaries	(10,432)	—	—	10,432	—

Total other income (expense)	(37,429)	—	(14,856)	15,974	(36,311)

NET INCOME/(LOSS)	$(7,409)	$3,877	$(14,309)	$10,432	$(7,409)

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income/(loss)	$(7,409)	$3,877	$(14,309)	$10,432	$(7,409)
Adjustments to reconcile net income/(loss) to net cash provided by (used in)operating activities:
Loss from subsidiaries	10,432	—	—	(10,432)	—
Share-based compensation	7,459	—	—	—	7,459
Gain/(loss) on mortgage loans held for sale	(51,754)	—	—	—	(51,754)
Loss on derivative financial instruments	—	—	9,917	—	9,917
Fair value changes in ABS securitizations	—	—	19,115	—	19,115
Depreciation and amortization	1,441	9	—	—	1,450
Change in fair value of mortgage servicing rights	11,499	—	—	—	11,499
Amortization of debt discount	9,954	—	5,214	—	15,168
Amortization of premiums/discounts	—	—	(3,561)	—	(3,561)
Mortgage loan originations and purchases	(1,960,089)	—	—	—	(1,960,089)
Cost of loans sold, net of fees	1,831,708	—	—	—	1,831,708
Principal payments/prepayments received and other changes in mortgage loans originated as held for sale	19,065	—	(13,035)	—	6,030
Changes in assets and liabilities:
Accounts receivable	92,677	3	(32,882)	—	59,798
Payables to affiliates	(54,382)	(3,480)	61,469	—	3,607
Other assets	3,640	—	—	—	3,640
Accounts payable and accrued liabilities	78,277	(197)	(188)	—	77,892

Net cash provided by/(used) in operating activities	(7,482)	212	31,740	—	24,470

INVESTING ACTIVITIES:
Principal payments received and other changes on mortgage loans held for investment, subject to ABS nonrecourse debt	—	—	36,401	—	36,401
Proceeds from sales of real estate owned	—	—	58,506	—	58,506
Purchase of mortgage servicing rights, net of liabilities incurred	(5,863)	—	—	—	(5,863)
Acquisitions of property and equipment, net	(3,169)	(8)	—	—	(3,177)

Net cash provided by/(used) in investing activities	(9,032)	(8)	94,907	—	85,867

FINANCING ACTIVITIES:
Transfers from/(to) restricted cash	(4,408)	—	10,968	—	6,560
Issuance of unsecured notes, net of issue discount	243,012	—	—	—	243,012
Decrease in notes payable, net	(224,451)	—	(15,134)	—	(239,585)
Repayment of ABS nonrecourse debt	—	—	(37,240)	—	(37,240)
Debt financing costs	(145)	—	(85,241)	—	(85,386)
Distributions to members	(11,894)	—	—	—	(11,894)

Net cash used in financing activities	2,114	—	(126,647)	—	(124,533)

NET INCREASE (DECREASE) IN CASH	(14,400)	204	—	—	(14,196)

CASH, beginning of period	41,243	402	—	—	41,645

CASH, end of period	$26,843	$606	$—	$—	$27,449

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

REVENUES:
Servicing fee income	$59,902	$648	$—	$—	$60,550
Other fee income	3,301	3,683	—	—	6,984

Total fee income	63,203	4,331	—	—	67,534

Loss on mortgage loans held for sale	(40,992)	—	—	—	(40,992)

Total Revenues	22,211	4,331	—	—	26,542

EXPENSES AND IMPAIRMENTS:
Salaries, wages, and benefits	61,623	2,051	—	—	63,674
General and administrative	21,510	295	—	—	21,805
Loss on mortgage loans held for investment and foreclosed real estate	2,214	4,244			6,458
Occupancy	5,242	181	—	—	5,423
Loss on available-for-sale securities—other than temporary	5,314	—			5,314

Total expenses and impairments	95,903	6,771	—	—	102,674

OTHER INCOME (EXPENSE):
Interest income	39,150	230	—	—	39,380
Interest expense	(38,589)	(2,694)	(7,203)	—	(48,486)
Loss on interest rate swaps and caps	4	—	—	—	4
Gain/(loss) from subsidiaries	(12,107)	—	—	12,107	—

Total other income (expense)	(11,542)	(2,464)	(7,203)	12,107	(9,102)

NET INCOME/(LOSS)	$(85,234)	$(4,904)	$(7,203)	$12,107	$(85,234)

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

NATIONSTAR MORTGAGE LLC

CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(In Thousands)

	Issuer	Guarantor	Non-Guarantor
	(Parent)	(Subsidiaries)	(Subsidiaries)	Eliminations	Consolidated

OPERATING ACTIVITIES:
Net income/(loss)	$(85,234)	$(4,904)	$(7,203)	$12,107	$(85,234)
Adjustments to reconcile net income/(loss) to net cash provided by (used in) operating activities:
Loss from subsidiaries	12,107	—	—	(12,107)	—
Share-based compensation	429	—	—	—	429
Gain/(loss) on mortgage loans held for sale	40,992	—	—	—	40,992
Loss on mortgage loans held for investment and foreclosed real estate	2,214	4,244	—	—	6,458
Loss on derivative financial instruments	(4)	—	—	—	(4)
Depreciation and amortization	1,345	34	—	—	1,379
Impairment of investments in debt securities	5,314	—	—	—	5,314
Change in fair value of mortgage servicing rights	22,660	—	—	—	22,660
Amortization of debt discount	13,216	—	—	—	13,216
Mortgage loans originated and purchased, net of fees	(1,004,715)	—	—	—	(1,004,715)
Cost of loans sold, net of fees	719,939	—	—	—	719,939
Principal payments/prepayments received and other changes in mortgage loans originated as held for sale	307,343	—	—	—	307,343
Changes in assets and liabilities:
Accounts receivable	(22,053)	245	—	—	(21,808)
Payables to affiliates	35,254	(48,500)	116,240	—	102,994
Other assets	(12,683)	—	—	—	(12,683)
Accounts payable and accrued liabilities	4,179	(19)	(19)	—	4,141

Net cash provided by/(used) in operating activities	40,303	(48,900)	109,018	—	100,421
INVESTING ACTIVITIES:
Proceeds from sales of real estate owned	(2,124)	35,328	—	—	33,204
Purchase of mortgage servicing rights, net of liabilities incurred	(1,190)	—	—	—	(1,190)
Acquisitions of property and equipment, net	(1,971)	(34)	—	—	(2,005)

Net cash provided by/(used) in investing activities	(5,285)	35,294	—	—	30,009
FINANCING ACTIVITIES:
Restricted cash	(37,896)	13,753	(12,599)	—	(36,742)
Issuance of unsecurred notes, net of issue discount	—	—	—	—	—
(Decrease) Increase in notes payable, net	14,062	—	(96,419)	—	(82,357)
Debt financing costs	(10,623)	—	—	—	(10,623)
Distributions to members	—	—	—	—	—
Capital contributions from members	20,700	—	—	—	20,700

Net cash provided by/(used in) financing activities	(13,757)	13,753	(109,018)	—	(109,022)
NET INCREASE (DECREASE) IN CASH	21,261	147	—	—	21,408
CASH, beginning of period	9,146	211	—	—	9,357

CASH, end of period	$30,407	$358	$—	$—	$30,765

Nationstar Mortgage LLC and Subsidiaries

Notes to Consolidated Financial Statements (continued)

16.	Subsequent Events

In October 2010, Nationstar acquired the mortgage servicing rights for approximately $1.4 billion in residential mortgage loans from an unaffiliated third party. Total purchase price for the acquired mortgage servicing rights was approximately $6.7 million, and the loans are scheduled to be transferred to the Company in November 2010.

In October 2010, Nationstar amended the first Master Repurchase Agreement (see Note 9) that was outstanding with a certain financial institution. Based on the terms of the new amended agreement, the total borrowing capacity was increased to $75 million and is set to expire in October 2011.

In October 2010, Nationstar amended the third Master Repurchase Agreement (see Note 9) that was outstanding with a certain financial institution. Based on the terms of the new amended agreement, the total borrowing capacity was increased to $100 million and is set to expire in December 2011.

Subsequent to September 30, 2010, Nationstar executed a sixty-four month lease agreement. The terms of the executed lease agreement require Nationstar to make total monthly base rent payments averaging approximately $113.0 thousand over the term of the lease.

On December 17, 2010, Nationstar entered into a settlement agreement and consent order with the North Carolina Office of the Commissioner of Banks resulting in an administrative penalty of $1.3 million and refunds of fees to borrowers in the amount of $3.0 million. These amounts have been accrued as of September 30, 2010.

Annex A

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional adviser.

LETTER OF TRANSMITTAL

Relating to

Nationstar Mortgage LLC

Nationstar Capital Corporation

Offer to Exchange

any and all of their outstanding unregistered 10.875% Senior Notes due 2015 (CUSIP Nos. U6375Y AA4 and 63860U AA8) for $250,000,000 aggregate principal amount of its new 10.875% Senior Notes due 2015 that have been registered under the Securities Act of 1933

This document relates to the exchange offer (the “Exchange Offer”) made by Nationstar Mortgage LLC (the “Company”) and Nationstar Capital Corporation (the “Co-issuer,” and together with the Company, the “Issuers”) to exchange any and all of their unregistered $250,000,000 10.875% Senior Notes due 2015 (the “Old Notes”) for new 10.875% Senior Notes due 2015 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Offer is described in the Prospectus dated          , 2011 (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2011, unless extended by the Issuers (such date and time, as they may be extended, the “Expiration Date”). Tendered Old Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

Upon the satisfaction or waiver of the conditions to the acceptance of Old Notes set forth in the Prospectus under “Description of the Exchange Offer—Conditions to the Exchange Offer”, the Issuers will accept for settlement Old Notes that have been validly tendered (and not subsequently validly withdrawn). This acceptance date is referred to as the “Acceptance Date.” The Issuers will deliver the New Notes on a date (the “Settlement Date”) as soon as practicable after the Expiration Date.

The Exchange Agent for the Exchange offer is:

By Regular Mail or Overnight Courier:

Wells Fargo Bank, National Association
Corporate Trust Operations
MAC N9303-121
Sixth & Marquette Avenue
Minneapolis, MN 55479

By facsimile: (612)-667-6282

For Information or Confirmation by Telephone: (800) 344-5128

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of Old Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Description of the Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The New Notes will be issued in full exchange for Old Notes in the Exchange Offer, if consummated, on the Settlement Date and will be delivered in book-entry form.

Please read the accompanying instructions carefully.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuers the aggregate principal amount of Old Notes credited by the undersigned to the Exchange Agent’s account at DTC using ATOP.

The undersigned understands that validly tendered Old Notes (or defectively tendered Old Notes with respect to which the Issuers have waived such defect or caused such defect to be waived) will be deemed to have been accepted by the Issuers if, as and when the Issuers give oral or written notice thereof to the Exchange Agent. The undersigned understands that, subject to the terms and conditions, Old Notes properly tendered and accepted (and not validly withdrawn) in accordance with the terms and conditions will be exchanged for New Notes. The undersigned understands that, under certain circumstances, the Issuers may not be required to accept any of the Old Notes tendered (including any such Old Notes tendered after the Expiration Date). If any Old Notes are not accepted for exchange for any reason (or if Old Notes are validly withdrawn), such Old Notes will be returned, without expense, to the undersigned’s account at DTC or such other account as designated herein, pursuant to the book-entry transfer procedures described in the Prospectus, as promptly as practicable after the expiration or termination of the Exchange Offer.

By tendering Old Notes in the Exchange Offer, the undersigned acknowledges that the Exchange Offer is being made based upon the Issuers’ understanding of an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) as set forth in no-action letters issued to other parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by each holder thereof (other than a broker-dealer who acquires such New Notes directly from the Issuers for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder’s business and such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement with any person to participate in the distribution of such New Notes. If the undersigned is not a broker-dealer, the undersigned represents that it acquires the New Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Notes and it has no arrangements or understandings with any person to participate in a distribution of the New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Upon agreement to the terms of this Letter of Transmittal pursuant to an agent’s message, the undersigned, or the beneficial holder of Old Notes on behalf of which the undersigned has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offer generally, hereby:

•	irrevocably sell, assign and transfer to or upon the order of the Issuers or their nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Old Notes tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the

Issuers or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under, from or in connection with such Old Notes;

•	waive any and all rights with respect to the Old Notes tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Old Notes; and

•	release and discharge the Issuers, the Guarantors and Wells Fargo Bank, National Association, as the trustee for the Old Notes from any and all claims the undersigned may have, now or in the future, arising out of or related to the Old Notes tendered hereby, including, without limitation, any claims that the undersigned is entitled to receive additional principal or interest payments with respect to the Old Notes tendered hereby, other than as expressly provided in the Prospectus and in this Letter of Transmittal, or to participate in any redemption or defeasance of the Old Notes tendered hereby.

The undersigned understands that tenders of Old Notes pursuant to the procedures described in the Prospectus and in this Letter of Transmittal and acceptance of such Old Notes by the Issuers will, following such acceptance, constitute a binding agreement between the undersigned and the Issuers upon the terms and conditions.

By tendering Old Notes in the Exchange Offer, the undersigned represents, warrants and agrees that:

•	it has received and reviewed the Prospectus;

•	it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered hereby, and it has full power and authority to execute this Letter of Transmittal;

•	the Old Notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Issuers will acquire good, indefeasible and unencumbered title to such Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when the Issuers accept the same;

•	it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered hereby from the date of this Letter of Transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•	in evaluating the Exchange Offer and in making its decision whether to participate in the Exchange Offer by tendering its Old Notes, the undersigned has made its own independent appraisal of the matters referred to in the Prospectus and this Letter of Transmittal and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Issuers or the Exchange Agent, other than those contained in the Prospectus, as amended or supplemented through the Expiration Date;

•	the execution and delivery of this Letter of Transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in the Prospectus;

•	the agreement to the terms of this Letter of Transmittal pursuant to an agent’s message shall, subject to the terms and conditions of the Exchange Offer, constitute the irrevocable appointment of the Exchange Agent as its attorney and agent and an irrevocable instruction to such attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Old Notes tendered hereby in favor of the Issuers or any other person or persons as the Issuers may direct and to deliver such forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of such Old Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offer, and to vest in the Issuers or their nominees such Old Notes;

•	the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal, which shall be read and construed accordingly;

•	it is acquiring the New Notes in the ordinary course of its business;

•	it is not participating in, and does not intend to participate in, a distribution of the New Notes within the meaning of the Securities Act and has no arrangement or understanding with any person to participate in a distribution of the New Notes within the meaning of the Securities Act;

•	it is not a broker-dealer who acquired the Old Notes directly from the Issuers; and

•	it is not an “affiliate” of the Issuers, within the meaning of Rule 405 of the Securities Act.

The representations, warranties and agreements of a holder tendering Old Notes shall be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. For purposes of this Letter of Transmittal, the “beneficial owner” of any Old Notes means any holder that exercises investment discretion with respect to such Old Notes.

The undersigned understands that tenders may not be withdrawn at any time after the Expiration Date, except as set forth in the Prospectus, unless the Exchange Offer is amended with changes to the terms and conditions that are, in the reasonable judgment of the Issuers, materially adverse to the tendering holders, in which case tenders may be withdrawn under the conditions described in the extension.

If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will extend the Exchange Offer for a period of two to ten business days, depending on the significance of the amendment and the manner of disclosure to such holders, if the Exchange Offer would otherwise have expired during such two to ten business day period.

All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

By crediting the Old Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS FORMING PART OF
THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Old Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the cover page of this Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Validity of Tenders

The Issuers will determine in their sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Old Notes and withdrawal of tendered Old Notes. The Issuers’ determination will be final and binding. The Issuers reserve the absolute right to reject any Old Notes not properly tendered or any acceptance of Old Notes that would, in the opinion of its counsel, be unlawful. The Issuers also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer, including the instructions in this Letter of Transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of Old Notes, none of the Issuers, the Exchange Agent and any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder through the facilities of DTC as soon as practicable after the Expiration Date.

3.	Waiver of Conditions

The Issuers reserve the absolute right to waive, in whole or part, at any time or from time to time, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

4.	No Conditional Tender

No alternative, conditional, irregular or contingent tender of Old Notes will be accepted.

5.	Request for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address, telephone numbers or fax number set forth on the cover page of this Letter of Transmittal. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offer.

6.	Withdrawal

Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “Description of the Exchange Offer—Withdrawal of Tenders.”

7.	Transfer Taxes

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct the Issuers to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

Nationstar Mortgage LLC

Nationstar Capital Corporation

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

(a) Nationstar Capital Corporation; Nationstar 2009 Equity Corporation; NSM Recovery Services Inc.; NSM Foreclosure Services Inc. (each a Delaware corporation and, collectively referred to herein as the “Delaware Corporations”)

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article VII of By-laws of Nationstar Capital Corporation provides that it shall indemnify each person who is or was an officer or director to the fullest extent permitted by Certificate of Incorporation, which in turns provides in Article IV that the Corporation shall, to the fullest extent permitted by DGCL, indemnify any director or officer against any expenses, liabilities or other matter referred to in Section 145 of DGCL.

Article VII of By-laws of Nationstar 2009 Equity Corporation provides that it shall indemnify each person who is or was an officer or director to the fullest extent permitted by Certificate of Incorporation, which in turns provides in Article IV that the Corporation shall, to the fullest extent permitted by DGCL, indemnify any director or officer against any expenses, liabilities or other matter referred to in Section 145 of DGCL.

Both Article VII of Certificate of Incorporation and Article VIII of By-laws of NSM Recovery Services Inc. provide that the Corporation shall, to the fullest extent permitted by Section 145 of DGCL, indemnify any director, officer against expenses (including attorney’s fees), judgments, fines, amounts paid in settlements and/or other maters referred to in or covered by Section 145 of DGCL.

Both Article VII of Certificate of Incorporation and Article VIII of By-laws of NSM Foreclosure Services Inc. provide that the Corporation shall, to the fullest extent permitted by Section 145 of DGCL, indemnify any director, officer against expenses (including attorney’s fees), judgments, fines, amounts paid in settlements and/or other maters referred to in or covered by Section 145 of DGCL.

(b) Nationstar Mortgage LLC; Centex Land Vista Ridge Lewisville III General Partner, LLC; Harwood Service Company LLC; Homeselect Settlement Solutions, LLC (each a Delaware limited liability company and, collectively referred to herein as the “LLCs”)

The LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 19 of Third Amended and Restated Limited Liability Company Agreement of Nationstar Mortgage LLC provides that officers and directors shall be entitled, to the fullest extent permitted by law, to indemnification from the Company for any liability, loss, damage or claim arises out of any action or inaction of an officer or director, which indemnification shall only be available, except in cases of fraud, gross negligence, or willful misconduct.

Centex Land Vista Ridge Lewisville III General Partner, LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Harwood Service Company LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Homeselect Settlement Solutions, LLC’s Certificate of Formation and Limited Liability Company Agreement are silent on indemnification provisions.

Nationstar Mortgage LLC maintains insurance on behalf of its members, managers and officers, insuring them against any liability asserted against them in their capacities as members, managers and officers or arising out of such status.

(c) Centex Land Vista Ridge Lewisville III, L.P. (a Delaware limited partnership and referred to herein as the “Delaware LP”)

The Delaware LP is empowered by Section 17-108 of the Delaware Revised Uniform Limited Partnership Act, subject to the limitations in the partnership agreement, to indemnify and hold harmless any person against any and all claims and demands.

The Section 5.4 of the Agreement of Limited Partnership of the Delaware LP provides that the Partnership shall indemnify and hold harmless the General Partner, any such Affiliates, and any Specified Agents against losses, damages, expenses (including attorney’s fees), judgments and amounts paid in settlement actually and reasonably incurred by or in connection with such claim, action, suit or processing, except in cases of bad faith, willful misconduct or fraud.

(d) Harwood Insurance Services, LLC (a California Limited Liability Company and referred to herein as the “California LLC”)

Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The California LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(e) Harwood Service Company Of Georgia, LLC (a Georgia Limited Liability Company and referred to herein as the “Georgia LLC”)

Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement.

The Georgia LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(f) Harwood Service Company of New Jersey, LLC (a New Jersey Limited Liability Company and referred to herein as the “New Jersey LLC”)

Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in a limited liability company’s operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The New Jersey LLC’s Articles of Organization and Limited Liability Company Agreement are silent on indemnification provisions.

(g) Nationstar Equity Corporation (a Nevada Corporation and referred to herein as the “Nevada Corporation”)

Chapter 78 of the Nevada Revised Statutes (“NRS”) allows directors and officers to be indemnified against liabilities they may incur while serving in such capacities. Under the applicable statutory provisions, the registrant may indemnify its directors or officers who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that they are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties by intentional misconduct, fraud, or a knowing violation of law or did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the applicable statutory provisions mandate that the registrant indemnify its directors and officers who have been successful on the merits or otherwise in defense of any action, suit, or proceeding against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense. The registrant will advance expenses incurred by directors or officers in defending any such action, suit, or proceeding upon receipt of written confirmation from such officers or directors that they have met certain standards of conduct and an undertaking by or on behalf of such officers or directors to repay such advances if it is ultimately determined that they are not entitled to indemnification by the registrant.

Article VI of the By-laws of the Nevada Corporation provides that the Nevada Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the Nevada Corporation.

(h) Nationstar Industrial Loan Company (a Tennessee Company and referred to herein as the “Tennessee Corporation”)

Part 5 of Chapter 18 of the Tennessee Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant, indemnity to an officer, director, employee or agent of the corporation under certain circumstances and subject to certain limitations.

Sections 48-18-301(d) and 48-18-403(d) of the Tennessee Business Corporation Act provide that a director or officer shall not be liable for any action taken as a director or officer or any failure to take any action if the director or officer performed the duties of his or her office (i) in good faith, (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances and (iii) in a manner the director reasonably believes to be in the best interests of the corporation.

Article IV of the By-laws of the Tennessee Corporation provides that the Tennessee Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the Tennessee Corporation.

(i) Nationstar Industrial Loan Corporation (a Minnesota Corporation and referred to herein as the “Minnesota Corporation”)

Section 302A.521 of the Minnesota Business Corporation Act (“MNBCA”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined in Section 302A.521 of the MNBCA) of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person: has not been indemnified therefor by another organization or employee benefit plan; acted in good faith; received no improper personal benefit and Section 302A.255 of the MNBCA (with respect to director conflicts of interest), if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3 of the MNBCA requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

Article IV of the By-laws of the Minnesota Corporation provides that the Minnesota Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the Minnesota Corporation.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit
Number	Description

3.1	Certificate of Formation of Nationstar Mortgage LLC.
3.2	Operating Agreement of Nationstar Mortgage LLC.

Exhibit
Number	Description

3.3	Certificate of Incorporation of Nationstar Capital Corporation.
3.4	By-Laws of Nationstar Capital Corporation.
4.1	Indenture, dated as of March 26, 2010, among Nationstar Mortgage LLC, Nationstar Capital Corporation, and Wells Fargo Bank, N.A., as trustee, including the form of 10.875% Senior Note due 2015 (the “Indenture”).
4.2	Supplemental Indenture dated as of August 31, 2010, among NSM Recovery Services Inc, a subsidiary of Nationstar Mortgage LLC, and Wells Fargo Bank, National Association, as trustee.
4.3	Supplemental Indenture, dated as of December 13, 2010, among NSM Foreclosure Services Inc, a subsidiary of Nationstar Mortgage LLC, and Wells Fargo Bank, National Association, as trustee.
4.4	Registration Rights Agreement, dated as of March 26, 2010, among Nationstar Mortgage LLC, Nationstar Capital Corporation, Barclays Capital Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and RBS Securities Inc.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
10.1	Amended and Restated Servicer Advance Early Reimbursement Addendum, dated as of August 16, 2010, between Nationstar Mortgage LLC and Fannie Mae.*
10.2	Fifth Amended and Restated Master Repurchase Agreement, dated as of January 27, 2010, between The Royal Bank of Scotland plc, as buyer, and Nationsar Mortgage LLC, as seller.*
10.3	Subservicing Agreement, dated as of October 29, 2010, between Fannie Mae and Nationstar Mortgage LLC.*
10.4	Strategic Relationship Agreement, dated as of December 16, 2009, between Fannie Mae and Nationstar Mortgage LLC.*
10.5	Employment Agreement, dated as of January 29, 2008, by and between Nationstar Mortgage LLC and Robert L. Appel.
10.6	Amendment, dated as of September 17, 2010, to Employment Agreement dated January 29, 2008 by and between Nationstar Mortgage LLC and Robert L. Appel.
10.7	Employment Agreement, dated as of February 19, 2009, by and between Nationstar Mortgage LLC and Douglas Krueger.
10.8	Employment Agreement, dated as of September 17, 2010, by and between Nationstar Mortgage LLC and Anthony H. Barone.
10.9	Employment Agreement, dated as of September 17, 2010, by and between the Company and Jay Bray.
10.10	Employment Agreement, dated as of September 17, 2010, by and between Nationstar Mortgage LLC and Amar Patel.
10.11	Form of Restricted Series 1 Preferred Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company Agreement.
10.12	Form of Series 1 Class A Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company.
10.13	Form of Series 2 Class A Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company.
10.14	Nationstar Mortgage LLC Annual Incentive Compensation Plan.
10.15	Nationstar Mortgage LLC Incentive Program Summary.
10.16	Nationstar Mortgage LLC Long-Term Incentive Plan.
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrants.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

Exhibit
Number	Description

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, N.A., as trustee under the Indenture.

*	Certain portions of this exhibit have been omitted and have been filed separately with the SEC pursuant to a request for confidential treatment under Rule 406 as promulgated under the Securities Act of 1933, as amended.

Item 22.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

NATIONSTAR MORTGAGE LLC

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President, Chief Executive Officer and Manager (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Peter Smith Peter Smith	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

NATIONSTAR CAPITAL CORPORATION

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

CENTEX LAND VISTA RIDGE LEWISVILLE III
     GENERAL PARTNER, LLC

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

CENTEX LAND VISTA RIDGE LEWISVILLE III, L.P.

By:	CENTEX LAND VISTA RIDGE LEWISVILLE III GENERAL PARTNER, LLC,
its General Partner

By:	NATIONSTAR MORTGAGE LLC,
its Sole Member

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

HARWOOD SERVICE COMPANY LLC

By:	NATIONSTAR MORTGAGE LLC
its Sole Member

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

HARWOOD INSURANCE SERVICES, LLC

By:	NATIONSTAR MORTGAGE LLC
its Sole Member

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

HARWOOD INSURANCE COMPANY OF
GEORGIA, LLC

By:	NATIONSTAR MORTGAGE LLC
its Sole Member

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

HARWOOD SERVICE COMPANY OF NEW JERSEY, LLC

By:	NATIONSTAR MORTGAGE LLC
its Sole Member

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

HOMESELECT SETTLEMENT SOLUTIONS, LLC

By:	NATIONSTAR MORTGAGE LLC
its Sole Member

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

NATIONSTAR EQUITY CORPORATION

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

NATIONSTAR INDUSTRIAL LOAN COMPANY

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

NATIONSTAR INDUSTRIAL LOAN CORPORATION

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

NATIONSTAR 2009 EQUITY CORPORATION

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

NSM RECOVERY SERVICES INC.

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on December 22, 2010.

NSM FORECLOSURE SERVICES INC.

By:	/s/ Ron L. Fountain
Ron L. Fountain
Assistant Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2010.

/s/ Anthony H. Barone Anthony H. Barone	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jay Bray Jay Bray	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Formation of Nationstar Mortgage LLC.
3.2	Operating Agreement of Nationstar Mortgage LLC.
3.3	Certificate of Incorporation of Nationstar Capital Corporation.
3.4	By-Laws of Nationstar Capital Corporation.
4.1	Indenture, dated as of March 26, 2010, among Nationstar Mortgage LLC, Nationstar Capital Corporation, and Wells Fargo Bank, N.A., as trustee, including the form of 10.875% Senior Note due 2015 (the “Indenture”).
4.2	Supplemental Indenture dated as of August 31, 2010, among NSM Recovery Services Inc, a subsidiary of Nationstar Mortgage LLC, and Wells Fargo Bank, National Association, as trustee.
4.3	Supplemental Indenture, dated as of December 13, 2010, among NSM Foreclosure Services Inc, a subsidiary of Nationstar Mortgage LLC, and Wells Fargo Bank, National Association, as trustee.
4.4	Registration Rights Agreement, dated as of March 26, 2010, among Nationstar Mortgage LLC, Nationstar Capital Corporation, Barclays Capital Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc. and RBS Securities Inc.
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
10.1	Amended and Restated Servicer Advance Early Reimbursement Addendum, dated as of August 16, 2010, between Nationstar Mortgage LLC and Fannie Mae.*
10.2	Fifth Amended and Restated Master Repurchase Agreement, dated as of January 27, 2010, between The Royal Bank of Scotland plc, as buyer, and Nationstar Mortgage LLC, as seller.*
10.3	Subservicing Agreement, dated as of October 29, 2010, between Fannie Mae and Nationstar Mortgage LLC.*
10.4	Strategic Relationship Agreement, dated as of December 16, 2009, between Fannie Mae and Nationstar Mortgage LLC.*
10.5	Employment Agreement, dated as of January 29, 2008, by and between Nationstar Mortgage LLC and Robert L. Appel.
10.6	Amendment, dated as of September 17, 2010, to Employment Agreement dated January 29, 2008 by and between Nationstar Mortgage LLC and Robert L. Appel.
10.7	Employment Agreement, dated as of February 19, 2009, by and between Nationstar Mortgage LLC and Douglas Krueger.
10.8	Employment Agreement, dated as of September 17, 2010, by and between Nationstar Mortgage LLC and Anthony H. Barone.
10.9	Employment Agreement, dated as of September 17, 2010, by and between the Company and Jay Bray.
10.10	Employment Agreement, dated as of September 17, 2010, by and between Nationstar Mortgage LLC and Amar Patel.
10.11	Form of Restricted Series 1 Preferred Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company Agreement.
10.12	Form of Series 1 Class A Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company.
10.13	Form of Series 2 Class A Unit Award Agreement under FIF HE Holdings LLC Fifth Amended and Restated Limited Liability Company.
10.14	Nationstar Mortgage LLC Annual Incentive Compensation Plan.
10.15	Nationstar Mortgage LLC Incentive Program Summary.
10.16	Nationstar Mortgage LLC Long-Term Incentive Plan.
12.1	Computation of Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrants.

Exhibit
Number	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as trustee under the Indenture.

*	Certain portions of this exhibit have been omitted and have been filed separately with the SEC pursuant to a request for confidential treatment under Rule 406 as promulgated under the Securities Act of 1933, as amended.